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PROSPECTUS

                                                FILED PURSUANT TO RULE 424(b)(3)
                                       REGISTRATION NOS. 333-76404 AND 333-76446

                                     [LOGO]

                            OFFER TO EXCHANGE UP TO
              $150,000,000 10% SENIOR SUBORDINATED NOTES DUE 2011

                                      FOR

              $150,000,000 10% SENIOR SUBORDINATED NOTES DUE 2011
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                          TERMS OF THE EXCHANGE OFFER

    - We are offering to exchange up to $150,000,000 of our outstanding 10%
      Senior Subordinated Notes due 2011, which we refer to herein as the "old notes," for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

    - We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

    - The exchange offer expires at 5:00 p.m., New York City time, on February 13, 2002, unless extended. We do not currently intend to extend the exchange offer.

    - Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

    - The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

  TERMS OF THE NEW 10% SENIOR SUBORDINATED NOTES OFFERED IN THE EXCHANGE OFFER

MATURITY

    - The new notes will mature on December 15, 2011.

INTEREST

    - Interest on the new notes is payable on June 15 and December 15 of each year, beginning June 15, 2002.

    - Interest will accrue from December 19, 2001.

REDEMPTION

    - We may redeem the new notes, in whole or in part, on or after December 15, 2006. We may redeem the new notes in whole prior to that date pursuant to the make-whole provisions described in this prospectus.

    - In addition, on or prior to December 15, 2004, we may redeem up to $52.5 million of the new notes using the net proceeds of one or more qualified equity offerings.

CHANGE OF CONTROL

    - Upon a change of control, you may require us to repurchase all or a portion of your new notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest.

RANKING

    - The new notes and the guarantees will be our and the applicable guarantors' unsecured general obligations.

    - The new notes will rank junior to debt outstanding under our credit facilities. The new notes will be guaranteed on a senior subordinated basis by our parent and our wholly-owned restricted domestic subsidiaries and, in limited circumstances, by some of our other subsidiaries.

                                ----------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF FACTORS YOU
SHOULD CONSIDER BEFORE INVESTING IN THE NEW NOTES.
                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                THE DATE OF THIS PROSPECTUS IS JANUARY 15, 2002
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                               TABLE OF CONTENTS

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FORWARD-LOOKING STATEMENTS...........    ii
PROSPECTUS SUMMARY...................     1
RISK FACTORS.........................    12
EXCHANGE OFFER.......................    29
USE OF PROCEEDS......................    40
CAPITALIZATION.......................    41
SELECTED CONSOLIDATED FINANCIAL AND
  OTHER DATA.........................    42
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS......................    44
BUSINESS.............................    53
MANAGEMENT...........................    75
SECURITY OWNERSHIP OF PRINCIPAL
  STOCKHOLDERS AND MANAGEMENT........    83

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CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.......................    84
DESCRIPTION OF CREDIT FACILITIES.....    86
DESCRIPTION OF THE NEW NOTES.........    88
TAX CONSIDERATIONS...................   134
PLAN OF DISTRIBUTION.................   134
LEGAL MATTERS........................   135
EXPERTS..............................   135
WHERE YOU CAN FIND MORE
  INFORMATION........................   136
SUMMARY PRO FORMA FINANCIAL
  STATEMENTS.........................   P-1
INDEX TO FINANCIAL STATEMENTS........   F-1
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                           FORWARD-LOOKING STATEMENTS

    Some statements in this prospectus and the documents we refer you to, as well as written and oral statements made from time to time by us and our representatives in reports, filings with the Securities and Exchange Commission, news releases, conferences, teleconferences, web postings or otherwise, may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the
Private Securities Litigation Reform Act of 1995. This information is subject to the "Safe Harbor" provisions of those statutes. All statements other than statements of current or historical fact contained in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue,"
"estimate," "expect," "intend," "may," "plan," "will" and similar expressions, as they relate to us, are intended to identify forward-looking statements. In particular, these include, among other things, statements relating to:

    - our significant indebtedness;

    - our ability to obtain financing in the future;

    - our future cash flow and earnings;

    - our fiduciary duties to the other interest holders in our surgical facilities;

    - our ability to attract and retain top quality physicians;

    - our ability to grow through selective acquisitions and development;

    - our ability to pursue strategic relationships with healthcare systems;

    - our ability to expand selectively in Western Europe;

    - our ability to enhance operating efficiencies; and

    - changes in healthcare regulation that adversely affect our business.

    Any or all of our forward-looking statements in this prospectus may turn out to be wrong. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward- looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus.

    Our forward-looking statements speak only as of the date made. Other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION ABOUT US AND THE OFFERING OF
THE NEW NOTES CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY
NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. FOR A MORE
COMPLETE UNDERSTANDING OF US AND THE OFFERING OF THE NEW NOTES, WE URGE YOU TO
READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, OUR
CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS. THROUGHOUT
THIS PROSPECTUS (EXCEPT IN "DESCRIPTION OF THE NEW NOTES"), WHEN WE REFER TO
"US," "WE," "OUR," OR THE "COMPANY," WE ARE DESCRIBING UNITED SURGICAL PARTNERS
HOLDINGS, INC. TOGETHER WITH OUR PARENT COMPANY UNITED SURGICAL PARTNERS
INTERNATIONAL, INC. AND ITS OTHER SUBSIDIARIES AND OPERATIONS.

                                  THE COMPANY

OUR BUSINESS

    We own and operate surgery centers and private surgical hospitals in the United States, Spain and the United Kingdom. We generally seek to acquire and develop our facilities through the formation of strategic relationships with physicians and healthcare systems to access and serve better the communities in our markets. Our operating model allows us to focus on meeting the needs of patients, physicians and payors and is designed to (1) provide an enhanced quality of care and overall healthcare experience to patients, (2) attract physicians by providing significant administrative, clinical and economic benefits and (3) offer an efficient, low cost alternative to payors.

    In the United States, we have ownership interests in 35 surgery centers and one private surgical hospital and manage or operate through consulting agreements three additional surgery centers. Also in the United States, we will operate three surgery centers and one private surgical hospital that are currently under construction and have ownership interests in three of these facilities. In Spain, we own and operate six private surgical hospitals, two surgery centers and one diagnostic facility. In the United Kingdom, we own and operate two private surgical hospitals and are developing a cancer treatment center.

    On a pro forma basis, reflecting our acquisition of OrthoLink and our recent acquisition of a 35% interest in a surgical facility in Torrance, California as if these acquisitions occurred on January 1, 2000, we would have had revenues and EBITDA of $180.5 million and $45.5 million, respectively, for the nine months ended September 30, 2001. For the year ended December 31, 2000, we would have had pro forma revenues and EBITDA of $195.2 million and $32.6 million, respectively.

OUR COMPETITIVE STRENGTHS

    We have grown rapidly and achieved profitability as a result of the following competitive advantages:

    - ATTRACTIVE ASSET BASE WITH FAVORABLE MARKET TRENDS. We are focused on the short-stay surgical facility industry, which has grown rapidly in the United States and Western Europe. In the United States, outpatient surgical procedures represented approximately 70% of all surgical procedures performed in 2000 compared to approximately 15% in 1980. In
      Spain and the United Kingdom, a private healthcare industry is emerging to serve the growing percentage of the population that maintains private insurance or pays for elective procedures from personal funds.

    - FAVORABLE PAYOR AND PROCEDURE MIX. We receive most of our revenues from non-governmental payors. Approximately 14% and 12% of our total revenues were received from governmental payors for the nine months ended September
      30, 2001 and the year ended December 31, 2000, respectively. In addition, most of the procedures performed at our surgical facilities are pre-planned, non-emergency procedures for which we have automated and efficient billing procedures. We believe that for these reasons, our days sales outstanding were 45 and 49, and

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      our bad debt expense was 1.2% and 1.8% of total revenue, for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

    - STRONG SAME STORE CASE GROWTH WITH COST EFFICIENT OPERATING MODEL. Our cost efficient operating model, including, where implemented, our proprietary measurement and monitoring system, which we refer to as USPI's
      EDGE, has resulted in improved operating margins at our surgical facilities. We believe that our focus on improving facility-level operations and increasing patient volumes resulted in our same store case growth of 16% and 12% in the United States and our same store adjusted admissions growth of 13% and 11% in Western Europe for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively. In addition, our overall EBITDA margins improved by 46% and 132% for the nine months ended September 30, 2001 and the year ended
      December 30, 2000, from the corresponding periods in the previous year.

    - PREFERRED STRATEGIC ALLIANCE RELATIONSHIP FOR DEVELOPMENT OF SURGICAL
      CENTERS WITH LARGE, NONPROFIT HEALTHCARE SYSTEMS. We believe that many nonprofit healthcare systems prefer to enter into strategic alliances with us because they can benefit from our operating expertise and create a new cash flow opportunity. We believe these relationships allow nonprofit healthcare systems to attract and retain physicians and improve their hospital operations by focusing on their core business.

    - PROVEN ABILITY TO INTEGRATE ACQUISITIONS AND DEVELOP NEW FACILITIES. We have grown rapidly through a focused strategy of acquisitions and development of surgical facilities and surgical facility companies. Of our 49 surgical facilities, we have acquired 35 facilities, have developed 11 facilities and manage or operate through consulting agreements three additional facilities. We are currently developing five additional facilities. We have successfully integrated the operations of surgical facility companies we have acquired.

    - EXPERIENCED MANAGEMENT TEAM. Our senior management has an average of 20 years of experience in the healthcare industry. Our senior management team operates as a cohesive, complementary group and has an extensive operating knowledge of our industry and understanding of the regulatory environment in which we operate, both domestically and internationally.

OUR BUSINESS STRATEGY

    We believe our business strategy will help us maintain growth and increase market share in each of our markets. The key elements of our strategy are to:

    - ATTRACT AND RETAIN TOP QUALITY SURGEONS AND OTHER PHYSICIANS. Recognizing the importance of physician satisfaction, we operate our facilities and have designed our operating model to encourage physicians to choose our facilities. We have identified and seek to accommodate the key factors in a physician's decision-making process, which we believe include quality of care, patient comfort, streamlined administrative processes, efficient operation and overall opportunity for increased physician productivity.

    - GROW THROUGH SELECTIVE DOMESTIC ACQUISITIONS AND DEVELOPMENT OF SURGICAL
      FACILITIES. We typically target the acquisition or development of surgery centers that perform high volume, non-emergency, lower risk procedures in several medical specialties. These centers require lower capital and operating costs than hospitals. In addition, we will also consider the acquisition of surgical facility companies that fit our overall acquisition profile.

    - PURSUE STRATEGIC RELATIONSHIPS WITH HEALTHCARE SYSTEMS. We believe that developing strategic relationships with nonprofit healthcare systems benefits both the healthcare system and us. Our freestanding surgical facilities provide healthcare systems with a way to accommodate the needs of their doctors and patients without requiring significant amounts of their capital or

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      administrative resources. In return, we receive the access to and credibility in new local markets that we need to appeal to physicians, patients and payors and to further our access to potential acquisitions.

    - EXPAND SELECTIVELY IN WESTERN EUROPE. We intend to expand selectively in
      Spain and the United Kingdom and to enter one or two additional national markets in Western Europe. We intend to continue to acquire and develop private surgical hospitals to meet the growing demand for private healthcare in those regions.

    - ENHANCE OPERATING EFFICIENCIES. We use systems and protocols, including
      USPI's EDGE, to enhance operating efficiencies at both existing and newly acquired or developed facilities. We believe that this focus on efficient operations increases our own profitability and encourages physicians to use our facilities by increasing their productivity. In addition, efficient operations are critical to our lower cost model and our competitive advantage in attracting and negotiating with payors.

    Our parent was incorporated under the laws of the State of Delaware and began operations on February 27, 1998. We were incorporated under the laws of the State of Delaware on June 11, 2001. Our executive offices are located at 15305 Dallas Parkway, Suite 1600, Addison, Texas 75001, and our telephone number is (972) 713-3500. Our website address is WWW.UNITEDSURGICAL.COM. Information contained on our website does not constitute part of this prospectus.

RECENT DEVELOPMENTS

    During October 2001, we acquired a 66% interest in a surgical facility in Sarasota, Florida for a total consideration of approximately $3.4 million in cash and approximately $1.3 million in assumed debt. During November 2001, we acquired an 80% interest in a surgical facility in West Covina, California for a total consideration of approximately $10.8 million in cash and approximately
$1.2 million in assumed debt. We also acquired an 83% interest in a surgical facility in Fredericksburg, Virginia for a total consideration of approximately
$6.3 million in cash, a warrant to acquire 25,000 shares of our parent's common stock at a price equal to approximately $16.45 per share and approximately
$700,000 in assumed debt. In December 2001, we acquired a 35% interest in a surgical facility in Torrance, California for total consideration of approximately $11.0 million.

    We have a definitive agreement to acquire a surgical hospital in Murcia, Spain for a total consideration of approximately $7.4 million in cash (of which $6.7 million will be paid upon the consummation of the acquisition and $0.7 million will be paid one year later), approximately $0.3 million in assumed debt and approximately $12.4 million in assumed capital lease obligations. We are awaiting approval from senior officials of the Catholic church and expect this acquisition to be consummated in January 2002 but can give you no assurances that this acquisition will be consummated.

    In December 2001, we entered into our amended and restated credit facility.
Our amended and restated credit facility is an $85.0 million revolving credit facility under which our subsidiaries, USP Domestic Holdings, Inc. and USPE
Holdings Limited, are co-borrowers. See "Description of Credit
Facilities--Amended and Restated Credit Facility."

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                              CORPORATE STRUCTURE

    The following diagram shows our corporate structure and our obligations under our senior credit facilities and the indenture governing the old notes and new notes:

            [organizational chart depicting the corporate structure
                      of the issuer and its subsidiaries]

--------------

(1) Guarantor of the old notes and new notes.

(2) Guarantor of borrowings of USP Domestic Holdings under the amended and restated credit facility.

(3) USP International Holdings will pledge 100% of its stock in USPE Holdings
    Limited to guarantee the borrowings of USPE Holdings Limited under the amended and restated credit facility and 65% of that stock to guarantee the borrowings of USP Domestic Holdings under the amended and restated credit facility.

(4) Unrestricted subsidiaries under the indenture.

(5) Guarantor of borrowings of USPE Holdings Limited under the amended and restated credit facility.

(6) Some domestic subsidiaries will be unrestricted subsidiaries under the indenture.

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                               THE EXCHANGE OFFER

    ON DECEMBER 19, 2001, WE COMPLETED A PRIVATE OFFERING OF THE OLD NOTES. WE
ENTERED INTO A REGISTRATION RIGHTS AGREEMENT WITH THE INITIAL PURCHASERS IN THE
PRIVATE OFFERING IN WHICH WE AGREED TO DELIVER TO YOU THIS PROSPECTUS AND TO USE
OUR REASONABLE BEST EFFORTS TO COMPLETE THE EXCHANGE OFFER WITHIN 220 DAYS AFTER
THE DATE WE ISSUED THE OLD NOTES.

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Exchange offer....................  We are offering to exchange new notes for old notes.

Expiration date...................  The exchange offer will expire at 5:00 p.m. New York City time, on February 13, 2002, unless we decide to extend it.
                                    We do not currently intend to extend the exchange offer.

Condition to the exchange offer...  The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would
                                    violate any applicable law or interpretation of the staff
                                    of the Securities and Exchange Commission. A minimum
                                    aggregate principal amount of old notes being tendered is
                                    not a condition to the exchange offer.

Procedures for tendering old
notes.............................  To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with
                                    all other documents required by the letter of transmittal, including the old notes that you wish to exchange, to U.S.
                                    Trust Company of Texas, N.A., as exchange agent, at the
                                    address indicated on the cover page of the letter of
                                    transmittal. In the alternative, you can tender your old
                                    notes by following the procedures for book-entry transfer
                                    described in this prospectus.

                                    If your old notes are held through The Depository Trust
                                    Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program
                                    of The Depository Trust Company. If you tender under this
                                    program, you will agree to be bound by the letter of
                                    transmittal that we are providing with this prospectus as
                                    though you had signed the letter of transmittal.

                                    If a broker, dealer, commercial bank, trust company or
                                    other nominee is the registered holder of your old notes,
                                    we urge you to contact that person promptly to tender your old notes in the exchange offer.

                                    For more information on tendering your old notes, please
                                    refer to the sections in this prospectus entitled
                                    "Exchange Offer--Terms of the Exchange Offer,"
                                    "--Procedures for Tendering" and "--Book Entry Transfer."

Guaranteed delivery procedures....  If you wish to tender your old notes and you cannot submit your required documents to the exchange agent on time, you may tender your old notes according to the guaranteed
                                    delivery procedures described in "Exchange
                                    Offer--Guaranteed Delivery Procedures."

Withdrawal of tenders.............  You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must have
                                    delivered a written or facsimile transmission notice of
                                    withdrawal, in compliance with the requirements of
                                    Rule 14d-7 of the
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                                    Exchange Act of 1934, to the exchange agent at its address indicated on the cover page of the letter of transmittal
                                    before 5:00 p.m. New York City time on the expiration date of the exchange offer.

Acceptance of old notes and
  delivery of new notes...........  If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old
                                    notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration
                                    date. We will return any old notes that we do not accept
                                    for exchange to you without expense as promptly as
                                    practicable after the expiration date. We will deliver the new notes as promptly as practicable after the expiration
                                    date and acceptance of the old notes for exchange. Please
                                    refer to the section in this prospectus entitled "Exchange
                                    Offer--Terms of the Exchange Offer."

Accrued interest on the new notes
and the old notes.................  The new notes will bear interest from December 19, 2001.
                                    Holders of old notes whose old notes are accepted for
                                    exchange will be deemed to have waived the right to
                                    receive any payment in respect of interest on such old
                                    notes accrued from December 19, 2001 to the date of the
                                    issuance of the new notes. Consequently, holders who
                                    exchange their old notes for new notes will receive the
                                    same interest payment on June 15, 2002 (the first interest payment date with respect to the old notes and the new
                                    notes) that they would have received had they not accepted the exchange offer.

Resale............................  We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and
                                    otherwise transferred by you (unless you are an
                                    "affiliate" of ours within the meaning of Rule 405 under
                                    the Securities Act) without compliance with the
                                    registration and prospectus delivery provisions of the
                                    Securities Act, so long as you are acquiring the new notes in the ordinary course of your business and you have not
                                    engaged in, do not intend to engage in, and have no
                                    arrangement or understanding with any person to
                                    participate in, a distribution of the new notes.

                                    Each participating broker-dealer that receives new notes
                                    for its own account under the exchange offer in exchange
                                    for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must
                                    acknowledge that it will deliver a prospectus in
                                    connection with any resale of the exchange notes. See
                                    "Plan of Distribution."

                                    Any holder of old notes who:

                                    - is our affiliate;

                                    - does not acquire new notes in the ordinary course of its business; or

                                    - exchanges old notes in the exchange offer with the
                                      intention to participate, or for the purpose of
                                      participating, in a distribution of new notes
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                                    must, in the absence of an exemption, comply with the
                                    registration and prospectus delivery requirements of the
                                    Securities Act in connection with the resale of the new
                                    notes.

Fees and expenses.................  We will bear all expenses related to the exchange offer.
                                    Please refer to the section in this prospectus entitled
                                    "Exchange Offer--Fees and Expenses."

Use of proceeds...................  The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to
                                    satisfy our obligations under our registration rights
                                    agreement. Please refer to the sections entitled "Use of
                                    Proceeds" and "Management's Discussion and Analysis of
                                    Financial Condition and Results of Operations--Liquidity
                                    and Capital Resources" for a discussion of our use of the
                                    proceeds from the issuance of the old notes.

Consequences of failure to
  exchange old notes..............  If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to
                                    register the old notes under the Securities Act except in
                                    the limited circumstances provided under our registration
                                    rights agreement. In addition, you will not be able to
                                    resell, offer to resell or otherwise transfer the old
                                    notes unless we have registered the old notes under the
                                    Securities Act, or unless you resell, offer to resell or
                                    otherwise transfer them under an exemption from the
                                    registration requirements of, or in a transaction not
                                    subject to, the Securities Act.

Tax considerations................  The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income
                                    tax purposes. Please read "Tax Considerations."

Exchange agent....................  We have appointed U.S. Trust Company of Texas, N.A. as exchange agent for the exchange offer. You should direct
                                    questions and requests for assistance, requests for
                                    additional copies of this prospectus or the letter of
                                    transmittal and requests for the notice of guaranteed
                                    delivery to the exchange agent by telephone at (800)
                                    548-6565.
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                             TERMS OF THE NEW NOTES

    THE NEW NOTES WILL BE IDENTICAL TO THE OLD NOTES EXCEPT THAT THE NEW NOTES
ARE REGISTERED UNDER THE SECURITIES ACT AND WILL NOT HAVE RESTRICTIONS ON
TRANSFER, REGISTRATION RIGHTS OR PROVISIONS FOR ADDITIONAL INTEREST AND WILL
CONTAIN DIFFERENT ADMINISTRATIVE TERMS. THE NEW NOTES WILL EVIDENCE THE SAME
DEBT AS THE OLD NOTES, AND THE SAME INDENTURE WILL GOVERN THE NEW NOTES AND THE
OLD NOTES.

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE NEW NOTES AND IS
NOT INTENDED TO BE COMPLETE. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS
IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE NEW NOTES, PLEASE
REFER TO THE SECTION OF THIS DOCUMENT ENTITLED "DESCRIPTION OF THE NEW NOTES."

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Issuer............................  United Surgical Partners Holdings, Inc.

Notes offered.....................  $150 million aggregate principal amount of 10% senior subordinated notes due 2011.

Interest rate and payment dates...  The new notes will bear interest at the rate of 10% per annum, payable semi-annually, in arrears, on June 15 and
                                    December 15 of each year, commencing on June 15, 2002.

Maturity date.....................  December 15, 2011

Ranking...........................  The new notes and the guarantees will be our and the applicable guarantors' unsecured general obligations and
                                    will be:

                                        - subordinated in right of payment to all of our and
                                        our guarantor subsidiaries' current and future
                                          indebtedness, except indebtedness that expressly
                                          provides that it is equal or subordinate in right of
                                          payment to the notes and the guarantees; and

                                        - structurally subordinated to claims of creditors
                                        (including trade creditors) and preferred
                                          stockholders, if any, of our non-guarantor
                                          subsidiaries.

                                    As of September 30, 2001 on a pro forma basis after giving effect to the issuance of the notes and the application of the net proceeds therefrom, we would have had outstanding
                                    an aggregate of approximately $88.4 million of senior
                                    debt.

                                    The new notes will rank junior to debt outstanding under
                                    our credit facilities. The new notes will be guaranteed on a senior subordinated basis by our parent and our
                                    wholly-owned restricted domestic subsidiaries and, in
                                    limited circumstances, by some of our other subsidiaries.

                                    See "Description of the New Notes--Brief Description of
                                    the New Notes" and "--Ranking."

Optional redemption...............  We may redeem the new notes, in whole or in part, on or after December 15, 2006 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest. We
                                    may redeem the new notes in whole prior to that date
                                    pursuant to the make-whole provisions described in this
                                    prospectus.

                                    In addition, on or prior to December 15, 2004, we may
                                    redeem up to $52.5 million of the new notes with the net
                                    proceeds of one or more qualified equity offerings. See
                                    "Description of the New Notes--Optional Redemption" for
                                    more information.

Guarantees........................  Substantially all of our operations are conducted through our subsidiaries. Our obligations under the new notes will be fully and unconditionally guaranteed on a senior
                                    subordinated basis by our parent and our wholly-owned
                                    restricted domestic subsidiaries and, in limited
                                    circumstances, by some of our other subsidiaries. For the
                                    nine months ended September 30, 2001, the entities that
                                    will guarantee the new notes as of the issue date
                                    generated approximately 27% of our pro forma EBITDA.

Restrictive covenants.............  The indenture governing the new notes contains covenants that limit our and our restricted subsidiaries' ability
                                    to, among other things:

                                        - incur additional indebtedness;

                                        - pay dividends on capital stock or redeem, repurchase
                                        or retire capital stock or subordinated indebtedness;

                                        - make investments;

                                        - incur liens;

                                        - create any consensual limitation on the ability of
                                        our restricted subsidiaries to pay dividends, make
                                          loans or transfer property to us;

                                        - engage in transactions with our affiliates;

                                        - sell assets, including the capital stock of our
                                          subsidiaries;

                                        - issue common and preferred stock of our subsidiaries; and

                                        - consolidate, merge or transfer assets.

                                    The indenture also contains a covenant that we will cause
                                    our subsidiaries to pay regular distributions to us.

                                    All of these covenants are subject to important exceptions and qualifications described under "Description of the New
                                    Notes--Certain Covenants."

Change of control.................  Upon a change of control, you may require us to repurchase all or a portion of your new notes at a purchase price of
                                    101% of their principal amount, plus accrued and unpaid
                                    interest. The term "change of control" is defined in the
                                    "Description of the New Notes--Change of Control" section
                                    of this prospectus.

Transfer restrictions; absence of
  a public market for the new
  notes...........................  The new notes generally will be freely transferable, but will also be new securities for which there will not
                                    initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table summarizes the consolidated statement of operations and consolidated balance sheet data for our business. The historical results presented below are not necessarily indicative of results to be expected for any future period. The comparability of the financial and other data included in the table is affected by our parent's acquisition of OrthoLink on February 12, 2001 and Aspen Healthcare Holdings Limited on April 6, 2000 as well as other acquisitions completed since our inception. For a more detailed explanation of this financial data, see "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Summary Pro Forma Financial Statements" and the consolidated financial statements and related notes included elsewhere in this prospectus.

    The unaudited pro forma as adjusted consolidated statement of operations data give effect to:

       - our parent's acquisition of OrthoLink Physicians Corporation as if it had occurred on January 1, 2000;

       - our recent acquisition of a 35% interest in a surgical facility in Torrance, California, and corresponding entry into a contract to manage that facility, as if the transaction had occurred on January 1, 2000;

       - the conversion of our Class A and Class B common stock, Series C convertible preferred stock and convertible subordinated note with Baylor Health Care System into shares of our common stock;

       - the sale of 10,350,000 shares of our parent's common stock in its initial public offering for a price of $14.00 per share, after deducting the underwriting discount and offering expenses, and the application of the net proceeds to repay outstanding indebtedness and to redeem each outstanding share of our parent's Series A redeemable preferred stock;

       - for the year ended December 31, 2000 only, our acquisition of Aspen Healthcare Holdings Limited as if it had occurred on January 1, 2000;

       - the offering of the old notes;

       - the redemption of the Series D redeemable preferred stock of our parent;

       - the repayment of the existing 10% senior subordinated notes of our subsidiary, USP Domestic Holdings, Inc.; and

       - the repayment of the existing domestic credit facility of our subsidiary, USP Domestic Holdings, Inc., and the repayment and termination of the Spanish credit facility of our subsidiary, United Surgical Partners Europe, S.L.

    The unaudited pro forma balance sheet data give effect to:

       - the offering of the old notes;

       - the redemption of the Series D redeemable preferred stock of our parent;

       - the repayment of the existing 10% senior subordinated notes of our subsidiary, USP Domestic Holdings, Inc.; and

       - the repayment of the existing domestic credit facility of our subsidiary, USP Domestic Holdings, Inc., and the repayment and termination of the Spanish credit facility of our subsidiary, United Surgical Partners Europe, S.L.

See "Summary Pro Forma Financial Statements."

    EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows provided by operating activities or any other measure of operating performance calculated in accordance with generally accepted accounting principles in the United States. EBITDA is widely used by financial analysts as a measure of financial performance. Our calculation of EBITDA may be comparable to similarly titled measures reported by other companies.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

                               PERIOD FROM          YEAR ENDED             NINE MONTHS ENDED                PRO FORMA AS
                              FEBRUARY 27,         DECEMBER 31,              SEPTEMBER 30,                    ADJUSTED
                                  1998        ----------------------   -------------------------   ------------------------------
                               (INCEPTION)                                                                          NINE MONTHS
                                 THROUGH                                                            YEAR ENDED         ENDED
                              DECEMBER 31,                  2000                                   DECEMBER 31,    SEPTEMBER 30,
                                  1998          1999     RESTATED(A)      2000          2001           2000             2001
                              -------------   --------   -----------   -----------   -----------   -------------   --------------
                                                                       (UNAUDITED)   (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Total revenues..............     $20,572      $70,413     $138,408       $97,932      $174,515       $195,219         $180,505
Operating expenses excluding
  depreciation and
  amortization..............      22,788       65,635      116,621        81,489       131,829        162,644          135,022
Depreciation and
  amortization..............       2,015        7,875       14,138         9,866        19,190         21,998           20,137
                                 -------      -------     --------       -------      --------       --------         --------

Operating income (loss).....      (4,231)      (3,097)       7,649         6,577        23,496         10,577           25,346
Other income (expense):
  Interest income...........         722          329          912           854           696            912              696
  Interest expense..........        (497)      (3,144)     (12,540)       (8,819)      (13,734)       (22,547)         (17,697)
  Other.....................        (246)        (362)        (782)         (711)          (49)          (782)             (49)
                                 -------      -------     --------       -------      --------       --------         --------

Income (loss) before
  minority interest.........      (4,252)      (6,275)      (4,761)       (2,099)       10,409        (11,840)           8,296
Minority interest in
  (income) loss of
  consolidated
  subsidiaries..............          23         (118)      (2,332)       (1,179)       (5,175)        (2,373)          (5,258)
Net income (loss)...........     $(3,928)     $(6,844)    $ (8,163)      $(3,899)     $  3,996       $(16,178)        $  1,246
Net income (loss)
  attributable to common
  stockholders(b)...........      (4,356)      (8,540)     (14,134)       (8,917)        1,745        (25,866)          (5,107)

OTHER DATA:
Number of facilities
  operated as of the end of
  period....................          16           28           33            31            45             44               46
EBITDA......................     $(2,216)     $ 4,778     $ 21,787       $16,443      $ 42,686       $ 32,575         $ 45,483
Ratio of earnings to fixed
  charges...................                                                              1.36x                           1.29x
Fixed charge coverage
  deficiency................     $ 4,640      $ 7,229     $  9,408       $ 5,412            --       $ 14,740               --

------------------

(a) On September 6, 2001, were were advised by the Commission that, based on the facts and circumstances presented by us, Day-Op Center of Long Island, Inc. must be consolidated pursuant to an interpretation of EITF 97-2. As a result, we have restated our consolidated financial statements in order to consolidate a previously unconsolidated entity.

(b) Includes preferred stock dividends of $428, $1,696, $5,971, $5,018 and $2,251 for the period from February 27, 1998 (inception) through December 31, 1998, the year ended December 31, 1999, the year ended December 31, 2000, the nine months ended September 30, 2000 and the nine months ended September 30, 2001, respectively.

                                                              AS OF SEPTEMBER 30, 2001
                                                              -------------------------
                                                                             PRO FORMA
                                                                ACTUAL      AS ADJUSTED
                                                              -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
                                                               (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.............................................   $ 19,750      $ 55,332
Total cash and cash equivalents.............................     15,572        48,623
Total assets................................................    496,531       544,726
Total debt..................................................    159,339       237,283
Redeemable preferred stock..................................     20,597            --
Total stockholders' equity..................................    231,463       224,842

                                  RISK FACTORS

    THE VALUE OF AN INVESTMENT IN THE NEW NOTES WILL BE SUBJECT TO THE SIGNIFICANT RISKS INHERENT IN OUR BUSINESS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. IF ANY OF THE EVENTS DESCRIBED BELOW OCCUR, OUR BUSINESS AND FINANCIAL RESULTS AND OUR ABILITY TO MAKE PAYMENT OBLIGATIONS PURSUANT TO THE NOTES COULD BE ADVERSELY AFFECTED IN A MATERIAL WAY. ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT ARE NOT YET IDENTIFIED OR THAT WE CURRENTLY BELIEVE ARE IMMATERIAL, MAY ALSO ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

RISKS RELATING TO OUR INDEBTEDNESS

OUR SIGNIFICANT INDEBTEDNESS COULD LIMIT OUR ABILITY TO SUCCESSFULLY OPERATE OUR BUSINESS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

    We are substantially leveraged and will continue to have significant indebtedness following this offering. As of September 30, 2001, on a pro forma basis after giving effect to the use of the net proceeds of the offering of the old notes, we would have had total debt of approximately $237.3 million, or approximately 51.3% of our total capitalization, $88.4 million of which is senior to the new notes. Our acquisition and development program will require substantial capital resources, estimated to range from $40.0 to $50.0 million per year over the next three years, and the operation of our existing surgical facilities will also require ongoing capital expenditures.

    We will need to incur additional indebtedness to fund future acquisitions, developments and capital expenditures. Our amended and restated credit facility is an $85.0 million revolving credit facility, which is senior to the new notes. See "Description of Credit Facilities--Amended and Restated Credit Facility." However, we may be unable to obtain sufficient financing on terms satisfactory to us, or at all. As a result, our acquisition and development activities would have to be curtailed or eliminated and our financial results would be adversely affected.

    The degree to which we are leveraged could have other important consequences to you, including the following:

    - we must dedicate a substantial portion of our cash flows from operations to the payment of our indebtedness, reducing the funds available to pay principal and interest on the new notes and for our operations;

    - a portion of our borrowings are at variable rates of interest, making us vulnerable to increases in interest rates;

    - we may be more highly leveraged than some of our competitors, which could place us at a competitive disadvantage;

    - our degree of leverage may make us more vulnerable to a downturn in our business or the economy generally;

    - the terms of our existing credit arrangements and the indenture governing the new notes contain numerous financial and other restrictive covenants;

    - our amended and restated credit facility requires us to pledge the capital stock or other equity interests and assets of our domestic subsidiaries;

    - our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

    - we may have difficulties borrowing money in the future.

DESPITE OUR CURRENT LEVELS OF INDEBTEDNESS, WE STILL MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER INCREASE THE RISKS DESCRIBED ABOVE.

    We may be able to incur substantial additional indebtedness in the future. The terms of the indenture relating to the new notes do not fully prohibit us from doing so. Our amended and restated credit facility permits borrowings of $85.0 million and all of those borrowings will be senior to the new notes and any note guarantees. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Capitalization," "Selected Consolidated Financial and Other Data" and "Description of Credit Facilities."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that we will realize operating improvements on schedule or that future borrowings will be available to us under our amended and restated credit facility in an amount sufficient to enable us to pay our indebtedness, including the new notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the new notes, on or before maturity. We might not be able to refinance any of our indebtedness, including indebtedness under our amended and restated credit facility and the new notes, on commercially reasonable terms or at all.

ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on the new notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

RISKS RELATING TO THE EXCHANGE OFFER, THE NEW NOTES AND OUR STRUCTURE

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes.

    If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may not be able to sell the old notes because there will be fewer old notes outstanding.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES IS JUNIOR TO MOST OF OUR EXISTING INDEBTEDNESS AND POSSIBLY MOST OF OUR FUTURE BORROWINGS. FURTHER, THE NOTE GUARANTEES WILL BE JUNIOR TO MOST OF THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL OF THEIR FUTURE BORROWINGS.

    The new notes rank behind all of our existing indebtedness and all of our future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the notes. The note guarantees are similarly subordinated. As a result, upon any distribution to our creditors or the creditors of any guarantors in a bankruptcy or similar proceeding relating to us or any guarantors, the holders of our senior debt and the senior debt of any guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or any note guarantees.

    In addition, all payments on the new notes and any note guarantees will be blocked in the event of a payment default on Designated Senior Indebtedness (as defined in "Description of the New Notes--Certain Definitions") and may be prohibited for up to 179 days each year in the event of certain non-payment defaults on Designated Senior Indebtedness.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any note guarantor, holders of the new notes will participate with all other holders of our subordinated indebtedness and any guarantors in the assets remaining after we and the note guarantors have paid all of our senior debt. In any of these cases, we and the note guarantors may not have sufficient funds to pay all of our creditors; therefore, holders of the new notes may receive ratably less than trade creditors. As of September 30, 2001, on a pro forma basis after giving effect to the offering of the old notes and the application of the net proceeds therefrom, our senior debt would have been approximately $88.4 million. In addition to the foregoing, we have $85.0 million of revolving credit available under our amended and restated credit facility. See "Description of Credit Facilities" and "Description of the New Notes--Ranking."

MANY OF OUR SUBSIDIARIES WILL NOT BE GUARANTORS OF THE NEW NOTES, AND THESE NON-GUARANTOR SUBSIDIARIES MAY INCUR SIGNIFICANT AMOUNTS OF DEBT.

    The new notes will not be guaranteed by most of our subsidiaries. For the nine months ended September 30, 2001, the entities that will guarantee the new notes as of the issue date of the old notes generated approximately 27% of our pro forma EBITDA. Under the indenture, these non-guarantor subsidiaries may be able to incur significant amounts of additional debt. As a result, the new notes are effectively structurally subordinated to the debt incurred by these non-guarantor subsidiaries. Upon any distribution to creditors of a non-guarantor subsidiary in a bankruptcy or similar proceeding relating to such entity, creditors of such entity will be entitled to be paid in full in cash before any payment may be made with respect to the new notes or any note guarantee. See "Description of the New Notes."

BECAUSE WE ARE A HOLDING COMPANY WE MAY HAVE LIMITED ACCESS TO THE CASH FLOW OF OUR SUBSIDIARIES TO SERVICE OUR INDEBTEDNESS. NOT ALL OF OUR DOMESTIC OR FOREIGN SUBSIDIARIES WILL GUARANTEE THE NEW NOTES. FURTHER, WE DO NOT HAVE EXCLUSIVE CONTROL OVER THE DISTRIBUTION OF REVENUES FROM SOME OF OUR SUBSIDIARIES AND WE MAY BE UNABLE TO CAUSE ALL OR A PORTION OF THE REVENUES OF THESE ENTITIES TO BE DISTRIBUTED.

    We conduct our business through our subsidiaries. Our only assets consist of all of the outstanding shares of the capital stock of USP Domestic
Holdings, Inc. and USP International Holdings, Inc., which in turn, directly or indirectly, hold ownership interests in our other operating subsidiaries. Therefore, our sole source of cash from which to make payments of interest on the new notes will be distributions made to us from our subsidiaries. Our obligations under the new notes will be fully and unconditionally guaranteed on a senior subordinated basis by our parent and our wholly-owned restricted domestic subsidiaries and, in limited circumstances, by some of our other subsidiaries. The entities that will guarantee the new notes as of the issue date of the old notes generated approximately 27% of our pro forma EBITDA for the nine months ended September 30, 2001. Our subsidiaries that own our assets and operations in the United Kingdom will not guarantee the new notes, will be Unrestricted Subsidiaries as defined in the indenture, and will therefore not be subject to the covenants or restrictions in the indenture. In addition, we hold our ownership interests in surgical facilities in the United States through limited partnerships or limited liability companies in which healthcare systems, physicians or physician groups hold limited partnership or membership interests. These limited partnerships and limited liability companies will not guarantee the new notes. Our non-guarantor subsidiaries, including our subsidiaries in the United Kingdom and Spain and these limited partnerships and limited liability companies are legally distinct from us and have or will have no obligation to pay amounts due pursuant to the new notes or to make any funds available for such payments. The ability of our non-guarantor subsidiaries to make such funds available to us through distributions will be subject to applicable corporate and other laws and, with respect to some of our domestic subsidiaries, to the agreements to which such subsidiaries are or become subject. As a result, the new notes are effectively subordinated to the liabilities of our non-guarantor subsidiaries.

    Our limited partnership and limited liability company agreements relating to our domestic surgical facilities, which are typically with the physicians who perform procedures at our surgery centers, usually provide for the quarterly distribution of net revenues from operations, less amounts used for expenses and working capital. We generally control the entities that function as the general partner of the limited partnerships or the managing member of the limited liability companies through which we conduct operations. For 19 of our surgery centers, we share control of these general partner or managing member entities with one of the healthcare systems with which we have a strategic alliance, or, in the case of our strategic relationship with the Baylor Health Care System, an entity that controls the general partner or managing entity. As a result, we do not have exclusive control in these instances over the amount of net revenues distributed from some of our operating entities. If we are unable to cause sufficient revenues to be distributed from one or more of these entities, our relationships with the physicians who have an interest in these entities may be damaged and we could be adversely affected. We may not be able to resolve favorably any dispute regarding revenue distribution or other matters with a healthcare system with which we share control of one of these entities. Further, the failure to resolve a dispute with these healthcare systems could cause the entity we jointly control to be dissolved. In addition, our credit agreement in the United Kingdom prohibits the distribution of revenues out of the United Kingdom.

WE MAY HAVE A SPECIAL LEGAL RESPONSIBILITY TO THE HOLDERS OF OWNERSHIP INTERESTS IN THE ENTITIES THROUGH WHICH WE OWN DOMESTIC SURGICAL FACILITIES, AND THAT RESPONSIBILITY MAY PREVENT US FROM ACTING SOLELY IN OUR OWN BEST INTERESTS OR IN COMPLIANCE WITH THE INDENTURE.

    We hold ownership interests in surgery centers and private surgical hospitals in the United States through limited partnerships or limited liability companies in which healthcare systems, physicians or physician practice groups hold limited partnership or membership interests. As general partner or managing member of these entities, we may have a special responsibility, known as a fiduciary duty, to manage these entities in the best interests of the other interest holders. We have attempted to structure the indenture in a manner that will enable us to comply with our fiduciary duties to our other interest holders. However, no assurance can be given that we will not encounter situations in which we have a conflict between the best interests of the company and/or our obligations under the indenture, on the one hand, and the best interests of one of our limited partnerships or limited liability companies, on the other. For example, we may encounter situations in which one of our limited partnerships or limited liability companies would benefit from incurring indebtedness that is not permitted under the terms of the indenture. If a conflict of interest arises as a result of our compliance with the terms of the indenture, no assurance can be given that the other interest holders will not sue us alleging a violation of our fiduciary duties to them. Conversely, our failure to comply with the terms of the indenture could lead to an event of default which could result in an acceleration of the new notes.

OUR AMENDED AND RESTATED CREDIT FACILITY IMPOSES MANY RESTRICTIONS ON US.

    Our amended and restated credit facility restricts, among other things, our ability to:

    - incur additional indebtedness;

    - declare or make any dividend or other restricted payment;

    - engage in any business activity except those engaged in at the closing date and activities reasonably related thereto;

    - issue any equity interest to any person;

    - make certain investments;

    - make intercompany loans and transfers;

    - create liens;

    - enter into transactions with affiliates;

    - enter into sale and leaseback transactions;

    - merge or consolidate; and

    - transfer and sell assets.

    These restrictions may limit our ability to successfully operate our business and prevent us from fulfilling our obligations under the new notes. In addition, we are required to maintain maximum leverage ratios under our amended and restated credit facility. A failure to comply with the restrictions contained in our amended and restated credit facility could lead to an event of default which could result in an acceleration of the indebtedness under the credit facility. Such an acceleration would also constitute an event of default under the indenture governing the new notes. See "Description of Credit Facilities--Amended and Restated Credit Facility."

THE NEW NOTES CONTAIN A NUMBER OF RESTRICTIVE COVENANTS. WE MAY BE UNABLE TO REPAY OR REPURCHASE THE NEW NOTES.

    Our ability to comply with the restrictive covenants set forth in the indenture may be affected by events beyond our control, and we may not be able to meet these obligations. A breach of any of the covenants could result in a default under the indenture and, potentially, an acceleration of our obligation to repay the new notes. At maturity, the entire outstanding principal amount of the new notes, together with accrued and unpaid interest, will become due and payable. At maturity, we may not have the funds to fulfill these obligations and may not be able to arrange for additional financing. If the maturity date occurs at a time when other arrangements prohibit us from repaying the new notes, we would try to obtain waivers of such prohibitions from the lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the new notes.

A FINANCIAL FAILURE BY US, OUR PARENT OR ANY SUBSIDIARY GUARANTOR MAY HINDER THE RECEIPT OF PAYMENT ON THE NEW NOTES, AS WELL AS THE ENFORCEMENT OF REMEDIES UNDER THE NOTE GUARANTEES.

    An investment in the new notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we, our parent or any of our subsidiary guarantors become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the new notes and in the exercise of enforcement remedies under the new notes or the note guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations of collectibility of unmatured interest or attorneys' fees and forced restructuring of the notes.

A FINANCIAL FAILURE BY US, OUR PARENT, OUR SUBSIDIARIES OR ANY OTHER ENTITY IN WHICH WE HAVE AN INTEREST MAY RESULT IN THE ASSETS OF ANY OR ALL OF THOSE ENTITIES BECOMING SUBJECT TO THE CLAIMS OF ALL CREDITORS OF THOSE ENTITIES.

    A financial failure by us, our parent, our subsidiaries or any other entity in which we have an interest could affect payment of the new notes if a bankruptcy court were to "substantively consolidate" us, our parent and our subsidiaries, including entities in which we have an interest but whose financial statements are not consolidated with ours. If a bankruptcy court substantively consolidated us, our parent and our subsidiaries, including entities in which we have an interest but whose financial statements are not consolidated with ours, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. The indenture will not limit the ability of entities whose financial statements are not consolidated with ours to incur debt, which could increase this risk. Furthermore, forced restructuring of the new notes could occur through the "cram-down" provision of the bankruptcy code. Under this provision, the new notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

THE INTERESTS OF AFFILIATED STOCKHOLDERS WHO TOGETHER OWN A LARGE PERCENTAGE OF THE COMMON STOCK OF OUR PARENT MAY NOT BE ALIGNED WITH THE INTERESTS OF THE HOLDERS OF THE NEW NOTES.

    Currently, officers and directors of our parent and their affiliated entities together own approximately 39% of the outstanding common stock of our parent, United Surgical Partners International, Inc. Accordingly, these stockholders will be able to exert significant influence over:

    - the election of our parent's board of directors;

    - our parent's management and policies; and

    - the outcome of any corporate transaction or other matter submitted to the stockholders of our parent for approval, including mergers, consolidations and the sale of all or substantially all of our parent's assets.

    These stockholders will also be able to exert significant influence over a change in control of our parent or an amendment to its certificate of incorporation or bylaws. Their interests may conflict with the interests of the holders of the new notes and they may take actions affecting us with which you disagree. See "Security Ownership of Principal Stockholders and Management."

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NEW NOTES.

    Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding new notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of new notes or that restrictions in our amended and restated credit facility will not allow these repurchases.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE HOLDERS OF THE NEW NOTES TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

    - was insolvent or rendered insolvent by reason of the incurrence;

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    - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

    - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

    We believe that any guarantor of the new notes, after giving effect to its guarantee of the new notes, would not be insolvent, would not have unreasonably small capital for the business in which it would be engaged and would not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY BE UNABLE TO SELL THE NEW NOTES OR TO SELL THE NEW NOTES AT A PRICE THAT YOU DEEM SUFFICIENT.

    The new notes will be new securities for which there currently is no established trading market. Although we will register the new notes under the Securities Act, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. In addition, although the initial purchasers of the old notes have informed us that they intend to make a market in the new notes after the exchange offer, the initial purchasers may stop making a market at any time. Finally, if a large number of holders of old notes do not tender old notes or tender old notes improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could adversely affect the development of a market for these new notes.

INCREASES IN OUR U.S. FEDERAL INCOME TAX LIABILITY RESULTING FROM GUARANTEES OF ANY OF OUR FOREIGN SUBSIDIARIES COULD REDUCE THE FUNDS AVAILABLE TO US TO MAKE REQUIRED PAYMENTS UNDER THE NEW NOTES.

    Although none of our foreign subsidiaries will be a guarantor of our obligations under the new notes on the issue date, certain of our foreign subsidiaries may be required, in limited circumstances, to guarantee our obligations under the new notes in the future. If any of our foreign subsidiaries are required to guarantee our obligations under the new notes in the future, our U.S. federal income tax liability would increase by a portion of those subsidiaries' taxable income, if any. Any increase in our U.S. federal income tax liability for these reasons would reduce the funds available to us, including the funds available to make required payments under the new notes.

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WE ARE NOT LIMITED IN OUR ABILITY TO INVEST IN OUR NON-GUARANTOR QUALIFIED
RESTRICTED SUBSIDIARIES. WE MAY NOT HAVE THE ABILITY TO RECAPTURE FUNDS WE INVEST IN THESE NON-GUARANTOR QUALIFIED RESTRICTED SUBSIDIARIES.

    The indenture does not limit our ability to invest in our Qualified Restricted Subsidiaries (as defined in "Description of the New Notes--Certain Definitions"). These Qualified Restricted Subsidiaries can incur significant amounts of debt. As a result, the Qualified Restricted Subsidiaries may in the future become highly leveraged. Since these Qualified Restricted Subsidiaries are not guarantors of the new notes, in the event of a bankruptcy of one or more of these entities, funds we invested in these entities may not be available to us to repay the new notes or for other purposes. Our inability to recover funds invested in our Qualified Restricted Subsidiaries could limit our ability to service our debt obligations, including obligations under the new notes.

WE ARE NOT LIMITED IN OUR ABILITY TO PURCHASE EQUITY INTERESTS IN OUR QUALIFIED RESTRICTED SUBSIDIARIES; THEREFORE THE NEW NOTES ARE EFFECTIVELY STRUCTURALLY SUBORDINATED TO EQUITY HOLDERS IN THOSE ENTITIES.

    Many of our agreements with our Qualified Restricted Subsidiaries require us to repurchase the equity interests of the other equity investors under certain circumstances, and many give us the ability to do so at our election. The indenture does not materially limit our ability to make these repurchases. As a result, holders of equity interests in our Qualified Restricted Subsidiaries may have the ability to obtain a return on their investment senior to the new note holders. See "Description of the New Notes--Ranking."

RISKS RELATING TO OUR BUSINESS

WE DEPEND ON PAYMENTS FROM THIRD-PARTY PAYORS, INCLUDING GOVERNMENT HEALTHCARE PROGRAMS. IF THESE PAYMENTS ARE REDUCED, OUR OPERATING INCOME WILL DECREASE.

    We are dependent upon private and governmental third-party sources of payment for the services provided to patients in our surgery centers and private surgical hospitals. The amount of payment a surgery center or private surgical hospital receives for its services may be adversely affected by market and cost factors as well as other factors over which we have no control, including Medicare and Medicaid regulations and the cost containment and utilization decisions of third-party payors. We derived approximately 20% and 18% of our domestic revenues for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively, from U.S. government healthcare programs, including Medicare and Medicaid. In addition, we derived approximately 68% and 72% of our domestic revenues for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively, from private third party payors. We derived approximately 2% and 10% of our revenues from governmental payors, and 67% and 69% of our revenues from private third-party payors, in the United Kingdom and Spain for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively. The revenue from private third-party payors in the United Kingdom and Spain is a result of referrals of patients to our hospitals by the national health system. We have no control over the number of patients that are referred to the private sector annually by the national healthcare systems in the United Kingdom and Spain. Fixed fee schedules, capitation payment arrangements, exclusion from participation in managed care programs or other factors affecting payments for healthcare services over which we have no control could cause a reduction in our revenues in the future.

IF WE ARE UNABLE TO ACQUIRE AND DEVELOP ADDITIONAL SURGERY CENTERS OR PRIVATE SURGICAL HOSPITALS ON FAVORABLE TERMS, WE MAY BE UNABLE TO EXECUTE OUR ACQUISITION AND DEVELOPMENT STRATEGY, WHICH COULD LIMIT OUR FUTURE GROWTH.

    Our strategy is to increase our revenues and earnings by continuing to acquire surgical facility companies, groups of surgical facilities and individual surgical facilities and to develop additional surgical facilities. Our efforts to execute our acquisition and development strategy may be affected by

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our ability to identify suitable candidates and negotiate and close acquisition and development transactions. We are currently evaluating potential acquisitions and development projects and expect to continue to evaluate acquisitions and development projects in the foreseeable future. The surgical facilities we develop typically incur losses during the first six to 12 months of operation and, unless and until their case loads grow, they generally experience lower total revenues and operating margins than established surgical facilities. We expect that our development candidates will experience similar losses and lower revenues and operating margins. Historically, each of our newly developed facilities has generated positive cash flow within the first 12 months of operations. We may not be successful in acquiring other companies or additional surgical facilities, developing surgical facilities or achieving satisfactory operating results at acquired or newly developed facilities. Further, the companies or assets we acquire in the future may not ultimately produce returns that justify our related investment. If we are not able to execute our acquisition and development strategy, our ability to increase revenues and earnings through future growth would be impaired.

IF WE INCUR MATERIAL LIABILITIES AS A RESULT OF ACQUIRING COMPANIES OR SURGICAL FACILITIES, OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

    Although we seek indemnification from prospective sellers covering unknown or contingent liabilities, we may acquire companies and surgical facilities that have material liabilities for failure to comply with healthcare laws and regulations or other past activities. Although we maintain professional and general liability insurance, we do not currently maintain insurance specifically covering any unknown or contingent liabilities that may occur after the acquisition of companies and surgical facilities. If we incur these liabilities and are not indemnified or insured for them, our operating results and financial condition could be adversely affected.

IF WE DO NOT HAVE SUFFICIENT CAPITAL RESOURCES FOR OUR ACQUISITION AND DEVELOPMENT STRATEGY, OUR GROWTH WILL BE LIMITED.

    We will need capital to acquire other companies and to acquire, develop, integrate, operate and expand surgery centers and private surgical hospitals. We may finance future acquisition and development projects through debt or equity financings and may use shares of our capital stock for all or a portion of the consideration to be paid in acquisitions. In the event that our common stock does not maintain a sufficient valuation, or potential acquisition candidates are unwilling to accept our common stock as all or part of the consideration, we may be required to use more of our cash resources, if available, which would reduce the cash resources available for payments required pursuant to the notes, or to rely solely on additional financing arrangements to pursue our acquisition and development strategy. Further, any debt financing used in future acquisitions or developments could be senior to the notes. We cannot assure you that we will have sufficient capital resources or be able to obtain financing on terms acceptable to us for our acquisition and development strategy, which would limit our growth.

IF WE ARE UNABLE TO MANAGE GROWTH, WE MAY BE UNABLE TO ACHIEVE OUR GROWTH STRATEGY.

    We have acquired or developed all of our surgery centers and private surgical hospitals since February 1998. Our acquisition of OrthoLink was completed in February 2001. We expect to continue to expand our operations in the future. As a new company, our rapid growth has placed, and will continue to place, increased demands on our management, operational and financial information systems and other resources. Further expansion of our operations will require substantial financial resources and management attention. To accommodate our past and anticipated future growth, and to compete effectively, we will need to continue to implement and improve our management, operational and financial information systems and to expand, train, manage and motivate our workforce. Our personnel, systems, procedures or controls may not be adequate to support our operations in the future. Further, focusing our financial resources and management attention on the expansion of our operations may negatively impact our financial results. Any failure to implement and improve our

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management, operational and financial information systems, or to expand, train, manage or motivate our workforce, could reduce or prevent our growth.

WE DEPEND ON OUR RELATIONSHIPS WITH HEALTHCARE SYSTEMS. IF WE ARE NOT ABLE TO MAINTAIN OR RENEW OUR STRATEGIC ALLIANCES WITH THESE HEALTHCARE SYSTEMS, OR ENTER INTO NEW ALLIANCES, WE MAY BE UNABLE TO IMPLEMENT OUR BUSINESS STRATEGIES SUCCESSFULLY.

    We currently have strategic alliances with Baylor Health Care System, Meridian Health System, St. Thomas Health Services and Mt. Sinai Health System. Our most important strategic alliance is with Baylor. The Baylor and Meridian strategic alliances currently operate surgery centers and the Mt. Sinai strategic alliance's application for a surgery center is awaiting approval from New York regulatory authorities. We expect to contribute two of our surgery centers to the St. Thomas joint venture. Our domestic business depends in part upon the efforts and success of Baylor and the strength of our alliance with Baylor. Our business could be adversely affected by any damage to Baylor's reputation or to our alliance with Baylor. Our alliance agreement with Baylor does not have an expiration date but may be terminated with the mutual consent of both parties, if the joint venture is determined to be illegal due to a change in laws or regulations or upon stated changes in control of our company. We may not be able to maintain our existing alliance agreement with Baylor on terms and conditions favorable to us or enter into alliances with additional healthcare systems. If we are unable to maintain our existing strategic alliance with Baylor on terms favorable to us or enter into alliances with additional healthcare systems, we may be unable to implement our business strategies successfully.

WE DEPEND ON OUR RELATIONSHIPS WITH THE PHYSICIANS WHO USE OUR FACILITIES. OUR ABILITY TO PROVIDE MEDICAL SERVICES AT OUR FACILITIES WOULD BE IMPAIRED AND OUR REVENUES REDUCED IF WE ARE NOT ABLE TO MAINTAIN THESE RELATIONSHIPS.

    Our business depends upon the efforts and success of the physicians who provide medical services at our facilities and the strength of our relationships with these physicians. Our revenues would be reduced if we lost our relationship with a key physician or group of physicians or the physician or group reduces his or its use of our facilities. In addition, any failure of these physicians to maintain the quality of medical care provided or to otherwise adhere to professional guidelines at our surgical facilities or any damage to the reputation of a key physician or group of physicians could damage our reputation, subject us to liability and significantly reduce our revenues. For example, in six of our surgery centers an affiliated group of physicians at each surgery center generates the majority of the cases performed at the surgery center. If we fail to maintain our relationships with these physicians, the revenues of these six surgery centers, in particular, and our revenues, in general, would be reduced.

OUR EUROPEAN OPERATIONS, WHICH WE PLAN TO EXPAND, ARE SUBJECT TO UNIQUE RISKS. IF ANY OF THESE EVENTS ACTUALLY OCCUR, OUR FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED.

    Our international operations are located in Spain and the United Kingdom. For the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively, approximately 30% and 42% of our revenues were generated from operations in Spain, 53% and 39% from the United States and 17% and 19% from the United Kingdom. For 1999 and 1998, respectively, these percentages were 67% and 91% for Spain and 33% and 9% for the United States. We did not have operations in the United Kingdom before April 2000. We expect that revenue from our European operations will continue to account for a significant percentage of our total revenue. We have approved the purchase contract to acquire a private surgical hospital in Murcia, Spain and we may pursue additional acquisitions in Spain, the United Kingdom and other countries in Western Europe. Expansion of our European operations will require substantial financial resources and management attention. This focus of financial resources and management attention could have an adverse effect on our financial results. Our European operations are subject, and as they continue to develop may become increasingly subject, to risks such as:

    - competition with government-sponsored healthcare systems;

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    - changes in foreign regulatory requirements;

    - identifying, attracting, retaining and working successfully with qualified local management;

    - difficulties in staffing and managing geographically and culturally diverse, multinational operations;

    - foreign exchange risks; and

    - the possibility of an economic downturn in the Western European countries in which we operate, which could adversely affect the ability or willingness of employers and individuals in these countries to purchase private health insurance.

These or other factors could have a material adverse effect on our ability to successfully operate in Europe.

OUR REVENUES MAY BE REDUCED BY PENDING CHANGES IN THE SYSTEM OF PAYING FOR OUTPATIENT SURGICAL PROCEDURES UNDER THE MEDICARE PROGRAM.

    Medicare's system of paying for covered procedures performed in a surgery center may change in the future. On June 12, 1998, the Department of Health and Human Services proposed major revisions to the surgery center payment methodology. The proposed rule would increase the number of surgical procedure payment groups from eight to 105 and the number of procedures covered by the Medicare program from 2,280 to 2,499. All of the procedures that are paid at a particular rate would constitute a payment group. Therefore, each of the 2,499 procedures would be paid at one of the 105 prospectively determined payment rates.

    According to the Centers for Medicare and Medicaid Services, the payment rate for virtually every covered procedure performed in a surgery center would change under the proposed revisions to the payment methodology, with some procedures receiving a lower rate and others receiving a higher rate than they do currently. The Centers for Medicare and Medicaid Services has estimated that the proposed payment rates would reduce Medicare payments to surgery centers, in the aggregate, by 2% from current spending levels. We do not know at this time when the proposed revisions to this surgery payment methodology will be implemented.

    For the nine months ended September 30, 2001 and the year ended December 31, 2000, approximately 20% and 18%, respectively, of our domestic revenues were attributable to U.S. government healthcare programs, including Medicare and Medicaid. The changes discussed above could reduce our Medicare revenues, depending on the volume and type of procedures performed at a particular facility.

IF WE ARE UNABLE TO NEGOTIATE CONTRACTS AND MAINTAIN SATISFACTORY RELATIONSHIPS WITH MANAGED CARE ORGANIZATIONS OR OTHER THIRD-PARTY PAYORS, OUR REVENUES MAY DECREASE.

    Our competitive position has been, and will continue to be, affected by initiatives undertaken during the past several years by major domestic purchasers of healthcare services, including federal and state governments, insurance companies and employers, to revise payment methods and monitor healthcare expenditures in an effort to contain healthcare costs. As a result of these initiatives, managed care companies such as health maintenance and preferred provider organizations, which offer prepaid and discounted medical service packages, represent a growing segment of healthcare payors, the effect of which has been to reduce domestic healthcare facility revenue growth. Similarly, in the United Kingdom, most patients at private surgical hospitals have private healthcare insurance, either paid for by the patients or received as part of their employment compensation. In 2000, approximately 68% of our total revenues were attributable to patients with private insurance. The majority of our revenues in the United Kingdom are attributable to patients with private insurance. Our private surgical hospitals in the United Kingdom contract with healthcare insurers on an annual basis to provide services to insured patients.

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    In Spain, the majority of our revenues are attributable to patients with private insurance. Our private surgical hospitals in Spain contract with healthcare insurers on an annual basis to provide services to insured patients. In addition, our Spanish hospitals contract with the Spanish public healthcare system, which awards contracts based on a hospital's satisfaction of specified criteria. Currently, we have five contracts with the Spanish public healthcare system. The Spanish public healthcare system has the right to give priority to hospitals owned by nonprofit entities if the efficiency, quality and cost conditions of these entities are comparable to those of for profit hospitals. Our contracts with the Spanish public healthcare system typically have a term of less than one year and are renewable at the sole discretion of the Spanish public healthcare system. As the majority of our revenues in Spain are derived from private insurance companies, the annual negotiation of price increases is very important to the profitability of our hospitals. Any termination of an existing third-party contract could result in a significant loss of revenues and could have a material adverse effect on us.

    As an increasing percentage of domestic patients become subject to healthcare coverage arrangements with managed care payors, we believe that our success will continue to depend upon our ability to negotiate favorable contracts on behalf of our facilities with managed care organizations, employer groups and other private third-party payors. If we are unable to enter into these arrangements on satisfactory terms in the future we could be adversely affected. Many of these payors already have existing provider structures in place and may not be able or willing to change their provider networks. Similarly, if we fail to negotiate contracts with healthcare insurers in the United Kingdom and Spain on favorable terms, or if we fail to remain on insurers' networks of approved hospitals, it could have a material adverse effect on us. We could experience a material adverse effect to our operating results and financial condition as a result of the termination of existing third-party payor contracts.

EFFORTS TO REGULATE THE CONSTRUCTION, ACQUISITION OR EXPANSION OF HEALTHCARE FACILITIES COULD PREVENT US FROM ACQUIRING ADDITIONAL SURGERY CENTERS OR PRIVATE SURGICAL HOSPITALS, RENOVATING OUR EXISTING FACILITIES OR EXPANDING THE BREADTH OF SERVICES WE OFFER.

    Some states in the United States require prior approval for the construction, acquisition or expansion of healthcare facilities or expansion of the services they offer. In giving approval, these states consider the need for additional or expanded healthcare facilities or services. In Alabama, Georgia, Tennessee and New York, we are required to obtain certificates of need for capital expenditures exceeding a prescribed amount, changes in bed capacity or services offered and various other matters. Other states in which we now or may in the future operate may adopt similar legislation. Our costs of obtaining a certificate of need have been as much as $500,000. Spain also requires prior approval of the construction or expansion of healthcare facilities. In addition, private surgical hospitals in Spain must obtain a number of licenses, including a license to operate a pharmacy or to perform tests using radioactive materials. Although we have not previously been denied a certificate of need, we may not be able to obtain the certificates of need or other required approvals for additional or expanded facilities or services in the future. In addition, at the time we acquire a facility, we may agree to replace or expand the acquired facility. If we are unable to obtain required approvals, we may not be able to acquire additional surgery centers or private surgical hospitals, expand healthcare services we provide at these facilities or replace or expand acquired facilities.

NEW FEDERAL AND STATE LEGISLATIVE AND REGULATORY INITIATIVES RELATING TO PATIENT PRIVACY COULD REQUIRE US TO EXPEND SUBSTANTIAL SUMS ACQUIRING AND IMPLEMENTING NEW INFORMATION SYSTEMS, WHICH COULD NEGATIVELY IMPACT OUR FINANCIAL RESULTS.

    There are currently numerous legislative and regulatory initiatives at the U.S. state and federal levels addressing patient privacy concerns. In particular, the Health Insurance Portability and Accountability Act of 1996 contains provisions that may require us to acquire and implement expensive new computer systems and to adopt business procedures designed to protect the privacy of each of our

                                       23
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patient's individual health information. On December 28, 2000, the Department of
Health and Human Services released the final health privacy regulations, which generally require compliance by April 14, 2003. Proposed regulations addressing standards for the security of health information were issued by the Department of Health and Human Services on August 12, 1998. These regulations are expected to have a financial impact on the healthcare industry because they impose extensive new requirements and restrictions on the use and disclosure of identifiable patient information. We estimate the total cost of these systems and procedures to be $175,000. However, because of the proposed nature of the security regulations, we cannot fully predict the total financial or other impact of these regulations on our business and compliance with these regulations could require us to spend substantial additional sums, which could negatively impact our financial results. We believe that we are in material compliance with existing state and federal regulations relating to patient privacy. However, if we fail to comply with the newly released regulations, we could suffer civil penalties up to $25,000 per calendar year for each violation and criminal penalties with fines up to $250,000.

IF WE FAIL TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS.

    We are subject to many laws and regulations at the federal, state and local government levels in the domestic and European jurisdictions in which we operate. These laws and regulations require that our healthcare facilities meet various licensing, certification and other requirements, including those relating to:

    - physician ownership of our domestic facilities;

    - the adequacy of medical care, equipment, personnel, operating policies and procedures;

    - maintenance and protection of records; and

    - environmental protection.

    We believe that we are in material compliance with applicable laws and regulations. However, if we fail or have failed to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in Medicare, Medicaid and other government sponsored healthcare programs. A number of initiatives have been proposed during the past several years to reform various aspects of the healthcare system, both domestically and in the European jurisdictions in which we operate. In the future, different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. Current or future legislative initiatives or government regulation may have a material adverse effect on our operations or reduce the demand for our services.

    In pursuing our growth strategy, we may expand our presence into new geographic markets, including additional foreign countries. In entering a new geographic market, we will be required to comply with laws and regulations of jurisdictions that may differ from those applicable to our current operations. If we are unable to comply with these legal requirements in a cost-effective manner, we may be unable to enter new geographic markets.

IF A FEDERAL OR STATE AGENCY ASSERTS A DIFFERENT POSITION OR ENACTS NEW LAWS OR REGULATIONS REGARDING ILLEGAL REMUNERATION UNDER THE MEDICARE OR MEDICAID PROGRAMS, WE MAY BE SUBJECT TO CIVIL AND CRIMINAL PENALTIES, EXPERIENCE A SIGNIFICANT REDUCTION IN OUR REVENUES OR BE EXCLUDED FROM PARTICIPATION IN THE MEDICARE AND MEDICAID PROGRAMS.

    The federal Anti-Kickback Statute prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring items or services payable by Medicare, Medicaid, or any other federally funded healthcare program. Additionally, the Anti-Kickback Statute prohibits any form of

                                       24
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remuneration in return for purchasing, leasing, or ordering or arranging for or recommending the purchasing, leasing or ordering of items or services payable by Medicare, Medicaid or any other federally funded healthcare program. The Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. Violations of the Anti-Kickback Statute may result in substantial civil or criminal penalties, including criminal fines of up to $25,000 and civil penalties of up to $50,000 for each violation, plus three times the remuneration involved or the amount claimed and exclusion from participation in the Medicare and Medicaid programs. The exclusion, if applied to our surgery centers or private surgical hospitals, could result in significant reductions in our revenues which could have a material adverse effect on our business.

    In July 1991, the Department of Health and Human Services issued final regulations defining various "safe harbors." Two of the safe harbors issued in 1991 apply to business arrangements similar to those used in connection with our surgery centers and private surgical hospitals: the "investment interest" safe harbor and the "personal services and management contracts" safe harbor. However, the structure of the limited partnerships and limited liability companies operating our surgery centers and private surgical hospitals, as well as our various business arrangements involving physician group practices, do not satisfy all of the requirements of either safe harbor. Therefore, our business arrangements with our surgery centers, private surgical hospitals and physician groups do not qualify for "safe harbor" protection from government review or prosecution under the Anti-Kickback Statute. Since there is no legal requirement that transactions with referral sources fit within a safe harbor, a business arrangement that does not substantially comply with the relevant safe harbor is not necessarily illegal under the Anti-Kickback Statute.

    On November 19, 1999, the Department of Health and Human Services promulgated final regulations creating additional safe harbor provisions, including a safe harbor that applies to physician ownership of or investment interests in surgery centers. The surgery center safe harbor protects four types of investment arrangements (1) surgeon-owned surgery centers, (2) single-specialty surgery centers, (3) multi-specialty surgery centers, and (4) hospital/physician surgery centers. Each category has its own requirements with regard to what type of physician may be an investor in the surgery center. In addition to the physician investor, the categories permit an "unrelated" investor, who is a person or entity that is not in a position to provide items or services related to the surgery center or its investors. Our business arrangements with our surgery centers typically consist of one of our subsidiaries being an investor in each limited partnership or limited liability company that owns the surgery center, in addition to providing management and other services to the surgery center. As a result, these business arrangements do not comply with all the requirements of the surgery center safe harbor, and, therefore, are not immune from government review or prosecution.

    Although we believe that our business arrangements do not violate the Anti-Kickback Statute, a government agency or a private party may assert a contrary position. Additionally, new domestic federal or state laws may be enacted that would cause our relationships with the physician investors to become illegal or result in the imposition of penalties against us or our facilities. If any of our business arrangements with physician investors were deemed to violate the Anti-Kickback Statute or similar laws, or if new domestic federal or state laws were enacted rendering these arrangements illegal, our business could be adversely affected.

IF PHYSICIAN SELF-REFERRAL LAWS ARE INTERPRETED DIFFERENTLY OR IF OTHER LEGISLATIVE RESTRICTIONS ARE ISSUED, WE COULD INCUR A SIGNIFICANT LOSS OF REIMBURSEMENT REVENUES.

    The U.S. federal physician self-referral law, commonly referred to as the Stark Law, prohibits a physician from making a referral for a designated health service to an entity if the physician or a member of the physician's immediate family has a financial relationship with the entity. The original Stark Law, commonly known as Stark I, only addressed referrals involving clinical laboratory services. However, in 1995 additional legislation, commonly known as Stark II, expanded the ban on self-

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referrals by adding the following services to the definition of "designated health services": physical therapy services; occupational therapy services; radiology services; radiation therapy services and supplies; durable medical equipment and supplies; parenteral and enteral nutrients, equipment and supplies; prosthetics, orthotics, and prosthetic devices and supplies; home health services; outpatient prescription drugs; and inpatient and outpatient hospital services.

    The Department of Health and Human Services issued a portion of the Stark II final rule, which it called "Phase I," on January 4, 2001. The Phase I regulations, which are generally scheduled to take effect on January 4, 2002, address some of the ownership and investment interest exceptions and compensation arrangement exceptions found in the Stark Law. Phase II of the final rule will address, among other things, any comments made in response to the Phase I final rule, the remaining ownership and investment interest exceptions and compensation arrangement exceptions, the reporting requirements, sanctions and the Stark Law's application to the Medicaid program. Under current regulations interpreting Stark I and under the Phase I regulations, services that would otherwise constitute designated health services, but that are paid by Medicare as part of the surgery center payment rate, are not designated health services for purposes of the Stark Law.

    In addition, we believe that physician ownership of surgery centers is not prohibited by similar self-referral statutes enacted at the state level. However, the Stark Law and similar state statutes are subject to different interpretations with respect to many important provisions. Violations of these self-referral laws may result in substantial civil or criminal penalties, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Exclusion of our surgery centers or private surgical hospitals from these programs through future judicial or agency interpretation of existing laws or additional legislative restrictions on physician ownership or investments in healthcare entities could result in significant loss of reimbursement revenues.

    In Spain, there is legislation which prohibits physicians who have contracted with the Spanish public healthcare system on an exclusive basis from rendering services in a private hospital. Spanish legislation also prohibits physicians rendering services within the Spanish public healthcare system on a non-exclusive basis from rendering services to Spanish public healthcare system patients in private hospitals such as ours. Violations of these laws could result in administrative fines or termination of our alliance with the Spanish public healthcare system. If the physicians who use our Spanish facilities violate these regulations and their or our contracts are terminated with the Spanish public healthcare system, preventing them from continuing to use our facilities, we could experience a significant loss of revenues in Spain.

IF LAWS GOVERNING THE CORPORATE PRACTICE OF MEDICINE CHANGE, WE MAY BE REQUIRED TO RESTRUCTURE SOME OF OUR DOMESTIC RELATIONSHIPS WHICH MAY RESULT IN SIGNIFICANT COSTS TO US AND DIVERT OTHER RESOURCES.

    The laws of various domestic jurisdictions in which we operate or may operate in the future do not permit business corporations to practice medicine, exercise control over physicians who practice medicine or engage in various business practices, such as fee-splitting with physicians. The interpretation and enforcement of these laws vary significantly from state to state. We are not required to obtain a license to practice medicine in any jurisdiction in which we own or operate a surgery center or private surgical hospital because our facilities are not engaged in the practice of medicine. The physicians who utilize our facilities are individually licensed to practice medicine. In most instances, the physicians and physician group practices performing medical services at our facilities do not have investment or business relationships with us other than through the physicians' ownership interests in the partnerships or limited liability companies that own and operate our facilities and the service agreements we have with some of those physicians.

    As a result of our acquisition of OrthoLink, we provide management services to a number of physicians and physician group practices affiliated with OrthoLink. Although we believe that our arrangements with these and other physicians and physician group practices comply with applicable

                                       26
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laws, a government agency charged with enforcement of these laws, or a private party, might assert a contrary position. If our arrangements with these physicians and physician group practices were deemed to violate state corporate practice of medicine, fee-splitting or similar laws, or if new laws are enacted rendering our arrangements illegal, we may be required to restructure these arrangements, which may result in significant costs to us and divert other resources.

IF OUR DESIGNEES FOR OWNERSHIP AT NEW YORK FACILITIES ARE NOT APPROVED OR IF OUR OPERATIONS IN NEW YORK ARE FOUND TO NOT BE IN COMPLIANCE WITH NEW YORK LAW, WE MAY BE UNABLE TO CONTINUE OR EXPAND OUR OPERATIONS IN NEW YORK.

    New York law requires that corporations have natural persons as stockholders in order to be approved by the New York Department of Health as licensed healthcare facilities. Accordingly, we are not able to own interests in a partnership or limited liability company that owns an interest in a New York healthcare facility and may only operate a facility in New York if our designee for ownership of the facility is approved by the New York Department of Health. The New York Department of Health may determine that our relationship with our designee for ownership of the Day-Op Center of Long Island is not in compliance with New York law. New York law also prohibits any unauthorized delegation of management authority by a licensed healthcare facility. The law does permit a licensed facility to obtain various services from non-licensed entities; however, it is not clear what types of delegation constitute a violation. Further, New York regulatory authorities may not approve our pending application for a surgery center in conjunction with Mt. Sinai Health System. Although we believe that our operations and relationships in New York are in compliance with these New York laws, if New York regulatory authorities or a third party asserts a contrary position, we may be unable to continue or expand our operations in New York.

IF DOMESTIC REGULATIONS CHANGE, WE MAY BE OBLIGATED TO PURCHASE SOME OR ALL OF THE OWNERSHIP INTERESTS OF THE PHYSICIANS AFFILIATED WITH US.

    Upon the occurrence of various fundamental regulatory changes, we will be obligated to purchase some or all of the ownership interests of the physicians affiliated with us in the limited partnerships or limited liability companies that own and operate our surgery centers and private surgical hospitals. The regulatory changes that could create this obligation include changes that:

    - make illegal the referral of Medicare or other patients to our surgical facilities by physicians affiliated with us;

    - create the substantial likelihood that cash distributions from the limited partnerships or limited liability companies through which we operate our surgical facilities to physicians affiliated with us would be illegal; or

    - make illegal the ownership by the physicians affiliated with us of interests in the partnerships or limited liability companies through which we own and operate our surgical facilities.

At this time, we are not aware of any regulatory amendments or proposed changes that would trigger this obligation. Some of our limited partnership and limited liability company agreements allow us to use shares of our common stock as consideration for the purchase of a physician's ownership interest. In the event that we are required to purchase all of the physicians' ownership interests and our common stock does not maintain a sufficient valuation, we could be required to use our cash resources for the acquisitions, the total cost of which we estimate to be up to $40 million. Our existing capital resources would not be sufficient for us to meet this obligation. The creation of these obligations and the possible termination of our affiliation with these physicians could have a material adverse effect on us.

IF WE BECOME SUBJECT TO SIGNIFICANT LEGAL ACTIONS, WE COULD BE SUBJECT TO SUBSTANTIAL UNINSURED LIABILITIES.

    In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We do not employ any of the physicians who conduct surgical procedures at our facilities and the governing documents of each of our surgery centers require physicians who conduct surgical procedures at our surgery centers to maintain stated amounts of insurance. Additionally, to protect us from the cost of these claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe to be appropriate for our operations. Currently, in the United States, we maintain professional liability insurance that provides coverage on a claims made basis of $1.0 million per incident and $3.0 million in annual aggregate amount per facility. We also maintain general liability insurance coverage of $1.0 million per occurrence and $2.0 million in annual aggregate amount per facility, as well as business interruption insurance and property damage insurance. In addition, we maintain umbrella liability insurance in the aggregate amount of $10.0 million. In the United Kingdom, we maintain general public insurance in the amount of $5.0 million, malpractice insurance in the amount of $3.0 million and property and business interruption insurance. In Spain, we maintain property damage insurance in the amount of $30.0 million and general liability insurance coverage of $550,000 per accident and victim per year per facility and $2.2 million at the group level. However, our insurance coverage may not cover all claims against us or continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, we could be adversely affected.

IF WE ARE UNABLE TO EFFECTIVELY COMPETE FOR PHYSICIANS, STRATEGIC RELATIONSHIPS, ACQUISITIONS AND MANAGED CARE CONTRACTS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

    The healthcare business is highly competitive. We compete with other healthcare providers, primarily hospitals, in recruiting physicians and contracting with managed care payors in each of our markets. In Spain and the United Kingdom, we also compete with these countries' national health systems in our recruitment of healthcare professionals. There are major unaffiliated hospitals in each market in which we operate. These hospitals have established relationships with physicians and payors. In addition, other companies either are currently in the same or similar business of developing, acquiring and operating surgery centers and private surgical hospitals or may decide to enter our business. Many of these companies have greater financial, research, marketing and staff resources than we do. We may also compete with some of these companies for entry into strategic relationships with healthcare systems and healthcare professionals. If we are unable to compete effectively with any of these entities, we may be unable to implement our business strategies successfully and our business could be adversely affected.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND OUR SENIOR MANAGEMENT HAS BEEN KEY TO OUR GROWTH, WE MAY BE ADVERSELY AFFECTED IF WE LOSE ANY MEMBER OF OUR SENIOR MANAGEMENT.

    We are highly dependent on our senior management, including Donald E. Steen, our parent's chairman and chief executive officer, William H. Wilcox, our parent's president, and Gabriel Masfurroll, president of our parent's Spanish operations. Although we have employment agreements with Mr. Steen and Mr. Wilcox, we do not maintain "key man" life insurance policies on any of our officers. Because our senior management has contributed greatly to our growth since inception, the loss of key management personnel or our inability to attract, retain and motivate sufficient numbers of qualified management personnel could have a material adverse effect on us.

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                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    In connection with the issuance of the old notes, we entered into a registration rights agreement under which we agreed to:

    - within 90 days after the issue date, file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the old notes for new notes of ours having terms substantially identical in all material respects to the old notes except with respect to transfer restrictions;

    - use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the issue date;

    - as soon as practicable after the effectiveness of the registration statement offer the new notes in exchange for surrender of the old notes; and

    - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes.

    For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of such old note a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or, if no interest has been paid on such old note, from the date of its original issue.

    Under existing Securities and Exchange Commission interpretations, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents to us in the exchange offer that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the Securities and Exchange Commission; PROVIDED, HOWEVER, that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the registration statement. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

    Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the new notes for 180 days following the effective date of such registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

    A holder of old notes (other than certain specified holders) who wishes to exchange old notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our "affiliate," as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    In the event that:

        (1) any change of law or in applicable interpretations thereof by the staff of the Securities and Exchange Commission do not permit us to effect an exchange offer; or

        (2) for any other reason we do not consummate the exchange offer within 220 days of the issue date; or

        (3) an initial purchaser of the old notes notifies us following consummation of the exchange offer that old notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

        (4) certain holders are prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer or do not receive freely tradeable new notes in the exchange offer, then we will, subject to certain exceptions:

        (1) promptly file a shelf registration statement with the Securities and Exchange Commission covering resales of the old notes or the new notes, as the case may be, on or prior to the date which is the 75th day after the date on which the obligation to file the shelf registration statement arises;

        (2) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 75th day after the shelf filing date; and

        (3) use our reasonable best efforts to keep the shelf registration statement effective until the earliest of (A) the time when the old or new notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under Rule 144, (B) two years from the effective date of the shelf registration statement and (C) the date on which all old or new notes registered under the shelf registration statement are disposed of in accordance with the shelf registration statement.

    We will, in the event the shelf registration statement is filed, among other things, provide to each holder for whom the shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unregistered resales of the old notes or the new notes, as the case may be. A holder selling old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification obligations).

    We will pay additional cash interest on the applicable old notes and new notes, subject to certain exceptions:

    (1) if the registration statement of which this prospectus forms a part is not declared effective by the Securities and Exchange Commission on or prior to the 180th day after the issue date of the old notes;

    (2) if the exchange offer is not consummated on or before the 40th day after the registration statement is declared effective;

    (3) if obligated to file the shelf registration statement, we fail to file the shelf registration statement with the Securities and Exchange Commission on or prior to the shelf filing date;

    (4) if obligated to file the shelf registration statement, the shelf registration statement is not declared effective on or prior to the 75th day after the shelf filing date; or

    (5) after the registration statement or the shelf registration statement, as the case may be, is declared effective, that registration statement ceases to be effective or usable (subject to some exceptions);

from and including the date on which any registration default shall occur to but excluding the date on which all registration defaults have been cured.

    The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and this rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.25% per annum. We will pay additional interest on regular interest payment dates. The additional interest will be in addition to any other interest payable from time to time with respect to the old notes and the new notes.

    All references in the indenture, in any context, to any interest or other amount payable on or with respect to the old notes or new notes shall be deemed to include any additional interest pursuant to the registration rights agreement.

    If we effect the exchange offer, we will be entitled to close the exchange offer 30 days after its commencement provided that we have accepted all old notes theretofore validly tendered in accordance with the terms of the exchange offer.

RESALE OF NEW NOTES

    Based on no action letters of the Securities and Exchange Commission staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

    - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

    - such new notes are acquired in the ordinary course of your business; and

    - you do not intend to participate in the distribution of such new notes.

    The Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.

    If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

    - you cannot rely on such interpretations by the Securities and Exchange Commission staff; and

    - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

    Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only for new notes and only in integral multiples of $1,000.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

    As of the date of this prospectus, $150,000,000 aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

    We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

    We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

    If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

    We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    Each broker-dealer that receives new notes for its own account in exhange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

EXPIRATION DATE

    The exchange offer will expire at 5:00 p.m. New York City time on February 13, 2002 unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

    We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

    - to delay accepting for exchange any old notes,

    - to extend the exchange offer, or

    - to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

    Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

    We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

    In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

    These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    HOW TO TENDER GENERALLY

    Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

    - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

       - mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

       - comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

    In addition, either:

    - the exchange agent must receive old notes along with the letter of transmittal;

    - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

    - the holder must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to the expiration date.

    The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

    The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or old notes to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

    HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

    If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

    - make appropriate arrangements to register ownership of the old notes in your name; or

    - obtain a properly completed bond power from the registered holder of old notes.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

    SIGNATURES AND SIGNATURE GUARANTEES

    You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal;

    - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

    WHEN YOU NEED ENDORSEMENTS OR BOND POWERS

    If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

    If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

    TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

    The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

    The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    - DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering old notes that are the subject of such book-entry confirmation;

    - such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

    - the agreement may be enforced against such participant.

    DETERMINATIONS UNDER THE EXCHANGE OFFER

    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determinations will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    WHEN WE WILL ISSUE NEW NOTES

    In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

    RETURN OF OLD NOTES NOT ACCEPTED OR EXCHANGED

    If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. In the case of old notes tendered by book-entry transfer in the exchange agent's account at DTC according to the procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

    YOUR REPRESENTATIONS TO US

    By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

    - any new notes that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes within the meaning of the Securities Act;

    - if you are not a broker-dealer that you are not engaged in and do not intend to engage in the distribution of the new notes;

    - if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

    - you are not our "affiliate," as defined in Rule 405 of the Securities Act or if you are our "affiliate" that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

    - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

    - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       - setting forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered,

       - stating that the tender is being made thereby, and

       - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date.

    For a withdrawal to be effective:

    - the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal, or

    - you must comply with the appropriate procedures of DTC's automated tender offer program system.

    Any notice of withdrawal must:

    - specify the name of the person who tendered the old notes to be withdrawn, and

    - identify the old notes to be withdrawn, including the principal amount of such old notes.

    If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

    We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

    Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

    - Securities and Exchange Commission registration fees;

    - fees and expenses of the exchange agent and trustee;

    - accounting and legal fees and printing costs; and

    - related fees and expenses.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

    - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

    - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

    If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

ACCOUNTING TREATMENT

    We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

OTHER

    Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

    We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

    Each broker-dealer that receives new notes for its own account in exchange for old notes, where such were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

                                USE OF PROCEEDS

    The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness.

    We received approximately $142.8 million from the offering of the old notes, after deducting the initial purchasers' discounts and the expenses of that offering. We used the net proceeds of that offering as follows:

    - to make a subordinated intercompany loan to our subsidiary, USP Domestic Holdings, Inc., which used those loan proceeds to repay, for a cash payment of $41.5 million, the outstanding principal balance, plus accrued and unpaid interest, under its domestic credit facility existing at that time;

    - to make a subordinated intercompany loan to our subsidiary, USP Domestic Holdings, Inc., which used those loan proceeds to redeem in full, for a cash payment of $36.0 million, its 10% senior subordinated notes outstanding at that time;

    - to make a subordinated intercompany loan, the proceeds from which were ultimately used by our indirect wholly-owned subsidiary, United Surgical Partners Europe, S.L., to repay, for a cash payment of $24.9 million, the outstanding principal balance, plus accrued and unpaid interest, under its credit facility in Spain;

    - to make a subordinated intercompany loan to our parent in the amount of $21.1 million, which used those loan proceeds to redeem in full all shares of its Series D redeemable preferred stock outstanding at that time; and

    - the balance for general corporate purposes, including acquisitions and to make subordinated intercompany loans to our indirect wholly-owned subsidiary, United Surgical Partners Europe, S.L., which used those loan proceeds to repay certain working capital lines of credit in Spain.

                                 CAPITALIZATION

    The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2001:

    - on an actual basis; and

    - as adjusted to give effect to the offering of the old notes and the application of the net proceeds therefrom and the exchange of the old notes for the new notes.

    You should read this table in conjunction with the other financial information appearing elsewhere in this prospectus.

                                                              SEPTEMBER 30, 2001   SEPTEMBER 30, 2001
                                                              ------------------   ------------------
                                                                    ACTUAL            AS ADJUSTED
Cash and cash equivalents...................................       $ 15,572             $ 48,623
                                                                   ========             ========
Current portion of long-term debt...........................       $ 11,951             $ 11,951
Long-term debt:
  Capitalized lease obligations and other debt..............         42,231               42,231
  Credit Facilities:
    Existing domestic credit facility(1)....................         14,800                   --
    Spanish credit facility.................................         24,900                   --
    United Kingdom credit facility..........................         34,266               34,266
  Subordinated debt.........................................         31,191(2)           148,835(3)
                                                                   --------             --------
    Total debt..............................................       $159,339             $237,283
                                                                   --------             --------
Series D redeemable preferred stock, $0.01 par value per
  share; 40,000 shares authorized and 20,000 shares issued
  and outstanding, actual; 40,000 shares authorized and no
  shares outstanding, pro forma.............................       $ 20,597             $     --
Stockholders' equity:
  Common stock, $0.01 par value; 200,000,000 shares
    authorized, 24,292,452 shares outstanding, actual and
    pro forma...............................................            243                  243
  Additional paid-in capital................................        264,916              264,916
  Treasury stock, at cost, 136,965 shares...................         (1,819)              (1,819)
  Deferred compensation.....................................           (400)                (400)
  Receivables from sales of common stock....................         (2,598)              (2,598)
  Accumulated other comprehensive loss, net of tax..........        (13,940)             (13,940)
  Accumulated deficit.......................................        (14,939)             (21,560)
                                                                   --------             --------
    Total stockholders' equity..............................        231,463              224,842
                                                                   --------             --------
      Total capitalization..................................       $411,399             $462,125
                                                                   ========             ========

--------------
(1) Subsequent to September 30, 2001, we have borrowed an additional
    $26.7 million. All borrowings under this credit facility were repaid with a portion of the net proceeds of the offering of the old notes. Concurrently with the consummation of the old notes we entered into our amended and restated credit facility, which provides for borrowings of up to $85.0 million. See "Description of Credit Facilities--Amended and Restated Credit Facility."
(2) The subordinated debt was issued at a discount. The difference between the carrying amount of subordinated debt as of September 30, 2001 and the $36.0 million amount of debt redeemed with the net proceeds of the offering of the old notes is attributable to the unamortized portion of the discount.
(3) The $150.0 million of the old notes were priced at a discount of $1.165 million.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The selected consolidated statement of operations data set forth below for the period from February 27, 1998 (inception) through December 31, 1998 and the years ended December 31, 1999 and 2000, and the consolidated balance sheet data at December 31, 1999 and 2000, are derived from our consolidated financial statements. These consolidated financial statements, which have been audited by KPMG LLP, independent auditors, are included elsewhere in this prospectus, and are qualified by this reference to them. The selected consolidated statement of operations data for the nine months ended September 30, 2000 and 2001, and the consolidated balance sheet data at September 30, 2000 and 2001 are derived from unaudited financial statements included elsewhere in this prospectus. We have prepared the unaudited information on the same basis as the audited consolidated financial statements and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our consolidated financial position at that date and our consolidated operating results for these periods.

    The historical results presented below are not necessarily indicative of results to be expected for any future period. The comparability of the financial and other data included in the table is affected by our parent's acquisition of OrthoLink on February 12, 2001 and of Aspen Healthcare Holdings Limited on April 6, 2000 as well as other acquisitions completed since our inception. For a more detailed explanation of this financial data, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Summary Pro Forma Financial Statements" and the consolidated financial statements and related notes included elsewhere in this prospectus.

    EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows provided by operating activities or any other measure of operating performance calculated in accordance with generally accepted accounting principles. EBITDA is widely used by financial analysts as a measure of financial performance. Our calculation of EBITDA may be comparable to similarly titled measures reported by other companies.

                                                                     YEAR ENDED
                                             PERIOD FROM            DECEMBER 31,
                                          FEBRUARY 27, 1998    ----------------------       NINE MONTHS ENDED
                                             (INCEPTION)                                      SEPTEMBER 30,
                                               THROUGH                       2000       -------------------------
                                          DECEMBER 31, 1998      1999     RESTATED(A)      2000          2001
                                          ------------------   --------   -----------   -----------   -----------
                                                                                        (UNAUDITED)   (UNAUDITED)
                                                                  (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Total revenues..........................       $20,572         $ 70,413    $138,408      $ 97,932      $174,515
Operating expenses excluding
  depreciation and amortization.........        22,788           65,635     116,621        81,489       131,829
Depreciation and amortization...........         2,015            7,875      14,138         9,866        19,190
                                               -------         --------    --------      --------      --------

Operating income (loss).................        (4,231)          (3,097)      7,649         6,577        23,496
Other income (expense):
  Interest income.......................           722              329         912           854           696
  Interest expense......................          (497)          (3,144)    (12,540)       (8,819)      (13,734)
  Other.................................          (246)            (362)       (782)         (711)          (49)
                                               -------         --------    --------      --------      --------

Income (loss) before minority
  interest..............................        (4,252)          (6,275)     (4,761)       (2,099)       10,409
Minority interest in (income) loss of
  consolidated subsidiaries.............            23             (118)     (2,332)       (1,179)       (5,175)
Net income (loss).......................       $(3,928)        $ (6,844)   $ (8,163)     $ (3,899)     $  3,996
Net income (loss) attributable to common
  stockholders(b).......................        (4,356)          (8,540)    (14,134)       (8,917)        1,745

OTHER DATA:
Number of facilities operated as of the
  end of period.........................            16               28          33            31            45
EBITDA..................................       $(2,216)        $  4,778    $ 21,787      $ 16,443      $ 42,686
Ratio of earnings to fixed charges......                                                                  1.36x
Fixed charge coverage deficiency........       $ 4,640         $  7,229    $  9,408      $  5,412

----------------

(a) On September 6, 2001, we were advised by the Commission that, based on the facts and circumstances presented by us, Day-Op Center of Long Island, Inc. must be consolidated pursuant to an interpretation of EITF 97-2. As a result, we have restated our consolidated financial statements in order to consolidate a previously unconsolidated entity.

(b) Includes preferred stock dividends of $428, $1,696, $5,971, $5,018 and $2,251 for the period from February 27, 1998 (inception) through December 31, 1998, the year ended December 31, 1999, the year ended December 31, 2000, the nine months ended September 30, 2000 and the nine months ended September 30, 2001, respectively.

                                                    AS OF DECEMBER 31,
                                             ---------------------------------      AS OF SEPTEMBER 30,
                                                                      2000       -------------------------
                                               1998       1999     RESTATED(A)      2000          2001
                                             --------   --------   -----------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital............................  $ 18,490   $ 10,461    $(58,213)      $ 3,201      $ 19,750
Cash and cash equivalents..................     4,965      3,716       3,451         6,422        15,572
Total assets...............................   124,792    176,703     330,396       292,755       496,531
Total debt.................................    11,675     72,684     187,766       162,860       159,339
Redeemable preferred stock.................    34,344     36,040      32,819        32,175        20,597
Total stockholders' equity.................    52,103     36,571      48,797        48,637       231,463

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Consolidated Financial and Other Data" and our consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

    We were organized in February 1998 and we operate surgery centers and private surgical hospitals in the United States, Spain and the United Kingdom. We began operations on February 27, 1998, and our first acquisition was of one hospital and a group of clinics located in Barcelona, Spain in April 1998. We have grown through the acquisition of additional facilities in Spain, the United States and the United Kingdom as well as the development of new facilities in the United States. We have ownership interests in 35 surgery centers and one private surgical hospital and manage or operate through consulting agreements three additional surgery centers in the United States. Also in the United States, we own interests in and will operate three surgery centers and one private surgical hospital that are currently under construction. In Spain, we own and operate six private surgical hospitals, two surgery centers and a diagnostic facility. In the United Kingdom, we own and operate two private surgical hospitals and are developing a cancer treatment center. For the year ended December 31, 1999, our first full year in operation, we generated
$70.4 million of revenues and $4.8 million of EBITDA. For the year ended December 31, 2000, our revenues had grown to $138.4 million and our EBITDA had grown to $21.8 million.

ACQUISITIONS, EQUITY INVESTMENTS AND DEVELOPMENT PROJECTS

    During October 2001, we acquired a 66% interest in a surgical facility in Sarasota, Florida for a total consideration of approximately $3.4 million in cash and approximately $1.3 million in assumed debt. During November 2001, we acquired an 80% interest in a surgical facility in West Covina, California for a total consideration of approximately $10.8 million in cash and approximately $1.2 million in assumed debt. We also acquired an 83% interest in a surgical facility in Fredericksburg, Virginia for a total consideration of approximately $6.3 million in cash, a warrant to acquire 25,000 shares of our parent's common stock at a price equal to approximately $16.45 per share and approximately $700,000 in assumed debt. In December 2001, we acquired a 35% interest in a surgical facility in Torrance, California for a total consideration of approximately $11.0 million.

    We have a definitive agreement to acquire a surgical hospital in Murcia, Spain for a total consideration of approximately $7.4 million in cash (of which $6.7 million will be paid upon the consummation of the acquisition and $0.7 million will be paid on the first anniversary of the consummation of the acquisition), approximately $0.3 million in assumed debt and approximately
$12.4 million in assumed capital lease obligations. We are awaiting approval from senior officials of the Catholic church and expect this acquisition to be consummated in January 2002 but can give you no assurances that this acquisition will be consummated.

    During July 2001, we acquired a controlling interest in a surgery center in Fort Worth, Texas for approximately $14.0 million in cash. We had previously operated this surgery center under a management contract. In addition, in July and August 2001, we opened newly developed surgery centers in Knoxville, Tennessee and Lawrenceville, Georgia.

    On February 12, 2001, we completed a merger with OrthoLink Physicians Corporation. The transaction was funded through the issuance of 3,390,939 shares of our common stock to OrthoLink stockholders. OrthoLink was incorporated in 1996 and, as of February 1, 2001, held a direct or indirect ownership interest in eight surgery centers. We also held an ownership interest in and managed one of these centers. OrthoLink managed six of the eight surgery centers in which it held an ownership

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
interest and managed two additional surgery centers in which it had no ownership interest. OrthoLink also provides specialized management services for hospitals. In addition, OrthoLink has service agreements with 14 physician groups in six states. OrthoLink's physician practice management operations are not, and are not expected to be in the future, a material part of our business. For the year ended December 31, 2000, OrthoLink had pro forma revenues of $45.2 million.

    In April 2000, we acquired 100% of the outstanding common stock of Aspen Healthcare Holdings Limited that owns and operates two private surgical hospitals in England. We paid approximately $89.2 million in cash for that acquisition, approximately $54.0 million of which we borrowed under a credit agreement denominated in British pounds with a commercial lender. Additionally, during 2000, we acquired two hospitals and a radiology center in Madrid, Spain through three separate transactions. We paid approximately $32.2 million for these three acquisitions, approximately $27.3 million of which we borrowed under a credit agreement denominated in Euros with a commercial lender. Also, during 2000, we opened two newly developed surgery centers in the United States. We have management contracts with and a minority ownership interest in each of these two centers.

    During 1999, we acquired interests in seven surgery centers in the United States and opened three additional newly developed surgery centers. We have management agreements with all of these centers and have ownership interests in nine of the ten, ranging from 10% to 100%. Our total investment related to these centers was approximately $42.1 million, $3.3 million of which we financed through convertible subordinated notes issued to a seller and the remaining $38.8 million of which we paid in cash. Additionally during 1999, we acquired a majority interest in a surgery center in Spain for approximately $1.6 million in cash.

    During 1998, we acquired four hospitals and a diagnostic center in Spain for total consideration of approximately $46.3 million, which we paid in cash. Also during 1998, we acquired ownership interests, ranging from 30% to 100%, in nine existing surgery centers in the United States and a surgery center project then under development in the United States, which opened during 1999. We entered into management contracts for these ten centers as well as management contracts with two additional surgery centers in the United States during 1998. Our investment in these United States centers totaled approximately $36.6 million in 1998, $4.5 million of which we funded with our capital stock and the remaining $32.1 million of which we paid in cash.

SOURCES OF REVENUE

    Revenues primarily include:

    - net patient services revenues for the facilities that we consolidate for financial reporting purposes, which are typically those in which we have ownership interests of greater than 50%; and

    - management and administrative service fees earned from, and our share of net income of, the non-consolidated facilities that we account for under the equity method of accounting. These amounts are included in revenues as these operations are central to our business strategy.

For the nine months ended September 30, 2001, revenue from net patient services represented approximately 86% of our total revenues as compared to 97% for the same period in 2000, and management and administrative service fees from and our share of net income of, the non-consolidated facilities accounted for under the equity method of accounting together with other income represented approximately 14% and 3% of our total revenues for the nine months ended September 30, 2001 and 2000, respectively. For 2000, revenue from net patient services represented approximately 96% of our total revenues, and management and administrative service fees from and our share of net income of, the non-consolidated facilities accounted for under the equity method of accounting together with other income represented approximately 4% of our total revenues. For 1999, revenue from net patient services represented approximately 91% of our total revenues, and management and administrative service fees from and our share of net income of, the non-consolidated facilities accounted for under the equity method of accounting together with other income represented approximately 9% of our total revenues. For the 1998 fiscal period, revenue from net patient services represented approximately 93% of our total revenues, and management and administrative service fees from and our share of net income of, the non-consolidated facilities accounted for under the equity method of accounting together with other income represented approximately 7% of our total revenues.

    For the nine months ended September 30, 2001, approximately 53% of our revenues were generated from operations in the United States and 47% from Western Europe. For the year ended December 31, 2000, approximately 39% of our revenues were generated from operations in the United States and 61% from Western Europe. For 1999 and 1998, respectively, these percentages were 67% and 91% for Western Europe and 33% and 9% for the United States.

RESULTS OF OPERATIONS

    The following table summarizes certain statements of operations items expressed as a percentage of revenues for the periods indicated:

                                                                                                  NINE MONTHS
                                                                            YEARS ENDED              ENDED
                                                   FEBRUARY 27, 1998       DECEMBER 31,          SEPTEMBER 30,
                                                  (INCEPTION) THROUGH   -------------------   -------------------
                                                   DECEMBER 31, 1998      1999       2000       2000       2001
                                                  -------------------   --------   --------   --------   --------
Total revenues..................................         100.0%          100.0%     100.0%     100.0%     100.0%
Operating expenses, excluding depreciation and
  amortization..................................         110.8            93.2       84.3       83.2       75.5
                                                         -----           -----      -----      -----      -----
EBITDA..........................................         (10.8)            6.8       15.7       16.8       24.5
Minority interest in (income) loss of
  consolidated subsidiaries.....................           0.1            (0.2)      (1.7)       1.2        3.0
Depreciation and amortization...................           9.8            11.2       10.2       10.1       11.0
Interest and other expense (income), net........          (0.1)            4.5        9.0        8.9        7.5
                                                         -----           -----      -----      -----      -----
Income (loss) before income taxes...............         (20.6)           (9.1)      (5.2)      (3.4)       3.0
Income tax (expense) benefit....................           1.5            (0.6)      (0.7)      (0.6)      (0.7)
                                                         -----           -----      -----      -----      -----
Net income (loss)...............................         (19.1)%          (9.7)%     (5.9)%     (4.0)%      2.3%
                                                         =====           =====      =====      =====      =====

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 2000

    Revenues increased by $76.6 million, or 78%, to $174.5 million for the nine months ended September 30, 2001 from $97.9 million for the nine months ended September 30, 2000. Of this increase in revenues, $40.7 million was contributed by facilities acquired since September 30, 2000, of which $34.7 million was contributed by OrthoLink. An additional $10.2 million was attributable to revenue generated in the first quarter of fiscal 2001 by the two hospitals in the United Kingdom. These hospitals were acquired on April 6, 2000. The exchange rate of the European currencies to the U.S. dollar was lower in the nine months ended September 30, 2001 as compared to the same period in the prior year, resulting in a negative impact of $2.7 million on period over period revenues for the facilities in Western Europe that were owned in both 2001 and 2000 ("same store" facilities). Absent this foreign exchange impact, same store facilities in Western Europe contributed $7.2 million more to consolidated revenue in the nine months ended September 30, 2001 as compared to the same period in 2000. The remaining increase in revenues was contributed by same store U.S. facilities, which performed approximately 16% more cases in the nine months ended September 30, 2001 as compared to the nine months ended September 30, 2000.

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
    Operating expenses, excluding depreciation and amortization, increased by $50.3 million, or 62%, to $131.8 million for the nine months ended
September 30, 2001 from $81.5 million for the nine months ended September 30, 2000. Operating expenses, excluding depreciation and amortization, as a percentage of revenues, decreased to 75.5% for the nine months ended September 30, 2001 from 83.2% for the nine months ended September 30, 2000, primarily as a result of improved economies of scale as we expanded.

    EBITDA less minority interest increased $22.2 million, or 146%, to $37.5 million for the nine months ended September 30, 2001 from $15.3 million for the nine months ended September 30, 2000. Of this increase in EBITDA less minority interest, $14.1 million was contributed by facilities acquired since September 30, 2000. EBITDA less minority interest, as a percentage of revenues, increased to 21.5% for the nine months ended September 30, 2001 from 15.6% for the nine months ended September 30, 2000, primarily as a result of leveraging our operational management and corporate overhead expenses over the increased revenue.

    Depreciation and amortization increased $9.3 million, or 95%, to $19.2 million for the nine months ended September 30, 2001 from $9.9 million for the nine months ended September 30, 2000 as a result of amortization of the goodwill and other intangibles and depreciation of the additional property and equipment associated with the acquisitions completed during 2000 and the first nine months of 2001. Depreciation and amortization, as a percentage of revenues, increased to 11.0% for the nine months ended September 30, 2001 from 10.1% for the nine months ended September 30, 2000.

    Interest expense, net of interest income, increased 64% to $13.0 million for the nine months ended September 30, 2001 from $8.0 million for the nine months ended September 30, 2000 as a result of additional borrowings to finance acquisitions.

    Provision for income taxes was $1.2 million for the nine months ended September 30, 2001 and $0.6 million for the nine months ended September 30, 2000. Our results for the nine months ended September 30, 2001 include a full nine months of results of our United Kingdom subsidiaries, which were acquired in April 2000. Our United Kingdom operations have a higher effective tax rate than our U.S. operations because of net operating losses utilized to offset current U.S. taxable income.

    Net income was $4.0 million for the nine months ended September 30, 2001 as compared to a net loss of $3.9 million for the nine months ended September 30, 2000. This $7.9 million improvement primarily results from the increased revenues and improved economies of scale related to expenses discussed above.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

    Revenues increased by $68.0 million, or 97%, to $138.4 million for the year ended December 31, 2000 from $70.4 million for the year ended December 31, 1999. Of this increase in revenues, $38.1 million was contributed by facilities we acquired during 2000, of which $26.2 million was generated by the two hospitals we acquired in the United Kingdom in April 2000, $11.9 million was generated by two facilities we acquired in Spain in March 2000 and November 2000. The exchange rate of the Euro to the U.S. dollar declined during 2000, resulting in a negative impact of $6.4 million on same store revenues for the facilities in Spain relative to 1999. Excluding this foreign exchange impact, same store facilities in Spain contributed $46.7 million to consolidated revenues in 2000, an increase of $6.1 million over 1999. The remaining increase in revenues was contributed by U.S. facilities.

    Operating expenses, excluding depreciation and amortization, increased by $51.0 million, or 78%, to $116.6 million for the year ended December 31, 2000 from $65.6 million for the year ended December 31, 1999. Operating expenses as a percentage of revenues decreased to 84.3% for the year ended December 31, 2000 from 93.2% for the year ended December 31, 1999, primarily as a result of leveraging our corporate overhead expenses over the increased revenue contributed by our facilities.

    EBITDA less minority interest increased $14.0 million, or 301%, to $18.7 million for the year ended December 31, 2000 from $4.7 million for the year ended December 31, 1999. EBITDA less minority interest, as a percentage of revenues, increased to 13.9% for the year ended December 31, 2000 from 6.6% for the year ended December 31, 1999, primarily as a result of leveraging our corporate overhead expenses over the increased revenue contributed by our facilities.

    Depreciation and amortization increased to $14.1 million, or 80%, for the year ended December 31, 2000 from $7.9 million for the year ended December 31, 1999, as a result of the amortization of goodwill and the depreciation of property and equipment we acquired during 1999 and 2000. Depreciation and amortization, as a percentage of revenues, decreased to 10.2% for the year ended December 31, 2000 from 11.2% for the year ended December 31, 1999.

    Interest expense, net of interest income, increased 313% to $11.6 million for the year ended December 31, 2000 from $2.8 million for the year ended December 31, 1999. Of the $8.8 million increase, approximately $6.6 million related to borrowings to finance acquisitions in Spain and the United Kingdom and the remainder of the increase was incurred in the U.S. as a result of the additional subordinated and commercial long-term debt incurred to finance acquisitions.

    Provision for income taxes increased 138% to $1.1 million for the year ended December 31, 2000 from $0.5 million for the year ended December 31, 1999. The $0.6 million increase resulted from taxable income in certain of our subsidiaries. Income tax regulations in Spain do not allow pretax losses from one legal entity to offset pretax income in other entities until common ownership at certain levels exists for a specified period of time. Additionally, in some instances, state income tax regulations in the U.S. prevent this type of offsetting for state income tax purposes. Accordingly, we have incurred income tax expense in spite of our consolidated operating losses.

    Net loss increased by $1.3 million, or 19%, to $8.2 million for the year ended December 31, 2000 from $6.8 million for the year ended December 31, 1999 primarily as a result of the increases in depreciation and amortization and interest expense discussed above.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE PERIOD FROM FEBRUARY 27, 1998 (INCEPTION) THROUGH DECEMBER 31, 1998

    We do not believe that our results for the year ended December 31, 1999 are comparable to the period from February 27, 1998 through December 31, 1998, which we refer to as the "1998 fiscal period," because in the 1998 fiscal period we had fifty-seven fewer days of operations than we did in 1999.

    Revenues increased by $49.8 million, or 242%, to $70.4 million for the year ended December 31, 1999 from $20.6 million for the 1998 fiscal period. Our Spanish facilities contributed $28.3 million of this increase in revenues and our U.S. facilities contributed the remaining $21.5 million. We completed our initial acquisition of an operating entity, which owned a hospital and a group of clinics in Barcelona, Spain, in April 1998. We completed our acquisition of our initial U.S. operating entity in July 1998. Accordingly, all of our facilities contributing to our 1999 revenue were not owned or were not operational (in the case of development projects that opened during 1999) for a significant portion of the 1998 fiscal period.

    Operating expenses, excluding depreciation and amortization, increased by $42.8 million, or 188%, to $65.6 million in 1999 from $22.8 million in the 1998 fiscal period. This increase was primarily the result of our acquisitions and the development of facilities in 1998 and 1999 that we did not own or operate for a significant portion of the 1998 fiscal period. Operating expenses as a percentage of revenues decreased to 93.2% in 1999 from 110.8% for the 1998 fiscal period.

    EBITDA less minority interest increased $6.9 million to $4.7 million for the year ended December 31, 1999 from $(2.2) million for the 1998 fiscal period. EBITDA less minority interest, as a percentage of revenues, increased to 6.6% for the year ended December 31, 1999 from (10.7)% for the 1998 fiscal period, as a result of our leveraging of expenses.

    Depreciation and amortization increased 291% to $7.9 million for the year ended December 31, 1999 from $2.0 million for the 1998 fiscal period. The $5.9 million increase was a result of amortization of the goodwill and depreciation of the property and equipment associated with the acquisitions completed during these periods.

    For the year ended December 31, 1999, interest expense, net of interest income, was $2.8 million, as we borrowed funds from commercial lenders and issued subordinated notes to finance acquisitions. Interest income, net of interest expense, was $0.2 million for the 1998 fiscal period as a result of investing proceeds from our initial equity fundings prior to use of those funds for acquisitions.

    Provision for income taxes increased to $0.5 million for the year ended December 31, 1999 from an income tax benefit of $0.3 million for the 1998 fiscal period. The increase was a result of tax regulations restricting the offsetting of taxable income of legal entities with taxable losses at other legal entities. The income tax benefit of $0.3 million recognized for the 1998 fiscal period was a result of net operating loss carryforwards for some of our Spanish subsidiaries that were deemed realizable under U.S. generally accepted accounting principles.

    Net loss increased by $2.9 million, or 74%, to $6.8 million for the year ended December 31, 1999 from $3.9 million for the 1998 fiscal period primarily as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    On June 13, 2001, our parent received net proceeds of $130.7 million from an initial public offering of 10,350,000 shares of our common stock, which included 1,350,000 shares attributable to the underwriters' exercise of their over-allotment option. Net proceeds of the offering were used to redeem
$33.7 million of redeemable preferred stock and repay $91.3 million of bank indebtedness. The remaining $5.7 million, together with borrowings under USP Domestic Holdings' domestic credit facility, were used during the quarter ended September 30, 2001 to acquire a controlling interest in a surgery center in Fort Worth, Texas. Working capital was $19.7 million at September 30, 2001. During the nine months ended September 30, 2001, we generated $22.5 million of cash flows from operations as compared to $5.8 million during the nine months ended September 30, 2000. Our cash flows from operations increased by $6.8 million to $11.0 million for the year ended December 31, 2000 from cash flows from operations of $4.2 million for the year ended December 31, 1999. Our cash flows from operations increased by $3.6 million, or 575%, for the year ended
December 31, 1999 to $4.2 million from $0.6 million for the 1998 fiscal period. For the period from inception, February 27, 1998, through December 31, 2000, our cash requirements for acquisitions and purchases of property and equipment totaled $200.1 million, which we funded with a combination of $110.0 million we raised from the issuance of capital stock, $15.8 million of cash flows from operations and net borrowings of $74.3 million.

    During the nine months ended September 30, 2001, our net cash required for investing activities was $41.0 million, consisting of $26.1 million for the purchase of businesses, $15.7 million for the purchase of property and equipment, and net cash inflows from other investing activities of $0.8 million. The $26.1 million primarily represents purchases of new businesses, net of cash acquired, and incremental investments in unconsolidated affiliates, including the acquisition of the surgery center in Fort Worth, Texas for $14.0 million. Approximately $3.8 million of the property and equipment purchases related to ongoing development projects. The $41.0 million of cash required for investing activities was funded primarily with the cash flows from operations noted above and net borrowings under credit agreements with banks. Net cash provided during the nine months ended September 30, 2001 by financing activities totaled $30.6 million.

    In December 2001, we issued the old notes and received approximately
$142.8 million in net proceeds, after deducting the initial purchasers' discount and the expenses of that offering. We used those proceeds to finance the repayment of the outstanding indebtedness under our domestic credit facility and our credit facility in Spain, the redemption of the outstanding 10% senior subordinated notes of our subsidiary, USP Domestic Holdings, Inc., and the redemption of the outstanding shares of the Series D redeemable preferred stock of our parent. The balance of the proceeds received are being used for general corporate purposes, including acquisitions and the repayment of certain working capital lines of credit in Spain. See "Use of Proceeds." Concurrently with the consummation of the offering of the old notes, we entered into our amended and restated credit facility with a group of commercial lenders providing us with the ability to borrow up to $85.0 million to be used for acquisitions and general corporate purposes. Borrowings under our amended and restated credit facility mature on December 19, 2004. As of the date of this prospectus no borrowings are outstanding under this facility and approximately $85.0 is available for borrowing. See "Description of Credit Facilities--Amended and Restated Credit Facility."

    The indenture governing the new notes and our amended and restated credit facility contain various restrictive covenants including covenants that limit our and certain of our subsidiaries' ability to borrow money or guarantee other indebtedness, grant liens on our assets, make investments, use assets as security in other transactions, pay dividends on stock, enter into sale and leaseback transactions or sell assets or capital stock. See "Description of the New Notes" and "Description of Credit Facilities--Amended and Restated Credit Facility."

    The credit agreement in the United Kingdom provides for total borrowings of L42.0 million (approximately $61.7 million as of September 30, 2001) under three separate facilities. At September 30, 2001, total outstanding borrowings under the United Kingdom credit facility were approximately $36.3 million and approximately $18.1 million was available for borrowings. The United Kingdom credit facility specifies that of this available amount, $10.3 million be used not later than September 30, 2003 to retire demand notes payable to the former owners of our two hospitals in the United Kingdom. Borrowings under the United Kingdom credit facility bear interest at rates of 1.50% to 2.00% over LIBOR and mature in April 2010. We pledged the capital stock of our U.K. subsidiaries to secure borrowings under the United Kingdom credit facility. We were in compliance with all covenants under our credit agreements as of September 30, 2001.

    Currently, we (1) have three surgery centers and one private surgical hospital under construction in the United States, (2) have one cancer treatment center under development in the United Kingdom, and (3) have a definitive agreement to acquire a surgical hospital in Murcia, Spain for a total consideration of $7.4 million in cash, $12.4 million in assumed capital lease obligations and $0.3 million in assumed debt. With respect to the acquisition in Murcia, Spain, we are awaiting approval from senior officials of the Catholic church and expect the acquisition to be consummated in January 2002 but can give you no assurances that this acquisition will be consummated. A typical surgery center costs from $5.0 to $6.0 million to construct and fit out with equipment. These costs vary depending on the range of specialties that will be undertaken at the facility. We have budgeted amounts ranging from $4.5 million to $6.5 million for each of the three surgery centers that we have under construction in the United States, with an average expected cost of $5.3 million. For the surgery centers where construction has begun, financing has been put in place and no additional financing is needed. We typically fund development costs with approximately 50% debt at the facility level with the remainder provided as equity from the owners of the facility. Our ownership interests range from 10% to 100%, although we anticipate that our ownership interest in future facilities will range from 30% to 60%.

    Our acquisition and development program will require substantial capital resources, which we estimate to range from $40.0 million to $50.0 million per year over the next three years. In addition, the operations of our existing surgical facilities will require ongoing capital expenditures. We believe that existing funds, cash flows from operations, borrowings under our credit facilities and the net proceeds from this offering will provide sufficient liquidity for the next twelve months. Thereafter, it is likely that we will require additional debt or equity financing for these acquisitions and development projects. There are no assurances that needed capital will be available on acceptable terms, if at all. If we are unable to obtain funds when needed or on acceptable terms, we will be required to curtail our acquisition and development program.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We have exposure to interest rate risk related to our financing, investing and cash management activities. Our financing arrangements with banks are based on the spread over LIBOR or Euribor. Inflation and changing prices have not significantly affected our operating results or the markets in which we perform services.

    Our international revenues are a growing portion of our total revenues. We are exposed to risks associated with operating internationally, including:

    - foreign currency exchange risk; and

    - taxes and regulatory changes.

    Historically, we have not held or issued derivative financial instruments. We do not use derivative financial instruments for speculative purposes. Our international operations in some instances operate in a natural hedge because both operating expenses and revenues are denominated in local currency.

NEW ACCOUNTING PRONOUNCEMENTS

    On January 1, 2002 we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities," as amended by SFAS 138. This standard requires us to recognize all derivative financial instruments on our balance sheet at fair value with changes in fair value recorded to the statement of operations or comprehensive income, depending on the nature of the investment. The adoption of the standard did not have a material effect on our consolidated financial statements.

    On July 20, 2001 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS (SFAS 141), and No. 142, ACCOUNTING FOR GOODWILL AND OTHER INTANGIBLE ASSETS (SFAS 142). Under SFAS 141, all business combinations initiated after June 30, 2001 will be accounted for using the purchase method of accounting; the use of the pooling-of-interests method of accounting will be prohibited. We adopted this standard on January 1, 2002, and it did not have a material effect on our financial position or results of operations.

    SFAS 142 eliminates the amortization of goodwill. Under SFAS 142, the carrying amount of goodwill should be tested for impairment at least annually at the reporting unit level, as defined, and will be reduced only if it is found to be impaired or is associated with assets sold or otherwise disposed of.
SFAS 142 is effective for fiscal years beginning after December 15, 2001. However, the cessation of goodwill amortization related to acquisitions subsequent to June 30, 2001 is required currently under SFAS 142. We adopted this standard on January 1, 2002 and are assessing its impact including the determination of reporting units and the methodology for testing intangible assets for impairment. Please see the notes to our Consolidated Financial Statements (Unaudited) for a presentation of our net income (loss) for the nine months ended September 30, 2001 and 2000 on a pro forma basis as if the cessation of goodwill amortization required by the new standard had occurred July 1, 2000.

    In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (SFAS 143). SFAS 143 applies to legal obligations associated with the retirement of tangible, long-lived assets. SFAS 143 requires that all entities recognize the estimated fair value of an asset retirement obligation as a liability in the period in which it is incurred, if a reasonable estimate of fair value can be made. SFAS 143 also requires that all entities capitalize the associated asset retirement costs as part of the carrying amount of the long-lived asset. We are required to adopt SFAS 143 as of January 1, 2003. We do not believe that this standard will have a material effect on our future financial position or results of operations.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144). SFAS 144 replaces SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and amends the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL, AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS. The following highlights the major changes:

    - Assets to be held and used--no longer required to allocate goodwill to the assets.

    - Assets to be disposed of by abandonment--requires the revision of the depreciable life of the assets.

    - Assets to be disposed of either by exchange for similar productive assets or distribution to owners in a spinoff--requires the recognition of an impairment loss if the carrying amounts of the assets exceed their fair value.

    - Assets to be disposed of by sale--requires the remeasurement of the assets at either the carrying amount or the fair value, whichever is lower, with no further depreciation or amortization of the assets.

    - Discontinued operations--excludes future operating losses until realized; now includes discontinued "components of an entity," which has a broader definition than a segment.

We adopted SFAS 144 as of January 1, 2002. Our adoption of SFAS 144 did not have a material effect on our financial position or results of operations.

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
                                    BUSINESS

OVERVIEW

    We own and operate surgery centers and private surgical hospitals in the United States, Spain and the United Kingdom. We focus on providing high quality surgical facilities that meet the needs of patients, physicians and payors better than hospital-based and other outpatient surgical facilities. We believe that our facilities (1) enhance the quality of care and the healthcare experience of patients, (2) offer significant administrative, clinical and economic benefits to physicians and (3) offer an efficient and low cost alternative to payors. We acquire and develop our facilities through the formation of strategic relationships with physicians and healthcare systems to better access and serve the communities in our markets. Our operating model is efficient, scalable and portable and we have adapted it to each of our national markets. We believe that our acquisition and development strategy and operating model enable us to continue to grow by taking advantage of highly-fragmented markets and an increasing demand for outpatient surgery.

    Since physicians provide and influence the direction of healthcare worldwide, we have developed our operating model to encourage physicians to affiliate with us and to use our facilities. We operate our facilities, structure our strategic relationships and adopt staffing, scheduling and clinical systems and protocols with the goal of increasing physician productivity. We believe that our focus on physician satisfaction, combined with providing high quality healthcare in a friendly and convenient environment for patients, will continue to increase the number of procedures performed at our facilities each year.

    Donald E. Steen, our chairman and chief executive officer, and Welsh, Carson, Anderson & Stowe formed United Surgical Partners International in February 1998. We have ownership interests in 35 surgery centers and one private surgical hospital and manage or operate through consulting agreements three additional surgery centers in the United States. Also in the United States, we own interests in and will operate three surgery centers and one private surgical hospital that are currently under construction. In Spain, we own and operate six private surgical hospitals, two surgery centers and a diagnostic facility. In the United Kingdom, we own and operate two private surgical hospitals and are developing a cancer treatment center. Our revenues increased 97% to $138.4 million in 2000 from $70.4 million in 1999. Our EBITDA increased 356% to $21.8 million in 2000 from $4.8 million in 1999. Pro forma as adjusted revenues and EBITDA for the nine months ended September 30, 2001 were $180.6 million and $45.6 million, respectively. See "Summary Pro Forma Financial Statements."

INDUSTRY BACKGROUND

    We believe many physicians prefer surgery centers and private surgical hospitals to general acute care hospitals. We believe that this is due to the elective nature of the procedures performed at our surgery centers and private surgical hospitals, which allows physicians to schedule their time more efficiently and therefore increase the number of surgeries they can perform in a given amount of time. In addition, these facilities usually provide physicians with greater scheduling flexibility, more consistent nurse staffing and faster turnaround time between cases. While surgery centers and private surgical hospitals generally perform scheduled surgeries, private acute care hospitals and national health service facilities generally provide a broad range of services, including high priority and emergency procedures. Medical emergencies often demand the unplanned use of operating rooms and result in the postponement or delay of scheduled surgeries, disrupting physicians' practices and inconveniencing patients. Surgery centers and private surgical hospitals in the United States, Spain and the United Kingdom are designed to improve physician work environments and improve physician efficiency. In Spain and the United Kingdom, our surgery centers are also designed to provide an opportunity to physicians to supplement their incomes. In addition, many physicians choose to perform surgery in facilities like ours because their patients prefer the comfort of a less institutional atmosphere and the convenience of simplified admissions and discharge procedures.

    UNITED STATES

    According to SMG Marketing Group Inc.'s Freestanding Outpatient Surgery Center Directory, the number of outpatient surgery cases performed in freestanding surgery centers increased 191% from 2.3 million in 1990 to 6.7 million in 2000. Outpatient surgical procedures represented approximately 15% of all surgical procedures performed in the United States in 1980 compared to approximately 70% in 2000. New surgical techniques and technology, as well as advances in anesthesia, have significantly expanded the types of surgical procedures that are being performed in surgery centers and have helped drive the growth in outpatient surgery. Lasers, arthroscopy, enhanced endoscopic techniques and fiber optics have reduced the trauma and recovery time associated with many surgical procedures. Improved anesthesia has shortened recovery time by minimizing post-operative side effects such as nausea and drowsiness, thereby avoiding the need for overnight hospitalization in many cases. In addition, some states in the United States now permit surgery centers to keep a patient for up to 23 hours. This allows more complex surgeries, previously only performed in an inpatient setting, to be performed in a surgery center.

    In addition to these technological and other clinical advancements, a changing payor environment has contributed to the rapid growth in outpatient surgery in recent years. Government programs, private insurance companies, managed care organizations and self-insured employers have implemented cost containment measures to limit increases in healthcare expenditures, including procedure reimbursement. These cost containment measures have greatly contributed to the significant shift in the delivery of healthcare services away from traditional inpatient hospitals to more cost-effective alternate sites, including surgery centers. We believe that surgery performed at a surgery center is generally less expensive than hospital-based outpatient surgery because of lower facility development costs, more efficient staffing and space utilization and a specialized operating environment focused on cost containment.

    Today, large healthcare systems in the United States generally offer both inpatient and outpatient surgery on site. In addition, a number of nonprofit healthcare systems have begun to expand their portfolios of facilities and services by entering into strategic relationships with specialty operators of surgery centers. These strategic relationships enable nonprofit healthcare systems to offer patients, physicians and payors the cost advantages, convenience and other benefits of outpatient surgery in a freestanding facility. Further, these relationships allow the nonprofit healthcare systems to focus their attention and resources on their core business without the challenge of acquiring, developing and operating these facilities. According to SMG Marketing Group, as of June 30, 2000, there were 3,191 freestanding surgery centers in the United States, of which 3% were owned by healthcare systems and 27% were owned by corporate entities. The remaining 70% were independently owned, primarily by physicians.

    WESTERN EUROPE

    Most countries in Western Europe provide their populations with some level of government funded healthcare. Despite the success of these public programs, the practical limitations of these systems have resulted in delays or rationing of elective surgeries and certain other procedures. In many of these countries, funding and capacity constraints of public healthcare systems have created an opportunity for private healthcare systems to develop.

    While Spain's national health service covers substantially all of the country's population, a private healthcare industry has emerged that currently serves the 17.2% of Spain's population that maintains private insurance and another growing portion of the population that pays for elective procedures from personal funds. Total healthcare expenditures in Spain grew from 5.9% of gross domestic product, or GDP, in 1997 to 7.6% in 1998. In addition, Spain's GDP and wages have experienced compound annual growth of 1.9% and 2.6%, respectively, from 1975 to 1998. We believe that these increases support our view that the number of privately insured citizens, the amount of private healthcare expenditures and the resulting demand for private networks such as ours will continue to grow. We also believe that the growth in Spain's private healthcare industry has been driven in large part by an increase in the number of employers offering private insurance as a benefit to their employees. Like their U.S. counterparts, private insurance companies in Spain typically offer comprehensive health coverage. Since only 57 of the 347 private surgical hospitals in Spain are owned by multi-facility systems, we believe an opportunity exists to build a private hospital network that will enable us to negotiate more effectively with the country's large health insurance companies. Our facilities also supplement the national health service as public hospitals sometimes refer overload cases to our facilities.

    We are able to accept or reject these cases based on the available capacity of our facilities and the profitability of the cases. As of September 30, 2001, we derived approximately 69% of our revenues in Spain from private insurance, approximately 20% from private pay, approximately 10% from government payors and approximately 1% from other payors.

    The United Kingdom also provides government funded healthcare to all of its residents through a national health service. It, however, is also subject to funding and capacity limitations. Since the demand for healthcare services exceeds the public system's capacity, U.K. residents may encounter waiting lists for elective surgery of up to 18 months as well as delays in obtaining cancer biopsies and other diagnostic procedures. The World Health Organization reports that 25,000 people die unnecessarily of cancer in Britain each year due to underfinanced and poorly managed cancer programs. In response to these shortfalls, private healthcare networks and private insurance companies have developed in the United Kingdom. Approximately 11% of the U.K. population has private insurance to cover elective surgical procedures, and another rapidly growing segment of the population pays for elective procedures from personal funds. As of September 30, 2001, in the United Kingdom, we derived approximately 67% of our revenues from private insurance, approximately 28% from private pay patients, approximately 2% from government payors and approximately 3% from other payors.

OUR BUSINESS STRATEGY

    Our goal is to steadily increase our revenues and cash flows by becoming a leading operator of surgery centers and private surgical hospitals in the United States and selected nations in Western Europe. The key elements of our business strategy are to:

    - attract and retain top quality surgeons and other physicians;

    - grow through selective acquisitions and development of surgery centers and private surgical hospitals;

    - pursue strategic relationships with healthcare systems;

    - expand selectively in Western Europe; and

    - enhance operating efficiencies.

    ATTRACT AND RETAIN TOP QUALITY SURGEONS AND OTHER PHYSICIANS

    Since physicians provide and influence the direction of healthcare worldwide, we have developed our operating model to encourage physicians to affiliate with us and to use our facilities. We believe we attract physicians because we design our facilities, structure our strategic relationships and adopt staffing, scheduling and clinical systems and protocols to increase physician productivity and promote their professional and financial success. We believe this focus on physicians, combined with providing high quality healthcare in a friendly and convenient environment for patients, will continue to increase case volumes at our facilities. In addition, in the United States, we generally offer physicians the opportunity to purchase equity interests in the facilities they use. We believe this opportunity attracts quality physicians to our facilities and ownership increases the physicians' involvement in facility operations, enhancing quality of patient care, increasing productivity and reducing costs. In addition, we believe our recent acquisition of OrthoLink will strengthen our ability to attract leading physicians in the profitable field of orthopedics.

    GROW THROUGH SELECTIVE ACQUISITIONS AND DEVELOPMENT

    We intend to continue to enter targeted markets by acquiring and developing surgical facilities. In the United States, we expect to do this primarily in conjunction with a local healthcare system or hospital. We typically target the acquisition or development of multi-specialty centers that perform high volume, non-emergency, lower risk procedures requiring lower capital and operating costs than hospitals. In addition, we will also consider the acquisition of multi-facility companies. Since inception, we have successfully acquired and integrated facilities, generating average EBITDA less minority interest growth of 19% over the twelve months following acquisition.

    In determining whether to enter a new market, we examine numerous criteria, including:

    - the potential to achieve strong increases in revenues and cash flows;

    - the size of the market;

    - the number of surgical facilities in the market;

    - the number and nature of outpatient surgical procedures performed in the market;

    - the case mix of the facilities to be acquired;

    - whether the physicians, healthcare systems and payors in the market are receptive to surgery centers;

    - whether the facility is well-positioned to negotiate agreements with insurers, other payors and suppliers; and

    - licensing and other regulatory considerations.

    Upon identifying a target facility, we conduct financial, legal, engineering, operational, technology and systems audits of the facility and conduct interviews with the facility's management, affiliated physicians and staff. Once we acquire or develop a facility, we focus on upgrading systems and protocols, including implementing USPI's EDGE, to increase case volume and improve operating efficiencies.

    PURSUE STRATEGIC RELATIONSHIPS WITH HEALTHCARE SYSTEMS

    Through strategic relationships with us, healthcare systems can benefit from our operating expertise and create a new cash flow opportunity with limited capital expenditures. We believe that these relationships also allow nonprofit healthcare systems in particular to attract and retain physicians and improve their hospital operations by focusing on their core business. We also believe that strategic relationships with these healthcare systems help us to develop more quickly relationships with physicians, communities, suppliers and payors. Generally, the healthcare systems with which we develop relationships have strong local market positions and excellent reputations that we use in branding our facilities. In addition, our relationships with healthcare systems enhance our acquisition and development efforts by (1) providing opportunities to acquire facilities the systems may own, (2) providing access to physicians already affiliated with the systems, (3) attracting additional physicians to affiliate with newly developed facilities, and (4) encouraging physicians who own facilities to consider a strategic relationship with us.

    EXPAND SELECTIVELY IN WESTERN EUROPE

    We are well-positioned in Western Europe to take advantage of the demand for privately provided surgery and cancer treatment. To this end, we intend to continue to acquire private surgical hospitals in existing markets and selected new countries. We own two private surgical hospitals in the United Kingdom and six private surgical hospitals, two surgery centers and a diagnostic facility in Spain. We enter new national markets through the acquisition of anchor hospitals in or near major cities. In accordance with this acquisition strategy, we established our presence in the United Kingdom and Spain through the acquisitions of Parkside Hospital outside London and Instituto Universitario Dexeus in Barcelona. We intend to continue to execute our acquisition strategy in Western Europe by continuing to develop local networks of private healthcare facilities in major population centers of the United Kingdom and Spain and by entering one or two additional national markets. As we enter a new country, we intend to establish a local management team with in-depth knowledge of the culture and complexities of that country's delivery system. While our operating model is designed to be applied consistently in different countries, it is flexible enough to allow local management to help us capitalize on country-specific opportunities, work more efficiently with local physicians, surgeons, patients and payors and adapt more effectively to local customs. We also seek to establish a brand name in selected markets to heighten awareness of our facilities.

    ENHANCE OPERATING EFFICIENCIES

    Once we acquire a new facility, we integrate it into our existing network by implementing a specific action plan to support the local management team and incorporate the new facility into our group purchasing contracts. We also implement our systems and protocols to improve operating efficiencies and contain costs. Our most important operational tool is our management system "Every Day Giving Excellence," which we refer to as USPI's EDGE. This proprietary measurement system allows us to track our clinical, service and financial performance, best practices and key indicators in each of our facilities. Our goal is to use USPI's EDGE to ensure that we provide each of the patients using our facilities with high quality healthcare, offer physicians a superior work environment and eliminate inefficiencies. Using USPI's EDGE, we track and monitor our performance in clinical care areas such as (1) providing surgeons the equipment, supplies and surgical support they need, (2) starting cases on time, (3) minimizing turnover time between cases, and (4) providing efficient schedules. USPI's EDGE compiles and organizes the specified information on a daily basis and is easily accessed over the Internet by our facilities on a secure basis. The information provided by USPI's EDGE enables our employees, facility administrators and management to analyze trends over time and share processes and best practices among our facilities. In addition, the information is used as an evaluative tool by our administrators and a budgeting and planning tool by our management. USPI's EDGE is now deployed in a majority of our U.S. facilities. We have begun deployment of USPI's EDGE in the United Kingdom and anticipate introducing it in Spain and our other domestic facilities in 2002.

OPERATIONS

    OPERATIONS IN THE UNITED STATES

    Our operations in the United States consist primarily of our ownership and management of surgery centers. We have ownership interests in 35 surgery centers and one private surgical hospital and manage or operate through consulting agreements three additional surgery centers. In addition, we own interests in and will operate three surgery centers and one private surgical hospital that are currently under construction. Over 2,000 physicians have access privileges to use our facilities. Our surgery centers are licensed outpatient surgery centers and are generally equipped and staffed for multiple surgical specialties and located in freestanding buildings or medical office buildings. Our average surgery center has approximately 15,000 square feet of space with four or five operating rooms, as well as ancillary areas for preparation, recovery, reception and administration. Our surgery center facilities range from a 6,700 square foot, two operating room facility to a 17,000 square foot, six operating room facility. Our surgery centers are normally open weekdays from 7:00 a.m. to approximately 5:00 p.m. or until the last patient is discharged. We estimate that a surgery center with four operating rooms can accommodate up to 6,000 procedures per year.

    Our surgery center support staff typically consists of registered nurses, operating room technicians, an administrator who supervises the day-to-day activities of the surgery center, a receptionist and a small number of office staff. Each center also has a medical director, who is typically an anesthesiologist and responsible for and supervises the quality of medical care provided at the center. Use of our surgery centers is limited to licensed physicians, podiatrists and oral surgeons who are also on the medical staff of a local accredited hospital. Each center maintains a peer review committee consisting of physicians who use our facilities and who review the professional credentials of physicians applying for surgical privileges.

    All of our surgery centers eligible for accreditation are accredited by the Joint Commission on Accreditation of Healthcare Organizations or by the Accreditation Association for Ambulatory Healthcare. We believe that accreditation is the quality benchmark for managed care organizations. Many managed care organizations will not contract with a facility until it is accredited. We believe that our historical performance in the accreditation process reflects our commitment to providing high quality care in our surgery centers.

    All of our surgery centers in which we have ownership interests are limited partnerships or limited liability companies in which ownership interests are also held by local physicians who are on the medical staff of the centers. Our ownership interests in the centers range from 11% to 100%. Our partnership and limited liability company agreements typically provide for the quarterly pro rata distribution of net revenues from operations, less amounts held in reserve for expenses and working capital. We also have a management agreement with each of the centers under which we provide day-to-day management services for a management fee that is typically a percentage of the net revenues of the center.

    Our partnership and limited liability company agreements typically provide that if various regulatory changes take place we will be obligated to purchase some or all of the ownership interests of the physicians in the partnerships or limited liability companies that own and operate the applicable surgery centers. The regulatory changes that could trigger such an obligation include changes that:

    - make illegal the referral of Medicare and other patients to our surgery centers by physicians affiliated with us;

    - create the substantial likelihood that cash distributions from the partnership or limited liability company to the physicians associated therewith will be illegal; or

    - cause physician ownership interests in the partnerships or limited liability companies to be illegal.

    Typically, our partnership and limited liability company agreements allow us to use shares of our common stock as consideration for the purchase of a physician's interest should we be required to purchase these interests. In the event we are required to purchase these interests and our common stock does not maintain a sufficient valuation, we may be required to use cash for the acquisition of a physician's interest. As a result, the triggering of these obligations and the possible termination of our affiliation with these physicians could have a material adverse effect on us. See "Risk Factors" and "Business--Government Regulation."

    Our business depends upon the efforts and success of the physicians who provide medical services at our facilities and the strength of our relationships with these physicians. Our business could be adversely affected by the loss of our relationship with, or a reduction in use of our facilities by, a key physician or group of physicians. The physicians that affiliate with us and use our facilities are not our employees. However, we generally offer the physicians the opportunity to purchase equity interests in the facilities they use. The table below sets forth (1) each of the six surgery centers which has a group of physicians that generates the majority of the cases performed at the surgery center for the nine months ended September 30, 2001, (2) the percentage of revenues at that surgery center attributable to those groups of physicians for such period, (3) the percentage of our overall revenues attributable to those groups of physicians for such period, and (4) the ownership interests of each of those groups of physicians in the partnerships or limited liability companies that own and operate the applicable surgery center.

                                                                                               OWNERSHIP
                                                       PERCENTAGE OF      PERCENTAGE OF         INTEREST
                                                         REVENUES          REVENUES OF        OF GROUP OF
                                                      ATTRIBUTABLE TO          THE           PHYSICIANS IN
SURGERY CENTER NAME                                 GROUP OF PHYSICIANS      COMPANY         SURGERY CENTER
-------------------                                 -------------------   -------------   --------------------
Resurgens Surgery Center, Atlanta, Georgia........          100%                *                           85%
Atlanta East West, Austell, Georgia...............           60                 *                            1
Mountain Empire Surgery Center, Johnson City,
  Tennessee.......................................           62                 *                           40
Parkwest Surgery Center, Knoxville, Tennessee.....           80                 *                           20
Baptist Ambulatory Surgery Center, Nashville,
  Tennessee.......................................           65                 *                           24
New Mexico Orthopaedic Surgery Center,
  Albuquerque, New Mexico.........................          100                 3%                          49

--------------

* Less than one percent.

    STRATEGIC RELATIONSHIPS

    We have entered into strategic relationships with four established healthcare systems and hospitals in the United States, two of which currently operate surgery centers, one of which is awaiting approval from New York regulatory authorities, and one of which will operate two surgery centers which we expect to contribute to the joint venture. Our largest joint venture is with the Baylor Health Care System in Dallas, Texas. The Baylor joint venture owns interests in limited liability companies and limited partnerships which own and operate surgery centers. Our alliance agreement with Baylor does not have an expiration date but may be terminated with the mutual consent of both parties, if the joint venture is determined to be illegal due to a change in laws or regulations or upon stated changes in control of our company. In addition, agreements governing the joint venture have provisions governing management power, dissolution events and veto power. This joint venture owns an outpatient surgery network that serves the approximately four million persons located in the Dallas/Fort Worth area. The Baylor joint venture currently has ownership interests, or management agreements with options to purchase an ownership interest, in eleven operational surgery centers. The Baylor joint venture is developing a private surgical hospital and two surgery centers. We also have a joint venture with the Meridian Health System in Wall, New Jersey. This joint venture currently operates one surgery center and is developing one additional surgery center. In addition, in August 2001 we entered into a joint venture with St. Thomas Health Services in Nashville, Tennessee. We expect to contribute two of our surgery centers to this joint venture. All of our joint ventures require both parties to afford the other party the opportunity to participate in any surgery center project within specified geographic regions prior to the other party participating in the project.

    A key element of our business strategy is to pursue additional strategic relationships with healthcare providers in selected markets. To this end, we have signed an agreement for a strategic relationship with Mt. Sinai Health System in New York City through which we would develop a surgery center in Manhattan. However, this transaction is subject to approval from New York regulatory authorities and may not be consummated. We intend to structure our future joint ventures with service providers in a manner similar to our joint venture with Baylor.

    OPERATIONS IN SPAIN

    We believe our operations in Spain comprise one of the largest private hospital networks in this highly fragmented market. We own and operate six private surgical hospitals, two surgery centers and a diagnostic facility in Spain and over 700 physicians use our facilities. These facilities, located primarily in Barcelona, Madrid and Seville, range in size from 19 beds to 133 beds with an average of 92 beds. In this market, we focus primarily on five specialties: obstetrics/gynecology; orthopedic surgery; general surgery; internal medicine; and plastic surgery.

    In addition, we are developing our brand name, "USPE," in all of our markets in Spain in an effort to attract top quality physicians and a greater number of patients. We are developing this brand by leveraging the reputation of our more prominent physicians and facilities, particularly Instituto Universitario Dexeus in Barcelona. Dexeus is one of only two private teaching hospitals in Spain. We believe Dexeus' affiliation with the University of Barcelona, which has nationally renowned physicians, makes it one of Spain's most respected private hospitals and greatly enhances the USPE brand image. To this end, we also intend to develop our brand name through future acquisitions of private surgical hospitals.

    OPERATIONS IN THE UNITED KINGDOM

    We acquired Parkside Hospital in Wimbledon, a suburb southwest of London, and Holly House Hospital in a suburb northeast of London near Essex in April 2000 for approximately $89.2 million in cash, approximately $54.0 million of which we borrowed from a commercial lender. Parkside has 69 registered acute care beds, including four high dependency beds, on three floors. The hospital has four operating theatres, including a dedicated endoscopy suite that opened in 1998. Parkside also has its own on-site pathology laboratory, pharmacy and diagnostic suite with an MRI scanner, two X-ray screening rooms and a color Doppler ultrasound machine. Approximately 270 surgeons and physicians, all of whom hold or have held consulting positions in hospitals operated by the United Kingdom's national health service, have admitting privileges to the hospital. Parkside has established practices including orthopedics, gynecology and general surgery, as well as neurosurgery and endoscopic procedures. Parkside also intends to expand its outpatient department from 12 to 15 physicians' offices, which are referred to as consulting rooms.

    We are in the process of developing a comprehensive cancer treatment center, the Parkside Clinic, near Parkside Hospital. Our development of Parkside Clinic has the support of a number of oncologists at Parkside Hospital and the center has already contracted with the BUPA Group, Britain's largest insurance company. We anticipate that the center will provide superior inpatient and outpatient services. We also anticipate that Parkside Clinic will be fully operational in 2002 and will provide radiotherapy, chemotherapy and nuclear medicine facilities on an outpatient basis with inpatient cancer services being provided at Parkside Hospital. Parkside Clinic also will provide additional space for expansion of other specialties and programs at Parkside Hospital.

    Holly House Hospital has been an acute care hospital for 20 years and has 56 registered acute care beds on two floors, including three high dependency beds. The hospital has three operating theatres built in 1988 and its own on-site pathology laboratory and pharmacy with cytotoxic reconstitution facilities to serve its expanding oncology program. A diagnostic suite houses MRI and CT scanners and two X-ray screening rooms together with a color Doppler ultrasound machine. Over 100 surgeons and physicians have admitting privileges at the hospital. The hospital has established orthopedic and general surgery practices and is developing oncology and plastic surgery programs.

    CASE MIX

    The following table sets forth the percentage of our revenues determined based on internally reported case volume from our U.S. facilities and internally reported revenue from our Spain and U.K. facilities for the nine months ended September 30, 2001 from each of the following specialties:

                         SPECIALTY                             TOTAL       U.S.         SPAIN          U.K.
                         ---------                            --------   --------      --------      --------
Orthopedic..................................................     25%        29 %          18 %          26 %
Obstetrics/gynecology.......................................     12          5(1)         23(2)         13(3)
General surgery.............................................      9          6            10            16
Ear, nose and throat........................................      6          8             3             5
Pain management.............................................     13         24            --            --
Gastrointestinal............................................      8          9             7             4
Plastic surgery.............................................      6          5             7             5
Ophthalmology...............................................      7         11             1             7
Other.......................................................     14          3            31            24
                                                                ---        ---           ---           ---

    Total...................................................    100%       100 %         100 %         100 %
                                                                ===        ===           ===           ===

--------------

(1) Includes gynecology only.

(2) Includes obstetrics and gynecology.

(3) Includes gynecology and in vitro fertilization.

    PAYOR MIX

    The following table sets forth the percentage of our revenues determined based on internally reported case volume from our U.S. facilities and internally reported revenue from our Spain and U.K. facilities for the nine months ended September 30, 2001 from each of the following payors:

                           PAYOR                               TOTAL       U.S.      SPAIN       U.K.
                           -----                              --------   --------   --------   --------
Private insurance...........................................     68%        68%        69%        67%
Self-pay....................................................     12          3         20         28
Government..................................................     14         20         10          2
Other.......................................................      6          9          1          3
                                                                ---        ---        ---        ---

    Total...................................................    100%       100%       100%       100%
                                                                ===        ===        ===        ===

    FACILITIES

    SURGERY CENTERS

    The following table sets forth information relating to the surgery centers that we operate as of the date of this prospectus:

                                                                DATE OF       NUMBER
                                                              ACQUISITION       OF       PERCENTAGE
                                                                  OR         OPERATING    OWNED BY
                          FACILITY                            AFFILIATION      ROOMS        USPI
                          --------                            -----------    ---------   ----------
UNITED STATES
Decatur Surgery Center, Decatur, Alabama(1).................     7/29/98         2           66 %
Warner Park Surgery Center, Chandler, Arizona(1)............      7/1/99         4           78
Coast Surgery Center of South Bay, Inc., Torrance,
  California................................................    12/18/01         3           35
San Gabriel Valley Surgical Center, West Covina,
  California................................................    11/16/01         4           80
University Surgical Center, Winter Park, Florida............    10/15/98         3           70

                                                                DATE OF       NUMBER
                                                              ACQUISITION       OF       PERCENTAGE
                                                                  OR         OPERATING    OWNED BY
                          FACILITY                            AFFILIATION      ROOMS        USPI
                          --------                            -----------    ---------   ----------
Surgery Center of Sarasota, Sarasota, Florida...............    10/12/01         4           66
East West Surgery Center, Austell, Georgia..................      9/1/00(4)      3           88
Northwest Georgia Orthopaedic Surgery Center, Marietta,
  Georgia...................................................     11/1/00(4)      2           15
Lawrenceville Surgical Center, Lawrenceville, Georgia.......      8/1/01         2           15
Resurgens Surgery Center, Atlanta, Georgia..................     10/1/98(4)      4           15
Roswell Surgery Center, Roswell, Georgia....................     10/1/00(4)      2           15
Creekwood Surgery Center, Kansas City, Missouri(1)..........     7/29/98         3           75
Parkway Surgery Center, Henderson, Nevada...................      8/3/98         5           50
Shrewsbury Ambulatory Surgery Center, Shrewsbury, New
  Jersey....................................................      4/1/99         4           25
New Mexico Orthopaedic Surgery Center, Albuquerque, New
  Mexico....................................................     2/29/00(4)      6           51
Las Cruces Surgery Center, Las Cruces, New Mexico(1)........      2/1/01         3           50
Day-Op Center of Long Island, Mineola, New York(2)..........     12/4/98         4            0
Eastside Surgery Center, Columbus, Ohio(3)..................     3/20/00(4)      4            0
Riverside Outpatient Surgery Center, Columbus, Ohio(3)......     3/20/00(4)      6            0
Mountain Empire Surgery Center, Johnson City, Tennessee.....      2/2/00(4)      4           20
Baptist Ambulatory Surgery Center, Nashville, Tennessee.....      3/1/98(4)      6           20
Middle Tennessee Ambulatory Surgery Center, Murfreesboro,
  Tennessee.................................................     7/29/98         4           41
Parkwest Surgery Center, Knoxville, Tennessee...............     7/26/01         5           20
Physicians Pavilion Surgery Center, Nashville,
  Tennessee(1)..............................................     7/29/98         4           75
Arlington Surgery Center, Arlington, Texas(1)...............      2/1/99         3           11
Baylor Surgicare, Dallas, Texas(1)..........................      6/1/99         6           26
Denton Surgicare, Denton, Texas(1)..........................      2/1/99         4           23
Doctors Surgery Center (Houston), Pasadena, Texas(1)........      9/1/99         4           91
Medical Centre Surgicare, Fort Worth, Texas(1)..............    12/18/98         5           49
Metroplex Surgery Center, Bedford, Texas(1).................    12/18/98         4           50
North Texas Surgery Center, Dallas, Texas(1)................    12/18/98         4           47
Physicians Day Surgery Center, Dallas, Texas................    10/12/00         4           26
Premier Ambulatory Surgery Center of Garland, Garland,
  Texas.....................................................      2/1/99         2           51
Texas Surgery Center, Dallas, Texas(1)......................      6/1/99         4           26
United Surgery Center--Southeast, Houston, Texas(1).........      9/1/99         3           95
Valley View Surgery Center, Dallas, Texas(1)................    12/18/98         4           65
Surgi-Center of Central Virginia, Fredericksburg,
  Virginia..................................................    11/29/01         4           83
Teton Outpatient Services, Jackson Hole, Wyoming............      8/1/98(4)      2           56

SPAIN
Centro de Cirugia Ambulatario, Barcelona....................      3/1/99         3          100
USP Dermoestetica, S.L. Madrid..............................      5/1/99         2           70

----------------

(1) Licensed and equipped to accommodate 23-hour stays.

(2) Operated through a consulting and administrative agreement.

(3) Management agreement only.

(4) Indicates date of acquisition by OrthoLink. We acquired OrthoLink in February 2001.

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
    PRIVATE SURGICAL HOSPITALS

    The following table sets forth information relating to the private surgical hospitals that we operate as of the date of this prospectus:

                                                        DATE OF
                                                      ACQUISITION   NUMBER OF               PERCENTAGE
                                                          OR        OPERATING   NUMBER OF    OWNED BY
                      FACILITY                        AFFILIATION     ROOMS       BEDS         USPI
                      --------                        -----------   ---------   ---------   ----------
UNITED STATES
TOPS Specialty Hospital, Houston, Texas.............     7/1/99         7           20           55%

SPAIN
Instituto Universitario Dexeus, Barcelona...........    4/30/98        12          106           79
Hospital Santa Teresa, La Coruna....................    11/5/98         5          133           96
Hospital Sagrado Corazon, Seville...................   10/16/98         9           95          100
Clinica Nuestra Senora de la Esperanza, Vitoria.....    10/5/98         3           19          100
Clinica San Camilo, Madrid..........................    3/15/00         8          130           97
Clinica San Jose, Madrid............................    11/1/00         7           72          100
Juan XXIII, Madrid(1)...............................     2/1/00        --           --          100

UNITED KINGDOM
Parkside Hospital, Wimbledon........................     4/6/00         4           69          100
Holly House Hospital, Essex.........................     4/6/00         3           59          100

--------------

(1) Imaging center only.

    We own the buildings and property of three of our surgery centers and lease all other facilities where our various surgery centers and private surgical hospitals conduct their operations. Our leases have initial terms ranging from one to twenty years and most of the leases contain options to extend the lease period for up to ten additional years.

    Our corporate headquarters are located in Dallas, Texas. We currently lease approximately 25,000 square feet of space at 15305 Dallas Parkway, Addison, Texas. This lease will expire in 2011.

    Our office in the United Kingdom is located in London. We currently lease 1,900 square feet. The lease expires in February 2004.

    Our Spanish offices are located in Madrid and Barcelona. We currently lease 2,600 square feet of space in Madrid. The lease expires in December 2002. Additionally, we lease 2,800 square feet of space in Barcelona. The lease expires in December 2002.

    We also lease 13,504 square feet of space in Brentwood, Tennessee, which serves as headquarters for the operations we acquired from OrthoLink. The lease expires in November 2002.

    DEVELOPMENT

    The following table sets forth information relating to facilities that are currently under construction:

                                                                        EXPECTED      NUMBER OF
                                                                        OPENING    OPERATING ROOMS/
                     FACILITY                             TYPE            DATE           BEDS
                     --------                       -----------------   --------   ----------------
Toms River Surgery Center, Toms River, New
  Jersey..........................................  Surgery Center      1Q 2002        4 ORs
Frisco Surgical Hospital, Frisco, Texas...........  Surgical Hospital   3Q 2002     6 ORs/8 beds
Grapevine Surgery Center, Grapevine, Texas........  Surgery Center      1Q 2002        4 ORs
Lewisville Surgicare, Lewisville, Texas...........  Surgery Center      2Q 2002        4 ORs
Cancer Treatment Center adjacent to Parkside
  Hospital, Wimbledon, United Kingdom.............  Cancer Center       4Q 2002          --

    We also intend to develop a surgical hospital in Chandler, Arizona which we anticipate will open in the second quarter of 2003. In addition, we have identified New York, New York and Nashville, Tennessee as markets for possible future acquisition and development projects. Any acquisition or development in these or other markets must meet our acquisition and development criteria. We cannot assure you that we will be successful in developing facilities in any of these markets.

    ORTHOLINK

    In February 2001, we acquired OrthoLink Physicians Corporation. In total, we acquired ownership interests in seven additional surgery centers, six of which OrthoLink manages. OrthoLink also manages two additional surgery centers in which it has no ownership interests and provides specialized management services for hospitals. Prior to the transaction, OrthoLink managed the practices of 207 physicians in eight markets working at 64 facilities in Colorado, Georgia, New Mexico, Ohio, Tennessee and Wyoming. We did not acquire all of OrthoLink's historical management services obligations. As a condition to our completing the OrthoLink acquisition, we required that the affiliated physician groups assume from OrthoLink various employment obligations, office leases and other agreements previously held by OrthoLink in connection with the performance of its management services. While we may enter into additional management services agreements with physician groups, we do not intend to purchase the assets of any of these groups.

MARKETING

    Our sales and marketing efforts are directed primarily at physicians, which are principally responsible for referring patients to our facilities. We market our facilities to physicians by emphasizing (1) the high level of patient satisfaction with our surgery centers, which is based on patient surveys we take concerning our facilities, (2) the quality and responsiveness of our services, and (3) the practice efficiencies provided by our facilities. In those U.S. markets in which we have established a strategic alliance with a healthcare system, we coordinate the marketing effort with the healthcare system and generally benefit from this managed care strategy. We also directly negotiate agreements with third-party payors, which generally focus on the pricing, number of facilities in the market and affiliation with physician groups in a particular market. Maintaining access to physicians and patients through third-party payor contracting is essential for the economic viability of most of our facilities.

COMPETITION

    In all of our markets, we compete with other providers, including major acute care hospitals. Hospitals have various competitive advantages over us, including their established managed care contracts, community position, physician loyalty and geographical convenience for physicians' in-patient and out-patient practices. However, we believe that, in comparison to hospitals with which we compete for managed care contracts, our surgery centers and private surgical hospitals compete favorably on the basis of cost, quality, efficiency and responsiveness to physician needs in a more comfortable environment for the patient.

    We compete with other providers in each of our markets for patients and for contracts with insurers or managed care payors. Competition for managed care contracts with other providers is focused on the pricing, number of facilities in the market and affiliation with key physician groups in a particular market. We also encounter competition with other companies for acquisition and development of facilities and in the United States for strategic relationships with healthcare systems and physicians.

    There are several large, publicly-held companies, or divisions or subsidiaries of large publicly-held companies, that acquire and develop freestanding multi-specialty surgery centers and private surgical hospitals. Some of these competitors have greater resources than we do. The principal competitive factors that affect our ability and the ability of our competitors to acquire surgery centers and private surgical hospitals are price, experience and reputation and access to capital. Further, in the United States some physician groups develop surgery centers without a corporate partner. It is generally difficult, however, for a single practice to create effectively the efficient operations and marketing programs necessary to compete with other provider networks and companies. As a result, and also due to the financial investment necessary to develop surgery centers and private surgical hospitals, many healthcare systems and physician groups are attracted to corporate partners such as us.

    In the United Kingdom, we face competition from both the national health service and other privately operated hospitals, including hospitals owned by the BUPA Group, our primary competitor in the United Kingdom. Across the United Kingdom, a large number of private hospitals are owned by the four largest hospital operators. In addition, the two largest payors account for over half of the privately insured market. We believe our hospitals can effectively compete in this market due to location and specialty mix of our facilities. Our hospitals also have a higher portion of self pay business than the overall market. Self pay business is not influenced by the private insurers.

    In Spain, we face competition from several privately held independent hospitals and a few networks of hospitals that are owned by insurance companies. Insurance companies that own hospitals have the benefit of a captured market of their insured, including hospitals owned by Adesla, our primary competitor in Spain. These insurance companies compete with us in acquisitions of strategically placed hospitals in major cities. Other hospital networks are attempting to replicate our model and have begun to compete with us in the acquisition of hospitals. The acquisition of hospitals in Spain is greatly affected by price. In our experience, sellers are typically the physicians that have built the hospitals, and most physicians prefer an independent position in a market rather than becoming a provider for an insurance company. We focus our efforts on partnering with physicians and assisting them in growing their business and medical practices by encouraging group rather than individual practices.

    Our hospitals compete with other providers in the Spanish market, including other private hospitals and hospitals operated by Spain's national health service. The national health coverage makes the hospitals operated by Spain's national health service accessible to the entire Spanish population. In contrast, private hospitals such as ours must negotiate agreements with third-party payors, which focus on services available to their members as well as pricing. We believe that the size of our operations in Spain will give us the ability to negotiate effectively with insurance companies.

EMPLOYEES

    We employ approximately 2,600 persons, 2,250 of whom are full-time employees and 350 of whom are part-time employees. Of these employees, we employ approximately 800 in the United States, 600 in the United Kingdom and 1,200 in Spain. The physicians that affiliate with us and use our facilities are not our employees. However, we generally offer the physicians the opportunity to purchase equity interests in the facilities they use.

LEGAL PROCEEDINGS AND INSURANCE

    From time to time, we may be named a party to legal claims and proceedings in the ordinary course of business. We are not aware of any claims or proceedings against us or our subsidiaries that might have a material impact on us.

    In the United States, we maintain professional liability insurance that provides coverage on a claims made basis of $1.0 million per incident and $3.0 million in annual aggregate amount per location. We also maintain general liability insurance coverage of $1.0 million per occurrence and $2.0 million in annual aggregate amount per location, as well as business interruption insurance and property damage insurance. In addition, we maintain umbrella liability insurance in the aggregate amount of $10.0 million. In the United Kingdom, we maintain general public insurance in the amount of $5.0 million, malpractice insurance in the amount of $3.0 million and property and business interruption insurance. In Spain, we maintain property damage insurance in the amount of $30.0 million and general liability insurance coverage of $550,000 per accident and victim per year, per facility and $2.2 million at the group level. The governing documents of each of our surgery centers require physicians who conduct surgical procedures at our surgery centers to maintain stated amounts of insurance.

GOVERNMENT REGULATION

    UNITED STATES

    The healthcare industry is subject to extensive regulation by federal, state and local governments. Government regulation affects our business by controlling growth, requiring licensing or certification of facilities, regulating how facilities are used, and controlling payment for services provided. Further, the regulatory environment in which we operate may change significantly in the future. While we believe we have structured our agreements and operations in material compliance with applicable law, there can be no assurance that we will be able to successfully address changes in the regulatory environment.

    Every state imposes licensing and other requirements on healthcare facilities. In addition, many states require regulatory approval, including certificates of need, before establishing or expanding various types of healthcare facilities, including surgery centers and private surgical hospitals, offering services or making capital expenditures in excess of statutory thresholds for healthcare equipment, facilities or programs. We may become subject to additional burdensome regulations as we expand our existing operations and enter new markets.

    In addition to extensive existing government healthcare regulation, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We believe that these healthcare reform initiatives will continue during the foreseeable future. If adopted, some aspects of previously proposed reforms, such as further reductions in Medicare or Medicaid payments, or additional prohibitions on physicians' financial relationships with facilities to which they refer patients, could adversely affect us.

    We believe that our business operations materially comply with applicable law. However, we have not received a legal opinion from counsel or from any federal or state judicial or regulatory authority to this effect, and many aspects of our business operations have not been the subject of state or federal regulatory scrutiny or interpretation. Some of the laws applicable to us are subject to limited or evolving interpretations; therefore, a review of our operations by a court or law enforcement or regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the laws applicable to us may be amended or interpreted in a manner that could have a material adverse effect on us. Our ability to conduct our business and to operate profitably will depend in part upon obtaining and maintaining all necessary licenses, certificates of need and other approvals, and complying with applicable healthcare laws and regulations.

    LICENSURE AND CERTIFICATE OF NEED REGULATIONS

    Capital expenditures for the construction of new facilities, the addition of beds or the acquisition of existing facilities may be reviewable by state regulators under statutory schemes that are sometimes referred to as certificate of need laws. States with certificate of need laws place limits on the construction and acquisition of healthcare facilities and the expansion of existing facilities and services. In these states, approvals are required for capital expenditures exceeding certain specified amounts and that involve certain facilities or services, including surgery centers and private surgical hospitals.

    State certificate of need laws generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a designated state health planning agency must determine that a need exists for those beds, facilities or services. The certificate of need process is intended to promote comprehensive healthcare planning, assist in providing high quality healthcare at the lowest possible cost and avoid unnecessary duplication by ensuring that only those healthcare facilities that are needed will be built.

    Typically, the provider of services submits an application to the appropriate agency with information concerning the area and population to be served, the anticipated demand for the facility or service to be provided, the amount of capital expenditure, the estimated annual operating costs, the relationship of the proposed facility or service to the overall state health plan and the cost per patient day for the type of care contemplated. The issuance of a certificate of need is based upon a finding of need by the agency in accordance with criteria set forth in certificate of need laws and state and regional health facilities plans. If the proposed facility or service is found to be necessary and the applicant to be the appropriate provider, the agency will issue a certificate of need containing a maximum amount of expenditure and a specific time period for the holder of the certificate of need to implement the approved project.

    Our healthcare facilities are also subject to state and local licensing regulations ranging from the adequacy of medical care to compliance with building codes and environmental protection laws. To assure continued compliance with these regulations, governmental and other authorities periodically inspect our facilities. The failure to comply with these regulations could result in the suspension or revocation of a healthcare facility's license.

    Our healthcare facilities receive accreditation from the Joint Commission on Accreditation of Healthcare Organizations or the Accreditation Association for Ambulatory Health Care, Inc., nationwide commissions which establish standards relating to the physical plant, administration, quality of patient care and operation of medical staffs of various types of healthcare facilities. Generally, our healthcare facilities must be in operation for at least six months before they are eligible for accreditation. As of December 31, 2001, all but our four most recently opened healthcare facilities had been accredited by either the Joint Commission on Accreditation of Healthcare Organizations or the Accreditation Association for Ambulatory Health Care, Inc. Many managed care companies and third-party payors require our facilities to be accredited in order to be considered a participating provider under their health plans.

    MEDICARE AND MEDICAID PARTICIPATION IN SURGERY CENTERS

    Medicare is a federally funded and administered health insurance program, primarily for individuals entitled to social security benefits who are 65 or older or who are disabled. Medicaid is a health insurance program jointly funded by state and federal governments that provides medical assistance to qualifying low income persons. Each state Medicaid program has the option to provide payment for surgery center services. All of the states in which we currently operate cover Medicaid surgery center services; however, these states may not continue to cover surgery center services and states into which we expand our operations may not cover or continue to cover surgery center services.

    Medicare payments for procedures performed at surgery centers are not based on costs or reasonable charges. Instead, Medicare prospectively determines fixed payment amounts for procedures performed at surgery centers. These amounts are adjusted for regional wage variations. The various state Medicaid programs also pay us a fixed payment for our services, which amount varies from state to state. A portion of our revenues are attributable to payments received from the Medicare and Medicaid programs. For the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, 19%, 18% and 20%, respectively, of our domestic revenues were attributable to Medicare and Medicaid payments.

    To participate in the Medicare program and receive Medicare payment, our facilities must comply with regulations promulgated by the Department of Health and Human Services. Among other things, these regulations, known as "conditions of participation," relate to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with state and local laws and regulations. Our surgery centers must also satisfy the conditions of participation in order to be eligible to participate in the Medicaid program. All of our surgery centers and private surgical hospitals in the United States are certified or awaiting certification to participate in the Medicare program. These facilities are subject to annual on-site surveys to maintain their certification. Failure to comply with Medicare's conditions of participation may result in loss of program payment or other governmental sanctions. We have established ongoing quality assurance activities to monitor and ensure our facilities' compliance with these conditions of participation.

    As with most government programs, the Medicare and Medicaid programs are subject to statutory and regulatory changes, possible retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect the level of payments to our surgery centers. Reductions or changes in Medicare or Medicaid funding could significantly affect our results of operations. We cannot predict at this time whether additional healthcare reform initiatives will be implemented or whether there will be other changes in the administration of government healthcare programs or the interpretation of government policies that would adversely affect our business.

    FEDERAL ANTI-KICKBACK AND PHYSICIAN SELF-REFERRAL LAWS

    State and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law, referred to in this prospectus as the Anti-Kickback Statute, that prohibits offering, paying, soliciting, or receiving any form of remuneration in return for:

    - referring patients for services or items payable under a federal healthcare program, including Medicare or Medicaid, or

    - purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by a federal healthcare program.

    A violation of the Anti-Kickback Statute constitutes a felony. Potential sanctions include imprisonment of up to five years, criminal fines of up to $25,000, civil money penalties of up to $50,000 per act plus three times the remuneration offered or three times the amount claimed and exclusion from all federally funded healthcare programs, including the Medicare and Medicaid programs. The applicability of these provisions to many business transactions in the healthcare industry has not yet been subject to judicial or regulatory interpretation.

    Pursuant to the Anti-Kickback Statute, and in an effort to reduce potential fraud and abuse relating to federal healthcare programs, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among healthcare providers. The Office of the Inspector General of the Department of Health and Human Services closely scrutinizes healthcare joint ventures involving physicians and other referral sources. In 1989, the Office of the Inspector General published a fraud alert that outlined questionable features of "suspect" joint ventures, and the Office of the Inspector General has continued to rely on fraud alerts in later pronouncements. The Office of the Inspector General has also published regulations containing numerous "safe harbors" that exempt some practices from enforcement under the Anti-Kickback Statute. These safe harbor regulations, if fully complied with, assure participants in particular types of arrangements that the Office of the Inspector General will not treat their participation as a violation of the Anti-Kickback Statute. The safe harbor regulations do not expand the scope of activities that the Anti- Kickback Statute prohibits, nor do they provide that failure to satisfy the terms of a safe harbor constitutes a violation of the Anti-Kickback Statute. The Office of the Inspector General has, however, indicated that failure to satisfy the terms of a safe harbor may subject an arrangement to increased scrutiny.

    Our partnerships and limited liability companies that are providers of services under the Medicare and Medicaid programs, and their respective limited partners and members, are subject to the Anti-Kickback Statute. A number of the relationships that we have established with physicians and other healthcare providers do not fit within any of the safe harbor regulations issued by the Office of the Inspector General. Of our 38 surgical facilities in the United States, 35 are owned by partnerships or limited liability companies, which include as partners or members physicians who perform surgical or other procedures at the facilities.

    On November 19, 1999, the Office of the Inspector General promulgated rules setting forth additional safe harbors under the Anti-Kickback Statute. The new safe harbors include a safe harbor applicable to surgery centers, referred to in this prospectus as the "surgery center safe harbor." The surgery center safe harbor generally protects ownership or investment interests in a center by physicians who are in a position to refer patients directly to the center and perform procedures at the center on referred patients, if certain conditions are met. More specifically, the surgery center safe harbor protects any payment that is a return on an ownership or investment interest to an investor if certain standards are met in one of four categories of ambulatory surgery centers
(1) surgeon-owned surgery centers, (2) single-specialty surgery centers,
(3) multi-specialty surgery centers, and (4) hospital/ physician surgery centers.

    For multi-specialty ambulatory surgery centers, for example, the following standards, among others, apply:

    (1) all of the investors must be physicians who are in a position to refer patients directly to the center and perform procedures on the referred patients, group practices composed exclusively of those physicians, or investors who are not employed by the entity or by any of its investors, are not in a position to provide items or services to the entity or any of its investors, and are not in a position to make or influence referrals directly or indirectly to the entity or any of its investors;

    (2) at least one-third of each physician investor's medical practice income from all sources for the previous fiscal year or twelve-month period must be derived from performing outpatient procedures that require a surgery center or private specialty hospital setting in accordance with Medicare reimbursement rules; and

    (3) at least one third of the Medicare-eligible outpatient surgery procedures performed by each physician investor for the previous fiscal year or previous twelve-month period must be performed at the surgery center in which the investment is made.

    Similar standards apply to each of the remaining three categories of surgery centers set forth in the regulations. In particular, each of the four categories includes a requirement that no ownership interests be held by a non-physician or non-hospital investor if that investor is employed by the center or another investor, is in a position to provide items or services to the center or any of its other investors, or is in a position to make or influence referrals directly or indirectly to the center or any of its investors.

    Since one of our subsidiaries is an investor in each partnership or limited liability company that owns one of our surgery centers, and since this subsidiary provides management and other services to the surgery center, our arrangements with physician investors do not fit within the specific terms of the surgery center safe harbor or any other safe harbor.

    In addition, because we do not control the medical practices of our physician investors or control where they perform surgical procedures, it is possible that the quantitative tests described above will not be met, or that other conditions of the surgery center safe harbor will not be met. Accordingly, while the surgery center safe harbor is helpful in establishing that a physician's investment in a surgery center should be considered an extension of the physician's practice and not as a prohibited financial relationship, we can give you no assurances that these ownership interests will not be challenged under the Anti-Kickback Statute. However, we believe that our arrangements involving physician ownership interests in our surgery centers should not fall within the activities prohibited by the Anti-Kickback Statute.

    While several federal court decisions have aggressively applied the restrictions of the Anti-Kickback Statute, they provide little guidance regarding the application of the Anti-Kickback Statute to our partnerships and limited liability companies. We believe that our operations do not violate the Anti-Kickback Statute. However, a federal agency charged with enforcement of the Anti-Kickback Statute might assert a contrary position. Further, new federal laws, or new interpretations of existing laws, might adversely affect relationships we have established with physicians or other healthcare providers or result in the imposition of penalties on us or some of our facilities. Even the assertion of a violation could have a material adverse effect upon us.

    Section 1877 of the Social Security Act, commonly known as the "Stark Law," prohibits physicians, subject to the exceptions described below, from referring Medicare or Medicaid patients to any entity providing "designated health services" in which the physician or an immediate family member has an ownership or investment interest or with which the physician or an immediate family member has entered into a compensation arrangement. These prohibitions, contained in the Omnibus Budget Reconciliation Act of 1993, commonly known as "Stark II," amended prior federal physician self-referral legislation known as "Stark I" by expanding the list of designated health services to a total of eleven categories of health services. Persons who violate the Stark Law are subject to potential civil money penalties of up to $15,000 for each bill or claim submitted in violation of the Stark Law and $100,000 for participation in a "circumvention scheme" and exclusion from the Medicare and Medicaid programs. In addition, the Stark Law requires the refund of any Medicare and Medicaid payments received for designated health services that resulted from a prohibited referral.

    Ambulatory surgery is not specifically enumerated as a health service subject to this prohibition; however, some of the eleven designated health services under the Stark Law are among the specific services furnished by our surgery facilities. Final regulations interpreting Stark I, often referred to as the "Stark I regulations," were issued on August 14, 1995. On January 4, 2001 the Department of Health and Human Services published "Phase I" of the final regulations interpreting Stark II and modifying the Stark I regulations. The Department of Health and Human Services anticipates publishing "Phase II" of the regulations in the near future. The Phase I regulations, which in general are scheduled to take effect on January 4, 2002, address some of the ownership and investment interest exceptions and compensation arrangement exceptions found in the Stark Law. Under the Stark I regulations, clinical laboratory services provided by a surgery center are excepted from the Stark Law's self-referral prohibition, if these services are included in the surgery center's composite Medicare payment rate. The Phase I regulations take a different approach and exclude from the definition of "designated health services" any designated health services provided by a surgery center, if the services are included in the surgery center's composite Medicare payment rate. Therefore, under the Phase I regulations, the Stark Law's self-referral prohibition does not apply to designated health services provided by a surgery center, unless the surgery center separately bills Medicare for the services. We believe that our operations do not violate the Stark Law, as currently interpreted. However, the Department of Health and Human Services has indicated that it will further address the exception relating to services provided by a surgery center in Phase II of the regulations. Therefore, we cannot assure you that future regulatory changes will not result in us becoming subject to the Stark Law's self-referral prohibition.

    FALSE AND OTHER IMPROPER CLAIMS

    The federal government is authorized to impose criminal, civil and administrative penalties on any person or entity that files a false claim for payment from the Medicare or Medicaid programs. Claims filed with private insurers can also lead to criminal and civil penalties, including, but not limited to, penalties relating to violations of federal mail and wire fraud statutes. While the criminal statutes are generally reserved for instances of fraudulent intent, the government is applying its criminal, civil and administrative penalty statutes in an ever-expanding range of circumstances. For example, the government has taken the position that a pattern of claiming reimbursement for unnecessary services violates these statutes if the claimant merely should have known the services were unnecessary, even if the government cannot demonstrate actual knowledge. The government has also taken the position that claiming payment for low-quality services is a violation of these statutes if the claimant should have known that the care was substandard.

    Over the past several years, the government has accused an increasing number of healthcare providers of violating the federal False Claims Act. The False Claims Act prohibits a person from knowingly presenting, or causing to be presented, a false or fraudulent claim to the United States government. The statute defines "knowingly" to include not only actual knowledge of a claims falsity, but also reckless disregard for or intentional ignorance of the truth or falsity of a claim. Because our facilities perform hundreds of similar procedures a year for which they are paid by Medicare, and there is a relatively long statute of limitations, a billing error or cost reporting error could result in significant civil or criminal penalties.

    Under the "qui tam," or whistleblower, provisions of the False Claims Act, private parties may bring actions on behalf of the federal government. Such private parties, often referred to as relators, are entitled to share in any amounts recovered by the government through trial or settlement. Both direct enforcement activity by the government and whistleblower lawsuits have increased significantly in recent years and have increased the risk that a healthcare company, like us, will have to defend a false claims action, pay fines or be excluded from the Medicare and Medicaid programs as a result of an investigation resulting from a whistleblower case. Although we believe that our operations materially comply with both federal and state laws, they may nevertheless be the subject of a whistleblower lawsuit, or may otherwise be challenged or scrutinized by governmental authorities. A determination that we have violated these laws could have a material adverse effect on us.

    STATE ANTI-KICKBACK AND PHYSICIAN SELF-REFERRAL LAWS

    Many states, including those in which we do or expect to do business, have laws that prohibit payment of kickbacks or other remuneration in return for the referral of patients. Some of these laws apply only to services reimbursable under state Medicaid programs. However, a number of these laws apply to all healthcare services in the state, regardless of the source of payment for the service. Based on court and administrative interpretations of the federal Anti-Kickback Statute, we believe that the Anti-Kickback Statute prohibits payments only if they are intended to induce referrals. However, the laws in most states regarding kickbacks have been subjected to more limited judicial and regulatory interpretation than federal law. Therefore, we can give you no assurances that our activities will be found to be in compliance with these laws. Noncompliance with these laws could subject us to penalties and sanctions and have a material adverse effect upon us.

    A number of states, including those in which we do or expect to do business, have enacted physician self-referral laws that are similar in purpose to the Stark Law but which impose different restrictions. Some states, for example, only prohibit referrals when the physician's financial relationship with a healthcare provider is based upon an investment interest. Other state laws apply only to a limited number of designated health services. Some states do not prohibit referrals, but require that a patient be informed of the financial relationship before the referral is made. We believe that our operations are in material compliance with the physician self-referral laws of the states in which our facilities are located.

    HEALTH INFORMATION PRACTICES

    The Health Insurance Portability and Accountability Act of 1996 contains, among other measures, provisions that may require many organizations, including us, to implement very significant and potentially expensive new computer systems and business procedures designed to protect each patient's individual healthcare information. The Health Insurance Portability and Accountability Act of 1996 requires the Department of Health and Human Services to issue rules to define and implement patient privacy standards. Among the standards that the Department of Health and Human Services will adopt pursuant to the Health Insurance Portability and Accountability Act of 1996 are standards for the following:

    - electronic transactions and code sets;

    - unique identifiers for providers, employers, health plans and individuals;

    - security and electronic signatures;

    - privacy; and

    - enforcement.

    On August 17, 2000, the Department of Health and Human Services finalized the new transaction standards. The recently enacted Administrative Simplification and Compliance Act extends the date by which we must comply with the transaction standards to October 16, 2003, provided we submit a compliance plan to the Secretary of Health and Human Services by October 16, 2002. The transaction standards will require us to use standard code sets established by the rule when transmitting health information in connection with some transactions, including health claims and health payment and remittance advices.

    On August 12, 1998, the Department of Health and Human Services issued a proposed rule that establishes, in part, standards for the security of health information by health plans, healthcare clearinghouses and healthcare providers that maintain or transmit any health information in electronic form, regardless of format. We would be an affected entity under the proposed rule. These security standards require affected entities to establish and maintain reasonable and appropriate administrative, technical and physical safeguards to ensure integrity, confidentiality and the availability of the information. The security standards were designed to protect the health information against reasonably anticipated threats or hazards to the security or integrity of the information and to protect the information against unauthorized use or disclosure. Although the security standards do not reference or advocate a specific technology, and affected entities have the flexibility to choose their own technical solutions, we expect that the security standards will require us to implement significant systems.

    On December 28, 2000, the Department of Health and Human Services published a final rule establishing standards for the privacy of individually identifiable health information. These privacy standards apply to all health plans, all healthcare clearinghouses and many healthcare providers, including healthcare providers that transmit health information in an electronic form in connection with certain standard transactions. We are a covered entity under the final rule. The privacy standards apply to protect individually identifiable health information held or disclosed by a covered entity in any form, whether communicated electronically, on paper or orally. These standards not only require our compliance with rules governing the use and disclosure of protected health information, but they also require us to impose those rules, by contract, on any business associate to whom such information is disclosed. A violation of the privacy standards could result in civil money penalties of $100 per incident, up to a maximum of $25,000 per person per year per standard. The final rule also provides for criminal penalties of up to $50,000 and one year in prison for knowingly and improperly obtaining or disclosing protected health information, up to $100,000 and five years in prison for obtaining protected health information under false pretenses, and up to $250,000 and ten years in prison for obtaining or disclosing protected health information with the intent to sell, transfer or use such information for commercial advantage, personal gain or malicious harm.

    The final rule establishing the privacy standards became effective on April 14, 2001, with compliance required by April 14, 2003. The security regulations under the Health Insurance Portability and Accountability Act of 1996 are currently scheduled to be finalized by the Department of Health and Human Services in the near future. Once the security regulations are issued in final form, we will have approximately two years to become fully compliant.

    We expect that compliance with these standards will require significant commitment and action by us. We have appointed members of our management team to direct our compliance with these standards. Although we and other covered entities generally are not required to be in compliance with these standards until two years following the effective date of the final rules issued or to be issued by the Department of Health and Human Services, implementation will require us to conduct extensive preparation and make significant expenditures. Because the security standards are proposed regulations, we cannot predict the total financial impact of the regulations on our operations.

    EUROPEAN UNION

    The European Commission's Directive on Data Privacy went into effect in October 1998 and prohibits the transfer of personal data to non-European Union countries that do not meet the European "adequacy" standard for privacy protection. The European Union privacy legislation requires, among other things, the creation of government data protection agencies, registration of databases with those agencies, and in some instances prior approval before personal data processing may begin.

    The U.S. Department of Commerce, in consultation with the European Commission, recently developed a "safe harbor" framework to protect data transferred in trans-Atlantic businesses like ours. The safe harbor provides a way for us to avoid experiencing interruptions in our business dealings in the European Union. It also provides a way to avoid prosecution by European authorities under European privacy laws. By certifying to the safe harbor, we will notify the European Union organizations that we provide "adequate" privacy protection, as defined by European privacy laws. To certify to the safe harbor, we must adhere to seven principles. These principles relate to notice, choice, onward transfer or transfers to third parties, access, security, data integrity and enforcement.

    We intend to formulate and execute programs that will satisfy the requirements of the safe harbor. Even if we are able to formulate programs that attempt to meet these objectives, we may not be able to execute them successfully, which could have a material adverse effect on our revenues, profits or results of operations.

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
    SPAIN

    Under the Spanish General Health Act and related regulations, private hospitals must report periodically to the applicable health authorities. These reports, which describe a hospital's activities, provide a method to identify and control epidemics. Private hospitals in Spain must obtain a number of licenses, permits and authorizations, including those required to begin operating the facility and to dispense drugs. In addition, private hospitals are subject to regular inspections by the health and administrative authorities to ensure compliance with applicable regulations. Private hospitals must register their personal databases with the Data Protection Agency. The Law of Personal Data Protection provides specific protection for the health information portion of this personal data. Private hospitals must adopt the necessary measures to ensure the safety of the personal data. Violations of these regulations could subject the hospital to administrative fines and civil and criminal liability. Administrative fines range from 500,000 Pesetas (approximately $2,700) to 100,000,000 Pesetas (approximately $540,000), or five times the value of the products and services that are the subject of the violation, depending on the seriousness of the violation. Health and administrative authorities may also close a private hospital for up to five years for serious violations. A violation that endangers the public health is a criminal offense. We believe that our operations in Spain are in material compliance with the laws referred to in this paragraph.

    UNITED KINGDOM

    While there is no specific anti-kickback legislation in the United Kingdom that is unique to the medical profession, general criminal legislation prohibits bribery and corruption. Our private surgical hospitals in the United Kingdom do not pay commissions to or share profits with referring physicians, who invoice patients or insurers directly for fees relating to the provision of their services. Private surgical hospitals in the United Kingdom are required to register with the local Social Services Authority pursuant to the Registered Homes Act 1984, which provides for regular inspections of the facility by the registering authority. The operation of a private surgical hospital without registration is a criminal offense. Under the Misuse of Drugs Act 1971, the supply, possession or production of controlled drugs without a license from the Secretary of State is a criminal offense. The Data Protection Act 1998 requires private surgical hospitals to register as "data controllers." The processing of personal data, such as patient information and medical records, without prior registration is a criminal offense. We believe that our operations in the United Kingdom are in material compliance with the laws referred to in this paragraph.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information with respect to the directors and executive officers of our parent, United Surgical Partners International, Inc.

NAME                             AGE                               POSITION
----                           --------   ----------------------------------------------------------
Donald E. Steen(1)..........      55      Chief Executive Officer and Chairman of the Board
William H. Wilcox(2)........      49      President and Director
Sue H. Shelley..............      47      Executive Vice President
Mark A. Kopser(3)...........      37      Senior Vice President and Chief Financial Officer
John J. Wellik(4)...........      40      Vice President, Controller, Compliance Officer and
                                          Secretary
Dave A. Alexander, Jr.,           50      Director
M.D.........................
Dale L. Stegall.............      55      Senior Vice President and General Counsel
John C. Garrett, M.D........      59      Director
D. Scott Mackesy(6).........      33      Director
Thomas L. Mills(5)..........      54      Director
Boone Powell, Jr.(6)........      64      Director
Paul B. Queally(6)..........      37      Director
David P. Zarin, M.D.(5).....      53      Director
James C. Crews(5)(7)........      64      Director

--------------

(1) Also the chief executive officer and sole director of United Surgical Partners Holdings, Inc.

(2) Also the president of United Surgical Partners Holdings, Inc.

(3) Also the senior vice president of United Surgical Partners Holdings, Inc.

(4) Also the vice president, treasurer and secretary of United Surgical Partners Holdings, Inc.

(5) Member of our parent's audit committee.

(6) Member of our parent's options and compensation committee.

(7) Mr. Crews was appointed to our parent's board of directors on December 17, 2001 to fill a vacancy created when Carlos A. Ferrer resigned from our parent's board of directors on December 17, 2001.

KEY EMPLOYEES

    The following table sets forth information with respect to certain key employees of our parent.

NAME                             AGE                               POSITION
----                           --------   ----------------------------------------------------------
Jonathan R. Bond............      43      Senior Vice President, Operations
Mark Garvin.................      37      Senior Vice President, Operations
Brett Brodnax...............      37      Senior Vice President, Development
Gabriel Masfurroll..........      48      President of Spanish operations
Pat McCann..................      50      Managing Director of United Kingdom operations

    DONALD E. STEEN founded our parent in February 1998 and has been the chief executive officer and chairman of our parent since that time. Mr. Steen served as president of the International Group of HCA--The Healthcare Company, formerly known as Columbia/HCA Healthcare Corporation, from 1995 until 1997 and as president of the Western Group of HCA from 1994 until 1995. Mr. Steen founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982. Mr. Steen is also a member of the board of directors of Horizon Health Corporation, Kinetic Concepts, Inc. and Medcath Corporation.

    WILLIAM H. WILCOX joined us as the president and a director of our parent in September 1998. Mr. Wilcox served as president and chief executive officer of United Dental Care, Inc. from 1996 until joining us. Mr. Wilcox served as president of the Surgery Group of HCA and president and chief executive officer of the Ambulatory Surgery Division of HCA from 1994 until 1996.

    SUE H. SHELLEY is a founder of our parent and has been the executive vice president of our parent since September 1999. Ms. Shelley served as the senior vice president of our parent from February 1998 until September 1999 and as one of the directors of our parent from October 1998 until May 1999. Ms. Shelley served as a private healthcare consultant from August 1995 until February 1998. Ms. Shelley also served as vice president, Strategic Operations and Development for the Western Group of HCA from 1994 until 1995.

    MARK A. KOPSER joined us as the senior vice president and chief financial officer of our parent in May 2000. Prior to that time, Mr. Kopser served as chief financial officer for the International Division of HCA from 1997 until 2000 and as chief financial officer for the London Division of HCA from 1992 until 1996.

    JOHN J. WELLIK is the vice president, controller, compliance officer and secretary of our parent. Prior to joining us in April 1999, Mr. Wellik served as vice president and controller for Dynamex, Inc., a transportation services company, from November 1997 until February 1999. Mr. Wellik also served as an assistant controller for American Pad & Paper Company from May 1997 until November 1997. Mr. Wellik served in various accounting management positions, including director of financial accounting, for Avnet, Inc., an electronics distributor, from July 1993 until February 1997.

    DAVE A. ALEXANDER, JR., M.D. joined us as a director of our parent in February 2001. Prior to joining us, Dr. Alexander was the chairman and a director of OrthoLink since it was founded in July 1996. From 1992 to 1996, Dr. Alexander served as president of Tennessee Orthopedic Alliance. Dr. Alexander has been in private practice of orthopedics in Nashville, Tennessee since 1982. Dr. Alexander is a Fellow of the American Academy of Orthopedic Surgeons and holds a Surgery Certificate of Added Qualification in Surgery of the Hand.

    DALE L. STEGALL joined us as the chief administrative officer of OrthoLink in February 2001 and was appointed senior vice president and general counsel of our parent in August 2001. Mr. Stegall was a founder of OrthoLink and served as OrthoLink's senior vice president, general counsel and secretary from its inception in 1996 until February 2001. From 1973 to 1996, Mr. Stegall was in the private practice of law and a healthcare consultant in Nashville, Tennessee.

    JOHN C. GARRETT, M.D. joined us as a director of our parent in February 2001. Mr. Garrett had been a director of OrthoLink since July 1997. Dr. Garrett founded Resurgens, P.C. in 1986, where he continues his specialized orthopedics practice in arthroscopic and reconstructive knee surgery. He is a Fellow of the American Academy of Orthopedic Surgeons.

    D. SCOTT MACKESY has served as one of the directors of our parent since our inception in February 1998. Mr. Mackesy has been a principal with Welsh, Carson, Anderson & Stowe since January 1998. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Mackesy was senior research analyst and vice president in the Investment Research Department at Morgan Stanley Dean Witter from January 1996 to January 1998. Mr. Mackesy is also on the board of directors of Pediatrix Medical Group, Inc. and six other private companies.

    THOMAS L. MILLS has served as one of the directors of our parent since September 1999. Mr. Mills is the chairman of our parent's audit committee. Mr. Mills has been a partner in the law firm of Winston & Strawn since 1995, specializing in health law.

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
    BOONE POWELL, JR. has served as one of the directors of our parent since June 1999. Mr. Powell is the chairman of Baylor Health Care System and served as its president and chief executive officer from 1980 until 2000.

    PAUL B. QUEALLY has served as one of the directors of our parent since our inception in February 1998. Mr. Queally has been a general partner at Welsh, Carson, Anderson & Stowe since January 1996. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Queally was a general partner at The Sprout Group, which was the private equity group of Donaldson, Lufkin & Jenrette Securities Corporation.

    DAVID P. ZARIN, M.D. has served as one of the directors of our parent since February 2000. Dr. Zarin has practiced otolaryngology in Houston, Texas since 1979. Dr. Zarin was a founding partner and serves as vice president of Texas ENT Specialists, PA, formed in 1997. Dr. Zarin was also a founding partner and a director of TOPS Surgical Specialty Hospital, which we acquired in July 1999. Dr. Zarin has served as chairman and president of the medical staff of TOPS Specialty Hospital since 1999.

    JAMES C. CREWS was appointed to our parent's board of directors on December 17, 2001. Mr. Crews retired in May 2000 from Banner Health Arizona where he was Chief Executive Officer from September 1999 to his retirement. From 1991 to 1999, Mr. Crews served as President and Chief Executive Officer at Samaritan Health System in Phoenix, Arizona.

    JONATHAN R. BOND joined us as senior vice president, operations of our parent in April 1999. Prior to that time, Mr. Bond served as senior vice president for the Surgery Division of Physician Resource Group, Inc. from November 1995 until April 1999.

    MARK GARVIN joined us as senior vice president, operations of our parent in February 2001. Mr. Garvin joined OrthoLink in 1996, serving in various senior management positions until 1999, when he became OrthoLink's senior vice president, surgical operations. From 1992 to 1996, Mr. Garvin was vice president, operations, with the surgery division of HealthSouth Corporation.

    BRETT BRODNAX is the senior vice president, development of our parent. Prior to joining us in December 1999, Mr. Brodnax was an assistant vice president for Baylor Healthcare System from May 1990 until December 1999.

    GABRIEL MASFURROLL has been the president of United Surgical Partners Europe, S.L., our wholly owned Spanish subsidiary through which we conduct our operations in Spain, since April 1998. From 1996 to 1998, Mr. Masfurroll was president and chief executive officer of HCA's Spanish subsidiary. From 1994 to 1996, Mr. Masfurroll served as a director of the hospital division of Sanitas, S.A., the second largest Spanish health insurance company and an affiliate of the BUPA Group, Britain's largest insurance company. From 1991 to 1993, Mr. Masfurroll was a healthcare consultant with GESGRUP.

    PAT MCCANN is the managing director of our United Kingdom operations. Prior to joining us in April 2001, Ms. McCann served as chief executive officer of HCA's Harley Street Clinic in London since October 1998. Prior to that time
Ms. McCann served as chief executive officer of a large NHS University Hospital in London.

BOARD OF DIRECTORS

    Our parent's board of directors is divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for election as their terms of office expire. Messrs. Crews, Garrett and Wilcox have been designated as Class I directors with their terms of office expiring in 2002; Messrs. Alexander, Mackesy and Zarin have been designated as Class II directors with their terms of office expiring in 2003; and Messrs. Mills, Powell, Queally and Steen have been designated as Class III directors with their terms of office expiring in 2004.

BOARD COMPENSATION

    Directors who are also officers or employees of our parent do not receive compensation for their services as directors. Each non-employee director who has not previously been granted options to purchase the common stock of our parent is entitled to an award of stock options to purchase up to 8,333 shares of the common stock of our parent when he becomes a non-employee director, at an exercise price equal to the fair market value of our parent's common stock on the date of grant. In each case, the stock options granted to the non-employee directors will have a three-year vesting schedule. Directors who are not affiliates or employees of a stockholder owning five percent or more of the outstanding common stock of our parent are entitled to a $2,500 fee for attendance at meetings of the board of directors or committees thereof and all directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our parent has entered into agreements to indemnify its directors and executive officers. Under these agreements, our parent is obligated to indemnify our directors and officers to the fullest extent permitted under the Delaware General Corporate Law for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. We believe that these agreements are helpful in attracting and retaining qualified directors and officers.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table contains summary information concerning the total compensation paid to or earned for the fiscal year ended December 31, 2001 by the chief executive officer and by the four other most highly compensated executive officers of our parent serving in this capacity as of December 31, 2001, whose total annual salary and bonus exceeded $100,000 for that fiscal year. We refer to these persons as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                          ANNUAL          ------------
                                                       COMPENSATION        SECURITIES
                                                    -------------------    UNDERLYING     ALL OTHER
                                                     SALARY     BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                           ($)        ($)          (#)            ($)
---------------------------                         --------   --------   ------------   ------------
Donald E. Steen...................................  400,000      (1)         100,000         5,250(2)
  Chief Executive Officer
  and Chairman of the Board
William H. Wilcox.................................  350,000      (1)         146,666         5,250(2)
  President
Sue H. Shelley....................................
  Executive Vice President                          165,375      (1)              --         3,041(2)
Mark A. Kopser....................................
  Senior Vice President                             211,250      (1)          45,000            --
Dale L. Stegall...................................
  Senior Vice President and
  General Counsel                                   250,274      (1)          36,666         5,250(2)

--------------

(1) Bonuses will be based upon our final audited earnings for the year ended December 31, 2001, which are not available as of the date of this prospectus.

(2) Consists of contributions to the named executive officer's 401(k) plan account.

    The following table provides information regarding stock options granted to the named executive officers in 2001.

                             OPTION GRANTS IN 2001

                                                   INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                                                   -----------------                                 VALUES AT ASSUMED
                                     NUMBER OF                                                        ANNUAL RATES OF
                                     SECURITIES    PERCENT OF TOTAL      EXERCISE                       STOCK PRICE
                                     UNDERLYING     OPTIONS GRANTED       PRICE                      APPRECIATION FOR
                                      OPTIONS             TO             OR BASE                      OPTION TERM(2)
                                      GRANTED        EMPLOYEES IN         PRICE       EXPIRATION   ---------------------
NAME                                    (#)           FISCAL YEAR      ($/SHARE)(1)      DATE         5%          10%
----                                 ----------    -----------------   ------------   ----------   ---------   ---------
Donald E. Steen....................    100,000            8.1%                20.65      8/6/11    1,299,000   3,291,000
William H. Wilcox..................     66,666            5.4%                14.00      2/1/11      587,000   1,487,000
                                        80,000            6.5%                20.65      8/6/11      976,000   2,474,000
Sue H. Shelley.....................         --             --                    --          --           --          --
Mark A. Kopser.....................     45,000            3.6%                20.65      8/6/11      584,000   1,481,000
Dale L. Stegall....................     26,666            2.2%                13.50      3/1/11      226,000     574,000
                                        10,000            0.8%                15.00      6/8/11       96,000     242,000

----------------

(1) The exercise price is based on the fair market value of the underlying common stock on the date of grant, as reasonably determined by the options and compensation committee based on, among other things, available information regarding recent sales of common stock.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our parent's future common stock prices.

    The following table provides summary information with respect to stock options held by the named executive officers as of December 31, 2001.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                         SHARES                        UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                                        ACQUIRED                     AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)
                                           ON           VALUE      ---------------------------   ---------------------------
NAME                                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   -----------   -----------   -----------   -------------   -----------   -------------
Donald E. Steen......................        --             --       244,992         307,772      3,061,626      2,147,753
William H. Wilcox....................        --             --       217,496         245,832      2,545,064      1,519,030
Sue H. Shelley.......................        --             --        65,000          18,333        872,250        240,246
Mark A. Kopser.......................        --             --        29,168         132,498        285,637        879,357
Dale L. Stegall......................    27,533        301,487            --          36,666             --        265,495

COMMITTEES OF THE BOARD

    Our parent's board of directors has established an audit committee and an options and compensation committee.

    AUDIT COMMITTEE. The audit committee is comprised of Messrs. Crews, Mills and Zarin. The audit committee reports on its activities to the board of directors and is responsible for reviewing:

    - the recommendation to our parent's board of directors of the appointment of our parent's independent auditors;

    - the independence of our parent's outside auditors;

    - the scope, timing and results of the audit and non-audit services performed by our parent's independent auditors;

    - the audit committee charter of our parent on an annual basis;

    - the appropriateness of our parent's accounting policies;

    - the adequacy of our parent's accounting and financial controls;

    - compliance with our parent's accounting policies and accounting and financial controls;

    - the reliability of the financial information that our parent reports to the public; and

    - the proxy statement disclosures required by the audit committee.

    OPTIONS AND COMPENSATION COMMITTEE. The options and compensation committee is comprised of Messrs. Mackesy, Powell and Queally. The primary functions of the options and compensation committee are to:

    - review and recommend the compensation arrangements for our parent's directors and officers; and

    - monitor and administer our parent's stock option plans.

EMPLOYMENT AGREEMENTS

    DONALD E. STEEN. On November 1, 2000, our parent entered into a four-year employment agreement with Donald E. Steen that provides that he will serve as the chairman and chief executive officer of our parent. The employment agreement provides for annual base compensation of $400,000. Mr. Steen is also eligible for a performance bonus of up to 100% of his annual base salary. During any time when Mr. Steen is no longer serving as chief executive officer and, therefore, only serving as chairman, his annual base compensation would be reduced by $100,000. The employment agreement provides that, at any time after November 1, 2002, Mr. Steen is entitled to resign and that our parent's board of directors is entitled to remove Mr. Steen from his position as chief executive officer, but not as chairman of the board of directors. In the event that our parent terminates the employment agreement other than for cause, Mr. Steen would be entitled to receive his annual base salary plus the average annual bonus, if any, awarded to Mr. Steen for the prior two calendar years until the later of 12 months following termination or the expiration of the initial four-year term of the agreement. The employment agreement further provides that all of Mr. Steen's stock options automatically become fully vested if our parent terminates the agreement for any reason other than for cause.

    WILLIAM H. WILCOX. On January 1, 2001, our parent entered into a two-year employment agreement with William H. Wilcox that provides that he will serve as the president of our parent. The employment agreement provides for annual base compensation of $350,000. Mr. Wilcox is also eligible for a performance bonus of up to 100% of his base salary. In the event that our parent terminates the employment agreement other than for cause, Mr. Wilcox would be entitled to receive his annual base salary plus the average annual bonus, if any, awarded to Mr. Wilcox for the prior two calendar years until the later of 12 months following termination or the expiration of the initial two-year term of the agreement. The employment agreement further provides that if our parent terminates the agreement for any reason other than for cause all of Mr. Wilcox's stock options automatically become fully vested.

2001 EQUITY-BASED COMPENSATION PLAN

    Our parent adopted its 2001 Equity-Based Compensation Plan on February 13, 2001. At any given time, the number of shares of our parent's common stock issued and issuable, upon the exercise of outstanding and future awards or the lapse of forfeiture restrictions for outstanding and future awards, under the plan may not exceed the lesser of 300,000,000 shares or 12.5% of the total number of shares of common stock then outstanding, assuming the exercise of all outstanding options and warrants and the conversion of all securities convertible or exchangeable into our parent's common stock. Shares of common stock relating to forfeited awards will again be available for purposes of these share limitations but not for purposes of share limitations imposed by Section 162(m) of the Internal Revenue Code. The plan provides for grants of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees, including officers and employee-directors, and for grants of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentive awards to our employees, consultants and nonemployee directors. The purposes of the plan are:

    - to attract and retain the best available personnel for positions of substantial responsibility;

    - to provide additional incentives to our parent's employees and consultants; and

    - to promote the success of our business.

    Our parent's board of directors or options and compensation committee, to the extent it is directed to do so by our board of directors, administers the plan. Our parent's options and compensation committee will at all times will be comprised of two or more individuals that constitute "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986 and, in the discretion of our parent's board of directors, "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. Our parent's board of directors or options and compensation committee will designate the individuals to receive awards, the number of shares subject to the awards and the terms and conditions of each award, subject to the terms of the plan.

    While our parent's board of directors or options and compensation committee determines the terms of awards granted under the plan, the term of any incentive stock option cannot exceed ten years from the date of grant. Further, any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of our parent's shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 cannot be exercisable after the expiration of five years from the date of grant.

    While our parent's options and compensation committee determines the exercise price of options granted under the plan, the exercise price of any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of our parent's shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 must be at least 110% of the fair market value of the underlying share at the time the option is granted. The exercise price of options granted under the plan will be paid in full in a manner prescribed by our parent's options and compensation committee.

    The plan is not subject to the Employee Retirement Income Security Act of 1974; however, the plan is designed to allow for awards that constitute performance-based awards as provided for in Section 162(m) of the Internal Revenue Code of 1986. Therefore, awards may be exempt from the limitations on the deductibility of compensation that exceeds $1 million.

EMPLOYEE STOCK PURCHASE PLAN

    Our parent adopted its Employee Stock Purchase Plan on February 13, 2001. A total of 500,000 shares of common stock are authorized for issuance under the plan. The plan provides for the grant of stock options to selected eligible employees. The purpose of the plan is to provide eligible employees with an incentive to advance our interests by providing an opportunity to purchase stock of our parent at a favorable price. The plan is administered by our parent's options and compensation committee.

    Any eligible employee may elect to participate in the plan by authorizing our parent's options and compensation committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by our parent's options and compensation committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by our parent and the designated percentage may not exceed an amount of eligible compensation established by our parent from which the deduction is made. In no event will an employee be granted an option under the plan that would permit the purchase of stock with a fair market value in excess of $25,000, or to purchase more than 5,000 shares in any six month period.

    There are two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period is January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period is July 1 and December 31, respectively. The exercise price of options granted under the plan will be an amount equal to the lesser of 85% of the fair market value of our common stock on the date of exercise or on the date of grant.

    The plan is designed to comply with Section 423 of the Internal Revenue Code and thus is eligible for the favorable tax treatment afforded by Section 423.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    All of our issued and outstanding capital stock is owned by our parent, United Surgical Partners International, Inc. The following table sets forth certain information with respect to the beneficial ownership of United Surgical Partners International's common stock as of December 31, 2001. As of
December 31, 2001, there were 24,161,893 shares of common stock outstanding. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in this table have sole voting and investment power with respect to all the shares of common stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of common stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after December 31, 2001. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person.

NAME OF BENEFICIAL OWNER                                      NUMBER OF SHARES    PERCENT
------------------------                                      ----------------    --------
Welsh, Carson, Anderson & Stowe VII, L.P....................      7,705,893(1)     31.54%
  320 Park Avenue, Suite 2500
  New York, NY 10022-9500
Donald E. Steen.............................................        609,646(2)      2.50%
William H. Wilcox...........................................        311,816(3)      1.28%
Mark A. Kopser..............................................         72,488(4)         *
Sue H. Shelley..............................................        152,756(5)         *
John J. Wellik..............................................         19,586(6)         *
Dave A. Alexander, Jr., M.D.................................         89,784(7)         *
Dale L. Stegall.............................................         45,687(8)         *
John C. Garrett, M.D........................................         76,857            *
D. Scott Mackesy............................................          2,866            *
Thomas L. Mills.............................................          4,167(9)         *
Boone Powell, Jr............................................             --           --
Paul B. Queally.............................................      8,338,468(10)    34.13%
David P. Zarin, M.D.........................................          4,167(11)        *
James C. Crews..............................................          4,000            *
All directors and executive officers as a group (14
  persons)..................................................      9,732,288(12)    38.82%

------------------

*   Less than one percent (1%).

(1) Includes 266,666 shares issuable upon exercise of outstanding warrants.

(2) Includes 244,992 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(3) Includes 217,496 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(4) Includes 29,168 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(5) Includes 65,000 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(6) Includes 8,751 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(7) Includes 62,932 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(8) Includes 6,667 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(9) Consists of 4,167 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(10) Includes (i) 500,000 shares held by WCAS Capital Partners III, L.P., (ii) the shares held by Welsh, Carson, Anderson & Stowe VII, L.P. as previously described in note (1), and (iii) 119,977 shares held by WCAS Healthcare Partners. Mr. Queally is a general partner of each of WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, L.P., and has shared voting and dispositive power with respect to the shares held by each of WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, L.P.

(11) Consists of 4,167 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(12) Includes (i) 643,340 shares issuable upon exercise of stock options that have already vested or will vest within 60 days and (ii) 266,666 shares issuable upon exercise of outstanding warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WARRANTS

    Our parent issued a warrant, dated March 27, 2000, to Welsh, Carson, Anderson & Stowe, a stockholder owning more than 5% of our parent's outstanding common stock, to purchase 266,666 shares of our parent's common stock at an exercise price of $.03 per share in connection with its purchase of shares of our parent's Series C convertible preferred stock. The warrant will terminate on June 18, 2009.

7% SENIOR SUBORDINATED NOTES

    In November 1998, March 1999 and June 1999, our parent issued $16.0 million principal amount of its 7% senior subordinated notes due April 30, 2008 to Welsh, Carson, Anderson & Stowe and its affiliates, and $3.8 million principal amount and $0.2 million principal amount, respectively, of its 7% senior subordinated notes to FFT Partners I, L.P. and FFT Executive Partners I, L.P., affiliates of Carlos A. Ferrer, a former director of our parent. Our parent paid to these entities $91,013, $1,271,811 and $1,567,222 in accrued interest on the notes in 1999, 2000 and 2001, respectively. Upon the consummation of our parent's initial public offering, Welsh, Carson, Anderson & Stowe, FFT Partners I, L.P. and FFT Executive Partners I, L.P. exchanged the 7% senior subordinated notes held by them for shares of our parent's Series D redeemable preferred stock. We used approximately $21.1 million of the net proceeds from the offering of the old notes to make a subordinated intercompany loan to our parent, which used those loan proceeds to redeem all of its outstanding shares of Series D redeemable preferred stock.

10% SENIOR SUBORDINATED NOTES

    In March 2000, in connection with the issuance of 500,000 shares of our parent's Class A common stock for an aggregate purchase price of $5,250,000, our parent issued $36,000,000 principal amount of its 10% senior subordinated notes due March 27, 2010, for a purchase price of $30,750,000 to WCAS Capital Partners III, L.P., an affiliate of Welsh, Carson, Anderson & Stowe. Our parent paid no interest on the notes in 2000 and paid $6,229,178 in interest in 2001. Upon the consummation of our parent's initial public offering, the 10% senior subordinated notes issued by our parent were exchanged for 10% senior subordinated notes issued by our subsidiary, USP Domestic Holdings, Inc. We used approximately $36.0 million of the net proceeds from the offering of the old notes to make a subordinated intercompany loan to USP Domestic Holdings, which used those loan proceeds to redeem all of its outstanding 10% senior subordinated notes.

REGISTRATION RIGHTS AGREEMENT

    Donald E. Steen, William H. Wilcox, Sue H. Shelley, Paul B. Queally, D. Scott Mackesy, Dave A. Alexander, Jr., M.D., Dale L. Stegall, Mark Garvin, John
C. Garrett, M.D., Baylor Health Services, Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Healthcare Partners, L.P., WCAS Capital Partners III, L.P., FFT Partners I, L.P. and FFT Executive Partners I, L.P. and other holders of our parent's common stock are entitled under a registration rights agreement with our parent to the following registration rights for the shares of common stock held by them:

    - at any time Welsh, Carson, Anderson & Stowe VII, L.P., on behalf of the holders of registrable securities, may require, on two occasions only, that our parent use its best efforts to register registrable securities for public resale;

    - holders of registrable securities under the agreement may require our parent to use its best efforts to register their shares of common stock on a Form S-3 registration statement, provided that our parent is eligible to use the form and provided further that our parent shall not be required to effect the registration more than once in any 180 day period; and

    - if our parent registers any common stock at any time, either for its own account or for the account of other security holders, holders of registrable securities under the agreement are entitled to include their shares of common stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

    Our parent will bear all registration expenses other than underwriting discounts and commissions in connection with any registration under the registration rights agreement.

OTHER TRANSACTIONS

    Our parent accepted promissory notes from the following executive officers as partial consideration for the purchase by the executive officer of our parent's common stock as set forth below:

                                                     DATE                               OUTSTANDING
                                                      OF      PRINCIPAL   INTEREST     BALANCE AS OF
EXECUTIVE OFFICER                                    NOTE      AMOUNT       RATE     DECEMBER 31, 2001
-----------------                                  --------   ---------   --------   -----------------
Sue H. Shelley...................................   4/30/98   $250,000       7%          $250,000
William H. Wilcox................................  10/31/98    400,000       7           (1)
John J. Wellik...................................  11/22/99     26,250       7              2,919
John J. Wellik...................................   8/15/00     52,500       7             52,500
Mark A. Kopser...................................    5/1/00    328,125       7           (1)

--------------

(1) This note was repaid prior to December 31, 2001.

    Interest on the outstanding balance of the promissory notes is payable quarterly. As a result of our parent's initial public offering in June 2001, the principal under the notes became due on December 13, 2001. However, our parent has agreed to extend this repayment date to March 31, 2002. Each promissory note is secured by a pledge of the shares of our parent's common stock purchased with the note.

    On June 1, 1999, our parent issued a convertible subordinated promissory note to Baylor Health Care System Foundation in the principal amount of $3,287,234 in connection with Baylor's contribution of two surgery centers to our joint venture with Baylor. The conversion price of the convertible subordinated promissory note was $10.50 per share of common stock. Our contribution and purchase agreement with Baylor contains an "earn-out" provision under which Baylor could have received additional convertible promissory notes. Under the earn-out provision, if earnings before interest, taxes, depreciation, amortization and management fees of our limited partnership with Baylor exceed stated amounts in the second and third years of the limited partnership, Baylor would have been entitled to receive additional convertible subordinated notes in an amount equal to 50% of the excess. The conversion price of any additional convertible promissory notes would have been the greater of $10.50 per share or the fair market value of the underlying common stock at the time the additional convertible promissory note was issued. Immediately prior to the consummation of our parent's initial public offering, Baylor converted the note into shares of our parent's common stock. Boone Powell, Jr., one of our parent's directors, is the chairman of the board of directors of Baylor and served as its president and chief executive officer from 1980 until 2000. We derived approximately 7.7% of our revenues from our joint venture with Baylor in 2000. For more information regarding our joint venture with Baylor, see "Business--Operations--Operations in the United States--Strategic Relationships."

    Effective as of February 1, 2001, our parent granted options to purchase 66,666 shares of its common stock to William H. Wilcox. The exercise price of the options is equal to $14.00, our parent's initial public offering price. If our parent meets an earnings per share target in 2001, options with respect to 8,333 shares will vest on December 31 of each of 2003, 2004, 2005 and 2006. If our parent meets an earnings per share target in 2002, options with respect to 11,111 shares will vest on December 31 of each of 2003, 2004 and 2005. If our parent does not meet the earnings per share targets in 2001 and 2002, all of the options become exercisable on February 1, 2007.

                        DESCRIPTION OF CREDIT FACILITIES

AMENDED AND RESTATED CREDIT FACILITY

    GENERAL. On December 19, 2001, we amended and restated our existing credit agreement, entered into on June 13, 2001, with Credit Suisse First Boston, New York branch, Lehman Commercial Paper Inc., New York branch, Societe Generale, New York branch, Credit Suisse First Boston, as administrative agent, Lehman Commercial Paper Inc., as syndication agent, and Societe Generale, as documentation agent. The amended and restated credit facility allows us to borrow up to $85.0 million through a revolving loan commitment and up to $2.5 million through one or more standby letters of credit. The sum of of all letters of credit and the aggregate principal amount of all revolving loans then outstanding cannot exceed $85.0 million. The sum of all letters of credit and the aggregate principal amount of all revolving loans outstanding cannot exceed $85.0 million. This credit facility matures on December 19, 2004. Currently, no borrowings are outstanding under this facility.

    At our option, amounts outstanding under our existing domestic credit facility bear interest at a rate based upon either the prime rate established by the administrative agent from time to time or LIBOR. Amounts borrowed at the prime based rate bear interest at an annual rate equal to the sum of the prime rate margin plus the higher of (i) the prime rate in effect on such day and (ii) the federal funds rate in effect on such day plus one-half of 1%. The prime rate margin ranges from 1.50% to 2.25%. Amounts borrowed at the LIBOR based rate bear interest at a rate per annum equal to the sum of LIBOR plus a margin, which may range from 2.50% to 3.25%.

    AFFIRMATIVE COVENANTS. The amended and restated credit facility contains affirmative covenants customary for similar credit facilities.

    NEGATIVE COVENANTS. The amended and restated credit facility contains negative covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

    - incur additional indebtedness;

    - create liens on our property, revenues or assets;

    - make certain investments;

    - declare or make certain restricted payments;

    - make certain capital expenditures;

    - redeem, retire, purchase, defease or otherwise acquire any subordinated debt;

    - designate any indebtedness other than obligations under the amended and restated credit facility as senior debt;

    - issue equity interests;

    - liquidate, dissolve, consolidate with, merge or acquire all or substantially all of the assets of any person or entity;

    - sell assets;

    - organize or acquire any foreign subsidiaries; and

    - make intercompany loans and transfers.

    FINANCIAL COVENANTS. The amended and restated credit facility also contains financial covenants requiring us to maintain:

    - a maximum total debt to EBITDA ratio;

    - a maximum senior debt to EBITDA ratio;

    - a minimum fixed charge coverage ratio; and

    - a minimum fixed interest coverage ratio.

    EVENTS OF DEFAULT. In addition to customary default provisions, each of the following events is an event of default under the amended and restated credit facility:

    - breach of representations, warranties and covenants;

    - defaults on other indebtedness;

    - material judgments;

    - a change in control; and

    - certain events related to bankruptcy and insolvency.

UNITED KINGDOM CREDIT FACILITY

    GENERAL. On April 6, 2000, we entered into a credit agreement with the Bank of Scotland. This credit facility allows us to borrow from time to time up to L42.0 million (approximately $61.7 milllion as of September 30, 2001) and it matures in April 2010. As of September 30, 2001, approximately $36.3 million was outstanding under this facility. Borrowings under this credit facility bear interest at rates of 1.50% to 2.00% over LIBOR. We have pledged the capital stock of our United Kingdom subsidiaries to secure borrowings outstanding under this credit facility.

    AFFIRMATIVE COVENANTS. Our United Kingdom credit facility contains affirmative covenants customary for similar credit facilities.

    NEGATIVE COVENANTS. Our United Kingdom credit facility contains negative covenants that limit our ability and the ability of our subsidiaries in the United Kingdom to, among other things:

       - incur additional indebtedness;

       - create liens on our property, revenues or assets;

       - make certain loans;

       - dissolve, consolidate, merge, enter into joint ventures or acquire the business or assets of other entities; and

       - sell assets.

    FINANCIAL COVENANTS. Our United Kingdom credit facility also contains financial covenants requiring us, among other things, to maintain:

       - a minimum profit to total debt costs ratio; and

       - a minimum cash flow to total funding costs ratio.

    EVENTS OF DEFAULT. In addition to customary default provisions, each of the following events is an event of default under our United Kingdom credit facility:

       - our failure to pay principal and interest;

       - breach of representations, warranties and covenants;

       - defaults on other indebtedness;

       - material judgments;

       - a change in control; and

       - certain events related to bankruptcy and insolvency.

                          DESCRIPTION OF THE NEW NOTES

    The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes have been registered under the Securities Act, will not bear legends restricting the transfer thereof, will not be entitled to registration rights under the Registration Rights Agreement, and will not contain provisions relating to additional interest. United Surgical Partners Holdings, Inc. will issue the new notes under an Indenture (the "INDENTURE") among itself, the Guarantors and U.S. Trust Company of Texas, N.A., as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

    Certain terms used in this description are defined under the subheading "--Certain Definitions." In this description, the words "COMPANY," "WE," "US" and "OUR" refer only to United Surgical Partners Holdings, Inc. and not to any of its subsidiaries. As used in this section, the term "Notes" refers to both old notes and new notes.

    The old notes, the new notes and any additional notes issued from time to time in accordance with the terms of the indenture will constitute a single class of debt securities under the indenture. If the exchange offer is consummated, holders of old notes who do not exchange new notes for their old notes will vote together with holders of the new notes and, if applicable, any holders of additional notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstandiing after the exchange offer will be aggregated with the new notes and, if applicable, any additional notes, and the holders of the old notes, the new notes and the additional notes will vote together as a single class. All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange offer is consummated, the percentage in aggregate principal amount of the old notes, the new notes and the additional notes then outstanding.

    The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, define your rights as holders of these Notes. You may request copies of the Indenture at our address set forth under the heading "Where You Can Find More Information."

BRIEF DESCRIPTION OF THE NOTES

    These Notes:

    - are unsecured senior subordinated obligations of the Company;

    - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

    - are senior in right of payment to any future Subordinated Obligations of the Company; and

    - are guaranteed by each Guarantor.

PRINCIPAL, MATURITY AND INTEREST

    The Company will issue the Notes initially with a maximum aggregate principal amount of $150.0 million. The Company will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on December 15, 2011. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we are permitted to issue more Notes from time to time under the Indenture ("ADDITIONAL NOTES") in an unlimited principal amount. Any Additional Notes that we issue in the future will be identical in all respects to the Notes that we are issuing now, except that the Additional Notes may have different issuance prices and will have different issuance dates. The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the New Notes," references to the "NOTES" include any Additional Notes actually issued.

    Interest on the Notes will accrue at the rate of 10% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2002. We will make each interest payment to the holders of record of these Notes on the immediately preceding June 1 and December 1.

    Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

    Except as set forth below, we will not be entitled to redeem the Notes at our option prior to December 15, 2006.

    On and after December 15, 2006, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2006........................................................   105.000%
2007........................................................   103.333%
2008........................................................   101.667%
2009........................................................   100.000%
2010........................................................   100.000%

    In addition, before December 15, 2004, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 110.00%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; PROVIDED THAT:

    (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

    (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.

Pending the application of the Net Cash Proceeds of any Qualified Equity Offering to redeem Notes in accordance with the provisions of this paragraph, Parent or its Restricted Subsidiaries may temporarily repay Senior Indebtedness of the Company or any Domestic Guarantor with those Net Cash Proceeds.

    We will be entitled, at our option, at any time as a whole prior to December 15, 2006, to redeem the Notes (which includes the Additional Notes, if any) at a redemption price equal to the sum of:

    (1) the principal amount thereof, plus

    (2) accrued and unpaid interest, if any, to the redemption date, plus

    (3) the Applicable Premium at the redemption date.

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
    "APPLICABLE PREMIUM" means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at December 15, 2006 plus (ii) all required interest payments due on such Note through December 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points, over (b) the principal amount of such Note.

    "TREASURY RATE" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2006; PROVIDED, HOWEVER, that if the period from the redemption date to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, then the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE OF REDEMPTION

    If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

    We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

    We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions "--Change of Control" and "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

    The Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the Notes. We anticipate that the Guarantors will also guarantee all obligations under the Credit Facilities, and each Guarantor will grant a security interest in all or substantially all of its assets to secure the obligations under the Credit Facilities.

    On the Issue Date, the only Guarantors were Parent and its Domestic Wholly Owned Subsidiaries (other than the Company), each of which is a Domestic Guarantor. Under certain limited circumstances, as more particularly described under the heading "--Certain Covenants--Guarantors" below, certain other Subsidiaries of Parent may be required to become Guarantors after the Issue Date.

    The obligations of each Guarantor under its Guaranty will be limited as necessary to prevent that Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors."

    Each Guarantor that makes a payment under its Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's PRO RATA portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

    If a Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guaranty could be reduced to zero. See "Risk Factors--Your right to receive payments on the notes is junior to most of our existing indebtedness and possibly most of our future borrowings. Further, the note guarantees will be junior to most of the guarantors' existing indebtedness and possibly to all of their future borrowings."

    The Guaranty of a Guarantor (other than Parent) will be released:

    (1) upon the sale or other disposition (including by way of consolidation or merger) of that Guarantor, other than to Parent or a Restricted Subsidiary of Parent and as permitted by the Indenture;

    (2) upon the sale or other disposition of all or substantially all the assets of that Guarantor, other than to Parent or a Restricted Subsidiary of Parent and as permitted by the Indenture;

    (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

    (4) if that Guarantor ceases to be a Wholly Owned Subsidiary and is not required to Guarantee the Notes pursuant to the covenant described below under "--Certain Covenants--Guarantors"; and

    (5) in the case of a Foreign Guarantor, if that Foreign Guarantor is not required to Guarantee the Notes pursuant to the covenant described below under "--Certain Covenants--Guarantors."

RANKING

SENIOR INDEBTEDNESS VERSUS NOTES

    The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Guarantor, as the case may be, including the obligations of the Company and such Guarantor under the Credit Agreement.

    As of September 30, 2001, after giving PRO FORMA effect to the offering of the old notes and the application of the net proceeds thereof:

    (1) the Company's Senior Indebtedness would have been approximately $88.4 million including $86.0 million of secured indebtedness; and

    (2) the Senior Indebtedness of the Guarantors would have been approximately $10.4 million.

    Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness."

LIABILITIES AND EQUITY OF SUBSIDIARIES VERSUS NOTES

    A substantial portion of our operations are conducted through our subsidiaries. Many of our subsidiaries, including subsidiaries that are not wholly-owned, are not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. In addition, since the Indenture will not materially limit our ability to purchase equity interests of other equity investors in our Qualified Restricted Subsidiaries, the holders of those interests may have the ability to obtain a return on their investment senior to the Noteholders. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors), preferred stockholders, if any, and other holders of Capital Stock of such non-guarantor subsidiaries. See "Risk Factors--Because we are a holding company we may have limited access to the cash flow of our subsidiaries to service our indebtedness. Not all of our domestic or foreign subsidiaries will guarantee the notes. Further, we do not have exclusive control over the distribution of revenues from some of our subsidiaries and we may be unable to cause all or a portion of the revenues of these entities to be distributed."

    At September 30, 2001, the total liabilities of our subsidiaries (other than Subsidiaries that are Guarantors as of the Issue Date) were approximately
$139.3 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness."

OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES

    Only Indebtedness of the Company or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Guaranty in accordance with the provisions of the Indenture. The Notes and each Guaranty will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and the relevant Guarantor, respectively.

    As of September 30, 2001, after giving PRO FORMA effect to the offering of the old notes and the application of the net proceeds thereof:

    (1) the Company's Senior Subordinated Indebtedness would have been $150.0 million less the pricing discount, consisting entirely of the Notes; and

    (2) the Senior Subordinated Indebtedness of the Guarantors would have been $150.0 million less the pricing discount, consisting entirely of their respective Guaranties of Senior Subordinated Indebtedness of the Company represented by the Notes.

    We and the Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured.

PAYMENT OF NOTES

    We are not permitted to pay principal of, premium, if any, or interest on the Notes (except in Permitted Junior Securities or from the trust described under "--Defeasance" below) or make any deposit pursuant to the provisions described under "--Defeasance" below and may not purchase, redeem or otherwise retire any Notes (except in Permitted Junior Securities or from the trust described under "--Defeasance" below) (collectively, "PAY THE NOTES") if either of the following occurs (a "PAYMENT DEFAULT"):

    (1) any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

    (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

    During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

    (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

    (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

    (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

    Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed
179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

    Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

    (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment (except that holders of Notes may receive and retain Permitted Junior Securities and payments from the trust described under "--Defeasance");

    (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear (except that holders of Notes may receive and retain Permitted Junior Securities and payments from the trust described under "--Defeasance"); and

    (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

    If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration.

    A Guarantor's obligations under its Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Guarantor pursuant to its Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Guarantor and the obligations of such Guarantor under its Guaranty.

    By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Guarantor who are holders of Senior Indebtedness of the Company or a Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

    The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "--Defeasance."

    The definition of "Change of Control" includes the sale of all or substantially all of the assets of Parent and its Restricted Subsidiaries (determined on a consolidated basis) to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a sale of "substantially all" assets. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to purchase the Notes as described above.

    The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

    We will initially issue the Notes in the form of one or more global notes (the "GLOBAL NOTE"). The Global Note will be deposited with, or on behalf of, The Depository Trust Company (the "DEPOSITORY") and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, and only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the

Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

    The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "INDIRECT PARTICIPANTS") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

    The Company expects that pursuant to procedures established by the Depository, upon the deposit of the Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

    So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Note for all purposes of such Notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the Notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    We will make payments of principal of, premium, if any, and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

    We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants.

    Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    Subject to certain conditions, the Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

    (1) the Depository notifies us that it is unwilling or unable to continue as Depository for the Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

    (2) we in our discretion at any time determine not to have all the Notes represented by the Global Note; or

    (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

    Any Note that is exchangeable as described above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless we determine otherwise in accordance with applicable law), subject, with respect to such certificated Notes, to the provisions of such legend.

SAME-DAY PAYMENT

    The Indenture requires us to make payments in respect of Notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "CHANGE OF CONTROL"), each Holder shall have the right to require that the Company purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a Permitted Holder or Parent or a Wholly Owned Subsidiary of Parent as a stockholder of the Company) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent or the Company;

    (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of at least a majority of the directors of Parent then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

    (3) the adoption of a plan relating to the liquidation or dissolution of the Company or Parent; or

    (4) the merger or consolidation of the Company or Parent with or into another Person (other than a Permitted Holder) or the merger of another Person (other than a Permitted Holder, Parent or the Company) with or into the Company or Parent, or the sale of all or substantially all the assets of Parent and its Restricted Subsidiaries (determined on a consolidated basis) to another Person (other than a Permitted Holder), other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or Parent, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

    Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "CHANGE OF CONTROL OFFER") stating:

    (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

    (2) the purchase date (which shall be no earlier than 30 days nor later than 90 days from the date such notice is mailed); and

    (3) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

    The Credit Agreement prohibits us from purchasing any Notes, and also provides that the occurrence of certain change of control events with respect to the Company or Parent would constitute a default thereunder. In the event that at the time of a Change of Control, the terms of the Credit Agreement prohibit the Company from making a Change of Control Offer or from purchasing the

Notes pursuant thereto, the Company shall, prior to the mailing of the notice to Noteholders described in the preceding paragraph, but in any event within 30 days following any Change of Control:

    (1) repay in full all Indebtedness outstanding under the Credit Agreement;
       or

    (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the Notes as described above.

    The Company must first comply with the covenant described above before it will be required to purchase Notes in the event of a Change of Control, PROVIDED, HOWEVER, that the Company's failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a default described in clause (4) under "--Defaults" below (and not under clause (2) thereof). As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all Indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

    The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

    We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

    The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness." Such restrictions can be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. The covenants set forth in the Indenture may not afford holders of the Notes protection in the event of a highly leveraged transaction.

    Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

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CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

LIMITATION ON INDEBTEDNESS

    (a) The Company and Parent shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that:

    (1) the Company and the Domestic Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto and to the use of the proceeds therefrom on a PRO FORMA basis, no Event of Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds (A) during the period from the Issue Date to December 15, 2003, 2.25 to 1, and (B) from and after December 15, 2003,
       2.5 to 1; and

    (2) Restricted Subsidiaries of Parent (other than the Company and the Domestic Guarantors) shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto and to the use of the proceeds therefrom on a PRO FORMA basis, (A) such Restricted Subsidiary would constitute a Qualified Restricted Subsidiary, (B) the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) (1) and (C) the Restricted Subsidiary Leverage Ratio is greater than zero and less than or equal to
       1.25 to 1.

    (b) Notwithstanding the foregoing paragraph (a), Parent and its Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

     (1) (A) Indebtedness of the Company and the Domestic Guarantors Incurred pursuant to Credit Facilities, and Indebtedness constituting Guarantees thereof Incurred by the Company and the Guarantors, and
         (B) Indebtedness of USPE Holdings Limited Incurred pursuant to Credit Facilities, and Indebtedness constituting Guarantees thereof Incurred by the Company, the Guarantors and Foreign Subsidiaries; PROVIDED, HOWEVER, that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $100.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

     (2) (A) short-term Indebtedness of Parent or any of its Wholly Owned Subsidiaries owed to a Restricted Subsidiary, a Qualified Joint Venture or any other Person in a Related Business that receives day-to-day management services from Parent, a Qualified Restricted Subsidiary, a QJVGP or a Qualified Joint Venture pursuant to a Management Agreement to the extent such Indebtedness is Incurred by Parent or such Wholly Owned Subsidiary solely as a result of cash advanced by such Restricted Subsidiary, Qualified Joint Venture or other Person to Parent or such Wholly Owned Subsidiary in the ordinary course of business for purposes of cash management; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such creditor under this subparagraph (A) ceasing to be a Restricted Subsidiary, a Qualified Joint Venture or a Person of the type described above, or any subsequent transfer of such Indebtedness (other than to Parent or a Qualified Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon; and (B) Indebtedness owed to and held by Parent or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such creditor under this subparagraph (B) ceasing to be Parent or a Wholly Owned Subsidiary, or any subsequent transfer of such Indebtedness (other than to Parent or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon; PROVIDED FURTHER, HOWEVER, in the case

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         of both subparagraphs (A) and (B), if the Company or a Guarantor is the
         obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or such Guarantor's Guaranty;

     (3) the Notes, the Exchange Notes (other than any Additional Notes) and the Guaranties;

     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

     (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) or this clause (5);

     (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by Parent and its Restricted Subsidiaries pursuant to the Indenture;

     (7) Hedging Obligations consisting of Currency Agreements entered into for bona fide hedging purposes of Parent and its Restricted Subsidiaries and not for speculative purposes;

     (8) obligations in respect of letters of credit to support workers compensation obligations, performance, bid and surety bonds and completion guarantees provided by Parent or any Restricted Subsidiary in the ordinary course of business;

     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of its Incurrence;

    (10) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from letters of credit, surety bonds or performance bonds securing any obligations of Parent or any Restricted Subsidiary pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of Parent in a principal amount not to exceed the gross proceeds actually received by Parent and its Restricted Subsidiaries in connection with such disposition; and

    (11) Indebtedness of the Company, the Domestic Guarantors and Qualified Restricted Subsidiaries in an aggregate principal amount that when taken together with all other Indebtedness outstanding under this clause (11) on the date of such Incurrence does not exceed
         $10.0 million.

    (c) Notwithstanding the foregoing, the Company and Parent shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Guaranty to at least the same extent as such Subordinated Obligations.

    (d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

    (e) Notwithstanding paragraphs (a) and (b) above, the Company and Parent shall not, and shall not permit any Restricted Subsidiary to:

    (1) in the case of the Company or any Guarantor, Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness of such Person, unless

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       such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person; and

    (2) in the case of a Restricted Subsidiary that is not a Guarantor, Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Restricted Subsidiary.

LIMITATION ON RESTRICTED PAYMENTS

    (a) The Company and Parent shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Parent or such Restricted Subsidiary makes such Restricted Payment:

    (1) a Default shall have occurred and be continuing (or would result therefrom);

    (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a)(1) of the covenant described under "--Limitation on Indebtedness"; or

    (3) the aggregate amount of such Restricted Payment, all other Restricted Payments since the Issue Date made pursuant to this clause (a)(3) and all Restricted Payments since the Issue Date made pursuant to paragraph (b) below (other than subparagraphs (b)(3), (b)(4), (b)(5), (b)(6), (b)(8),
       (b)(9), (b)(10) and (b)(11)) would exceed the sum of (without duplication):

       (A) 50% of the Consolidated Net Income of Parent accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are available immediately preceding the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

       (B) 100% of the aggregate Net Cash Proceeds received by Parent from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of Parent and other than an issuance or sale to an ESOP) and 100% of any cash capital contribution received by Parent from its stockholders subsequent to the Issue Date; plus

       (C) the amount by which Indebtedness of Parent is reduced on Parent's balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) subsequent to the Issue Date of any Indebtedness of Parent convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Parent (less the amount of any cash, or the fair value of any other property, distributed by Parent upon such conversion or exchange); plus

       (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by Parent or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends, distributions and other amounts that contribute to Consolidated Net Income) in each case received by the Company, any Domestic Guarantor or any other Restricted Subsidiary of Parent (but in the case of any such Restricted Subsidiary other than the Company or a Domestic Guarantor, only the portion thereof proportionate to Parent's direct or indirect equity interest in such Restricted Subsidiary), and
           (y) the portion (proportionate to Parent's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person

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           or Unrestricted Subsidiary, the amount of Investments (excluding
           Permitted Investments) previously made (and treated as a Restricted Payment) by Parent and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

    (b) The preceding provisions will not prohibit the following Restricted Payments (but in the case of clause (1) below, only if no Default has occurred and is continuing or would result therefrom):

     (1) dividends or distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or distribution would have complied with this covenant;

     (2) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Parent or an ESOP to the extent that such sale to an ESOP is financed by loans from or guaranteed by Parent or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by Parent from one or more of its stockholders;

     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence or sale of, Indebtedness of the Company or a Guarantor that (A) is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness" and (B) is Refinancing Indebtedness;

     (4) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of Parent or any of its Subsidiaries from employees, former employees, directors or former directors of Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such purchases and other acquisitions shall not exceed $2.0 million in any calendar year;

     (5) the payment of any dividend or distribution to any holder of Capital Stock of a Qualified Restricted Subsidiary of Parent as part of a PRO RATA dividend or distribution to all holders of such Capital Stock;

     (6) the purchase, redemption or other acquisition or retirement for value of all but not less than all shares of Common Stock of a Qualified Restricted Subsidiary owned by a Strategic Investor if such purchase, redemption or other acquisition or retirement for value is made for consideration not in excess of the fair market value of such Common Stock;

     (7) cash payments to holders of Parent's Capital Stock in lieu of issuance of fractional shares of its Capital Stock so long as the aggregate amount of payments pursuant to this clause (7) does not exceed $100,000 in any calendar year;

     (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof;

     (9) repurchases of Capital Stock deemed to occur upon the acceptance of such Capital Stock as the repayment of loans made to employees of Parent or any Restricted Subsidiary;

    (10) the repayment on the Issue Date of: (A) Indebtedness in an amount not to exceed $41.5 million owed by USP Domestic Holdings, Inc. to Credit Suisse First Boston, Lehman Commercial Paper Inc., Societe Generale and the other lender parties to such credit

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         agreement in connection with the USP Domestic Holdings, Inc. Credit
         Agreement dated as of June 13, 2001, (B) Indebtedness in an amount not to exceed $33.6 million owed by United Surgical Partners Europe, S.L. to a syndicate of lenders for which Societe Generale is administrative agent in connection with the credit facility of United Surgical Partners Europe, S.L. that was in existence prior to the Issue Date and
         (C) Indebtedness in an amount not to exceed $36.0 million owed by USP Domestic Holdings, Inc. to WCAS Capital Partners III, L.P. in connection with the 10% senior subordinated notes of USP Domestic Holdings, Inc., in each case PROVIDED THAT the funds used to make such repayments are advanced by the Company to USP Domestic Holdings, Inc. and United Surgical Partners Europe, S.L., as appropriate, pursuant to intercompany advances made in compliance with the covenant described under "--Intercompany Advances";

    (11) the redemption on the Issue Date by Parent of its Series D Redeemable Preferred Stock for an aggregate redemption price not in excess of $21.1 million, PROVIDED THAT the funds used to make such redemption are advanced by the Company directly to Parent pursuant to an intercompany advance made in compliance with the covenant described under "--Intercompany Advances"; and

    (12) Restricted Payments in the aggregate amount of $10.0 million.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by Parent or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

LIMITATION ON LIENS

    The Company and Parent shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Senior Indebtedness), on or with respect to any of its assets, whether owned at the Issue Date or thereafter acquired, unless (a) in the case of any Lien securing Subordinated Obligations, the Notes (or the appropriate Guaranty) are secured by a Lien on such assets that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes (or the appropriate Guaranty) are either secured equally and ratably with such Indebtedness or are secured by a Lien on such assets that is senior in priority to such Lien.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

    The Company and Parent shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Parent or a Restricted Subsidiary or pay any Indebtedness owed to Parent or a Restricted Subsidiary, (b) make any loans or advances to Parent or a Restricted Subsidiary or (c) transfer any of its property or assets to Parent or a Restricted Subsidiary, except:

    (1) with respect to clauses (a), (b) and (c):

       (A) any encumbrance or restriction pursuant to (i) the Credit Agreement as entered into on the Issue Date and (ii) any agreement (other than (x) agreements relating to Indebtedness and (y) charter provisions and other agreements relating to Capital Stock) in effect at or entered into on the Issue Date;

       (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or

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           prior to the date on which such Restricted Subsidiary was acquired by
           Parent or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Parent) and outstanding on such date;

       (C) any encumbrance or restriction pursuant to an agreement effecting an amendment, modification, restatement, renewal, increase, supplement, replacement or Refinancing of an agreement referred to in clause (1)(A) or (1)(B) or this clause (1)(C) or contained in any amendment to an agreement referred to in clause (1)(A) or (1)(B) or this clause (1)(C); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

       (D) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

       (E) restrictions in Management Agreements that require the payment of management fees to Parent or one of its Qualified Restricted Subsidiaries prior to payment of dividends or distributions;

       (F) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale of such Restricted Subsidiary (whether by stock sale, asset sale, merger, consolidation or otherwise) pending the closing of such sale or disposition; and

       (G) any Permitted Payment Restriction;

    (2) with respect to clause (c) only:

       (A) any such encumbrance or restriction consisting of customary nonassignment provisions in leases and licenses; and

       (B) restrictions contained in security agreements, mortgages and other similar agreements securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such agreements; and

    (3) with respect to clauses (b) and (c) only, any encumbrance or restriction with respect to a Qualified Restricted Subsidiary with respect to any agreement or charter provision evidencing Indebtedness or Capital Stock otherwise permitted under the Indenture; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Holders than the encumbrances and restrictions described in clause (1)(A) above.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

    (a) The Company and Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

    (1) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Disposition;

    (2) at least 75% of the consideration thereof received by Parent or such Restricted Subsidiary is in the form of Permitted Asset Disposition Consideration;

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    (3) with respect to Asset Dispositions by Parent and its Wholly Owned
       Subsidiaries, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Parent or such Wholly Owned Subsidiary, as the case may be:

       (A) FIRST, to the extent the Company so elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value Senior Indebtedness of the Company or any Guarantor or Indebtedness of a Wholly Owned Subsidiary of Parent that is not a Guarantor (in each case other than Indebtedness owed to Parent or a Subsidiary of Parent) within one year from the date of such Asset Disposition;

       (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company so elects, to acquire Additional Assets within one year from the date of such Asset Disposition; and

       (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture; and

    (4) with respect to Asset Dispositions by Restricted Subsidiaries that are not Wholly Owned Subsidiaries, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by such Restricted
       Subsidiary:

       (A) FIRST, to the extent the Restricted Subsidiary so elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value Indebtedness of such Restricted Subsidiary within one year from the date of such Asset Disposition;

       (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Restricted Subsidiary so elects, to acquire Additional Assets within one year from the date of such Asset Disposition; and

       (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to distribute such Net Available Cash PRO RATA to holders of Common Stock of such Restricted Subsidiary;

       PROVIDED, THAT, upon receipt of any Net Available Cash from a Restricted Subsidiary pursuant to clause (a)(4)(A) or (a)(4)(C), a Restricted Subsidiary that is not a Wholly Owned Subsidiary shall apply such Net Available Cash in accordance with clause (a)(4) above, and Parent or a Wholly Owned Subsidiary shall apply such Net Available Cash in accordance with clause (a)(3) above; and

       PROVIDED, HOWEVER, that in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness pursuant to clause (a)(3)(A) or
       (a)(4)(A) above, Parent or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    To the extent that any Net Available Cash remains after compliance with clauses (a)(3) and (a)(4) above, Parent or any Wholly Owned Subsidiary, as the case may be, may use such Net Available Cash for any purpose not otherwise prohibited by the Indenture.

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    Notwithstanding the foregoing provisions of this covenant, Parent and its
Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

    (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company shall make such offer to purchase Notes on or before the 366th day after the date of such Asset Disposition, and shall purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes and other Senior Subordinated Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a PRO RATA basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any application of Net Available Cash in accordance with the foregoing provisions of clauses (a)(3) and (a)(4) of this covenant, the amount of Net Available Cash shall be reset at zero.

    (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

    The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

LIMITATION ON AFFILIATE TRANSACTIONS

    (a) The Company and Parent shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Parent (an "AFFILIATE TRANSACTION") unless:

    (1) the terms of the Affiliate Transaction are no less favorable to the Company, Parent or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

    (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of Parent disinterested with respect to such Affiliate Transaction shall have determined in good

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       faith that the criteria set forth in clause (1) are satisfied and shall have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

    (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Parent or is not less favorable to Parent than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

    (b) The provisions of the preceding paragraph (a) will not prohibit:

    (1) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments";

    (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or senior management of Parent;

    (3) loans or advances to employees in the ordinary course of business of Parent and its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

    (4) the payment of customary directors' fees, indemnification and similar arrangements and payments thereunder, as well as agreements requiring or permitting such payments or indemnification, by Parent or any of its Restricted Subsidiaries;

    (5) any transaction between or among Parent, a Restricted Subsidiary or any other Person that would constitute an Affiliate Transaction solely because Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

    (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Parent or any contribution to the capital of Parent or any Restricted Subsidiary; and

    (7) any agreement as in effect as of the Issue Date that is disclosed in this Offering Circular or any amendment of any such agreement (so long as any such amendment is not more disadvantageous to the Holders than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby.

LIMITATION ON OWNERSHIP OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company and Parent shall not, and shall not permit any Restricted Subsidiary to, (1) permit any Restricted Subsidiary of Parent to issue any Capital Stock (including pursuant to any merger, consolidation, recapitalization or similar transaction) other than to Parent or a Wholly Owned Subsidiary or
(2) permit any Person other than Parent or a Wholly Owned Subsidiary to own any Capital Stock of a Restricted Subsidiary, except in each case for
(A) directors' qualifying shares and (B) Common Stock issued to or owned by Strategic Investors.

DISTRIBUTIONS BY QUALIFIED RESTRICTED SUBSIDIARIES

    Except to the extent restricted pursuant to any Permitted Payment Restriction, the Company and Parent shall, and shall cause each Restricted Subsidiary to, cause each Qualified Restricted Subsidiary to declare and pay regular monthly, quarterly or semi-annual dividends or distributions to the holders of its Capital Stock in an amount equal to substantially all of the available cash flow of such Restricted Subsidiary for such period as determined in good faith by the board of directors, board of governors or such other individuals performing similar functions, subject to such ordinary and customary reserves

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and other amounts as, in the good faith judgment of such individuals, may be necessary so that the business of such Restricted Subsidiary may be properly and advantageously conducted at all times.

INTERCOMPANY ADVANCES

    The Company and Parent shall, and shall cause each Restricted Subsidiary to, evidence all transfers made by the Company, Parent or any Restricted Subsidiary of Parent to Parent or any Wholly Owned Subsidiary of Parent of the direct or indirect proceeds of the issuance and sale of the Notes by executing and delivering an intercompany promissory note. Each such intercompany promissory note will be payable upon each payment of principal of the Notes (whether upon Stated Maturity, optional redemption, required purchase, declaration of acceleration or otherwise) and will bear interest at the same rate, payable on the same dates, as the Notes.

MERGER AND CONSOLIDATION

    (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

    (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

    (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

    (3) immediately after giving PRO FORMA effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a)(1) of the covenant described under "--Limitation on Indebtedness";

    (4) (other than Guarantors that were Guarantors prior to such transaction and continue to be Guarantors after such transaction, and upon consummation of such transaction, the Company is the Successor Company), each Person that is required pursuant to the terms of the Indenture to be a Guarantor shall have become a Guarantor pursuant to a Supplemental Guaranty Agreement or shall have confirmed its Guaranty pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; and

    (5) the Company and each appropriate Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture;

PROVIDED, HOWEVER, that clause (3) will not be applicable to (A) Parent or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or part of its assets to the Company or (B) Parent or the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating Parent or the Company in another jurisdiction within the United States of America.

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    The Successor Company (if not the Company) will be the successor to the
Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

    (b) Parent shall not, and the Company and Parent shall not permit any Guarantor to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

    (1) (other than in the case of a Guarantor (other than Parent) that has been disposed of in its entirety to another Person (other than to Parent or a Subsidiary of Parent), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with, and does comply with, its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition), the resulting, surviving or transferee Person (if not the Company or a Person that was a Guarantor immediately prior to such transaction) shall expressly assume, by a Supplemental Guaranty Agreement, all the obligations of such Guarantor under its Guaranty;

    (2) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

    (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such Supplemental Guaranty Agreement, if any, complies with the Indenture.

GUARANTORS

    Parent shall, and Parent and the Company shall cause all present and future Subsidiaries of Parent (other than the Company) that fall within one or more of the categories set forth below to, Guarantee, jointly and severally, payment of the Notes and all other amounts due under the Indenture by either executing and delivering the Indenture on the Issue Date or executing and delivering to the Trustee after the Issue Date a Supplemental Guaranty Agreement:

    (1) any Domestic Wholly Owned Subsidiary of Parent;

    (2) any Subsidiary of Parent that Guarantees any Indebtedness of the Company or any Domestic Guarantor (other than the Notes and the Guaranties);

    (3) any Subsidiary of Parent, the assets of which are subject to a Lien securing any Indebtedness of the Company or any Domestic Guarantor (other than the Notes and the Guaranties); and

    (4) any Subsidiary of Parent, more than 65% of the Voting Stock of which has been pledged, directly or indirectly, individually or in the aggregate, by Parent and its Subsidiaries, to secure Indebtedness of the Company or any Domestic Guarantor (other than the Notes and the Guaranties).

    The Guaranty by a Guarantor will be released under certain circumstances as described under the heading "--Guaranties" above.

SEC REPORTS

    Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC the annual reports, quarterly reports

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and other documents which the Company would have been required to file with the
SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the SEC on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required to file them; PROVIDED, HOWEVER, if the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall not be required to file such reports and documents with the SEC under
Section 13(a) or 15(d) of the Exchange Act (or any successor provisions thereto) so long as (i) Parent files the reports and documents with the SEC under
Section 13(a) or 15(d) of the Exchange Act that it is required to file and
(ii) the Company and Parent are in compliance with the requirements set forth in Rule 3-10 of Regulation S-X under the Exchange Act.

    The Company shall also (whether or not it is required to file reports with the SEC), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of Notes, as their names and addresses appear in the applicable security register, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed, or which Parent has filed, with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the SEC if the SEC does not permit such filing. In addition, the Company shall furnish to the Trustee, to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the preceding sentence, for so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

    Each of the following is an Event of Default:

    (1) a default in the payment of interest on the Notes when due, continued for 30 days;

    (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

    (3) the failure by the Company or any Guarantor to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

    (4) the failure by the Company or any Guarantor to comply for 30 days after notice with its other agreements contained in the Indenture;

However, a default under clause (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration." Upon such a declaration, such principal and interest shall be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if
(A) the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Parent or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto, (B) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (C) all existing Events of Default, except nonpayment of principal,

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premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor occurs and is continuing, the principal of and interest on all the Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

    (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

    (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

    (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

    (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

    (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

    If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

    (1) reduce the amount of Notes whose holders must consent to an amendment;

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    (2) reduce the rate of or extend the time for payment of interest on any
       Note;

    (3) reduce the principal of or extend the Stated Maturity of any Note;

    (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption";

    (5) make any Note payable in money other than that stated in the Note;

    (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

    (7) make any change in the provisions which require each affected holder's consent to an amendment or waiver;

    (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

    (9) make any change in any Guaranty that would adversely affect the Noteholders.

    Notwithstanding the preceding, the covenants described under the caption "--Change of Control" and "--Limitations on Sales of Assets and Subsidiary Stock" may be amended as described in the last paragraphs of their respective descriptions.

    Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Guarantors and Trustee may amend the Indenture:

    (1) to cure any ambiguity, omission, defect or inconsistency;

    (2) to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under the Indenture;

    (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
       Section 163(f)(2)(B) of the Code);

    (4) to add guarantees with respect to the Notes, including any Guaranties, or to secure the Notes;

    (5) to add to the covenants of the Company or any Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor;

    (6) to make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

    (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

    (8) to evidence the release of a Guarantor pursuant to and in accordance with the terms of the Indenture.

    However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or of a Guarantor then outstanding unless such holder of such Senior Indebtedness (or its Representative) consents to such change.

    The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

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    After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment.
However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

    The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

    At any time, we may terminate all our obligations under the Notes and the Indenture ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

    In addition, at any time we may terminate the subordination provisions described above under "Ranking" and our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default and Guarantor failure provisions described under "--Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("COVENANT DEFEASANCE").

    We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (5) or (6) (with respect only to Significant Subsidiaries) or (7) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) or (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

    In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    U.S. Trust Company of Texas, N.A. is to be the Trustee under the Indenture and Registrar and Paying Agent with regard to the Notes.

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received

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in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

    The Notes and the Indenture will be governed by and construed in accordance with the internal laws of the State of New York.

CERTAIN DEFINITIONS

    "ADDITIONAL ASSETS" means:

    (1) any property, plant or equipment used in a Related Business;

    (2) Capital Stock of a Person that becomes a Qualified Restricted Subsidiary as a result of the acquisition of such Capital Stock by Parent or a Restricted Subsidiary; or

    (3) Capital Stock of a Qualified Restricted Subsidiary, a Qualified Joint Venture or a QJVGP.

    "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. "AFFILIATE" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "ASSET DISPOSITION" means any sale, lease, issuance, transfer or other disposition (or series of related sales, leases, issuances, transfers or dispositions) by Parent or any Restricted Subsidiary,

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including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

    (1) any shares of Capital Stock of the Company or any other Restricted Subsidiary of Parent (other than directors' qualifying shares or an immaterial number of shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

    (2) all or substantially all the assets of any division or line of business of Parent or any Restricted Subsidiary; or

    (3) any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary.

    Notwithstanding the foregoing, the following shall be deemed not to be Asset
Dispositions:

    (A) a disposition by Parent or a Restricted Subsidiary to the Company or a Guarantor;

    (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only,
       (i) a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or a Permitted Investment and (ii) a transaction in accordance with the covenant described under "--Certain Covenants--Merger and Consolidation";

    (C) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, the trade or exchange by Parent or any Restricted Subsidiary of (i) any assets of a kind used or usable in the primary business of Parent and its Restricted Subsidiaries or any Capital Stock of a Restricted Subsidiary, a QJVGP or a Qualified Joint Venture for (ii) any assets of a kind used or usable in the primary business of Parent and its Restricted Subsidiaries or any Capital Stock of a Person that is, or that shall become upon such trade or exchange, a Qualified Restricted Subsidiary, a QJVGP or a Qualified Joint Venture, and any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; PROVIDED, HOWEVER, that (a) the value of the assets received by Parent and its Restricted Subsidiaries in such trade or exchange is at least equal to the fair market value (as determined in good faith by the Board of Directors) of the assets so traded or exchanged and (b) such trade or exchange shall constitute an Asset Disposition to the extent of the amount of any cash, cash equivalents and assets other than assets of the types specified in clause (ii) above received by Parent and its Restricted Subsidiaries as consideration in such trade or exchange;

    (D) for purposes of the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, the sale of Capital Stock in a Qualified Restricted Subsidiary to a Strategic Investor; PROVIDED, THAT (i) after giving effect to such sale, such Qualified Restricted Subsidiary continues to constitute a Qualified Restricted Subsidiary and (ii) an amount equal to the Net Available Cash from such sale are applied in accordance with clauses (a)(3) and (a)(4) of the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (E) the creation of a Lien;

    (F) for purposes of the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, any commercially reasonable foreclosure of a Lien on assets; PROVIDED, THAT an amount equal to the Net Available Cash, if any, to Parent and its Restricted Subsidiaries from such foreclosure are applied in accordance with clauses (a)(3) and (a)(4) of the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"; and

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    (G) a disposition of assets with a fair market value of less than
       $2.0 million.

    "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

    (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment, by

    (2) the sum of all such payments.

    "BANK INDEBTEDNESS" means all obligations pursuant to the Credit Agreement.

    "BOARD OF DIRECTORS" means the board of directors of Parent or any committee thereof duly authorized to act on behalf of such board.

    "BUSINESS DAY" means each day which is not a Legal Holiday.

    "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank senior in any respect to, and does not have any preference or priority over, any shares of Capital Stock of any other class of such Person, including with respect to the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person.

    "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA of Parent for the period of the most recent four consecutive fiscal quarters for which financial statements are available immediately preceding the date of such determination to
(y) Consolidated Interest Expense of Parent for such four fiscal quarters; PROVIDED, HOWEVER, that:

    (1) if Parent or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness and the application of the proceeds therefrom as if such Indebtedness had been Incurred and such proceeds had been applied on the first day of such period;

    (2) if Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if Parent or such Restricted Subsidiary had not earned the interest income actually earned (if any) during such

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       period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

    (3) if, since the beginning of such period, Parent or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which were the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

    (4) if, since the beginning of such period, Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets outside of the ordinary course of business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

    (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Parent or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

    For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of Parent.

    If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

    The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility the outstanding principal balance of which is required to be computed on a PRO FORMA basis in accordance with the foregoing shall be computed based upon the average daily balance of such Indebtedness during the applicable period, PROVIDED, that such average daily balance shall take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

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    "CONSOLIDATED INTEREST EXPENSE" of a Person means, for any period, the total interest expense of such Person and its Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

    (1) interest expense attributable to Capital Lease Obligations;

    (2) amortization of debt discount and debt issuance cost;

    (3) capitalized interest;

    (4) non-cash interest expense;

    (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (6) net payments pursuant to Interest Rate Agreements;

    (7) Disqualified Stock dividends in respect of all Disqualified Stock held by Persons other than such Person or a Wholly Owned Subsidiary of such Person (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of such Person); PROVIDED, HOWEVER, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of such Person in good faith);

    (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such first Person or any of its Restricted Subsidiaries; and

    (9) the cash contributions to any ESOP to the extent such contributions are used by such ESOP to pay interest or fees to any Person (other than such first Person) in connection with Indebtedness Incurred by such ESOP.

    "CONSOLIDATED NET INCOME" of a Person means, for any period, the net income of such Person and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

    (1) any net income of any Person (other than such first Person) if such other Person is not a Restricted Subsidiary, except that:

       (A) subject to the exclusion contained in clause (4) below, such first Person's equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income only to the extent of the aggregate amount of cash actually distributed by such other Person during such period to such first Person or any of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary of such first Person, to the limitations contained in clause (3) below); and

       (B) such first Person's equity in a net loss of any such other Person for such period shall be included in determining such Consolidated Net Income;

    (2) any net income (or loss) of any Person acquired by such first Person or a Subsidiary of such first Person in a pooling of interests transaction for any period prior to the date of such acquisition;

    (3) any net income of any Restricted Subsidiary of such first Person to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the

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       making of distributions by such Restricted Subsidiary, directly or indirectly, to such first Person, except that:

       (A) subject to the exclusion contained in clause (4) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent of the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to such first Person or another Restricted Subsidiary of such first Person as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary of such first Person, to the limitation contained in this clause); and

       (B) the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (4) any gain (but not loss) realized upon the sale or other disposition of any assets of such first Person or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) not made in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (5) extraordinary gains or losses;

    (6) the cumulative effect of a change in accounting principles;

    (7) any unrealized gain or loss from foreign exchange transactions; and

    (8) any non-cash compensation expense in connection with the issuance of employee or independent contractor stock options.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to Parent or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns would increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

    "CREDIT AGREEMENT" means the Credit Agreement dated as of December 19, 2001, among USP Domestic Holdings, Inc. and USPE Holdings Limited as co-borrowers, the lenders from time to time parties thereto, Credit Suisse First Boston as Administrative Agent, Lehman Commercial Paper Inc. as Syndication Agent, and Societe Generale as Documentation Agent, together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related documents) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lenders or agents or group of lenders or agents.

    "CREDIT FACILITIES" means, with respect to Parent and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "CURRENCY AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

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    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" with respect to a Person means:

    (1) the Bank Indebtedness; and

    (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

    (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

    (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

    (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Change of Control"; and

    (B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

    "DOMESTIC GUARANTOR" means Parent and each Domestic Subsidiary of Parent that executes the Indenture on the Issue Date as a guarantor and each other Domestic Subsidiary of Parent that thereafter Guarantees the Notes pursuant to the terms of the Indenture, in each case unless and until such Domestic Guarantor is released from its obligations under its Guaranty pursuant to the terms of the Indenture.

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    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that is not a Foreign
Subsidiary, and "DOMESTIC WHOLLY OWNED SUBSIDIARY" means any Domestic Subsidiary that is a Wholly Owned Subsidiary.

    "EBITDA" of a Person for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

    (1) all income tax expense of such Person and its consolidated Restricted Subsidiaries;

    (2) Consolidated Interest Expense of such Person;

    (3) depreciation and amortization expense of such Person and its consolidated Restricted Subsidiaries;

    (4) all other non-cash charges of such Person and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

    (5) any loss realized upon the sale or other disposition of any assets of such Person or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) not made in the ordinary course of business and any loss realized upon the sale or other disposition of any Capital Stock of any Person;

in each case for such period.

    Notwithstanding the foregoing, the provisions above for taxes, depreciation, amortization and non-cash charges of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "ESOP" means any employee stock ownership plan or a trust established by Parent or any of its Subsidiaries for the benefit of their employees.

    "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

    "FOREIGN GUARANTOR" means each Foreign Subsidiary of Parent that, after the Issue Date, Guarantees the Notes pursuant to the terms of the Indenture, in each case unless and until such Foreign Subsidiary is released from its obligations under its Guaranty pursuant to the terms of the Indenture.

    "FOREIGN SUBSIDIARY" means any Subsidiary that (1) is not organized under the laws of the United States, any state thereof or the District of Columbia and
(2) conducts substantially all of its business operations outside of the United States.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

    (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

    (2) statements and pronouncements of the Financial Accounting Standards
       Board;

    (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

    (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

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    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person (including as a general partner of a partnership) and any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

    (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "GUARANTOR" means each Domestic Guarantor and, if any, each Foreign
Guarantor.

    "GUARANTY" means a Guarantee by a Guarantor of the Company's obligations with respect to the Notes.

    "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

    "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness," (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (3) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133), in each case will be deemed not to be Incurrences of Indebtedness.

    "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

    (2) all Capital Lease Obligations of such Person;

    (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

    (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

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    (5) the amount of all obligations of such Person with respect to the payment, purchase, redemption or other acquisition or retirement for value of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

    (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

    (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any assets of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such assets and the amount of the obligation so secured; and

    (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person,

if and to the extent, in the case of obligations of the types referred to in clauses (1), (2) and (3) above, such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

    Notwithstanding the foregoing, in connection with the purchase by Parent or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; PROVIDED, HOWEVER, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

    The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

    "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of Parent.

    "INTEREST" with respect to a Note includes additional interest payable pursuant to the Registration Rights Agreement.

    "INTEREST RATE AGREEMENT" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

    "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

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    For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

    (1) "Investment" shall include the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

    (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "ISSUE DATE" means December 19, 2001.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "MANAGEMENT AGREEMENTS" means the management, service or similar agreements pursuant to which Parent, any of its Qualified Restricted Subsidiaries or any QJVGP or Qualified Joint Venture manages the assets and businesses of any of its Restricted Subsidiaries or any Qualified Joint Ventures.

    "MINORITY INTERESTS" means the interests in income of Parent's Restricted Subsidiaries held by Persons other than Parent or a Restricted Subsidiary, as reflected on Parent's consolidated financial statements.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

    (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, relocation costs, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition; and

    (3) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Parent or any Restricted Subsidiary after such Asset Disposition.

    "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

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    "NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither Parent nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise, or (C) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the issuer of such Indebtedness) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of Parent or any Restricted Subsidiary to declare a default on such Indebtedness of Parent or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders of such Indebtedness have been notified in writing or have agreed in writing (in the agreement relating to the Indebtedness or otherwise) that they will not have any recourse to the assets of Parent or any of its Restricted Subsidiaries, in each case, except for Guarantees of such Indebtedness made by Parent or a Restricted Subsidiary in compliance with the covenants described under "--Limitation on Indebtedness" and "--Limitation on Restricted Payments."

    "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "PARENT" means United Surgical Partners International, Inc.

    "PERMITTED ASSET DISPOSITION CONSIDERATION" means, in connection with any Asset Disposition, (1) cash and Temporary Cash Investments, (2) securities, notes and other obligations received by Parent or any Restricted Subsidiary from the transferee that are converted into cash within 90 days of receipt ("converted obligations"), (3) the assumption by a Person (other than Parent or a Subsidiary of Parent) of Senior Indebtedness of the Company or any Guarantor or Indebtedness of a Restricted Subsidiary of Parent that is not a Guarantor (in each case other than Indebtedness owed to Parent or a Subsidiary of Parent) and the release of Parent and its Restricted Subsidiaries from all liability on such Indebtedness in connection with such Asset Disposition, and (4) any other consideration received by Parent or any Restricted Subsidiary in connection with such Asset Disposition in an aggregate amount that, when taken together with all other amounts outstanding under this clause (4) at the time of receipt of such consideration, does not exceed the greater of (A) $5.0 million and (B) 5% of Total Net Tangible Assets. For purposes of clause (4) of this definition,
(i) the "amount" of any item of consideration shall be the fair market value thereof at the time of receipt by Parent or such Restricted Subsidiary, as determined in good faith by the Board of Directors, and (ii) the "amount outstanding" of any item of consideration at any time shall be (a) the amount thereof at the time of receipt by Parent or such Restricted Subsidiary (without giving effect to any subsequent changes in the fair market value thereof) minus
(b) the amount of cash, Temporary Cash Investments and converted obligations received by Parent or a Restricted Subsidiary upon the subsequent disposition of such item of consideration to the extent such subsequent disposition was made (and the proceeds thereof have been applied) in accordance with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" (regardless of whether such subsequent disposition constituted an Asset Disposition and as if such covenant required 100% of the consideration received to be cash, Temporary Cash Investments and converted obligations), but in no event may the amount outstanding of any item of consideration be less than zero.

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    "PERMITTED HOLDERS" means any of (i) Welsh, Carson, Anderson & Stowe VII,
L.P. and any of its affiliates, (ii) Donald E. Steen and any of his affiliates, and (iii) any Person ("New Parent") that acquires all of the Capital Stock of Parent if the holders of securities that represented 100% of the Voting Stock of Parent immediately prior to such acquisition directly own 100% of the Voting Stock of New Parent immediately after such acquisition and in the exact same percentages as they owned Voting Stock of Parent immediately prior to such acquisition.

    "PERMITTED INVESTMENT" means an Investment by Parent or any Restricted Subsidiary in:

     (1) the Company, a Domestic Guarantor or a Person that will, upon the making of such Investment, become a Domestic Guarantor; PROVIDED, HOWEVER, that the primary business of such Domestic Guarantor is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Domestic Guarantor; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

     (3) a Qualified Restricted Subsidiary, a Person that will, upon the making of such Investment, become a Qualified Restricted Subsidiary, or a Person that transfers or conveys all or substantially all of its assets to a Qualified Restricted Subsidiary;

     (4) Qualified Joint Ventures and QJVGPs in an aggregate amount that when taken together with all other Investments made pursuant to this clause (4) does not exceed the sum of (A) $25.0 million, (B) if, subsequent to the Issue Date, Parent issues Capital Stock (other than Disqualified Stock) to a Person (other than an issuance to a Subsidiary of Parent or an ESOP) in exchange for the acquisition by Parent or any of its Restricted Subsidiaries of Capital Stock of a Qualified Restricted Subsidiary or a Person that becomes a Qualified Restricted Subsidiary as a result of such transaction or assets of a kind used or usable in the primary business of Parent and its Restricted Subsidiaries, an amount equal to 100% of the aggregate net proceeds of such issuance, based upon the fair market value of the Capital Stock or assets acquired by Parent and its Restricted Subsidiaries, as determined by the Board of Directors in good faith or, if such amount would be in excess of $10.0 million, as determined by an Independent Qualified Party, and (C) in the case of a Qualified Joint Venture that becomes a Qualified Restricted Subsidiary because of additional Investments therein made by Parent and its Subsidiaries, the portion (proportionate to Parent's direct or indirect equity interest in such Qualified Restricted Subsidiary) of the fair market value of the net assets of such Qualified Joint Venture at the time such Qualified Joint Venture becomes a Qualified Restricted Subsidiary; PROVIDED, HOWEVER, that the amount under this clause (C) shall not exceed, in the case of each such Qualified Joint Venture, the amount of Investments previously made by Parent and its Restricted Subsidiaries in such Qualified Joint Venture and any related QJVGP;

     (5) cash and Temporary Cash Investments;

     (6) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

     (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

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     (8) loans or advances to employees or independent contractors made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;

     (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Parent or any Restricted Subsidiary or in satisfaction of judgments;

    (10) any Investment made as a result of the receipt of non-cash consideration from a sale of assets that was made pursuant to and in compliance with the covenant described under the caption "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (11) any Investments to the extent acquired in exchange for the issuance of Capital Stock (other than Disqualified Stock) of Parent;

    (12) Investments in securities of trade creditors, wholesalers, suppliers or customers received pursuant to any plan of reorganization or similar arrangement;

    (13) Hedging Obligations incurred in compliance with "Certain
         Covenants--Limitation on Indebtedness"; and

    (14) Phoenix constituting a Guarantee by Parent of Non-Recourse Debt of Phoenix in an amount not to exceed $20.0 million; PROVIDED THAT such Guarantee is Incurred pursuant to and in compliance with paragraph (a)(1) of the covenant described under "--Limitation on Indebtedness."

    "PERMITTED JUNIOR SECURITIES" of a Person means Capital Stock (other than Disqualified Stock) and Indebtedness of such Person that are contractually subordinated in right of payment to all Senior Indebtedness at least to the same extent as the Notes are subordinated to Senior Indebtedness, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

    "PERMITTED PAYMENT RESTRICTION" means any consensual encumbrance or restriction (each, a "RESTRICTION") on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Parent or a Restricted Subsidiary or pay any Indebtedness owed to Parent or a Restricted Subsidiary, (b) make any loans or advances to Parent or a Restricted Subsidiary or (c) transfer any of its property or assets to Parent or a Restricted Subsidiary, which restriction satisfies all of the following conditions: (i) such restriction becomes effective only upon the occurrence of a default by such Restricted Subsidiary in the payment of principal of or interest on Indebtedness that was Incurred by such Restricted Subsidiary in compliance with the Indenture, (ii) such restriction was entered into by such Restricted Subsidiary in good faith as a condition to the Incurrence by such Restricted Subsidiary of such Indebtedness, and (iii) at the time such restriction was incurred, there did not exist, and Parent and such Restricted Subsidiary in good faith did not believe it to be likely that in the reasonably foreseeable future there would exist, a default under such Indebtedness or an event or condition that, with the giving of notice or the passage of time or both, would constitute such a default.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PHOENIX" means an Unrestricted Subsidiary of Parent the primary business of which is to construct and operate a short-stay surgical hospital in the greater Phoenix, Arizona area and a surgery center in Chandler, Arizona.

    "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

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    "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "QUALIFIED EQUITY OFFERING" means the issuance after the Issue Date of Common Stock of Parent to any Person or Persons (other than a Subsidiary of Parent, an ESOP or an employee or director of Parent or any of its Subsidiaries) in a transaction resulting in Net Cash Proceeds to Parent of at least
$20.0 million.

    "QUALIFIED JOINT VENTURE" means any Person that is not a Subsidiary and that satisfies all of the following requirements:

    (1) Parent, a Qualified Restricted Subsidiary, a QJVGP or a Qualified Joint Venture has a Management Agreement to provide day-to-day management services to such Person;

    (2) except for Permitted Payment Restrictions, there are no restrictions, directly or indirectly, on the ability of such Person to pay dividends or make distributions to the holders of its Capital Stock;

    (3) the Capital Stock of such Person consists solely of (A) Capital Stock owned by Parent, its Qualified Restricted Subsidiaries and QJVGPs,
       (B) Common Stock owned by Strategic Investors and (C) directors' qualifying shares;

    (4) the primary business of such Person is a Related Business; and

    (5) such Person has no Indebtedness other than Non-Recourse Debt.

    "QUALIFIED JOINT VENTURE GENERAL PARTNER" or "QJVGP" means any Unrestricted Subsidiary of Parent that satisfies all of the following requirements:

    (1) the Capital Stock of such QJVGP consists solely of Capital Stock owned by Parent and its Wholly Owned Subsidiaries and Common Stock owned by Strategic Investors;

    (2) except for Permitted Payment Restrictions, there are no restrictions, directly or indirectly, on the ability of such QJVGP to pay dividends or make distributions to the holders of its Capital Stock;

    (3) except to the extent restricted pursuant to a Permitted Payment Restriction, such QJVGP customarily declares and pays regular monthly, quarterly or semi-annual dividends or distributions to the holders of its Capital Stock in an amount equal to substantially all of the available cash flow of such QJVGP for such period, as determined in good faith by the board of directors, board of governors or such other individuals performing similar functions, subject to such ordinary and customary reserves and other amounts as, in the good faith judgment of such individuals, may be necessary so that the business of such QJVGP may be properly and advantageously conducted at all times, and Parent intends to cause such QJVGP to continue to declare and pay such regular dividends or distributions in the manner set forth above;

    (4) all Capital Stock owned by such QJVGP is Capital Stock of a Qualified Joint Venture that is a partnership;

    (5) such QJVGP conducts no business other than (A) owning general partnership interests in, and making other Investments in, Qualified Joint Ventures that are partnerships and (B) providing day-to-day management services to Qualified Joint Ventures pursuant to Management Agreements; and

    (6) such QJVGP has no Indebtedness other than Non-Recourse Debt.

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    "QUALIFIED RESTRICTED SUBSIDIARY" means (a) the Company and (b) any other
Restricted Subsidiary of Parent, including a Wholly Owned Subsidiary, that satisfies all of the following requirements:

    (1) except for Permitted Payment Restrictions, there are no restrictions, directly or indirectly, on the ability of such Restricted Subsidiary to pay dividends or make distributions to the holders of its Capital Stock;

    (2) except to the extent restricted pursuant to a Permitted Payment Restriction, such Restricted Subsidiary customarily declares and pays regular monthly, quarterly or semi-annual dividends or distributions to the holders of its Capital Stock in an amount equal to substantially all of the available cash flow of such Restricted Subsidiary for such period, as determined in good faith by the board of directors, board of governors or such other individuals performing similar functions, subject to such ordinary and customary reserves and other amounts as, in the good faith judgment of such individuals, may be necessary so that the business of such Restricted Subsidiary may be properly and advantageously conducted at all times, and Parent intends to cause such Restricted Subsidiary to continue to declare and pay such regular dividends or distributions in the manner set forth above;

    (3) the Capital Stock of such Restricted Subsidiary consists solely of
       (A) Capital Stock owned by Parent and its Qualified Restricted Subsidiaries, (B) Common Stock owned by Strategic Investors and
       (C) directors' qualifying shares; and

    (4) the primary business of such Restricted Subsidiary is a Related
       Business.

    "REFINANCE" means, in respect of any Indebtedness, to refinance or refund, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

    (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

    (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

    (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

    (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or any Guaranty, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guaranty on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being Refinanced; and

    (5) such Refinancing Indebtedness is Incurred only by the Person that is the obligor on the Indebtedness being Refinanced.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of December 19, 2001, among the Company, the Guarantors, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and SG Cowen Securities Corporation.

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    "RELATED BUSINESS" means any business in which Parent was engaged on the
Issue Date and any business directly related to the primary business in which Parent was engaged on the Issue Date.

    "REPRESENTATIVE" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

    "RESTRICTED PAYMENT" with respect to any Person means:

    (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Parent or a Wholly Owned Subsidiary);

    (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent or any Restricted Subsidiary (other than a Wholly Owned Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Parent that is not Disqualified Stock);

    (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person; or

    (4) the making of any Investment (other than a Permitted Investment) in any Person.

    "RESTRICTED SUBSIDIARY" means any Subsidiary that is not an Unrestricted Subsidiary.

    "RESTRICTED SUBSIDIARY LEVERAGE RATIO" as of any date of determination means the ratio, on a PRO FORMA basis, of (1) the consolidated Indebtedness of Parent's Restricted Subsidiaries (other than the Company and the Domestic Guarantors) as of such date of determination (other than Indebtedness Incurred pursuant to and in compliance with paragraph (b)(1) of the covenant described under "--Limitation on Indebtedness") to (2) EBITDA of such Persons for the period of the most recent four consecutive fiscal quarters for which financial statements are available immediately preceding the date of such determination plus the Minority Interests for such period.

    "S&P" means Standard and Poor's Ratings Group.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by Parent or a Restricted Subsidiary on the Issue Date or thereafter acquired by Parent or a Restricted Subsidiary whereby Parent or a Restricted Subsidiary transfers such property to a Person and Parent or a Restricted Subsidiary thereafter leases it from such Person.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

    "SENIOR INDEBTEDNESS" means, with respect to the Company or any Guarantor:

    (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

    (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

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unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or PARI PASSU in right of payment to the Notes or the Guaranty of such Person, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

    (A) any obligation of such Person to any Subsidiary;

    (B) any liability for Federal, state, local or other taxes owed or owing by such Person;

    (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

    (D) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or

    (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

    "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Person, the Notes, the Guaranties and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes or such Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "STRATEGIC INVESTORS" means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners which joint venture partners are actively involved in the day-to-day operations of providing surgical care and surgery-related services, or, in the case of physicians, that have retired therefrom, individuals who are former owners or employees of surgical care facilities purchased by Parent, any of its Restricted Subsidiaries or any Qualified Joint Venture, and consulting firms that receive Common Stock solely as consideration for consulting services performed.

    "SUBORDINATED OBLIGATION" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

    "SUBSIDIARY" means, with respect to any Person:

    (A) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

    (1) such Person;

    (2) such Person and one or more Subsidiaries of such Person; or

    (3) one or more Subsidiaries of such Person; or

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    (B) any corporation, association, partnership, limited liability company or other business entity, the financial statements of which are consolidated with the Parent's financial statements under GAAP as applied by the Parent on the Issue Date.

    Unless otherwise specified or appropriate in the context, "SUBSIDIARY" means a Subsidiary of Parent, and includes the Company where appropriate in the context.

    "SUPPLEMENTAL GUARANTY AGREEMENT" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

    "TEMPORARY CASH INVESTMENTS" means any of the following:

    (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

    (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

    (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

    (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

    "TOTAL NET TANGIBLE ASSETS" means the total consolidated net assets, less goodwill and intangibles, of Parent and its Restricted Subsidiaries, as shown on the balance sheet of Parent as of the end of the most recent fiscal quarter for which financial statements are available.

    "TRUSTEE" means United States Trust Company of Texas until a successor replaces it and, thereafter, means the successor.

    "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the Issue Date.

    "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) any Subsidiary of Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below;

    (2) any Subsidiary of an Unrestricted Subsidiary; and

    (3) Global Healthcare Partners, Ltd., Phoenix, the QJVGPs in existence on the Issue Date and their respective Subsidiaries, if any;

in each case unless and until such time as such Subsidiary is designated a Restricted Subsidiary for purposes of the Indenture.

    The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if
(A) neither such Subsidiary nor any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Parent or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated, (B) such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments" (the amount of such Restricted Payment being calculated in the manner set forth in the definition of the term "Investment"), (C) such Subsidiary has no Indebtedness other than Non-Recourse Debt, and (D) immediately after giving effect to such designation, the Company could Incur $1.00 of additional Indebtedness under paragraph (a)(1) of the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect to such designation
(A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a)(1) of the covenant described under "--Certain Covenants-- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing.

    Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Parent or one or more Wholly Owned Subsidiaries.

                               TAX CONSIDERATIONS

    The following discusssion is a summary of certain federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. This discussion does not address the tax considerations arising under the laws of any foreign, state, local, or other jurisdiction.

    We believe that the exchange of old notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

    - you acquire the new notes in the ordinary course of your business; and

    - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

    You may not participate in the exchange offer if you are:

    - our "affiliate" within the meaning of Rule 405 under the Securities Act;
      or

    - a broker-dealer that acquired old notes directly from us.

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering--Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the new notes.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securites Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the expiration date of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements and schedule of United Surgical Partners International, Inc. as of December 31, 2000 (restated) and 1999, and for the years ended December 31, 2000 (restated) and 1999 and the period from February 7, 1998 (inception) through December 31, 1998, and the consolidated financial statements of OrthoLink Physicians Corporation as of and for the year ended December 31, 2000 have been included herein in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP for United Surgical Partners
International, Inc. refer to a restatement of the December 31, 2000 financial statements due to a reclassification of debt and the consolidation of a previously unconsolidated entity.

    The consolidated financial statements of Aspen Healthcare Holdings Limited as of March 31, 2000 and for the three-month period then ended have been included herein in reliance upon the report of KPMG, chartered accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of OrthoLink Physicians Corporation at December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 as set forth in their report. The OrthoLink Physicians Corporation consolidated financial statements are included in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated financial statements of Aspen Healthcare Holdings Limited as of December 31, 1999 and 1998, and for the year ended December 31, 1999 and the ten-month period ended December 31, 1998 have been included herein in reliance upon the report of Arthur Andersen, chartered accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are also available to the public from the Commission's website at HTTP://WWW.SEC.GOV. Our parent's common stock is listed and traded on The Nasdaq Stock Market's National Market under the trading symbol "USPI."

    In addition, pursuant to the indenture governing the new notes, we have agreed to the extent permitted by the Commission to file with the Commission and in all events to distribute to the Trustee (as defined in "Description of the New Notes--Certain Definitions") our annual reports containing audited annual consolidated financial statements and our quarterly reports containing our unaudited consolidated financial statements for each of the three first quarters of each fiscal year. We will do this without regard to whether we are subject to the informational requirements of the Securities Exchange Act.

    While any old notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed Investor Relations, United Surgical Partners Holdings, Inc., at 15305 Dallas Parkway, Addison, Texas 75001.

                     SUMMARY PRO FORMA FINANCIAL STATEMENTS

    The unaudited pro forma as adjusted consolidated statement of operations data give effect to:

       - our parent's acquisition of OrthoLink Physicians Corporation as if it had occurred on January 1, 2000;

       - our recent acquisition of a 35% interest in a surgical facility in Torrance, California, and corresponding entry into a contract to manage that facility, as if the transaction had occurred on January 1, 2000;

       - the conversion of our Class A and Class B common stock, Series C convertible preferred stock and convertible subordinated note with Baylor Health Care System into shares of our common stock;

       - the sale of 10,350,000 shares of our parent's common stock in its initial public offering for a price of $14.00 per share, after deducting the underwriting discount and offering expenses, and the application of the net proceeds to repay outstanding indebtedness and to redeem each outstanding share of our parent's Series A redeemable preferred stock;

       - for the year ended December 31, 2000 only, our acquisition of Aspen Healthcare Holdings Limited as if it had occurred on January 1, 2000;

       - the sale of $150 million of Senior Subordinated Notes (the old notes), which was completed on December 19, 2001;

       - the redemption of the Series D redeemable preferred stock of our parent;

       - the repayment of the existing 10% senior subordinated notes of our subsidiary, USP Domestic Holdings, Inc.; and

       - the repayment of the existing domestic credit facility of our subsidiary, USP Domestic Holdings, Inc., and the repayment and termination of the Spanish credit facility of our subsidiary, United Surgical Partners Europe, S.L.

    The unaudited pro forma balance sheet data give effect to:

       - the sale of $150 million of Senior Subordinated Notes (the old notes), which was completed on December 19, 2001;

       - the redemption of the Series D redeemable preferred stock of our parent;

       - the repayment of the existing 10% senior subordinated notes of our subsidiary, USP Domestic Holdings, Inc.; and

       - the repayment of the existing domestic credit facility of our subsidiary, USP Domestic Holdings, Inc., and the repayment and termination of the Spanish credit facility of our subsidiary, United Surgical Partners Europe, S.L.

    The unaudited pro forma combined condensed information is presented for illustrative purposes. Net income from discontinued operations of $0.3 million recognized by OrthoLink in the year ended December 31, 2000 in connection with the discontinued operations of a subsidiary are not reflected in the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2000. The pro forma adjustments are based on management's estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ materially from those presented in these unaudited pro forma combined condensed financial statements.

    The unaudited pro forma combined condensed information does not purport to represent what our results actually would have been if the acquisitions and other events had occurred at the dates indicated nor does such information purport to project our results for any future period.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   ASPEN
                                                                   THREE
                                                                  MONTHS
                                         USPI                      ENDED
                                      HISTORICAL    ORTHOLINK    MARCH 31,       COAST         PRO FORMA    PRO FORMA
                                     RESTATED (A)   HISTORICAL   2000 (B)    HISTORICAL (C)   ADJUSTMENTS      IPO
                                     ------------   ----------   ---------   --------------   -----------   ----------
Revenues...........................    $138,408      $123,309     $10,079        $1,330        $(76,184)(d)
                                                                                                 (3,353)(d)
                                                                                                  1,392 (e)
                                                                                                    238 (f)
Operating expenses, excluding           116,621       114,285       7,059            --         (76,184)(d)
  depreciation and amortization....                                                               1,392 (e)
                                                                                                   (529)(g)
Depreciation and amortization......      14,138         5,542         795            --             998 (h)
                                                                                                    121 (i)
                                                                                                    404 (f)
                                       --------      --------     -------        ------        --------      -------
Operating income (loss)............       7,649         3,482       2,225         1,330          (4,109)          --
Interest expense, net..............     (11,628)       (4,127)       (874)           --          (1,074)(j)    7,560 (l)
Other expense......................        (782)           --          --            --              --           --
                                       --------      --------     -------        ------        --------      -------
Income (loss) before minority            (4,761)         (645)      1,351         1,330          (5,183)       7,560
  interests........................
Minority interests in income of          (2,332)          (41)         --            --              --           --
  consolidated subsidiaries........
                                       --------      --------     -------        ------        --------      -------
Income (loss) before income              (7,093)         (686)      1,351         1,330          (5,183)       7,560
  taxes............................
Income tax (expense) benefit.......      (1,070)         (106)       (402)           --              56 (k)       --
                                       --------      --------     -------        ------        --------      -------
Net income (loss)..................      (8,163)         (792)        949         1,330          (5,127)       7,560
Preferred stock dividends..........      (5,971)           --          --            --              --        3,077 (o)
                                                                                                              (2,000)(p)
                                       --------      --------     -------        ------        --------      -------
Net income (loss) attributable to
  common stockholders before
  extraordinary item...............    $(14,134)     $   (792)    $   949        $1,330        $ (5,127)     $ 8,637
Extraordinary item, net of tax.....          --
Net income (loss) attributable to
  common stockholders..............
Loss per common share before
  extraordinary item
  Basic............................    $  (1.80)
  Diluted..........................    $  (1.80)
Loss per common share,
  extraordinary item
  Basic............................
  Diluted..........................
Loss per common share after
  extraordinary item
  Basic............................
  Diluted..........................

Weighted average shares used in
  earnings per common and common
  equivalent share computations (in
  thousands):
  Basic............................       7,850                                                   3,391 (m)   12,600 (q)
  Diluted..........................       7,850                                                   3,391 (m)   12,600 (q)


                                       PRO FORMA      PRO FORMA
                                     DEBT OFFERING   AS ADJUSTED
                                     -------------   -----------
Revenues...........................                   $195,219

Operating expenses, excluding                          162,644
  depreciation and amortization....

Depreciation and amortization......                     21,998

                                       --------       --------
Operating income (loss)............          --         10,577
Interest expense, net..............     (11,181)(r)    (21,635)
                                           (600)(t)
                                            289 (v)
Other expense......................          --           (782)
                                       --------       --------
Income (loss) before minority           (11,492)       (11,840)
  interests........................
Minority interests in income of              --         (2,373)
  consolidated subsidiaries........
                                       --------       --------
Income (loss) before income             (11,492)       (14,213)
  taxes............................
Income tax (expense) benefit.......        (443)(n)     (1,965)
                                       --------       --------
Net income (loss)..................     (11,935)       (16,178)
Preferred stock dividends..........          --         (2,894)
                                          2,000 (s)
                                       --------       --------
Net income (loss) attributable to
  common stockholders before
  extraordinary item...............    $ (9,935)      $(19,072)
Extraordinary item, net of tax.....      (6,794)(u)     (6,794)
                                                      --------
Net income (loss) attributable to                     $(25,866)
  common stockholders..............
                                                      ========
Loss per common share before
  extraordinary item
  Basic............................                   $  (0.80)
  Diluted..........................                   $  (0.80)
Loss per common share,
  extraordinary item
  Basic............................                   $  (0.28)
  Diluted..........................                   $  (0.28)
Loss per common share after
  extraordinary item
  Basic............................                   $  (1.08)
  Diluted..........................                   $  (1.08)
Weighted average shares used in
  earnings per common and common
  equivalent share computations (in
  thousands):
  Basic............................                     23,841
  Diluted..........................                     23,841

 See accompanying notes to the Unaudited Pro Forma Combined Condensed Statement
                                 of Operations.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            ORTHOLINK
                                           PERIOD FROM
                                            JANUARY 1,
                                               2001
                                             THROUGH
                                USPI       FEBRUARY 11,       COAST         PRO FORMA    PRO FORMA      PRO FORMA      PRO FORMA
                             HISTORICAL        2001       HISTORICAL (C)   ADJUSTMENTS      IPO       DEBT OFFERING   AS ADJUSTED
                             -----------   ------------   --------------   -----------   ----------   -------------   -----------
Revenues...................   $174,515        $4,701          $1,084          $205 (f)                                 $180,505
Operating expenses,            131,829         3,193              --                                                    135,022
  excluding depreciation
  and amortization.........
Depreciation and                19,190           609              --            35 (h)                                   20,137
  amortization.............                                                    303 (f)
                              --------        ------          ------          ----         ------       --------       --------
Operating income (loss)....     23,496           899           1,084          (133)            --             --         25,346
Interest expense, net......    (13,038)         (415)             --                        3,492 (l)     (6,801)(r)    (17,001)
                                                                                                            (450)(t)
                                                                                                             211 (v)
Other expense..............        (49)           --              --            --             --             --            (49)
                              --------        ------          ------          ----         ------       --------       --------
Income (loss) before            10,409           484           1,084          (133)         3,492         (7,040)         8,296
  minority interests.......
Minority interests in           (5,175)          (83)             --            --             --             --         (5,258)
  income of consolidated
  subsidiaries.............
                              --------        ------          ------          ----         ------       --------       --------
Income (loss) before income      5,234           401           1,084          (133)         3,492         (7,040)         3,038
  taxes....................
Income tax (expense)            (1,238)         (140)             --           123 (k)                      (537)(n)     (1,792)
  benefit..................
                              --------        ------          ------          ----         ------       --------       --------
Net income (loss)..........      3,996           261           1,084           (10)         3,492         (7,577)         1,246
Preferred stock                 (2,251)           --              --            --          1,654 (o)         --             --
  dividends................                                                                  (899)(p)      1,496 (s)
                              --------        ------          ------          ----         ------       --------       --------
Net income (loss)             $  1,745        $  261          $1,084          $(10)        $4,247       $ (6,081)      $  1,246
  attributable to common
  stockholders before
  extraordinary item.......
Extraordinary item, net of          --                                                                    (6,353)(u)     (6,353)
  tax......................
                                                                                                                       --------
Net income (loss)                                                                                                      $ (5,107)
  attributable to common
  stockholders.............
                                                                                                                       ========

Earnings (loss) per common
  share before
  extraordinary item
  Basic....................   $   0.11                                                                                 $   0.05
  Diluted..................   $   0.10                                                                                 $   0.05
Loss per common share,
  extraordinary item
  Basic....................                                                                                            $  (0.26)
  Diluted..................                                                                                            $  (0.26)
Loss per common share after
  extraordinary item
  Basic....................                                                                                            $  (0.21)
  Diluted..................                                                                                            $  (0.21)

Weighted average shares
  used in earnings per
  common and common
  equivalent share
  computations (in
  thousands):
  Basic....................     16,458                                         527 (m)      7,328 (q)                    24,313
  Diluted..................     17,374                                         527 (m)      7,328 (q)                    24,313

 See accompanying notes to the Unaudited Pro Forma Combined Condensed Statement
                                 of Operations.

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS (DOLLARS AND POUNDS IN THOUSANDS)

    (a) On September 6, 2001, we were advised by the Commission that, based on the facts and circumstances presented by us, Day-Op Center of Long Island, Inc. must be consolidated pursuant to an interpretation of EITF 97-2. As a result, we have restated our consolidated financial statements in order to consolidate a previously unconsolidated entity.

    (b) Represents historical Aspen Healthcare Holdings Limited results of operations for the three months ended March 31, 2000 after the following:

           - conversion from U.K. GAAP to U.S. GAAP; and

           - conversion from U.K. pounds to U.S. dollars using the average exchange rate for the year.

           The following table reconciles Aspen income in accordance with U.K. GAAP to U.S. GAAP:

Income from operations in accordance with U.K. GAAP........   L  527
U.S. GAAP adjustments:
  Additional goodwill amortization resulting from deferred
    income tax.............................................      (15)
  Pension expense..........................................      (40)
  Capitalization of interest expense.......................       51
  Tax effect of above adjustments..........................       (3)
  Deferred income tax......................................       71
                                                             -------
  Net income in accordance with U.S. GAAP..................   L  591
  Foreign currency exchange rate...........................   1.6068
                                                             -------
  Income from operations in accordance with U.S. GAAP......  $   949
                                                             -------

    (c) Represents our 35% share of the net earnings of Coast Surgery Center of South Bay, Inc. included as revenue as the operations are central to our business strategy.

    (d) The following adjustments reflect the restructuring of OrthoLink's service agreements with physician practices whereby (i) the service fee is reduced as a percentage of practice earnings, (ii) the remaining terms of the agreements are reduced to 15 years, (iii) the physicians' professional corporations hire all direct employees and assume certain leases and operating contracts, and (iv) the physicians' professional corporations assume all clinical facility expenses of the practices:

Eliminate salary and other clinical facility expenses
  assumed by practices.....................................  $76,184
Reflect approximate 25% reduction in service fee...........  $ 3,353

    (e) Adjustment to reclassify OrthoLink's equity in earnings of unconsolidated entities to revenues as the operations are central to our business strategy.

    (f) Represents income derived from a contract to manage the Coast Surgery Center of South Bay, Inc. and amortization of the intangible asset generated by this acquisition.

    (g) Eliminates expenses incurred by OrthoLink that are directly related to its acquisition by USPI.

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS (DOLLARS AND POUNDS IN THOUSANDS)

    (h) Adjusts amortization expense for the following intangible related to the OrthoLink merger:

                                          YEAR ENDED        NINE MONTHS ENDED
                                      DECEMBER 31, 2000    SEPTEMBER 30, 2001
                                      ------------------   -------------------
Record amortization related to the
  following intangibles:
  Goodwill of $22,334 amortized over
    25 year period..................        $   893               $  74
  Value of $17,428 assigned to
    service agreements amortized
    over their 15 year life.........          1,162                  97
Eliminate historical amortization
  expense...........................         (1,057)               (136)
                                            -------               -----
                                            $   998               $  35
                                            =======               =====

    (i) Adjusts depreciation and amortization expense to reflect the allocation of the Aspen purchase price to the fair value of assets acquired.

    (j) Increases interest expense to reflect incremental borrowings related to the Aspen acquisition as outstanding for the three months ended
       March 31, 2000:

INSTRUMENT                          AMOUNT    INTEREST RATE   INTEREST EXPENSE
----------                         --------   -------------   ----------------
Senior subordinated notes
  Face amount....................  $36,000        10.0%            $  900
  Discount amortization..........                                     131

Loans from former owners.........    2,867         6.0%                43
                                                                   ------
  Proforma adjustment............                                  $1,074
                                                                   ======

    (k) Eliminates the U.S. federal tax on OrthoLink income as a result of the availability of USPI net operating loss carryforwards.

    (l) Adjusts interest expense to give effect to each of the following events as if they had occurred on January 1, 2000:

           - the consummation of our public offering of common stock and the use of estimated net proceeds to repay a portion of outstanding indebtedness; and

           - the conversion of our convertible subordinated note into common stock; and

           - the exchange of our 7% senior subordinated notes for Series D redeemable preferred stock.

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS (DOLLARS AND POUNDS IN THOUSANDS)

                                                        INTEREST EXPENSE
                                                      INCREASE/(DECREASE)
                                            ----------------------------------------
                                                YEAR ENDED        NINE MONTHS ENDED
INSTRUMENT               INTEREST RATE      DECEMBER 31, 2000    SEPTEMBER 30, 2001
----------             ------------------   ------------------   -------------------
Borrowings
  eliminated:

  Chase revolving
    credit
    facility.........    LIBOR plus 1%            $(1,475)             $  (884)

  Bank of America
    revolving credit    LIBOR plus 2.25%
    facility.........       to 3.25%               (3,483)              (1,885)

  Note payable to
    financial           LIBOR plus 2.25%
    institution......       to 2.75%               (1,026)                  --

  Convertible
    subordinated note
    to Baylor Health
    Care System
    assumed converted
    into common
    stock............        5.07%                   (168)                 (72)

  Senior subordinated
    notes assumed
    converted to
    Series D
    redeemable
    preferred
    stock............        7.00%                 (1,408)                (651)
                       ------------------         -------              -------

    Proforma
      adjustment.....                             $(7,560)             $(3,492)
                                                  =======              =======

    (m) Gives effect to 3,390,939 shares of USPI common stock used as consideration for the acquisition of OrthoLink as outstanding at the beginning of the period.

    (n) Reflects income tax expenses at anticipated effective tax rate.

    (o) Eliminates dividends on Series A redeemable and Series C convertible preferred stock.

    (p) Reflect dividends on $20,000 of Series D redeemable preferred stock at 10%.

    (q) Includes 10,350,000 shares issued in connection with our initial common stock offering, 1,937,233 shares issued upon conversion of our Series C convertible preferred stock and 313,070 shares issued upon conversion of our convertible subordinated note to Baylor Health Care System Foundation.

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS (DOLLARS AND POUNDS IN THOUSANDS)

    (r) Adjusts interest expense to give effect to the consummation of the offering of the old notes, with an effective interest rate of 10.13%, and the use of estimated net proceeds to repay a portion of outstanding indebtedness, as if these events had occurred on January 1, 2000:

                                                        INTEREST EXPENSE
                                                      INCREASE (DECREASE)
                                            ----------------------------------------
                       EFFECTIVE INTEREST       YEAR ENDED        NINE MONTHS ENDED
INSTRUMENT                    RATE          DECEMBER 31, 2000    SEPTEMBER 30, 2001
----------             ------------------   ------------------   -------------------
Senior Subordinated
  Notes of USP
  Domestic Holdings,
  Inc................       12.61%                $(2,912)             $(2,930)

U.S. revolving credit  LIBOR plus 3% to
  facility...........   Prime plus 2%                  --                 (249)

Spain revolving        Euribor plus 0.75%
  credit facility....      to 2.25%                  (976)              (1,322)

Senior Subordinated
  Notes of United
  Surgical Partners
  Holdings, Inc. (the
  old notes).........       10.13%                 15,069               11,302
                                                  -------              -------

Pro forma
  adjustment.........                             $11,181              $ 6,801
                                                  =======              =======

    (s) Eliminates dividends on Series D redeemable preferred stock.

    (t) Reflects amortization of costs of issuing and exchanging the old notes as if the issuance and exchange had occurred on January 1, 2000.

    (u) Reflects write-off of unamortized debt issuance costs as a result of terminating the Spain credit facility and write-off of the unamortized discount related to the Senior Subordinated Notes of USP Domestic Holdings, Inc., net of related tax benefit.

    (v) Reflects reduction of historical interest expense as if the write-off of the unamortized debt issuance costs related to the Spain credit facility had occurred on January 1, 2000.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 2001

                                 (IN THOUSANDS)

                                                               USPI       PRO FORMA      PRO FORMA
                                                            HISTORICAL   ADJUSTMENTS    AS ADJUSTED
                                                            ----------   ------------   -----------
ASSETS:
Current assets:
Cash and cash equivalents.................................   $ 15,572    $  33,051 (a)    $ 48,623
Accounts receivable, net..................................     25,113                       25,113
Other receivables.........................................     37,990                       37,990
Inventories...............................................      5,681                        5,681
Other.....................................................      6,989                        6,989
                                                             --------                     --------
  Total current assets....................................     91,345                      124,396
Property and equipment, net...............................    207,006                      207,006
Investments in affiliates.................................     13,619          853 (a)      14,472
Intangible assets, net....................................    177,444       16,103 (a)     191,735
                                                                            (1,812)(b)
Other.....................................................      7,117                        7,117
                                                             --------                     --------
  Total assets............................................   $496,531                     $544,726
                                                             ========                     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable..........................................   $ 16,689                     $ 16,689
Accrued expenses..........................................     42,955       (2,531)(a)      40,424
Current portion of long-term debt.........................     11,951                       11,951
                                                             --------                     --------
  Total current liabilities...............................     71,595                       69,064
Long-term debt............................................    147,388       77,944 (a)     225,332

Other liabilities.........................................     10,154                       10,154
Minority interests........................................     15,334                       15,334
Redeemable preferred stock................................     20,597      (20,597)(a)          --
Stockholders' equity......................................    231,463       (1,812)(b)     224,842
                                                                            (4,809)(c)
                                                             --------                     --------
  Total liabilities and stockholders' equity..............   $496,531                     $544,726
                                                             ========                     ========

  See accompanying notes to the Unaudited Pro Forma Combined Condensed Balance
                                     Sheet

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET (DOLLARS IN
  THOUSANDS):

    (a) Reflects our issuance of $150 million of Senior Subordinated Notes (the old notes) and using proceeds as follows:

                                                                             ACCRUED
                                                                    DEBT     INTEREST    TOTAL
                                                                  --------   --------   --------
      Total proceeds from issuance of Senior Subordinated
        Notes(d)................................................  $148,835   $    --    $148,835
        Repay outstanding indebtedness under our U.S. credit
          facility..............................................   (14,800)      (33)    (14,833)
        Repay outstanding indebtedness under our Spain credit
          facility..............................................   (24,900)     (698)    (25,598)
        Repay outstanding indebtedness under our 10% Senior
          Subordinated Notes....................................   (31,191)   (1,800)    (32,991)
                                                                  --------   -------    --------
        Pro forma adjustment to long-term debt and accrued
          interest..............................................    77,944    (2,531)     75,413

        Discount related to Senior Subordinated Notes of USP
          Domestic Holdings, Inc................................    (4,809)       --      (4,809)
        Redeem Series D redeemable preferred stock..............   (20,597)       --     (20,597)
        Equity method investment in Coast.......................      (853)       --        (853)
        Excess of purchase price over tangible assets
          acquired--Coast.......................................   (10,103)       --     (10,103)
        Estimated offering costs................................    (6,000)       --      (6,000)
                                                                  --------   -------    --------
          Net pro forma adjustment to cash......................  $ 35,582   $(2,531)   $ 33,051
                                                                  ========   =======    ========

    (b) Reflects our write-off of unamortized debt issuance costs as a result of terminating the Spain credit facility.

    (c) Reflects our write-off of the unamortized discount related to Senior Subordinated Notes of USP Domestic Holdings, Inc.

    (d) The $150.0 million of Senior Subordinated Notes were issued at a discount of $1.165 million.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Independent Auditors' Report of KPMG LLP....................  F-2
Consolidated Balance Sheets as of December 31, 2000
  (restated) and December 31, 1999..........................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 2000 (restated) and 1999 and the period from
  February 27, 1998 (inception) through December 31, 1998...  F-5
Consolidated Statements of Comprehensive Loss for the years
  ended December 31, 2000 (restated) and 1999 and the period from February 27, 1998 (inception) through December 31,
  1998......................................................  F-6
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 2000 (restated) and 1999 and the
  period from February 27, 1998 (inception) through December
  31, 1998..................................................  F-7
Consolidated Statements of Cash Flows for the years ended
  December 31, 2000 (restated) and 1999 and the period from
  February 27, 1998 (inception) through December 31, 1998...  F-8
Notes to Consolidated Financial Statements..................  F-9
Consolidated Balance Sheets as of September 30, 2001
  (unaudited) and December 31, 2000.........................  F-40
Consolidated Statements of Operations (unaudited) for the
  three months and nine months ended September 30, 2001 and
  2000......................................................  F-42
Consolidated Statements of Comprehensive Income (Loss)
  (unaudited) for the three months and nine months ended
  September 30, 2001 and 2000...............................  F-43
Consolidated Statements of Cash Flows (unaudited) for the
  three months and nine months ended September 30, 2001 and
  2000......................................................  F-44
Notes to Consolidated Financial Statements (unaudited)......  F-45
ORTHOLINK PHYSICIANS CORPORATION
Independent Auditors' Report of KPMG LLP....................  F-56
Consolidated Balance Sheet as of December 31, 2000..........  F-57
Consolidated Statement of Operations for the year ended
  December 31, 2000.........................................  F-58
Consolidated Statement of Stockholders' Equity for the year
  ended December 31, 2000...................................  F-59
Consolidated Statement of Cash Flows for the year ended
  December 31, 2000.........................................  F-60
Notes to Consolidated Financial Statements..................  F-61
Report of Independent Auditors, Ernst & Young LLP...........  F-71
Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................  F-72
Consolidated Statements of Income for the two years ended
  December 31, 1999.........................................  F-74
Consolidated Statements of Changes in Stockholders' Equity
  for the two years ended December 31, 1999.................  F-75
Consolidated Statements of Cash Flows for the two years
  ended December 31, 1999...................................  F-76
Notes to Consolidated Financial Statements..................  F-77
ASPEN HEALTHCARE HOLDINGS LIMITED
Independent Auditors' Report of KPMG........................  F-87
Consolidated Profit and Loss Account for the three-month
  period ended March 31, 2000...............................  F-88
Consolidated Statement of Total Recognised Gains and Losses
  for the three-month period ended March 31, 2000...........  F-88
Consolidated Balance Sheet as of March 31, 2000.............  F-89
Consolidated Cash Flow Statement for the three-month period
  ended March 31, 2000......................................  F-90
Reconciliation of Net Cash Flow to Movement in Net Debt.....  F-90
Notes to Consolidated Financial Statements..................  F-91
Report of Independent Public Accountants, Arthur Andersen...  F-107
Consolidated Profit and Loss Account for the year ended
  December 31, 1999 and the ten-month period ended
  December 31, 1998.........................................  F-108
Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................  F-109
Consolidated Cash Flow Statement for the year ended
  December 31, 1999 and the ten-month period ended
  December 31, 1998.........................................  F-110
Reconciliation of Net Cash Flow to Movement in Net Debt.....  F-110
Statement of Accounting Policies............................  F-111
Notes to Consolidated Financial Statements..................  F-113

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Surgical Partners International, Inc.:

We have audited the accompanying consolidated balance sheets of United Surgical Partners International, Inc. and subsidiaries as of December 31, 2000 (restated) and 1999, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for the years then ended and for the period from February 27, 1998 (inception) through December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Surgical Partners International, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended and the period from February 27, 1998 (inception) through December 31, 1998, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note (1)(b) to the consolidated financial statements, the Company has restated its 2000 consolidated financial statements in order to (1) reclassify certain debt from long-term to current pursuant to SFAS 78 and to
(2) consolidate an entity previously unconsolidated pursuant to EITF 97-2.

                                          KPMG LLP

Dallas, Texas
March 31, 2001, except as to
the last paragraph of
Note 16, which is as of
April 4, 2001, the
third paragraph of
note 5(a) which is
as of May 16, 2001, the second
paragraph of note 1(b), which
is as of September 6, 2001,
and note 18 which is as
of November 28, 2001

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                                                 2000
                                                               RESTATED        1999
                                                              -----------   -----------
                                 ASSETS
Cash and cash equivalents...................................  $ 3,451,199     3,716,334
Restricted cash (notes 2 and 15)............................    1,731,347    13,100,000
Patient receivables, net of allowance for doubtful accounts
  of $3,665,564 and $2,741,549, respectively................   20,794,787    11,801,006
Other receivables...........................................    3,173,907     3,331,448
Inventories of supplies.....................................    4,667,638     2,620,768
Prepaids and other current assets...........................    3,080,446     3,312,494
                                                              -----------   -----------
      Total current assets..................................   36,899,324    37,882,050
                                                              -----------   -----------
Property and equipment, net (note 4)........................  165,195,298    59,418,082
Investments in affiliates (note 2)..........................    7,277,571     7,880,526
Intangible assets, net (note 3).............................  114,424,214    69,876,974
Other assets................................................    6,599,172     1,645,601
                                                              -----------   -----------
      Total assets..........................................  330,395,579   176,703,233
                                                              ===========   ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................  $16,350,210     9,822,443
Accrued salaries and benefits...............................    4,885,602     1,577,483
Due to affiliates...........................................           --            --
Accrued interest............................................    5,211,295       875,604
Current portion of long-term debt (note 5)..................   53,914,580     9,390,882
Other accrued expenses......................................    8,673,982     5,486,644
Deferred tax liability, net.................................    6,076,273       268,000
                                                              -----------   -----------
      Total current liabilities.............................   95,111,942    27,421,056
                                                              -----------   -----------
Long-term debt, less current portion (note 5)...............  133,851,775    63,292,902
Other long-term liabilities.................................    3,461,292     3,142,449
Deferred tax liability, net.................................    7,580,420     3,317,000
                                                              -----------   -----------
      Total liabilities.....................................  240,005,429    97,173,407
Minority interests (note 2).................................    8,774,499     6,918,882
Redeemable preferred stock (note 7):
  Series A, $0.01 par value per share; 31,200 shares
    authorized, issued and outstanding......................   32,818,910    33,131,470
  Series B, $0.01 par value per share; 2,716 shares
    authorized and issued, 2,716 shares redeemed in 2000 and
    2,716 shares outstanding at December 31, 1999...........           --     2,908,383
Commitments and contingencies (note 15).....................

                                                                     (Continued)

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                                                  2000
                                                                RESTATED        1999
                                                              ------------   -----------
Stockholders' equity (notes 9 and 16):
  Series C convertible preferred stock, $0.01 par value;
    20,000 shares authorized; 18,750 shares issued and
    outstanding at December 31, 2000, -0- shares issued and
    outstanding at December 31, 1999........................    19,746,771            --
  Common stock (note 9)
    Class A shares, $0.01 par value; 45,000,000 shares
      authorized; 7,839,844 shares issued at December 31,
      2000, 7,335,952 shares issued at December 31, 1999....        78,398        73,359
    Class B shares, $0.01 par value; 3,000,000 shares
      authorized; 333,333 shares issued and outstanding at
      December 31, 2000, -0- shares issued and outstanding
      at December 31, 1999..................................         3,333            --
    Other, $0.01 par value; 87,000,000 shares authorized;
      170,046 shares issued and outstanding at
      December 31, 2000, 24,523 shares issued and
      outstanding at December 31, 1999......................         1,701           246
  Additional paid-in capital................................    63,739,370    55,983,928
  Treasury stock, at cost, 54,166 shares at December 31,
    2000 and 1999...........................................      (343,750)     (343,750)
  Deferred compensation.....................................      (494,969)           --
  Receivables from sales of common stock....................    (2,973,027)   (1,103,887)
  Accumulated other comprehensive loss, net of tax..........   (12,025,769)   (7,266,717)
  Accumulated deficit.......................................   (18,935,317)  (10,772,088)
                                                              ------------   -----------
        Total stockholders' equity..........................    48,796,741    36,571,091
                                                              ------------   -----------
        Total liabilities and stockholders' equity..........  $330,395,579   176,703,233
                                                              ============   ===========

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         PERIOD FROM
                                                                                         FEBRUARY 27,
                                                           YEARS ENDED DECEMBER 31,    1998 (INCEPTION)
                                                           -------------------------       THROUGH
                                                               2000                      DECEMBER 31,
                                                             RESTATED        1999            1998
                                                           ------------   ----------   ----------------
Net patient service revenue..............................  $133,487,813   63,769,768      19,116,092
Management and administrative services revenue...........     2,157,525    5,111,496         223,011
Equity in earnings (loss) of unconsolidated affiliates...       844,170     (236,874)        (39,822)
Other income.............................................     1,918,748    1,768,194       1,272,790
                                                           ------------   ----------      ----------
        Total revenues...................................   138,408,256   70,412,584      20,572,071
                                                           ------------   ----------      ----------
Salaries, benefits and other employee costs..............    44,246,309   21,643,193      10,020,124
Medical services and supplies............................    34,882,932   22,867,747       7,605,566
Other operating expenses.................................    22,922,408    9,450,385       2,893,838
General and administrative expenses......................    12,102,779   10,441,552       2,032,413
Provision for doubtful accounts..........................     2,466,798    1,231,396         235,725
Depreciation and amortization............................    14,137,684    7,875,448       2,015,123
                                                           ------------   ----------      ----------
        Total operating expenses.........................   130,758,910   73,509,721      24,802,789
                                                           ------------   ----------      ----------
        Operating income (loss)..........................     7,649,346   (3,097,137)     (4,230,718)
Interest income..........................................       911,617      328,769         721,530
Interest expense.........................................   (12,539,722)  (3,144,479)       (496,874)
Other....................................................      (781,979)    (361,953)       (246,378)
                                                           ------------   ----------      ----------
        Total other expense, net.........................   (12,410,084)  (3,177,663)        (21,722)
        Loss before minority interest....................    (4,760,738)  (6,274,800)     (4,252,440)
Minority interest in (income) loss of consolidated
  subsidiaries...........................................    (2,332,440)    (118,453)         23,030
                                                           ------------   ----------      ----------
        Loss before income taxes.........................    (7,093,178)  (6,393,253)     (4,229,410)
Income tax (expense) benefit (note 11)...................    (1,070,051)    (450,537)        301,112
                                                           ------------   ----------      ----------
        Net loss.........................................    (8,163,229)  (6,843,790)     (3,928,298)
Preferred stock dividends................................    (5,971,120)  (1,695,803)       (428,050)
                                                           ------------   ----------      ----------
        Net loss attributable to common stockholders.....  $(14,134,349)  (8,539,593)     (4,356,348)
                                                           ============   ==========      ==========
Net loss per share attributable to common stockholders
  (note 13)..............................................         (1.80)       (1.17)          (1.29)
Weighted average number of common shares
      Basic..............................................     7,850,370    7,307,882       3,366,427
      Diluted............................................     7,850,370    7,307,882       3,366,427

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                                                                     PERIOD FROM
                                                                                     FEBRUARY 27,
                                                      YEARS ENDED DECEMBER 31,     1998 (INCEPTION)
                                                     ---------------------------       THROUGH
                                                         2000                        DECEMBER 31,
                                                       RESTATED         1999             1998
                                                     ------------   ------------   ----------------
Net loss...........................................  $ (8,163,229)    (6,843,790)     (3,928,298)
Other comprehensive loss, before taxes:
  Foreign currency translation adjustments.........    (7,321,618)   (11,019,126)       (160,438)
  Income tax benefit related to other comprehensive
  loss.............................................     2,562,566      3,856,694          56,153
                                                     ------------   ------------      ----------
      Other comprehensive loss.....................    (4,759,052)    (7,162,432)       (104,285)
                                                     ------------   ------------      ----------
      Comprehensive loss...........................  $(12,922,281)   (14,006,222)     (4,032,583)
                                                     ============   ============      ==========

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 2000 (RESTATED)
AND 1999 AND THE PERIOD FROM FEBRUARY 27, 1998 (INCEPTION) THROUGH DECEMBER 31,
                                      1998

                                          SERIES C
                                       PREFERRED STOCK             COMMON STOCK
                                  -------------------------   ----------------------   ADDITIONAL
                                  OUTSTANDING   LIQUIDATION   OUTSTANDING     PAR        PAID-IN     TREASURY     DEFERRED
                                    SHARES         VALUE        SHARES       VALUE       CAPITAL      STOCK     COMPENSATION
                                  -----------   -----------   -----------   --------   -----------   --------   ------------
Balance, February 27, 1998
  (inception)...................        --      $        --           --    $     --            --         --           --
Issuance of common stock........        --               --    7,312,976      73,130    57,540,763         --           --
Accrued dividends on preferred
  stock.........................        --               --           --          --      (428,050)        --           --
Net loss........................        --               --           --          --            --         --           --
Foreign currency translation
  adjustments, net of taxes.....        --               --           --          --            --         --           --
                                    ------      -----------   ----------    --------   -----------   --------     --------
Balance, December 31, 1998......        --               --    7,312,976      73,130    57,112,713         --           --
Issuance of common stock........        --               --       47,499         475       522,018         --           --
Issuance of warrants for
  noncompete agreement..........        --               --           --          --        45,000         --           --
Repurchases of common stock.....        --               --      (54,166)         --            --   (343,750)          --
Accrued dividends on preferred
  stock.........................        --               --           --          --    (1,695,803)        --           --
Net loss........................        --               --           --          --            --         --           --
Foreign currency translation
  adjustments, net of taxes.....        --               --           --          --            --         --           --
                                    ------      -----------   ----------    --------   -----------   --------     --------
Balance, December 31, 1999......        --               --    7,306,309      73,605    55,983,928   (343,750)          --
Issuance of common stock and
  exercise of stock options.....        --               --      982,748       9,827    10,428,514         --           --
Issuance of Series C preferred
  stock.........................    18,750       15,950,000           --          --        (7,452)        --           --
Issuance of warrants............        --               --           --          --     2,800,000         --           --
Issuance of stock options.......        --               --           --          --       505,500         --     (505,500)
Amortization of deferred
  compensation..................        --               --           --          --            --         --       10,531
Accrued dividends on preferred
  stock.........................        --        3,796,771           --          --    (5,971,120)        --           --
Net loss........................        --               --           --          --            --         --           --
Foreign currency translation
  adjustments, net of taxes.....        --               --           --          --            --         --           --
                                    ------      -----------   ----------    --------   -----------   --------     --------
Balance, December 31, 2000
  (restated)....................    18,750      $19,746,771    8,289,057    $ 83,432    63,739,370   (343,750)    (494,969)
                                    ======      ===========   ==========    ========   ===========   ========     ========

                                See accompanying notes to consolidated financial statements.


                                   RECEIVABLES     ACCUMULATED
                                  FROM SALES OF       OTHER
                                     COMMON       COMPREHENSIVE   ACCUMULATED
                                      STOCK           LOSS          DEFICIT       TOTAL
                                  -------------   -------------   -----------   ----------
Balance, February 27, 1998
  (inception)...................            --              --            --            --
Issuance of common stock........    (1,050,000)             --            --    56,563,893
Accrued dividends on preferred
  stock.........................            --              --            --      (428,050)
Net loss........................            --              --    (3,928,298)   (3,928,298)
Foreign currency translation
  adjustments, net of taxes.....            --        (104,285)           --      (104,285)
                                    ----------     -----------    -----------   ----------
Balance, December 31, 1998......    (1,050,000)       (104,285)   (3,928,298)   52,103,260
Issuance of common stock........      (253,887)             --            --       268,606
Issuance of warrants for
  noncompete agreement..........            --              --            --        45,000
Repurchases of common stock.....       200,000              --            --      (143,750)
Accrued dividends on preferred
  stock.........................            --              --            --    (1,695,803)
Net loss........................            --              --    (6,843,790)   (6,843,790)
Foreign currency translation
  adjustments, net of taxes.....            --      (7,162,432)           --    (7,162,432)
                                    ----------     -----------    -----------   ----------
Balance, December 31, 1999......    (1,103,887)     (7,266,717)   (10,772,088)  36,571,091
Issuance of common stock and
  exercise of stock options.....    (1,869,140)             --            --     8,569,201
Issuance of Series C preferred
  stock.........................            --              --            --    15,942,548
Issuance of warrants............            --              --            --     2,800,000
Issuance of stock options.......            --              --            --            --
Amortization of deferred
  compensation..................            --              --                      10,531
Accrued dividends on preferred
  stock.........................            --              --            --    (2,174,349)
Net loss........................            --              --    (8,163,229)   (8,163,229)
Foreign currency translation
  adjustments, net of taxes.....            --      (4,759,052)           --    (4,759,052)
                                    ----------     -----------    -----------   ----------
Balance, December 31, 2000
  (restated)....................    (2,973,027)    (12,025,769)   (18,935,317)  48,796,741
                                    ==========     ===========    ===========   ==========
                                    See accompanying notes to consolidated
                                              financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              PERIOD FROM
                                                                                              FEBRUARY 27,
                                                               YEARS ENDED DECEMBER 31,     1998 (INCEPTION)
                                                              ---------------------------       THROUGH
                                                                  2000                        DECEMBER 31,
                                                                RESTATED         1999             1998
                                                              ------------   ------------   ----------------
Cash flows from operating activities:
  Net loss..................................................  $ (8,163,229)    (6,843,790)     (3,928,298)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Provision for doubtful accounts.........................     2,466,798      1,231,396         235,725
    Depreciation and amortization...........................    14,137,684      7,875,448       2,015,123
    Amortization of discount on debt........................       211,555             --              --
    Deferred income taxes...................................      (837,368)        98,112        (301,112)
    Equity in (earnings) loss of unconsolidated
     affiliates.............................................      (844,170)       236,874          39,822
    Minority interest in income (loss) of consolidated
     subsidiaries...........................................     2,332,440        118,453         (23,030)
    Amortization of deferred compensation...................        10,531             --              --
    Increases (decreases) in cash from changes in operating
     assets and liabilities, net of effects from purchases
     of new businesses:
        Patient receivables.................................    (4,610,584)    (2,212,918)        118,590
        Other receivables...................................      (571,218)    (3,548,344)     (1,046,467)
        Inventories of supplies, prepaids and other current
        assets..............................................     1,362,827       (132,965)        603,553
        Accounts payable and accrued expenses...............     1,709,849      9,121,603       1,001,133
        Other long-term liabilities.........................     3,797,316     (1,753,915)      1,906,083
                                                              ------------   ------------     -----------
          Net cash provided by operating activities.........    11,002,431      4,189,954         621,122
                                                              ------------   ------------     -----------
Cash flows from investing activities:
  Purchases of new businesses, net of cash received.........   (83,283,580)   (35,863,123)    (66,216,330)
  Purchases of property and equipment.......................   (16,892,860)   (11,323,363)     (3,948,751)
  Sale of property..........................................    17,379,214             --              --
  Proceeds from sales of investments........................            --      1,156,883         424,659
  Increase in deposits......................................    (3,703,789)            --              --
  Cash (placed in) released from escrow.....................    11,435,724             --     (13,100,000)
                                                              ------------   ------------     -----------
          Net cash used in investing activities.............   (75,065,291)   (46,029,603)    (82,840,422)
                                                              ------------   ------------     -----------
Cash flows from financing activities:
  Proceeds from long-term debt..............................    85,941,179     66,339,633       1,493,337
  Payments on long-term debt................................   (42,169,174)   (26,176,060)       (245,673)
  Proceeds from issuance of common stock....................     5,069,201        268,606      54,750,747
  Payments to repurchase common stock.......................            --       (143,750)             --
  Proceeds from issuance of preferred stock and warrants....    18,742,548             --      31,200,000
  Payments of dividends and redemption of redeemable
    preferred stock.........................................    (5,234,593)            --              --
  Distributions on investments in affiliates................       842,105        506,407         (50,000)
                                                              ------------   ------------     -----------
          Net cash provided by financing activities.........    63,191,266     40,794,836      87,148,411
                                                              ------------   ------------     -----------
Effect of exchange rate changes on cash.....................       606,459       (203,604)         35,640
                                                              ------------   ------------     -----------
Net increase (decrease) in cash and cash equivalents........      (265,135)    (1,248,417)      4,964,751
Cash and cash equivalents at beginning of year..............     3,716,334      4,964,751              --
                                                              ------------   ------------     -----------
Cash and cash equivalents at end of year....................  $  3,451,199      3,716,334       4,964,751
                                                              ============   ============     ===========
Supplemental information:
  Interest paid.............................................     8,204,031      2,263,328         473,046
  Non-cash transactions:
    Debt issued for purchases of new business...............    54,012,058             --              --
    Subordinated debt issued for purchases of new
     business...............................................            --      3,287,234              --
    Sale of common stock for notes receivable from
     employees, net.........................................     1,075,547         53,887       1,050,000
    Common stock issued for purchases of new businesses.....     3,500,000             --       1,813,146
    Preferred stock issued for purchase of new business.....  $         --             --       2,716,000
    Conversion of Class B redeemable preferred stock to
     Class A common.........................................        70,000             --              --
    Accrued dividends on preferred stock....................     5,971,120      1,695,803         428,050
    Warrants issued for noncompete agreement................            --         45,000              --
    Assets acquired under capital lease obligations.........    18,913,203      1,482,329              --

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

    (A) DESCRIPTION OF BUSINESS

       United Surgical Partners International, Inc. and subsidiaries (USPI or the Company), a Delaware Company, majority-owned by Welsh, Carson, Anderson & Stowe and certain of its affiliates (WCAS) was formed in February 1998 for the primary purpose of ownership and operation of surgery centers, private surgical hospitals and related businesses in the United States and Europe. At December 31, 2000, USPI, headquartered in Dallas, Texas, operated twenty-four surgical facilities in the United States. Of these twenty-four facilities, USPI consolidates the results of twelve and owns a minority equity interest in nine which are accounted for under the equity method and holds no ownership interest in the remaining three centers which are operated by USPI under management contracts. In addition, United Surgical Partners Europe, S.L. (USPE), a company incorporated in Spain and wholly-owned by USPI, managed and owned a majority interest in six private surgical hospitals, two surgery centers, and one diagnostic facility in Spain at December 31, 2000. Global Healthcare Partners Limited (Global), a company incorporated in England and wholly-owned by USPI, managed and wholly-owned two private surgical hospitals in the United Kingdom at December 31, 2000.

       USPI is subject to changes in government legislation that could impact Medicare, Medicaid and foreign government reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

       USPI maintains its books and records on the accrual basis of accounting and the consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

    (B) RESTATEMENT

       The Company has restated its consolidated financial statements as of and for the year ended December 31, 2000 in order to reclassify certain debt from long-term to current pursuant to an interpretation of SFAS 78. The impact at December 31, 2000 is as follows:

                                                                 AMOUNTS
                                                              AS PREVIOUSLY     AMOUNTS
                                                                REPORTED      AS RESTATED
                                                              -------------   -----------
Current portion of LT debt..................................    11,287,188     53,914,580

LT debt less current portion................................   176,479,167    133,851,775

       Additionally, on September 6, 2001, the Company received communication from the Securities and Exchange Commission indicating that, based on the facts and circumstances presented by the Company, Day-Op Center of Long Island, Inc. must be consolidated pursuant to an interpretation of EITF 97-2. As a result, the Company restated its consolidated financial statements in order to consolidate a previously unconsolidated entity.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       The impact on 2000 reported results follows:

                                                                 AMOUNTS
                                                              AS PREVIOUSLY     AMOUNTS
                                                                REPORTED      AS RESTATED
                                                              -------------   -----------
Assets......................................................   331,916,434    330,395,579

Stockholders' equity........................................    48,674,879     48,796,741

Revenues....................................................   135,001,678    138,408,256

Operating expenses..........................................   128,265,565    130,758,910

Other expense, net..........................................    11,618,713     12,410,084

Net loss....................................................    (8,285,091)    (8,163,229)

Net loss per share attributable to common stockholders......         (1.82)         (1.80)

   (C)   TRANSLATION OF FOREIGN CURRENCIES

       The financial statements of foreign subsidiaries are measured in local currency and then translated into U.S. dollars. All assets and liabilities have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates are accumulated in a separate component of stockholders' equity.

    (D) PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the financial statements of USPI and its wholly-owned and majority-owned subsidiaries. Significant investments in other affiliated companies are generally accounted for using the equity method. In addition, the accounts of certain surgery centers have been consolidated where the Company maintains effective control over the surgery centers' assets and operations, not withstanding a lack of technical majority ownership of the surgery centers. All significant intercompany balances and transactions have been eliminated in consolidation.

    (E) USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (F) RECLASSIFICATIONS

       Certain prior year amounts have been reclassified to be consistent with the current year presentation.

    (G) CASH EQUIVALENTS AND INVESTMENTS

       For purposes of the statements of cash flows, USPI considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       Investments in unconsolidated companies in which the Company exerts significant influence and owns between 20% and 50% of the investees are accounted for using the equity method.

       Investments in unconsolidated companies in which the Company owns less than 20% of an investee but exerts significant influence through board of director representation and a management agreement to manage the investee are also accounted for using the equity method.

       All investments in companies in which the Company does not exert significant influence, indicated by ownership less than 20% and the absence of board representation and a management agreement, are carried at cost.

    (H) INVENTORIES OF SUPPLIES

       Inventories of supplies are stated at cost which approximates market.

    (I) PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred; significant renewals and betterments are capitalized. Certain facilities and equipment held under capital leases are classified as property and equipment and amortized using the straight-line method over the lease terms and the related obligations are recorded as liabilities. Lease amortization is included in depreciation expense.

    (J) INTANGIBLE ASSETS

       Intangible assets consist of costs in excess of net assets acquired (goodwill), costs associated with the purchase of management contracts and other intangibles, which consist primarily of non-compete contracts. Intangibles, except goodwill, are amortized over the life of the associated contracts. Goodwill is amortized on a straight-line basis over the expected periods to be benefited, generally 25 years.

    (K) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       Long-lived assets, certain identifiable intangibles, and goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset, or related groups of assets, may not be fully recoverable from estimated future cash flows. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. In the event of impairment, measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

    (L) FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of cash and cash equivalents, short-term investments, accounts receivable, current portion of long-term debt and accounts payable approximate fair value because of the short maturity of these instruments. The carrying values of long-term debt are

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       based on quoted market prices and are not materially different from the estimated fair values of these instruments.

    (M) REVENUE RECOGNITION

       Revenue consists primarily of net patient service revenues which is based on the facilities' established billing rates less allowances and discounts, principally for patients covered under contractual programs. USPI has entered into agreements with certain majority and minority owned surgery centers to provide management services. As compensation for these services, USPI charges the surgery centers management fees which are either fixed in amount or represent a fixed percentage of each center's net revenue less a provision for doubtful accounts. Amounts are recognized as services are provided.

    (N) EQUITY IN EARNINGS (LOSS) OF UNCONSOLIDATED AFFILIATES

       Equity in earnings (loss) of unconsolidated affiliates consists of USPI's share of the profits or losses generated from its equity investment in eight ambulatory surgery centers. Because these operations are central to USPI's business strategy, equity in earnings (loss) of unconsolidated affiliates is classified as revenue in the accompanying statements of operations.

    (O) INTEREST RATE SWAPS

       USPI uses interest rate swap agreements to modify its variable rate debt obligations to fixed rate obligations, thereby reducing the exposure to market rate risk. Net amounts to be received or paid under the swap agreements are reflected as adjustments to interest expense in the period in which they accrue.

    (P) INCOME TAXES

       USPI accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets may not be realized.

    (Q) STOCK OPTION PLAN

       USPI applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its stock option grants to employees. As such, USPI does not record compensation expense because USPI issues options whereby the option exercise price equals the current market price of the underlying stock on the date of grant. SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

       The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Task Force
       (EITF) Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES.

    (R) COMMITMENTS AND CONTINGENCIES

       Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(2) ACQUISITIONS AND EQUITY INVESTMENTS

    On April 30, 1998, USPI purchased 100% of the issued and outstanding stock of Columbia International Holdings, Inc. (CIH), an unrelated Delaware corporation, for approximately $7.3 million in cash. As a result of the purchase of CIH, USPI obtained ownership of 79% and 71%, respectively, of the issued and outstanding stock of Instituto Dexeus, S.A., the owner of a private hospital in Spain, and Diagnosticos y Tratamientos Medicos, S.A., the owner of a group of clinics in Spain, both Spanish corporations. The total purchase price for the acquisitions was allocated to the purchased assets and liabilities based on their estimated fair values and approximated the fair value of the net assets acquired. Through this acquisition, USPI also obtained equity interests, which are carried at cost, ranging from 7% to 15% in five additional Spanish corporations which own healthcare related operations in Spain. During 2000 USPE paid an additional $363,000 of purchase price to the hospital for achieving financial targets specified in the purchase agreement.

    In 1998, USPI contributed the Instituto Dexeus hospital plus $250,000 in cash for a majority ownership stake in USPE. At December 31, 1999 and 1998, USPI owned approximately 89% and 86%, respectively, of USPE. The remaining approximate 11% and 14%, respectively, was held by Hospital Management Team
    (HMT), a hospital management company incorporated in Spain. In October 2000 USPI paid cash of $811,093 and issued 333,333 shares of Class B common stock in exchange for HMT's interest in USPE and a note receivable in the principal amount of $811,093 from HDT, S.C., the successor of HMT. The note bears interest at 5% per annum, payable at maturity, and matures on the earlier of six months following the completion of an initial public offering of USPI's stock or September 26, 2004.

    On July 29, 1998, USPI acquired 100% of the stock of Health Horizons, Inc.
    (HHI), an unrelated Delaware corporation, for approximately $7.5 million consisting of $3 million in cash, $2.7 million in USPI Series B preferred stock and $1.8 million in USPI Class A common stock. As a result of the acquisition, USPI acquired a 66% interest in a surgery center joint venture located in Decatur, Alabama, which is consolidated by the Company, and interests ranging from 35% to 50% in three additional surgery center joint ventures located in Nashville, Tennessee; Kansas City, Missouri; and Murfreesboro, Tennessee, which have been accounted for using the equity method except as noted below. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately
    $7.3 million. On June 30, 1999, USPI acquired an additional 36% interest in the surgery center

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    joint venture in Nashville for $550,000 in cash, bringing its total ownership in the venture to 72%, and resulting in the consolidation of this venture. On March 1, 2000, USPI acquired an additional 25% interest in the surgery center joint venture in Kansas City for $200,000 in cash, bringing its total ownership in the venture to 75%, and resulting in the consolidation of this venture. During 2000, due to one of the surgery centers not meeting the target specified in the purchase agreement, USPI received approximately $700,000, which was settled through the redemption of an equivalent dollar value of Series B preferred stock shares and accrued but unpaid dividends.

    On August 3, 1998, USPI and St. Rose Dominican Hospital, a not-for-profit hospital located in Henderson, Nevada entered into an operating agreement to organize a Nevada limited liability company, Parkway Surgery Center, LLC. Each party contributed assets totaling approximately $1.9 million for a 50% ownership interest, accounted for using the equity method, in the Parkway Surgery Center.

    On October 5, 1998, USPE purchased 80% of the issued and outstanding stock of Clinica Maternal Nuestra Senora de la Esperanza, S.A. (Esperanza), a Spanish corporation, for approximately $2.4 million in cash. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $1.7 million (using the exchange rate in effect at the date of purchase). During December 1999, USPE purchased the remaining 20% of the outstanding stock of Esperanza for approximately $470,000 in cash.

    On October 15, 1998, USPI purchased a 70% interest in the assets used to operate the University Surgical Center in Winter Park, Florida (Assets) for approximately $5.7 million in cash and assumed approximately $200,000 of liabilities of University Surgical Center, Inc. (Seller), an unrelated Florida corporation. The Assets were then contributed to a newly formed Florida limited partnership, University Surgery Center, Ltd. (limited partnership) in exchange for general and limited partnership interests. The Seller contributed the remaining 30% of assets to the Limited Partnership in exchange for its 30% limited partnership interest. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $5.2 million.

    On October 16, 1998, USPI purchased, through USPE, 100% of the issued and outstanding stock of Clinica Sagrado Corazon, S.A., a hospital and Spanish corporation, and interests ranging from 55% to 100% in ten related companies providing a variety of medical services, for approximately $27.5 million in cash. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $17.8 million (using the exchange rate in effect at the date of purchase).

    During November and December 1998, USPI purchased, through USPE, a total of 70% of the issued and outstanding stock of Instituto Policlinico Santa Teresa, S.A., a private hospital and Spanish corporation, which also owns 60% of Resonancia Nuclear Magnetica, S.A., a Spanish corporation that provides magnetic resonance imaging services. The total purchase price of approximately $8.8 million was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $5.3 million (using the exchange rate in effect at the date of purchase). During April 1999 and May 1999, USPI made stock purchases totaling $1.9 million in cash for an additional 26% interest in Instituto Policlinico Santa Teresa, S.A. During 2000, USPE paid an additional $553,000 in cash

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    as contingent purchase price to the sellers based on the acquired facilities achieving financial targets specified in the purchase agreement.

    On December 4, 1998, a newly created subsidiary of USPI (Day-Op Consulting) entered into certain agreements (Day-Op Agreements) with the shareholders of Day-Op Surgery Center of Long Island, Inc. (Day-Op Center) and Day-Op Management Company, Inc. (Day-Op Management). As defined in the Day-Op Agreements, Day-Op Consulting acquired 100% of the outstanding common stock of Day-Op Management for $300,000 and certain long-lived tangible net assets of Day-Op Center for $1.4 million (the Asset and Stock Purchase). In addition, Day-Op Consulting and the shareholders of Day-Op Center entered into a Consulting and Administrative Agreement whereby Day-Op Consulting provides certain administrative and consulting services to Day-Op Center in exchange for a monthly service fee. The State of New York did not approve the Day-Op Agreements until December 1999. However, the Day-Op Agreements provided that they become effective, upon state approval, retroactive to December 4, 1998. Because of the uncertainty regarding the state of New York approval process, no amounts or activity with respect to the Agreements was recognized in the 1998 consolidated financial statements. As a result, the service fees of $3,607,500 under the Consulting and Administrative Agreement recognized in the accompanying 1999 consolidated statement of operations include service fees of $348,333 for the period from December 4, 1998 through December 31, 1998. The 1999 accompanying consolidated balance sheet includes the acquired assets of Day-Op Center, the net assets of Day-Op Management, and short-term debt of $1.7 million representing the cost of the Asset and Stock Purchase.

    In 1998, the Company originally escrowed $13.1 million of cash related to the DayOp Agreements and related transactions and reported this amount as restricted cash in the accompanying 1999 consolidated balance sheet. On January 4, 2000, the Company released $1.7 million to DayOp Center to fund the Asset and Stock Purchase and $9.5 million to finance the buyout of the remaining shareholders of DayOp Center. Of the $1.9 million remaining in escrow, $200,000 was returned to USPI during 2000 by agreement with the former shareholders of Day-Op Center, and the remaining $1.7 million, which is reflected as restricted cash in the accompanying 2000 consolidated balance sheet, was released to the sellers in March 2001.

    On December 18, 1998, USPI entered into an asset purchase agreement to purchase certain management agreements related to the operations of five surgery centers located in the Dallas and Ft. Worth, Texas metropolitan area (HealthFirst Transaction). In addition, USPI acquired a 20% interest in two of the five surgery centers (Equity Centers). The Equity Centers were accounted for using the equity method until additional interests were purchased through THVG discussed below, resulting in the consolidation of the Equity Centers. The total cost of $8.2 million, all paid to unrelated parties, exceeded the fair value of the identifiable net assets acquired by $7.6 million of which $5.5 million was allocated to the management agreements and $2.1 million was allocated to goodwill. USPI is also obligated to offer to purchase existing and newly issued partnership units (the Buyup) that would increase USPI's ownership interest by 40% in each of the Equity Centers at a price based upon the financial performance of the centers. Successful completion of any or all of the Buyup further obligates USPI to make additional payments to the parties who sold USPI the equity interests. USPI was not obligated to buy any partnership units under the Buyup at December 31, 2000.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    On February 1, 1999, USPI acquired, for $400,000 in cash, a 50% interest in Texas Health Ventures Group, L.L.C. (THVG 1), which held ownership interests in one operational surgery center and three surgery centers under development in the Dallas/Fort Worth, Texas metropolitan area. This investment is accounted for using the equity method. THVG is a limited liability company which facilitates the joint management and development by USPI and Baylor Health System (Baylor) of surgery centers. During 2000 USPI paid in cash additional purchase price of $715,000 as a result of the performance of one of the surgery centers exceeding the target specified in the purchase agreement.

    In May 1999, USPI purchased through USPE, a 70% interest in USP Dermoestetica, S.L. for $1.6 million in cash. The total purchase price was allocated to the purchased assets and liabilities and exceeded the fair value of the net assets by approximately $1.1 million.

    On June 1, 1999, USPI entered into an additional surgery center joint venture with Baylor by contributing its equity investments and management agreements acquired in the December 1998 HealthFirst Transaction to a newly created limited liability company, THVG/HealthFirst, L.L.C. (THVG 2). In exchange for its contribution to THVG 2, USPI received a 51% ownership interest in THVG 2. Baylor contributed 100% of the assets of two operational surgery centers to THVG 1, in exchange for receiving a 49% ownership in THVG 2 as well as convertible subordinated notes payable from USPI in the amount of $3.3 million. The joint venture agreements for THVG 1 and THVG 2 have non-compete clauses and provide for shared management services and fees. During 1999 and 2000, USPI invested additional cash totaling
    $5.3 million in THVG 2, which acquired additional ownership interests in the two operational surgery centers in which it had previously invested, increasing THVG 2's ownership in each of the two centers from 20% to 57%, resulting in the consolidation of these surgery centers.

    On July 1, 1999, USPI acquired 100% of the stock of Texas Outpatient Surgicare Center, Inc. (TOPS GP), a Texas corporation that is the general partner with a 63% ownership interest in TOPS Specialty Hospital, Ltd.
    (TOPS), a Limited Partnership that operates a surgical hospital in Houston, Texas. Concurrent with its acquisition of TOPS GP, USPI also facilitated the acquisition by TOPS GP of an additional 31% interest in TOPS. In connection with the acquisition of the additional limited partner interests, USPI issued warrants for the purchase of 33,333 shares of its common stock at an exercise price of $12.00 per share in exchange for non-compete agreements with the selling limited partners. Subsequent to these transactions, TOPS borrowed $15 million, guaranteed by USPI. TOPS GP subsequently sold limited partner interests representing approximately 25% ownership of TOPS. Total net cash consideration paid by USPI for these acquisition transactions was approximately $11 million. As a result of these transactions, USPI owns 100% of TOPS GP, which in turn owns approximately 69% of TOPS. The total purchase price was allocated to the purchased assets and liabilities and exceeded the fair value of the net assets by approximately $12.2 million. During 2000, USPI purchased the remaining 31% of TOPS for approximately $1.7 million in cash.

    On July 1, 1999, USPI acquired 100% of the assets used to operate Warner Park Surgery Center in Chandler, Arizona for approximately $5.1 million in cash. The total purchase price was allocated to the purchased assets and liabilities and exceeded the fair value of the net assets by approximately $4.2 million.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    On September 1, 1999, USPI acquired 100% of the assets used to operate two ambulatory surgery centers in the Houston metropolitan area, for approximately $12 million in cash. The total purchase price was allocated to the purchased assets and liabilities and exceeded the fair value of the net assets by approximately $9.2 million.

    USPI acquired, through USPE, controlling interests in three facilities in Madrid, Spain during 2000. In March 2000, USPE acquired a 72% interest in Clinica San Camilo, S.A., a private hospital, for $17.9 million in cash, and acquired 100% of Centro Radiologico, S.L., a radiology center, for $1.7 million in cash. USPE subsequently acquired, at a cost of $5.5 million, additional shares in Clinica San Camilo, increasing USPE's ownership to approximately 97% by December 31, 2000. During November 2000, USPE acquired 100% of the assets of Clinica San Jose, a private hospital, for $7.1 million in cash which was allocated to the purchased assets and liabilities based on their estimated fair values and approximated the fair value of the net assets acquired. The purchase price exceeded the fair value of the net assets by $11.1 million and $1.5 million for the Clinica San Camilo and Centro Radiologico acquisitions, respectively. USPE subsequently sold the land and buildings of Clinica San Camilo for $17.4 million and leased them back from the purchaser during 2000 under a 20 year lease at a rate of 7.22%. Under the agreements, USPE has deposited, as a guarantee, $3.7 million, which is equivalent to 36 monthly payments of rent. USPE has the option to purchase the hospital, land and building in 2010 at the fair value plus 6%. This transaction has been accounted for as a direct financing lease. There was no gain recognized in connection with the above transaction.

    USPI acquired, through Global, 100% of the outstanding common stock of Aspen Healthcare Holdings Limited (Aspen) for approximately $35 million in cash and incurring $54 million of indebtedness. Aspen owns and operates two private hospitals in England. The purchase price exceeded the fair value of the net assets by $19.8 million.

    The terms of certain of USPI's acquisition agreements provide for additional consideration to be paid to or received from the seller based on certain financial targets for the acquired facilities. Such additional consideration, which amounted to a net payment by USPI of approximately
    $2.3 million in 2000, was recorded as an increase or decrease to goodwill at the time of payment or receipt. There were no such payments or receipts in 1999 or 1998. The additional potential consideration that may be paid in future years is estimated not to exceed $9.4 million.

    The acquisitions referred to above resulted in the Company consolidating the investee except where noted. The acquisitions of majority interests and step acquisitions referred to above were accounted for under the purchase method of accounting, and accordingly, the accompanying statements of operations do not include any revenues or expenses related to these acquisitions prior to the respective closing dates. The unconsolidated ownership interests acquired are accounted for under the equity method of accounting or carried at cost, depending on the Company's ability to exert significant influence. Step acquisitions resulted in the recording of additional goodwill in the aggregate amount of $6.2 million in 2000. Following are the unaudited pro forma results for the years ended December 31, 2000 and 1999 and from February 27, 1998

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    (inception) through December 31, 1998 as if the consolidated acquisitions occurred at the beginning of the preceding period:

                                                                   PERIOD FROM
                                                                   FEBRUARY 27,
                                                                       1998
                                                                   (INCEPTION)
                                      YEARS ENDED DECEMBER 31,       THROUGH
                                     ---------------------------   DECEMBER 31
                                         2000           1999           1998
                                     ------------   ------------   ------------
Net operating revenues.............  $156,994,834   $145,819,584   $ 67,590,931
Income (loss) before income
  taxes............................    (7,215,316)    (6,691,259)       648,967

    These unaudited pro forma results have been prepared for comparative purposes only. The pro forma results do not purport to be indicative of the results of operations which would have actually resulted had the acquisitions been in effect on February 27, 1998, nor are they necessarily indicative of the results of operations that may be achieved in the future.

(3) INTANGIBLE ASSETS

    At December 31, intangible assets consisted of the following:

                                          ESTIMATED
                                         USEFUL LIVES       2000          1999
                                         ------------   ------------   -----------
Goodwill...............................  25 years       $114,633,146   $65,601,492
Management contracts...................  5-17 years        6,317,990     6,317,990
Other..................................  5 years           1,262,449     1,044,783
                                                        ------------   -----------
                                                         122,213,585    72,964,265
Less accumulated amortization..........                   (7,789,371)   (3,087,291)
                                                        ------------   -----------
    Net intangible assets..............                 $114,424,214   $69,876,974
                                                        ============   ===========

(4) PROPERTY AND EQUIPMENT

    At December 31, property and equipment consisted of the following:

                                         ESTIMATED
                                        USEFUL LIVES       2000           1999
                                        ------------   ------------   ------------
Land and land improvements............      --         $ 22,041,048   $  2,418,669
Buildings and leasehold
  improvements........................  7-50 years      121,419,584     44,205,265
Equipment.............................  3-12 years       55,336,341     34,095,622
Furniture and fixtures................  4-20 years       10,879,781      9,401,819
Construction in progress..............                    6,725,301      1,646,279
                                                       ------------   ------------
                                                        216,402,055     91,767,654
Less accumulated depreciation.........                  (51,206,757)   (32,349,572)
                                                       ------------   ------------
    Net property and equipment........                 $165,195,298   $ 59,418,082
                                                       ============   ============

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    Assets recorded under capital lease arrangements included in property and equipment consist of the following:

                                                          2000         1999
                                                       ----------   ----------
Land and buildings...................................  20,790,995    1,681,834
Equipment and furniture..............................   9,677,725    5,386,576
                                                       ----------   ----------
                                                       30,468,720    7,068,410
Less accumulated depreciation........................  (6,669,949)  (2,390,740)
                                                       ----------   ----------
  Net property and equipment under capital leases....  23,798,771    4,677,670
                                                       ==========   ==========

(5) LONG-TERM DEBT

    At December 31, long-term debt consisted of the following:

                                                        2000          1999
                                                    ------------   -----------
Lines of credit...................................  $ 90,148,927   $25,029,151
Senior subordinated notes.........................    54,368,789    23,407,234
Notes payable to financial institution............     9,968,556    14,623,907
Mortgage notes....................................            --     1,584,447
Loans from former owners of subsidiaries..........    10,776,874     1,116,155
Capital lease obligations.........................    22,503,209     4,873,743
Other.............................................            --     2,049,147
                                                    ------------   -----------
    Total long-term debt..........................   187,766,355    72,683,784
Less current portion..............................   (53,914,580)   (9,390,882)
                                                    ------------   -----------
    Long-term debt, less current portion..........  $133,851,775   $63,292,902
                                                    ============   ===========

    (A) LINES OF CREDIT

       Total borrowings under lines of credit were approximately $90.1 million at December 31, 2000. USPI has a credit agreement with a commercial bank dated June 29, 1999 which allows the Company, as of December 31, 2000, to borrow up to $25.0 million at an interest rate of LIBOR plus 1%, all of which was outstanding at December 31, 2000. In February 2001, the agreement was amended, increasing the amount available for borrowing from $25 million to $35 million and extending the maturity date to June 30, 2002. Interest payments are due quarterly. Borrowings under this agreement become due in the event of a change in control or the completion of an initial public offering of the Company's Stock (IPO). Repayment of amounts borrowed under the agreement is guaranteed by WCAS.

       USPE, the Company's wholly-owned Spanish subsidiary, reached an agreement in March 2000 with a commercial bank that provides USPE with the potential to borrow up to 100 million Euros (approximately $93.9 million at December 31, 2000). The amount available to borrow depends on the level of USPE's operating performance and acquisition activity. Borrowings under this agreement are secured by certain assets of USPE and its subsidiaries, bear interest ranging from 0.75% to 2.25% over Euribor, and mature December 31, 2007. At December 31,

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       2000, approximately $23.6 million was outstanding under this agreement at a weighted average rate of 7.09%, and $2.2 million was available for borrowing.

       Global, the Company's wholly-owned U.K. subsidiary, has a credit agreement with a commercial lender that provides for total borrowings of L42.0 million (approximately $62.8 million at December 31, 2000). At December 31, 2000, $40.2 million had been drawn and $22.6 million was available. The credit agreement specifies that of this available amount, $10.5 million will be used not later than September 30, 2003 to retire demand notes payable to the former owners of Aspen. Borrowings under this agreement, are secured by certain assets and the capital stock of Global and its subsidiaries, bear interest ranging from 1.50% to 2.00% over LIBOR, and mature in April 2010. At December 31, 2000, the weighted average rate applicable to the outstanding balance was 7.88%. Global was not in compliance with the cash flow and loan to EBITDA covenants at December 31, 2000 and the loan to EBITDA covenant at March 31, 2001. On February 9, 2001, the lender waived Global's compliance with such covenants as of December 31, 2000 and on May 16, 2001, amended the loan to EBITDA covenant effective March 31, 2001. As a result, Global was in compliance with its covenants related to this debt (as amended) at March 31, 2001 and believes it is probable that it will be in compliance with these covenants at June 30, 2001 and throughout fiscal 2001 and beyond. Despite the lender's waiver at December 31, 2000 and the Company's compliance with the amended covenant as of March 31, 2001, the Company has classified this debt as current as of December 31, 2000 and March 31, 2001 based on an interpretation of Statement of Financial Accounting Standards No. 78 which interpretation requires debt to be classified as current unless the lender waives the right to demand repayment for more than one year from the date of the specific covenant violation.

       The remaining lines of credit are held by several of the Company's subsidiaries, mature throughout 2001, and have variable rates of interest which ranged from 4.55% to 11.00% at December 31, 2000.

       Fees paid for unused portions of the lines of credit were approximately $301,000, $16,000, and $-0- in 2000, 1999 and 1998, respectively.

    (B) SUBORDINATED DEBT

       The Company issued notes in an aggregate principal amount of $56,120,000 which are subordinated to all senior indebtedness (the Senior Subordinated Notes). Of this amount, $20,120,000 bears interest at 7% which is payable annually beginning April 30, 2000 and matures April 30, 2008, and $36,000,000 bears interest at 10% which is payable each September 27 and March 27 beginning in 2000, and matures March 27, 2010. The holders of Senior Subordinated Notes may require the principal and any accrued but unpaid interest to be repaid in the event of a change in control, including the completion of an IPO. However, WCAS and another significant investor, which collectively hold Senior Subordinated Notes in the aggregate principal amount of $56,000,000, have advised the Company of their intent to waive their rights to such mandatory prepayment of the notes and exchange the 7% Senior Subordinated Notes for 20,120 shares of the Company's Series D redeemable preferred stock in the event of an IPO. The Series D redeemable preferred stock provides holders the right to receive cumulative paid-in-kind dividends, payable quarterly, at the annual rate of 10% of the Series D preferred liquidation value. The Series D preferred liquidation value is an amount

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       equal to $1,000 per share plus accrued and unpaid dividends. The Company will be required to redeem all outstanding shares of its Series D redeemable preferred stock at a per share price equal to the common stock after an IPO. The $36,000,000 Senior Subordinated note was issued at a discount of $5,250,000 which yields an effective interest rate of 12.61%. At December 31, 2000 the unamortized discount was $5,038,443.

       In addition, the Company issued a convertible subordinated note payable in the amount of $3,287,234 to Baylor in forming its joint ventures with Baylor, THVG 1 and THVG 2, in 1999. Interest at a rate of 5.07% is payable quarterly on the Baylor note, with all principal due on the maturity date of June 1, 2007. Baylor may require the principal and any accrued but unpaid interest to be repaid in the event of a change in control, including the completion of an IPO. The conversion price of the Baylor note is $10.50 per share of common stock. Baylor has advised the Company of its intention to convert the note into shares of the Company's stock immediately prior to its IPO.

    (C) OTHER LONG-TERM DEBT

       The Company and its subsidiaries have notes payable to financial institutions, former owners of acquired businesses, and other parties which mature at various date through 2009 and accrue interest at fixed and variable rates ranging from 6.18% to 9.78%. At December 31, 2000, one of the Company's subsidiaries was not in compliance with two covenants related to notes payable to a financial institution totaling
       $8.3 million. In connection with an amendment to the note agreement in February 2001 and reduction of the outstanding balance with a principal payment of $3.6 million, the lender waived the subsidiary's compliance with such covenants as of December 31, 2000 and restructured the payment terms and covenants. The Company was in compliance with its covenants related to this debt at March 31, 2001 and believes it is probable that it will be in compliance with these covenants throughout fiscal 2001 and beyond. Despite the lender's waiver at December 31, 2000, the Company classified these notes payable as current at December 31, 2000 based on an interpretation of SFAS No. 78. At December 31, 2000, this subsidiary had two interest rate swap agreements related to the notes with a fixed rate of 6.59% on notional amounts of $3,000,000 and $2,413,000. The interest rate swap agreements expire June 28, 2002.

       Capital lease obligations totaling $22.5 million are secured by underlying real estate and equipment and have interest rates ranging from 4.74% to 13.19%.

       The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2000 are as follows: 2001, $53,914,580; 2002, $27,487,413, 2003, $4,790,767; 2004, $4,896,281, 2005, $4,965,328;
       thereafter, $96,750,429.

(6) LEASES

    USPI leases various office equipment and office space under a number of operating lease agreements, which expire at various times through the year 2020. Such leases do not involve contingent rentals, nor do they contain significant renewal or escalation clauses. Office leases generally require USPI to pay all executory costs (such as property taxes, maintenance and insurance).

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    Minimum future payments under noncancelable leases, with remaining terms in excess of one year as of December 31, 2000 are as follows:

YEAR ENDING                                           CAPITAL       OPERATING
DECEMBER 31,                                           LEASES        LEASES
------------                                        ------------   -----------
2001..............................................  $  3,939,245   $ 2,569,937
2002..............................................     3,476,151     2,123,681
2003..............................................     2,989,758     1,933,682
2004..............................................     2,182,525     1,847,589
2005..............................................     2,022,145     1,553,248
Thereafter........................................    25,482,598     7,198,589
                                                    ------------   -----------
  Total minimum lease payments....................  $ 40,092,422   $17,226,726
                                                    ============   ===========
Amount representing interest......................   (17,589,213)
                                                    ------------
  Present value of minimum lease payments.........  $ 22,503,209
                                                    ============

    Total rent expense under operating leases was $4,174,190, $1,815,529 and $538,792 for the years ended December 31, 2000, 1999 and 1998, respectively.

(7) REDEEMABLE PREFERRED STOCK, SERIES A AND SERIES B

    USPI has authorized 31,200 shares of Series A redeemable preferred stock with a $.01 par value and authorized 2,716 shares of Series B redeemable preferred stock with a $.01 par value. USPI may redeem some or all of the outstanding shares of preferred stock at any time for $1,000 per share plus accrued dividends. USPI has a mandatory requirement to redeem all redeemable preferred stock on the earlier of April 30, 2008 or upon an initial public offering of its common stock registered under the Securities Act of 1933, as amended. Additionally, holders of redeemable preferred stock may choose to have their shares redeemed in the case of a change in control, as defined. Shares of redeemed Preferred Stock are deemed retired. Redeemable preferred stock has a stated liquidation preference of $1,000 per share plus accrued dividends and is senior to all common shares. Dividends are cumulative and accrue at an annual rate of $50 per share through April 30, 2000 and $75 per share thereafter. Accumulated dividends are non-interest bearing and accrue whether or not declared and whether or not funds are legally available for payment. As of December 31, 2000 and 1999, USPI had issued 31,200 shares of Series A redeemable preferred stock for $31,200,000 and 2,716 shares of Series B redeemable preferred stock for $2,716,000. During 2000 all Series B shares were either converted to Class A common stock or redeemed for cash. Accrued dividends for Series A and Series B were $1,618,910 and -0-, respectively, at December 31, 2000 and $1,931,470 and $192,383,
    respectively, at December 31, 1999.

(8) CONVERTIBLE PREFERRED STOCK, SERIES C

    During 2000 USPI authorized 20,000 shares of Series C convertible preferred stock with a $.01 par value, of which 18,750 were issued and outstanding at December 31, 2000. The shares were issued with 266,667 detachable warrants to purchase Class A common stock. The Series C convertible preferred stock per share liquidation value is determined by adding $1,000 per share plus an amount equal to 7% on each $1,000 per share amount compounded quarterly. Series C shares are converted to common stock by dividing the liquidation value by $10.50 which amounted to

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    1,880,644 shares at December 31, 2000. The detachable warrants are exercisable at issuance at $.03 per warrant into common stock at $10.50 per share. In connection with the Series C shares and detachable warrants, the $18,750,000 in proceeds was allocated $15,950,000 to the Series C Convertible Preferred Stock and $2,800,000 to the warrants. The $2,800,000 was calculated based on a Black Scholes valuation model using the following assumptions: expected life of two years, interest rate 5.12%, dividend yield 0% and volatility 40%.

(9) STOCKHOLDERS' EQUITY

    Employees and certain independent contractors holding common stock in USPI are bound by a Stockholders Agreement (Agreement), which restricts the ability to transfer or assign Company common stock under certain circumstances and also contains certain repurchase rights.

    The Agreement terminates at the earlier of April 30, 2008, an initial public offering, the consummation of any sale, transfer or other disposition of substantially all the capital stock or assets of USPI for cash, or with respect to any stockholder, the date on which such stockholder no longer owns any shares of capital stock.

    Receivables from sales of stock, primarily resulting from purchases of common stock by employees, are presented in the consolidated balance sheets as a deduction from stockholders' equity. Interest of 7% is due quarterly and principal payments are due four years from the date of issuance at various dates from May 1, 2002 to August 15, 2004. Payment of the principal shall accelerate in the event of termination of employment, an initial public offering of common stock by USPI, or a change in control of USPI, as defined.

    REGISTRATION RIGHTS AGREEMENT

    Donald E. Steen, William H. Wilcox, Sue H. Shelley. Paul B. Queally, D. Scott Mackesy, Dave A. Alexander, Jr., M.D., Dale L. Stegall, Mark Garvin, John C. Garrett, M.D., Baylor Health Services, Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Healthcare Partners, L.P., WCAS Capital
    Partners III, L.P., FFT Partners I, L.P. and FFT Executive
    Partners I, L.P. and other holders of the Company's Class A common stock and shares of common stock issuable upon the conversion of the Company's
    Class A common stock are entitled under a registration rights agreement with the Company to the following registration rights for the shares of Class A common stock and shares of common stock issuable upon conversion of Class A common stock held by them:

       - at any time Welsh, Carson, Anderson & Stowe VII, L.P., on behalf of the holders of registrable securities, may require, on two occasions only, that the Company use its best efforts to register registrable securities for public resale;

       - holders of registrable securities under this agreement may require the Company to use its best efforts to register their shares of common stock on a Form S-3 registration statement, provided that the Company is eligible to use the form and provided further that the Company shall not be required to effect the registration more than once in any 180 day period; and

       - if the Company registers any common stock at any time, either for its own account or for the account of other security holders, holders of restorable securities under the agreement are entitled to include their shares of common stock in the registration, subject to the

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

        ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

    The Company will bear all registration expenses other than underwriting discounts and commissions in connection with any registration under this registration rights agreement.

(10) RELATED PARTY TRANSACTIONS

    During 1998, the Company sold to WCAS 30,000 shares of Series A redeemable preferred stock at a purchase price of $1,000 per share. In November 1998, March 1999 and June 1999, the Company issued a total of $16.0 million principal amount of 7% senior subordinated notes due April 30, 2008 to WCAS and a total of $4.0 million principal amount of 7% senior subordinated notes to FFT Partners I, L.P., a stockholder owning more than 5% of our outstanding common stock, and affiliates. In March 2000, the Company sold 15,000 shares of Series C Convertible Preferred Stock to WCAS at a purchase price of $1,000 per share and issued a warrant to WCAS, in connection with this sale, to purchase 266,666 shares of the Company's Class A Common Stock at an exercise price of $.03 per share. The warrant will terminate in June 2009. Also in March 2000, in connection with the issuance of 500,000 shares of our Class A Common Stock for an aggregate purchase price of $5,250,000, the Company issued $36,000,000 principal amount of 10% senior subordinated notes due March 27, 2010, for a purchase price of $30,750,000 to WCAS. Additionally, in March 2000, the Company sold 3,750 shares of Series C Convertible Preferred Stock to FFT Partners I, L.P. and affiliates at a purchase price of $1,000 per share.

    Several partners in a law firm that provides legal services to USPI are also partners in an entity that owns shares of USPI's stock. Legal fees related to those services were approximately $356,000, $326,000 and $152,000 in 2000, 1999 and 1998, respectively.

    A minority interest owner of HMT provided financial advisory services to USPE related to acquisitions. Fees related to these services were approximately -0-, $50,000 and $413,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

    USPI has entered into agreements with certain majority and minority owned surgery centers to provide management services. As compensation for these services, USPI charges the surgery centers management fees which are either fixed in amount or represent a fixed percentage of each center's net revenue less bad debt. The percentages range from 3.8% to 7.0%. Amounts recognized under these agreements, after eliminations of amounts from majority-owned, consolidated surgery centers, totaled approximately $2,157,000, $5,111,000 and $223,000 in 2000, 1999 and 1998, respectively and are included in management and administrative services revenue in the accompanying consolidated statements of operations.

    USPI has an agreement with HMT to manage its hospitals in Spain. In initiating this arrangement in 1998, USPI incurred costs of $2,180,874.

(11) INCOME TAXES

    The components of income (loss) before income taxes were as follows:

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                                                     PERIOD FROM
                                                                  FEBRUARY 27, 1998
                                                                 (INCEPTION) THROUGH
                                                                    DECEMBER 31,
                                        2000          1999              1998
                                     -----------   -----------   -------------------
Domestic...........................  $(4,960,264)  $(4,948,301)      $(1,333,265)
Foreign............................   (2,132,914)   (1,444,952)       (2,896,145)
                                     -----------   -----------       -----------
                                     $(7,093,178)  $(6,393,253)      $(4,229,410)
                                     ===========   ===========       ===========

    Income tax expense (benefit) attributable to income consists of:

                                             CURRENT     DEFERRED      TOTAL
                                            ----------   ---------   ----------
Year ended December 31, 2000:
  U.S. federal............................  $       --   $      --   $       --
  State and local.........................     248,364          --      248,364
  Foreign.................................   1,659,055    (837,368)     821,687
                                            ----------   ---------   ----------
    Total tax expense.....................  $1,907,419   $(837,368)  $1,070,051
                                            ==========   =========   ==========

                                                  CURRENT    DEFERRED      TOTAL
                                                  --------   ---------   ----------
Year ended December 31, 1999:
  U.S. federal..................................  $     --   $      --   $       --
  State and local...............................        --          --           --
  Foreign.......................................   352,425      98,112      450,537
                                                  --------   ---------   ----------
    Total tax expense...........................  $352,425   $  98,112   $  450,537
                                                  ========   =========   ==========

                                              CURRENT    DEFERRED      TOTAL
                                              --------   ---------   ---------
Period from February 27, 1998 (inception)
  through December 31, 1998:
  U.S. federal..............................  $     --   $      --   $      --
  State and local...........................        --          --          --
  Foreign...................................        --    (301,112)   (301,112)
                                              --------   ---------   ---------
    Net tax benefit.........................  $     --   $(301,112)  $(301,112)
                                              ========   =========   =========

    Income tax expense (benefit) differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax loss in fiscal years ended December 31, 2000, 1999 and 1998 as follows:

                                                                        PERIOD FROM
                                                                     FEBRUARY 27, 1998
                                                                        (INCEPTION)
                                         YEARS ENDED DECEMBER 31,         THROUGH
                                         -------------------------      DECEMBER 31,
                                            2000          1999              1998
                                         -----------   -----------   ------------------
Computed "expected" tax benefit........  $(2,411,681)  $(2,173,706)      $(1,437,999)
Increase (reduction) in income taxes
  resulting from:

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                                                        PERIOD FROM
                                                                     FEBRUARY 27, 1998
                                                                        (INCEPTION)
                                         YEARS ENDED DECEMBER 31,         THROUGH
                                         -------------------------      DECEMBER 31,
                                            2000          1999              1998
                                         -----------   -----------   ------------------
    Net operating loss carryforwards...    2,660,579            --            20,944
    Differences between US financial
      reporting and foreign statutory
      reporting........................     (949,559)      664,020                --
    State tax expense..................     (249,609)           --                --
    Removal of 1% tax rate differential
      between foreign and US...........          139       (59,830)          (17,022)
    Capitalized professional fees......           --            --            47,250
    Goodwill...........................      240,054      (106,839)           47,131
    Increase in valuation allowance....    2,078,329     1,743,838           362,166
    Equity investment in foreign
    subsidiary.........................     (194,927)      306,189           665,557
    Other..............................     (103,274)       76,865            10,861
                                         -----------   -----------       -----------
      Total............................  $ 1,070,051   $   450,537       $  (301,112)
                                         ===========   ===========       ===========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are presented below.

                                                     YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                        2000          1999
                                                     -----------   -----------
Deferred tax assets:
  Net operating loss carryforwards.................  $ 3,984,916   $ 2,320,529
  Organization costs due to difference in
    amortization lives.............................    1,483,947     1,709,000
  Basis difference in start-up costs...............      384,488       148,264
  Spanish tax credit...............................      620,141       669,000
  Other accruals...................................      982,733        95,410
                                                     -----------   -----------
    Total deferred tax assets......................    7,456,225     4,942,203
Less valuation allowance...........................   (4,398,557)   (2,320,228)
                                                     -----------   -----------
    Net deferred tax assets........................  $ 3,057,668   $ 2,621,975
                                                     ===========   ===========
Deferred tax liabilities:
  Basis difference of acquisitions.................  $15,730,537   $ 6,018,000
  Capital leases...................................       55,040        74,000
  Accelerated depreciation.........................      661,944        98,975
  Accrued pension obligation.......................      195,836            --
  Other............................................       71,004        16,000
                                                     -----------   -----------
    Total deferred tax liabilities.................  $16,714,361   $ 6,206,975
                                                     ===========   ===========

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At
    December 31, 2000, USPI had net operating loss carryforwards for federal income tax purposes of $10,486,619, which are available to offset future federal taxable income, if any, through 2018. In addition, USPI has $578,289 of net operating loss carryforwards, which are only available to reduce future federal taxable income related to the Health Horizons, Inc. acquisition. The valuation allowance which primarily reserves the net operating loss carryforwards, was increased by $2,078,329 during the period.

(12) STOCK OPTION PLAN

    On April 30, 1998, USPI adopted a stock option plan (the Plan) pursuant to which USPI's Board of Directors may grant non-qualified or incentive stock options to selected employees, officers, and directors of USPI. The Plan authorizes grants of options to purchase up to 2,000,000 shares of par value $.01 common stock. The Board of Directors or a designated committee shall have the sole authority to determine which employees receive grants, the type of grant to be received, vesting period and all other option terms. Incentive stock options granted generally have an option price no less than 100% of the fair market value of the common stock on the date of grant with the term not to exceed ten years.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    In December 2000, the Company granted approximately 333,333 options to employees. In connection with this option grant, the Company recorded a compensation charge in December 2000 for approximately $10,000, representing the difference between the option exercise price of $13.50 and the estimated fair value of the options based on the underwriter's share valuation of $15.00, multiplied by the options granted and considering the four-year vesting period. Amounts recognized as deferred compensation for this grant at December 31, 2000 totaled $494,969.

    At December 31, 2000, there were 500,187 shares available for grant under the Plan. The per share weighted-average fair values at date of grant for stock options granted during 2000, 1999 and 1998 were $5.52, $3.09 and $2.55, respectively and were estimated based on a Black Scholes valuation model, using the following assumptions:

                                                                            PERIOD FROM
                                                       YEARS ENDED       FEBRUARY 27, 1998
                                                        DECEMBER            (INCEPTION)
                                                           31,                   TO
                                                   -------------------      DECEMBER 31,
                                                     2000       1999            1998
                                                   --------   --------   ------------------
Expected life in years...........................     5.0       5.0              5.0
Interest rate....................................     5.0%      6.3%             6.0%
Dividend yield...................................     0.0%      0.0%             0.0%
Volatility.......................................    40.0%      0.0%             0.0%

    USPI applies APB Opinion No. 25 in accounting for its Plan whereby no compensation expense is recognized when options are granted at a price equal to the fair market value of the underlying stock on the date of grant. Had USPI determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, USPI's net loss would have resulted in the pro forma amounts indicated below:

                                                                     PERIOD FROM
                                                                  FEBRUARY 27, 1998
                                                                     (INCEPTION)
                                      YEARS ENDED DECEMBER 31,            TO
                                      -------------------------      DECEMBER 31,
                                         2000          1999              1998
                                      -----------   -----------   ------------------
Net loss
  As reported.......................  $(8,163,229)  $(6,843,790)     $(3,928,298)
  Pro forma.........................   (8,644,080)   (7,214,503)      (4,129,306)
Basic and diluted loss per share
  As reported.......................        (1.80)        (1.17)           (1.29)
  Pro forma.........................        (1.86)        (1.22)           (1.35)

    Stock option activity during 2000, 1999 and 1998 was as follows:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                            NUMBER     EXERCISE
                                                           OF SHARES    PRICE
                                                           ---------   --------
Balance at February 27, 1998.............................         --    $   --
  Granted................................................    761,100      8.40

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                                                       WEIGHTED
                                                                       AVERAGE
                                                            NUMBER     EXERCISE
                                                           OF SHARES    PRICE
                                                           ---------   --------
  Exercised..............................................         --        --
  Forfeited..............................................         --        --
  Expired................................................         --        --
                                                           ---------    ------
Balance at December 31, 1998.............................    761,100      8.40
  Granted................................................    219,166     11.10
  Exercised..............................................         --        --
  Forfeited..............................................   (123,333)     9.75
  Expired................................................         --        --
                                                           ---------    ------
Balance at December 31, 1999.............................    856,933      9.00
  Granted................................................    506,000     12.90
  Exercised..............................................     (5,000)     6.00
  Forfeited..............................................    (28,167)    10.68
  Expired................................................         --        --
                                                           ---------    ------
Balance at December 31, 2000.............................  1,329,766    $10.47
                                                           =========    ======
Shares exercisable at December 31, 1998..................     78,553    $ 6.00
Shares exercisable at December 31, 1999..................    236,273    $ 7.95
Shares exercisable at December 31, 2000..................    422,368    $ 8.55

    Exercise prices for options outstanding as of December 31, 2000, ranged from $6.00 to $15.00. The following table provides certain information with respect to stock options outstanding at December 31, 2000:

                                                                          WEIGHTED
                                                              WEIGHTED     AVERAGE
                                                   STOCK      AVERAGE     REMAINING
RANGE OF                                          OPTIONS     EXERCISE   CONTRACTUAL
EXERCISE PRICES                                 OUTSTANDING    PRICE        LIFE
---------------                                 -----------   --------   -----------
Under $10.50..................................     387,766     $ 6.00        7.43
$10.50-$15.00.................................     942,000     $12.30        8.91
                                                 ---------     ------        ----
                                                 1,329,766     $10.47        8.48
                                                 =========     ======        ====

    The following table provides certain information with respect to stock options exercisable at December 31, 2000:

RANGE OF                                           STOCK OPTIONS   WEIGHTED AVERAGE
EXERCISE PRICES                                     EXERCISABLE     EXERCISE PRICE
---------------                                    -------------   ----------------
Under $10.50.....................................     230,660           $ 6.00
$10.50-$15.00....................................     191,708           $11.64
                                                      -------           ------
                                                      422,368           $ 8.55
                                                      =======           ======

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

(13) LOSS PER SHARE

    Basic and diluted loss per common share are based on the weighted average number of common shares outstanding. Convertible preferred stock, convertible debt and outstanding options and warrants to purchase shares have not been included in the computation of loss per common share because the effect would be anti-dilutive. Net loss attributable to common stockholders and net loss per common share include preferred stock dividends for purposes of this computation.

    The potential common stock amounts listed below were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented.

                                                                                  PERIOD FROM
                                                                                 FEBRUARY 27,
                                                                                     1998
                                                                                  (INCEPTION)
                                                     YEARS ENDED DECEMBER 31,       THROUGH
                                                     -------------------------   DECEMBER 31,
                                                        2000          1999           1998
                                                     -----------   -----------   -------------
Stock options......................................   1,329,766       856,933        761,100
Warrants...........................................     300,000        33,333             --
Convertible subordinated debt......................     313,070       313,070             --
Series C preferred stock...........................   1,880,644            --             --

(14) SEGMENT DISCLOSURES

    USPI has adopted Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED
    INFORMATION(SFAS 131). SFAS 131 establishes standards for reporting information about operating segments in annual financial statements. USPI's business is the operation of surgery centers, private surgical hospitals and related businesses in the United States, Spain and the United Kingdom. USPI's chief operating decision maker, as that term is defined in the accounting standard, regularly reviews financial information about its surgery centers and private surgical hospitals for assessing performance and allocating resources both domestically and abroad. Accordingly, USPI's reportable segments consist of (1) U.S. based facilities, (2) Spain based facilities, and (3) U.K. based facilities (beginning with USPI's acquisition of Aspen in April 2000, as discussed in Note 2).

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                                                        UNITED
2000                                       U.S.          SPAIN         KINGDOM          TOTAL
----                                   ------------   ------------   ------------   -------------
Net patient service revenue..........  $ 50,143,152   $ 57,115,904   $ 26,228,757   $ 133,487,813
Other revenue........................     3,366,479      1,553,964             --       4,920,443
                                       ------------   ------------   ------------   -------------
    Total revenues...................  $ 53,509,631   $ 58,669,868   $ 26,228,757   $ 138,408,256
                                       ============   ============   ============   =============
Depreciation and amortization........  $  5,316,657   $  6,334,580   $  2,486,447   $  14,137,684
Operating income.....................     3,835,160        446,052      3,368,134       7,649,346
Net interest income (expense)........    (7,335,217)    (1,421,276)    (2,871,612)    (11,628,105)
Total assets.........................   111,549,421    121,727,360     97,118,798     330,395,579
Capital expenditures.................     5,614,392     27,719,754      2,471,917      35,806,063

1999                                                      U.S.          SPAIN         TOTAL
----                                                  ------------   -----------   ------------
Net patient service revenue.........................  $ 18,050,768   $45,719,000   $ 63,769,768
Other revenue.......................................     5,322,816     1,320,000      6,642,816
                                                      ------------   -----------   ------------
    Total revenues..................................  $ 23,373,584   $47,039,000   $ 70,412,584
                                                      ============   ===========   ============
Depreciation and amortization.......................  $  2,701,448   $ 5,174,000   $  7,875,448
Operating income (loss).............................    (3,545,137)      448,000     (3,097,137)
Net interest income (expense).......................      (606,710)   (2,209,000)    (2,815,710)
Total assets........................................   100,268,233    76,435,000    176,703,233
Capital expenditures................................     2,913,901     9,891,791     12,805,692

1998                                                       U.S.          SPAIN         TOTAL
----                                                    -----------   -----------   ------------
Net patient service revenue...........................  $ 1,719,092   $17,397,000   $ 19,116,092
Other revenue.........................................      200,979     1,255,000      1,455,979
                                                        -----------   -----------   ------------
    Total revenues....................................  $ 1,920,071   $18,652,000   $ 20,572,071
                                                        ===========   ===========   ============
Depreciation and amortization.........................  $   315,123   $ 1,700,000   $  2,015,123
Operating loss........................................   (1,849,844)   (2,380,874)    (4,230,718)
Net interest income (expense).........................      696,656      (472,000)       224,656
Total assets..........................................   43,142,402    81,650,000    124,792,402
Capital expenditures..................................      405,055     3,543,696      3,948,751

(15) COMMITMENTS AND CONTINGENCIES

    (A) RESTRICTED CASH

       As discussed in Note 2, approximately $1.7 million and $13.1 million in cash remained in escrow at December 31, 2000 and 1999, respectively, related to the Day-Op transactions. These amounts are reported as restricted cash in the accompanying balance sheets.

    (B) FINANCIAL GUARANTEES

       As of December 31, 2000, USPI had issued guarantees aggregating $700,000 on borrowings of unconsolidated affiliated companies. No amount has been accrued for USPI's obligation under these guaranty arrangements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       As of December 31, 2000, USPE had issued guarantees on certain acquisitions in the amount of $3.7 million. Long-term investments of approximately $3.7 million at December 31, 2000 have been pledged as security for these guarantees. USPE has also received guarantees in the amount of $2.9 million from the sellers of certain acquisitions regarding potential liabilities at the date of acquisition. Approximately
       $1.5 million of these guarantees received by USPE remained outstanding at December 31, 2000.

    (C) GENERAL AND PROFESSIONAL LIABILITY

       In its normal course of business, USPI is subject to claims and lawsuits relating to patient treatment. USPI believes that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its consolidated financial statements.

    (D) SELF INSURANCE

       The Company is self-insured for healthcare for its U.S. employees up to predetermined amounts above which third party insurance applies. We believe that the accruals established at December 31, 2000, which were estimated based on actual employee health claim patterns, adequately provide for our exposure under this arrangement.

    (E) EMPLOYMENT AGREEMENTS

       On November 1, 2000, the Company entered into a four-year employment agreement with Donald E. Steen that provides that he will serve as the Company's chairman and chief executive officer. The employment agreement provides for annual base compensation of $400,000. Mr. Steen is also eligible for a performance bonus of up to 100% of his annual base salary. During any time when Mr. Steen is no longer serving as chief executive officer and therefore, only serving as chairman, his annual base salary will be reduced by $100,000. The employment agreement provides that, at any time after November 1, 2002, Mr. Steen is entitled to resign and that the Company's board of directors is entitled to remove Mr. Steen from his position as chief executive officer, but not as chairman of the board of directors. In the event that the Company terminates the employment agreement other than for cause, Mr. Steen would be entitled to receive his annual base salary for the balance of the term of the employment agreement plus the average annual bonus, if any, awarded to Mr. Steen for the prior two calendar years until the later of 12 months following termination or the expiration of the initial four-year term of the agreement. The employment agreement further provides that all of Mr. Steen's stock options automatically become fully vested if the Company terminates the agreement for any reason other than for cause.

       On January 1, 2001, the Company entered into a two-year employment agreement, which renews for successive one year terms unless terminated by either party, with William H. Wilcox that provides that he will serve as the Company's president. The employment agreement provides for annual base compensation of $350,000. Mr. Wilcox is also eligible for a performance bonus of up to 100% of his annual base salary. In the event the Company terminates the employment agreement other than for cause, Mr. Wilcox would be entitled to receive his annual base salary for the balance of the term of the employment agreement plus the average annual bonus, if any, awarded to Mr. Wilcox for the prior two calendar years until the later of 12 months following termination or the expiration of the initial two-year term of

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

       the agreement. The employment agreement further provides that if the Company terminates the agreement for any reason other than for cause all of Mr. Wilcox's stock options automatically become fully vested.

    (F) LETTER OF CREDIT

       In connection with a lease agreement the Company funded a Letter of Credit in the amount of $619,000 during 1999 which the lessor may draw down in accordance with the terms of the lease agreement. Draws totaling $300,000 were made during 2000. Amounts of $319,000 and $619,000 were included in other assets in the accompanying 2000 and 1999 balance sheets, respectively.

(16) SUBSEQUENT EVENTS

    In February 2001, the Company acquired OrthoLink Physicians Corporation (OrthoLink) by issuing 3,390,939 shares of the Company's common stock for all of the outstanding capital stock of OrthoLink. In connection with this acquisition, the Company assumed approximately $46 million of notes payable and $10 million in capital lease obligations. In addition, the Company assumed options to purchase shares of OrthoLink common stock that the Company converted into options for the right to purchase 604,663 shares of USPI common stock. This acquisition was accounted for as a purchase and resulted in goodwill of approximately $8,000,000.

    Effective February 1, 2001, the Company invested additional cash in THVG 2, which acquired a 79.4% interest in Valley View Surgery Center, an short-stay surgery center the Company had managed since 1998, for $5.6 million in cash.

    2001 EQUITY-BASED COMPENSATION PLAN

    USPI adopted a 2001 Equity-Based Compensation Plan on February 13, 2001. At any given time in the number of shares of common stock issued under the plan plus the number of shares of common stock issuable upon the exercise of all outstanding awards under the plan and USPI's 1998 stock option plan may not exceed the lesser of 300,000,000 shares or 12.5% of the total number of shares of common stock then outstanding, assuming the exercise of all outstanding options and warrants.

    The plan provides for grants of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to USPI employees, including officers and employee-directors, and for grants of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentive awards to USPI employees, consultants and nonemployee directors.

    EMPLOYEE STOCK PURCHASE PLAN

    USPI adopted an Employee Stock Purchase Plan on February 13, 2001. The plan provides for the grant of stock options to selected eligible employees. Any eligible employee may elect to participate in the plan by authorizing USPI's options and compensation committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by USPI's options and compensation committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

    amount eligible compensation established by the Company from which the deduction is made. The Company has reserved 500,000 shares of common stock for this plan.

    PROPOSED ACQUISITIONS

    USPE has a nonbinding letter of intent to acquire Clinica Esperanza de Triana, S.A., a private hospital in Seville, Spain for approximately
    $20 million. Negotiations are ongoing and USPE is currently performing due diligence. Management anticipates a decision on this acquisition by May 2001.

    STOCK OPTIONS

    Effective as of February 1, 2001, the Company granted options to purchase 66,666 shares of common stock to William H. Wilcox. The exercise price of the options is equal to the initial public offering price. If an earnings per share target is met by the Company in 2001, options with respect to 8,333 shares will vest on December 31 of each of 2003, 2004, 2005 and 2006. If an earnings per share target is met by the Company in 2002, options with respect to 11,111 shares will vest on December 31 of each of 2003, 2004 and 2005. If the earnings per share targets are not met by the Company in 2001 and 2002, all of the options become exercisable on February 1, 2007.

    REVERSE STOCK SPLIT

    On February 13, 2001, the Board of Directors authorized a stock split to be determined based upon the recommendation of the Company's underwriters in connection with the Company's IPO. On April 4, 2001, the Company's underwriters recommended a one-for-three reverse stock split to be effected upon the effective date of the registration statement of the Company's IPO. Accordingly, the effect of the reverse stock split has been retroactively reflected in the consolidated financial statements and notes thereto including weighted average share and per share amounts.

(17) LIQUIDITY

    The Company has reached the limits of its current financing arrangements. Additionally, Global defaulted on certain of its debt covenants at December 31, 2000 with its commercial lender. The Company's actions and plans to address its liquidity are as follows:

       - Global received a waiver from its commercial lender as of December 31, 2000 as a result of USPI and WCAS agreeing to support the operations of Global. The lender agreed to amend a covenant effective March 31, 2001 whereby Global was in compliance with its covenants at March 31, 2001 (as amended). Global believes it is probable that it will be in compliance with its covenants at June 30, 2001 and throughout fiscal 2001 and beyond.

       - Finalized a $10,000,000 increase in the revolving line of credit that originated June 29, 1999, which amount is guaranteed by WCAS.

       - Initiated negotiations for a $50 million credit facility.

       - Finalize its IPO for net proceeds of $115.6 million.

    In the event the $50 million credit facility and the IPO are not consummated, the Company has received representation from WCAS that WCAS has the ability and intent to support the financing requirements of the Company and its subsidiaries through June 30, 2002 to the extent required.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

(18) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

    The following information is presented as required by regulations of the Securities and Exchange Commission in connection with the Company's offering of debt that would be publicly traded. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the consolidated financial statements are fully interdependent and integrated. Accordingly, the operating results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis. Revenues and operating expenses of the separate legal entities include intercompany charges for management and other services.

    The $150 million 10% Senior Subordinated Notes due 2011, to be issued by USPI's wholly-owned subsidiary, United Surgical Partners Holdings, Inc., are guaranteed by USPI and USPI's wholly-owned subsidiaries domiciled in the United States. USPI's investees in Spain and the United Kingdom are not guarantors of the obligation. USPI's investees in the United States in which USPI owns less than 100% are not guarantors of the obligation. The financial positions and results of operations (below, in thousands) of the respective guarantors are based upon the guarantor relationship as of the end of the year and respective interim periods.

CONDENSED CONSOLIDATING BALANCE SHEETS:

                                               USPI AND
                                             WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
AS OF DECEMBER 31, 2000                    U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
-----------------------------------------  -----------------   -----------------   -------------   ------------
ASSETS:
Current assets:
Cash and cash equivalents................       $    765           $  2,686          $      --       $  3,451
Restricted cash..........................          1,731                 --                 --          1,731
Patient receivables, net.................             --             20,955               (160)        20,795
Other receivables........................         14,710              1,087            (12,623)         3,174
Inventories of supplies..................            209              4,459                 --          4,668
Prepaids and other current assets........            713              2,368                 --          3,081
                                                --------           --------          ---------       --------
  Total current assets...................         18,128             31,555            (12,783)        36,900
Property and equipment, net..............          7,609            158,225               (639)       165,195
Investments in affiliates................         86,880                 29            (79,631)         7,278
Intangible assets, net...................         36,306             79,302             (1,184)       114,424
Other assets.............................         48,099              6,364            (47,864)         6,599
                                                --------           --------          ---------       --------
  Total assets...........................       $197,022           $275,475          $(142,101)      $330,396
                                                ========           ========          =========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable.........................       $    402           $ 25,454          $  (9,505)      $ 16,351
Accrued expenses.........................          8,728             15,978                141         24,847
Current portion of long-term debt........             53             11,797             42,065         53,915
                                                --------           --------          ---------       --------
  Total current liabilities..............          9,183             53,229             32,701         95,113
Long-term debt...........................         79,369            147,739            (93,256)       133,852
Other liabilities........................            457             10,766               (182)        11,041
Minority interests.......................             --              4,947              3,827          8,774
Redeemable preferred stock...............         32,819                 --                 --         32,819
Stockholders' equity.....................         75,194             58,794            (85,191)        48,797
                                                --------           --------          ---------       --------
  Total liabilities and stockholders'
  equity.................................       $197,022           $275,475          $(142,101)      $330,396
                                                ========           ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                               USPI AND
                                             WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
AS OF DECEMBER 31, 1999                    U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
-----------------------------------------  -----------------   -----------------   -------------   ------------
ASSETS:
Current assets:
Cash and cash equivalents................       $    470           $  3,246          $      --       $  3,716
Restricted cash..........................         13,100                 --                 --         13,100
Patient receivables, net.................             --             11,801                 --         11,801
Other receivables........................          3,514              1,574             (1,756)         3,332
Inventories of supplies..................            146              2,475                 --          2,621
Prepaids and other current assets........            409              2,903                 --          3,312
                                                --------           --------          ---------       --------
  Total current assets...................         17,639             21,999             (1,756)        37,882
Property and equipment, net..............          3,821             54,836                761         59,418
Investments in affiliates................         62,484                429            (55,032)         7,881
Intangible assets, net...................         30,285             40,754             (1,162)        69,877
Other assets.............................         31,978              1,106            (31,439)         1,645
                                                --------           --------          ---------       --------
  Total assets...........................       $146,207           $119,124          $ (88,628)      $176,703
                                                ========           ========          =========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable.........................       $    733           $ 10,845          $  (1,756)      $  9,822
Accrued expenses.........................          2,655              5,586                (33)         8,208
Current portion of long-term debt........          1,769              7,742               (120)         9,391
                                                --------           --------          ---------       --------
  Total current liabilities..............          5,157             24,173             (1,909)        27,421
Long-term debt...........................         45,407             49,053            (31,168)        63,292
Other liabilities........................            364              6,096                 --          6,460
Minority interests.......................             --              3,906              3,013          6,919
Redeemable preferred stock...............         36,040                 --                 --         36,040
Stockholders' equity.....................         59,239             35,896            (58,564)        36,571
                                                --------           --------          ---------       --------
  Total liabilities and stockholders'
  equity.................................       $146,207           $119,124          $ (88,628)      $176,703
                                                ========           ========          =========       ========

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:

                                               USPI AND
                                             WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
YEAR ENDED DECEMBER 31, 2000               U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
-----------------------------------------  -----------------   -----------------   -------------   ------------
Revenues.................................       $  5,590           $136,394          $  (3,576)      $138,408
Operating expenses, excluding
  depreciation and amortization..........         11,406            109,059             (3,844)       116,621
Depreciation and amortization............          2,043             12,135                (40)        14,138
                                                --------           --------          ---------       --------
Operating income (loss)..................         (7,859)            15,200                308          7,649
Interest expense, net....................         (3,127)            (8,517)                16        (11,628)
Other income (expense)...................            499             (3,251)             1,970           (782)
                                                --------           --------          ---------       --------
Income (loss) before minority
  interests..............................        (10,487)             3,432              2,294         (4,761)
Minority interests in income of
  consolidated subsidiaries..............             --             (1,358)              (974)        (2,332)
Income (loss) before income taxes........        (10,487)             2,074              1,320         (7,093)
Income tax (expense) benefit.............           (223)              (847)                --         (1,070)
                                                --------           --------          ---------       --------
Net income (loss)........................       $(10,710)          $  1,227          $   1,320       $ (8,163)
                                                ========           ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                                       USPI AND
                                                     WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
YEAR ENDED DECEMBER 31, 1999                       U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
-------------------------------------------------  -----------------   -----------------   -------------   ------------
Revenues.........................................       $  5,551           $ 65,603          $    (741)      $ 70,413
Operating expenses, excluding depreciation and
  amortization...................................         10,976             55,558               (899)        65,635
Depreciation and amortization....................          1,557              6,293                 25          7,875
                                                        --------           --------          ---------       --------
Operating income (loss)..........................         (6,982)             3,752                133         (3,097)
Interest expense, net............................             45             (2,865)                 4         (2,816)
Other income (expense)...........................            (83)            (4,033)             3,754           (362)
                                                        --------           --------          ---------       --------
Income (loss) before minority interests..........         (7,020)            (3,146)             3,891         (6,275)
Minority interests in (income) loss of
  consolidated subsidiaries......................             --               (187)                69           (118)
Income (loss) before income taxes................         (7,020)            (3,333)             3,960         (6,393)
Income tax (expense) benefit.....................             10               (454)                (7)          (451)
                                                        --------           --------          ---------       --------
Net income (loss)................................       $ (7,010)          $ (3,787)         $   3,953       $ (6,844)
                                                        ========           ========          =========       ========

PERIOD FROM FEBRUARY 27, 1998 (INCEPTION) TO
DECEMBER 31, 1998
-------------------------------------------------
Revenues.........................................       $    304           $ 20,374          $    (106)      $ 20,572
Operating expenses, excluding depreciation and
  amortization...................................          2,276             18,437              2,075         22,788
Depreciation and amortization....................            262              1,753                 --          2,015
                                                        --------           --------          ---------       --------
Operating income (loss)..........................         (2,234)               184             (2,181)        (4,231)
Interest income (expense), net...................            708               (483)                --            225
Other income (expense)...........................            (56)              (954)               764           (246)
                                                        --------           --------          ---------       --------
Income (loss) before minority interests..........         (1,582)            (1,253)            (1,417)        (4,252)
Minority interests in (income) loss of
  consolidated subsidiaries......................             --                (83)               106             23
Income (loss) before income taxes................         (1,582)            (1,336)            (1,311)        (4,229)
Income tax (expense) benefit.....................             --                301                 --            301
                                                        --------           --------          ---------       --------
Net income (loss)................................       $ (1,582)          $ (1,035)         $  (1,311)      $ (3,928)
                                                        ========           ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS:

                                                       USPI AND
                                                     WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
YEAR ENDED DECEMBER 31, 2000                       U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
-------------------------------------------------  -----------------   -----------------   -------------   ------------
Cash flows from operating activities:
Net income (loss)................................       $(10,710)          $  1,226          $   1,321       $ (8,163)
Changes in operating and intercompany assets and
  liabilities and noncash items included in net
  income (loss)..................................           (634)            21,104             (1,304)        19,166
                                                        --------           --------          ---------       --------
Net cash provided by (used in) operating
  activities.....................................        (11,344)            22,330                 17         11,003

Cash flows from investing activities:
Sales (purchases) of property and equipment,
  net............................................         (4,233)             4,719                 --            486
Purchases of new businesses......................        (42,942)           (65,581)            25,239        (83,284)
Other items......................................          4,100             (3,703)             7,336          7,733
                                                        --------           --------          ---------       --------
  Net cash provided by (used in) investing
  activities.....................................        (43,075)           (64,565)            32,575        (75,065)

Cash flows from financing activities:
Long-term borrowings, net........................         33,750             17,358             (7,336)        43,772
Proceeds from issuance of common stock...........          5,069             25,239            (25,239)         5,069
Other items......................................         15,895             (1,545)                --         14,350
                                                        --------           --------          ---------       --------
  Net cash provided by (used in) financing
  activities.....................................         54,714             41,052            (32,575)        63,191

Effect of exchange rate changes on cash..........             --                623                (17)           606
Net increase (decrease) in cash..................            295               (560)                --           (265)
Cash at the beginning of the year................            470              3,246                 --          3,716
                                                        --------           --------          ---------       --------
Cash at the end of the year......................       $    765           $  2,686          $      --       $  3,451
                                                        ========           ========          =========       ========

YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------
Cash flows from operating activities:
Net income (loss)................................       $ (7,011)          $ (3,787)         $   3,954       $ (6,844)
Changes in operating and intercompany assets and
  liabilities and noncash items included in net
  income (loss)..................................          9,622              5,490             (3,954)        11,158
                                                        --------           --------          ---------       --------
Net cash provided by (used in) operating
  activities.....................................          2,611              1,703                 --          4,314

Cash flows from investing activities:
Purchases of property and equipment, net.........         (2,868)            (9,940)                --        (12,808)
Purchases of new businesses......................        (36,960)            (2,427)             3,525        (35,862)
Other items......................................         (6,472)             1,157              6,472          1,157
                                                        --------           --------          ---------       --------
  Net cash provided by (used in) investing
  activities.....................................        (46,300)           (11,210)             9,997        (47,513)

Cash flows from financing activities:
Long-term borrowings, net........................         40,627              7,492             (6,472)        41,647
Proceeds from issuance of common stock...........             --              3,525             (3,525)            --
Other items......................................            506                 --                 --            506
                                                        --------           --------          ---------       --------
  Net cash provided by (used in) financing
  activities.....................................         41,133             11,017             (9,997)        42,153

Effect of exchange rate changes on cash..........             --               (203)                --           (203)
Net increase (decrease) in cash..................         (2,556)             1,307                 --         (1,249)
Cash at the beginning of the year................          3,026              1,939                 --          4,965
                                                        --------           --------          ---------       --------
Cash at the end of the year......................       $    470           $  3,246          $      --       $  3,716
                                                        ========           ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

                                                       USPI AND
PERIOD FROM FEBRUARY 27, 1998 (INCEPTION) TO         WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
DECEMBER 31, 1998                                  U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
-------------------------------------------------  -----------------   -----------------   -------------   ------------
Cash flows from operating activities:
Net loss.........................................       $ (1,582)          $ (1,036)         $  (1,310)      $ (3,928)
Changes in operating and intercompany assets and
  liabilities and noncash items included in net
  loss...........................................         (3,391)             6,630              1,310          4,549
                                                        --------           --------          ---------       --------
Net cash provided by (used in) operating
  activities.....................................         (4,973)             5,594                 --            621

Cash flows from investing activities:
Purchases of property and equipment, net.........           (270)            (3,679)                --         (3,949)
Purchases of new businesses......................        (26,300)           (47,416)             7,500        (66,216)
Other items......................................        (52,875)               424             39,776        (12,675)
                                                        --------           --------          ---------       --------
  Net cash provided by (used in) investing
  activities.....................................        (79,445)           (50,671)            47,276        (82,840)

Cash flows from financing activities:
Long-term borrowings, net........................          1,493             39,530            (39,776)         1,247
Proceeds from issuance of common stock...........         54,751              7,500             (7,500)        54,751
Other items......................................         31,200                (50)                --         31,150
                                                        --------           --------          ---------       --------
  Net cash provided by (used in) financing
  activities.....................................         87,444             46,980            (47,276)        87,148

Effect of exchange rate changes on cash..........             --                 36                 --             36
Net increase (decrease) in cash..................          3,026              1,939                 --          4,965
Cash at inception................................             --                 --                 --             --
                                                        --------           --------          ---------       --------
Cash at the end of the year......................       $  3,026           $  1,939          $      --       $  4,965
                                                        ========           ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   DECEMBER 31, 2000
                                                              SEPTEMBER 30, 2001       RESTATED
                                                              ------------------   -----------------
                                                                 (UNAUDITED)
                           ASSETS
Cash and cash equivalents...................................       $ 15,572            $  3,451
Restricted cash.............................................             --               1,731
Patient receivables, net of allowance for doubtful accounts
  of $4,305 and $3,666 respectively.........................         25,113              20,795
Other receivables...........................................         37,990               3,174
Inventories.................................................          5,681               4,668
Prepaids and other current assets...........................          6,989               3,081
                                                                   --------            --------
    Total current assets....................................       $ 91,345            $ 36,900

Property and equipment, net.................................        207,006             165,195
Investments in affiliates...................................         13,619               7,278
Intangible assets, net......................................        177,444             114,424
Other assets................................................          7,117               6,599
                                                                   --------            --------
    Total assets............................................       $496,531            $330,396
                                                                   ========            ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................       $ 16,689            $ 16,351
Accrued salaries and benefits...............................         12,943               4,886
Due to affiliates...........................................          5,277                  --
Accrued interest............................................          3,578               5,211
Current portion of long-term debt...........................         11,951              53,915
Other accrued expenses......................................         15,607               8,674
Deferred tax liability, net.................................          5,550               6,076
                                                                   --------            --------
    Total current liabilities...............................       $ 71,595            $ 95,113
Long-term debt, less current portion........................        147,388             133,852
Other long-term liabilities.................................          3,221               3,461
Deferred tax liability, net.................................          6,933               7,580
                                                                   --------            --------
    Total liabilities.......................................       $229,137            $240,006
Minority interests..........................................         15,334               8,774
Redeemable preferred stock:
  Series A, $0.01 par value per share; 31,200 shares
    authorized, issued and outstanding at December 31, 2000;
    31,200 shares redeemed as of September 30, 2001.........             --              32,819
  Series D, $0.01 par value per share; 40,000 shares
    authorized; 20,000 and -0-shares issued and outstanding
    at September 30, 2001 and December 31, 2000,
    respectively............................................         20,597                  --

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   DECEMBER 31, 2000
                                                              SEPTEMBER 30, 2001       RESTATED
                                                              ------------------   -----------------
                                                                 (UNAUDITED)
Stockholders' equity:
  Series C convertible preferred stock, $0.01 par value;
    20,000 shares authorized; 18,750 shares issued and
    outstanding at December 31, 2000; 18,750 converted as of
    September 30, 2001......................................             --              19,747
  Common stock:
    Class A shares, $0.01 par value, 30,000,000 shares
      authorized; 7,785,678 shares outstanding at December
      31, 2000; all shares converted to common as of
      September 30, 2001....................................             --                  78
    Class B shares, $0.01 par value, 3,000,000 shares
      authorized; 333,333 shares outstanding at December 31,
      2000; all shares converted to common as of September
      30, 2001..............................................             --                   4
    Other, $0.01 par value; 200,000,000 shares authorized;
      24,292,452 and 170,046 shares issued and outstanding
      at September 30, 2001 and December 31, 2000,
      respectively..........................................            243                   2
  Additional paid-in capital................................        264,916              63,739
  Treasury stock, at cost, 136,965 shares at September 30,
    2001; 54,166 shares at December 31, 2000................         (1,819)               (344)
  Deferred compensation.....................................           (400)               (495)
  Receivables from sales of common stock....................         (2,598)             (2,973)
  Accumulated other comprehensive loss, net of tax..........        (13,940)            (12,026)
  Accumulated deficit.......................................        (14,939)            (18,935)
                                                                   --------            --------
    Total stockholders' equity..............................        231,463              48,797
                                                                   --------            --------
    Total liabilities and stockholders' equity..............       $496,531            $330,396
                                                                   ========            ========

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (UNAUDITED--IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED     NINE MONTHS ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                         -------------------   -------------------
                                                           2001       2000       2001       2000
                                                         --------   --------   --------   --------
Net patient service revenue............................  $51,829    $35,091    $150,113   $94,575
Management and administrative services revenue.........    7,202        531      18,731     1,552
Equity in earnings of unconsolidated affiliates........    1,269        156       4,134       487
Other income...........................................      483        405       1,537     1,318
                                                         -------    -------    --------   -------
    Total revenues.....................................   60,783     36,183     174,515    97,932
Salaries, benefits, and other employee costs...........   16,738     12,347      46,636    31,025
Medical services and supplies..........................   11,743      8,802      35,104    24,701
Other operating expenses...............................   11,596      5,991      32,392    16,151
General and administrative expenses....................    5,390      2,942      15,571     8,134
Provision for doubtful accounts........................      949        446       2,126     1,478
Depreciation and amortization..........................    7,239      3,805      19,190     9,866
                                                         -------    -------    --------   -------
    Total operating expenses...........................   53,655     34,333     151,019    91,355
                                                         -------    -------    --------   -------
    Operating income...................................    7,128      1,850      23,496     6,577
Interest income........................................      228        299         696       854
Interest expense.......................................   (3,407)    (2,935)    (13,734)   (8,819)
Other..................................................      (39)      (614)        (49)     (711)
                                                         -------    -------    --------   -------
    Total other expense, net...........................   (3,218)    (3,250)    (13,087)   (8,676)
    Income (loss) before minority interest.............    3,910     (1,400)     10,409    (2,099)
Minority interest in income of consolidated
  subsidiaries.........................................   (1,974)      (237)     (5,175)   (1,179)
                                                         -------    -------    --------   -------
    Income (loss) before income taxes..................    1,936     (1,637)      5,234    (3,278)
    Income tax benefit (expense).......................     (212)        30      (1,238)     (621)
                                                         -------    -------    --------   -------
    Net income (loss)..................................    1,724     (1,607)      3,996    (3,899)
Preferred stock dividends..............................     (503)      (936)     (2,251)   (5,018)
                                                         -------    -------    --------   -------
    Net income (loss) attributable to common
      stockholders.....................................  $ 1,221    $(2,543)   $  1,745   $(8,917)
                                                         =======    =======    ========   =======
Net income (loss) per share attributable to common
  stockholders
  Basic................................................  $  0.05    $ (0.32)   $   0.11   $ (1.16)
  Diluted..............................................  $  0.05    $ (0.32)   $   0.10   $ (1.16)
Weighted average number of common shares
  Basic................................................   24,285      7,912      16,458     7,703
  Diluted..............................................   25,480      7,912      17,374     7,703

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                           (UNAUDITED--IN THOUSANDS)

                                                               THREE MONTHS
                                                                   ENDED           NINE MONTHS ENDED
                                                               SEPTEMBER 30,         SEPTEMBER 30,
                                                            -------------------   -------------------
                                                              2001       2000       2001       2000
                                                            --------   --------   --------   --------
Net income (loss).........................................   $1,724    $(1,607)    $3,996    $ (3,899)
Other comprehensive income (loss), before taxes:
  Foreign currency translation adjustments................    7,462     (6,555)    (2,945)    (12,591)
  Income tax (expense) benefit related to other
    comprehensive income (loss)...........................   (2,612)     2,294      1,031       4,407
                                                             ------    -------     ------    --------
  Other comprehensive income (loss).......................    4,850     (4,261)    (1,914)     (8,184)
                                                             ------    -------     ------    --------
  Comprehensive income (loss).............................   $6,574    $(5,868)    $2,082    $(12,083)
                                                             ======    =======     ======    ========

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2001        2000
                                                              ---------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $   3,996     (3,899)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Provision for doubtful accounts.........................      2,126      1,478
    Depreciation and amortization...........................     19,190      9,866
    Amortization of discount on debt........................        236        184
    Equity in earnings of unconsolidated affiliates.........     (4,134)      (487)
    Minority interest in income of consolidated
    subsidiaries............................................      5,175      1,179
    Amortization of deferred compensation...................         95         --
    Increases (decreases) in cash from changes in operating
     assets and liabilities, net of effects from purchases
     of new businesses:
      Patient receivables...................................     (3,667)    (2,972)
      Other receivables.....................................      2,032     (1,499)
      Inventories of supplies, prepaids and other current
     assets.................................................       (454)    (2,053)
      Accounts payable and accrued expenses.................     (1,740)     3,316
      Other long-term liabilities...........................       (332)       713
                                                              ---------   --------
        Net cash provided by operating activities...........     22,523      5,826
                                                              ---------   --------
Cash flows from investing activities:
  Purchases of new businesses, net of cash received.........    (26,132)   (72,139)
  Purchases of property and equipment.......................    (15,706)   (12,241)
  Sales of property.........................................         --     17,379
  Increase in deposits......................................       (826)    (3,704)
  Increase in long-term note receivable.....................         --
  Cash released from escrow.................................      1,664     11,436
                                                              ---------   --------
        Net cash used in investing activities...............    (41,000)   (59,269)
                                                              ---------   --------
Cash flows from financing activities:
  Proceeds from long-term debt..............................     42,056     60,374
  Payments on long-term debt................................   (108,949)   (24,210)
  Proceeds from issuances of common stock...................    131,465      5,747
  Payments to repurchase common stock.......................       (104)        --
  Proceeds from issuance of preferred stock.................         --     18,743
  Payments to redeem preferred stock and dividends..........    (33,878)    (5,235)
  Distributions on investments in affiliates................         (6)     1,066
                                                              ---------   --------
        Net cash provided by financing activities...........     30,584     56,485
                                                              ---------   --------
Effect of exchange rate changes on cash.....................         14       (336)
                                                              ---------   --------
Net increase in cash and cash equivalents...................     12,121      2,706
Cash and cash equivalents at beginning of period............      3,451      3,716
                                                              ---------   --------
Cash and cash equivalents at end of period..................  $  15,572      6,422
                                                              =========   ========
Supplemental information:
  Interest paid.............................................     15,702      6,128
  Non-cash transactions:
    Debt issued for purchases of new businesses.............         --     54,012
    Sale of common stock for notes receivable from
    employees, net..........................................        315      1,076
    Common stock issued for purchases of new businesses.....     48,301         --
    Conversion of Series C convertible preferred stock to
     common stock...........................................     20,341         --
    Accrued dividends on preferred stock....................      1,510      5,018
    Conversion of Series B redeemable preferred stock to
     Class A common.........................................         --         70
    Assets acquired under capital lease obligations.........        562     18,128
    Conversion of subordinated notes to Series D preferred
     stock..................................................     20,000         --
    Conversion of subordinated note to common stock.........      3,287         --

          See accompanying notes to consolidated financial statements.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1) BASIS OF PRESENTATION

    United Surgical Partners International, Inc. and subsidiaries (USPI or the Company), a Delaware company, was formed in February 1998 for the primary purpose of ownership and operation of surgery centers, private surgical hospitals and related businesses in the United States and Western Europe. At September 30, 2001, USPI, headquartered in Dallas, Texas, operated thirty-five surgical facilities in the United States. Of these thirty-five facilities, USPI consolidates the results of seventeen, owns a minority equity interest in sixteen, which are accounted for under the equity method, and holds no ownership interest in the remaining two centers, which are operated by USPI under management contracts. In addition, United Surgical Partners Europe, S.L. (USPE), a company incorporated in Spain and wholly-owned by USPI, managed and owned a majority interest in six private surgical hospitals, two surgery centers, and one diagnostic facility in Spain at September 30, 2001. Global Healthcare Partners Limited (Global), a company incorporated in England and majority-owned by USPI, managed two wholly-owned private surgical hospitals in the United Kingdom at September 30, 2001.

    USPI is subject to changes in government legislation that could impact Medicare, Medicaid, and foreign government reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

    USPI maintains its books and records on the accrual basis of accounting, and the consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements and notes should be read in conjunction with the Company's Form 8-A which incorporates by reference the Company's Registration Statement on Form S-1. In addition, the accompanying financial statements reflect the consolidated results of Day-Op Center of Long Island, Inc., which was not consolidated in the Company's previously published consolidated financial statements for the periods from January 1, 2000 through June 30, 2001. On September 27, 2001, the Company filed a Form 8-K reflecting the restatement of its consolidated results for periods from January 1, 2000 through June 30, 2001 upon receiving a communication from the Securities and Exchange Commission indicating that, based on the facts and circumstances presented by the Company, Day-Op Center of Long Island, Inc. must be consolidated pursuant to an interpretation of EITF 97-2.

    It is management's opinion that the accompanying consolidated financial statements reflect all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the results for the interim period and the comparable period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

(2) ACQUISITIONS

    On February 12, 2001, the Company completed a merger with OrthoLink Physicians Corporation. The transaction was funded through the issuance of 3,390,939 shares of common stock to OrthoLink stockholders. As of February 12, 2001, OrthoLink held a direct or indirect ownership interest in eight surgery centers. The Company also held an ownership interest in and managed one of these centers. OrthoLink managed six of the eight surgery centers in which it held an ownership interest and managed two additional surgery centers in which it had no ownership interest. As a result of this merger, the Company also provides specialized management services

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

    for hospitals and has service agreements with fourteen physician groups in six states. The Company's physician practice management operations are not, and are not expected to be in the future, a material part of its business.

    During July 2001, the Company invested additional cash in THVG/HealthFirst, L.L.C. (THVG 2), one of the Company's two joint ventures with the Baylor Health System. Effective July 1, 2001 THVG 2 acquired a 58.05% interest in an short-stay surgery center in Fort Worth, Texas, for approximately
    $14.0 million in cash. In accordance with SFAS 142 (note 8), the goodwill related to this acquisition is not being amortized. THVG 2 had previously held no ownership but had operated the Fort Worth surgery center under a management contract. The Company consolidates the financial results of THVG 2.

    Following are the unaudited pro forma results for the nine months ended September 30, 2001 and 2000 as if the acquisitions of OrthoLink and the surgery center in Fort Worth occurred on January 1, 2000 (in thousands, except per share amounts):

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          -------------------
                                                            2001       2000
                                                          --------   --------
Net operating revenues..................................  $182,329   $129,370
Net income (loss).......................................     5,234     (1,633)
Net income (loss) attributable to common stockholders...     2,983     (6,651)
Basic earnings (loss) per share.........................      0.18      (0.60)
Diluted earnings (loss) per share.......................      0.17      (0.60)

(3) INITIAL PUBLIC OFFERING OF COMMON STOCK

    In June 2001, the Company received, after offering costs of $14.2 million, net proceeds of $130.7 million from an initial public offering (IPO) of 10,350,000 shares of its common stock, which included 1,350,000 shares attributable to the underwriters' exercise of their over-allotment option. Net proceeds of the offering were used to redeem $33.7 million of redeemable preferred stock, including accrued dividends, and to repay $91.3 million of bank indebtedness. The remaining $5.7 million, together with borrowings under the Company's U.S. credit agreement, was used to acquire the controlling interest in the surgery center in Fort Worth.

(4) LONG-TERM DEBT

    The Company used a portion of the proceeds of its IPO to repay all amounts outstanding under the Company's credit agreements with commercial lenders in the United States. Concurrent with these repayments, the existing agreements were terminated and the Company reached an agreement with another group of lenders, providing the Company with the ability to borrow up to $55 million at variable interest rates tied to Prime and LIBOR, based on the Company's existing debt levels. The new credit agreement matures June 13, 2004; interest is due at intervals ranging from one to six months from the date amounts are drawn under the agreement. At September 30, 2001, $14.8 million was outstanding under the agreement at an average interest rate of 6.99%.

    Baylor Health Services, which held a convertible subordinated note in the amount of approximately $3.3 million, converted the note to 313,069 shares of the Company's common stock immediately prior to the completion of the IPO. The Company's primary private investors waived their right to

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

    the mandatory prepayment of subordinated notes upon completion of an IPO, instead exchanging $20 million of 7% Senior Subordinated Notes for preferred stock (note 5).

(5) REDEEMABLE PREFERRED STOCK, SERIES A AND D

    The Company used a portion of the proceeds of its IPO to redeem all 31,200 outstanding shares of Series A redeemable preferred stock, including all accrued but unpaid dividends. USPI has authorized 40,000 shares of Series D redeemable preferred stock, 20,000 of which were issued upon the completion of the IPO in exchange for $20 million in principal amount of 7% Senior Subordinated Notes held by the Company's primary private investors. The Series D shares have a par value of $0.01, a stated liquidation preference of $1,000 per share plus accrued dividends, and are senior to all common shares. Dividends are paid-in-kind on a quarterly basis at an annual rate of 10% and accrue daily whether or not declared and whether or not funds are legally available for payment.

(6) EARNINGS PER SHARE

    Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of convertible preferred stock, convertible debt, and outstanding options and warrants, except where such effect would be antidilutive. Net income or loss attributable to common stockholders and net income or loss per common share include preferred stock dividends for purposes of this computation. The following table sets forth the computation of basic and diluted earnings per share for the quarters and nine months ended September 30, 2001 and 2000 (in thousands, except per share amounts):

                                                             THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                SEPTEMBER 30,         SEPTEMBER 30,
                                                             -------------------   -------------------
                                                               2001       2000       2001       2000
                                                             --------   --------   --------   --------
      Net income (loss) attributable to common
        shareholders.......................................  $ 1,221    $(2,543)    $1,745    $(8,917)
      Weighted average common shares outstanding...........   24,285      7,912     16,458      7,703
      Effect of dilutive securities:
        Stock options......................................      914         (A)       640         (A)
        Warrants...........................................      281         (A)       276         (A)
        Convertible subordinated debt......................       (B)        (A)        (A)        (A)
        Series C convertible preferred stock...............       (B)        (A)        (A)        (A)
                                                             -------    -------     ------    -------
      Shares used for diluted earnings (loss) per share....   25,480      7,912     17,374      7,703
                                                             =======    =======     ======    =======
      Basic earnings (loss) per share......................  $  0.05    $ (0.32)    $ 0.11    $ (1.16)
      Diluted earnings (loss) per share....................  $  0.05    $ (0.32)    $ 0.10    $ (1.16)

--------------

    (A) No incremental shares are included because the effect would be antidilutive.

    (B) Securities were settled for cash or stock during the quarter ended June 30, 2001.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

    The potential common stock amounts listed below represent securities that could potentially dilute basic earnings per share in the future that were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented:

                                                                THREE MONTHS         NINE MONTHS ENDED
                                                          ENDED SEPTEMBER 30, 2000   SEPTEMBER 30, 2000
                                                          ------------------------   ------------------
      Stock options.....................................         3,008,300               3,008,300
      Warrants..........................................           300,000                 300,000
      Convertible subordinated debt.....................           313,069                 313,069
      Series C convertible preferred stock..............         1,848,214               1,848,214

(7) SEGMENT DISCLOSURE

    USPI has adopted Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION
    (SFAS 131). SFAS 131 establishes standards for reporting information about operating segments in financial statements. USPI's business is the operation of surgery centers, private surgical hospitals and related businesses in the United States and Western Europe. USPI's chief operating decision maker, as that term is defined in the accounting standard, regularly reviews financial information about its surgery centers and private surgical hospitals for assessing performance and allocating resources both domestically and abroad. Accordingly, USPI's reportable segments consist of (1) U.S. based facilities and (2) Western Europe based facilities, including those in Spain and the United Kingdom (beginning with USPI's April 2000 acquisition of Aspen Healthcare Holdings, Limited in the United Kingdom).

                                                                                     WESTERN EUROPE
                                                                             ------------------------------
                                                                                                   WESTERN
                                                                                         UNITED     EUROPE
      THREE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)             U.S.      SPAIN     KINGDOM     TOTAL      TOTAL
      ----------------------------------------------------------  --------   --------   --------   --------   --------
      Net patient service revenue...............................  $27,440    $14,799    $ 9,590    $24,389    $ 51,829
      Other revenue.............................................    8,498        456         --        456       8,954
                                                                  -------    -------    -------    -------    --------
      Total revenues............................................  $35,938    $15,255    $ 9,590    $24,845    $ 60,783
                                                                  =======    =======    =======    =======    ========
      Depreciation and amortization.............................  $ 4,088    $ 2,228    $   923    $ 3,151    $  7,239
      Operating income (loss)...................................    7,691     (1,965)     1,402       (563)      7,128
      Net interest expense......................................   (1,811)      (681)      (687)    (1,368)     (3,179)
      Total assets..............................................  319,732    117,142     59,657    176,799     496,531
      Capital expenditures......................................    2,894        417      1,366      1,783       4,677
                                                                  -------    -------    -------    -------    --------
      THREE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)
      ----------------------------------------------------------
      Net patient service revenue...............................  $13,368    $13,226    $ 8,497    $21,723    $ 35,091
      Other revenue.............................................      754        338         --        338       1,092
                                                                  -------    -------    -------    -------    --------
      Total revenues............................................  $14,122    $13,564    $ 8,497    $22,061    $ 36,183
                                                                  =======    =======    =======    =======    ========
      Depreciation and amortization.............................  $ 1,474    $ 1,496    $   835    $ 2,331    $  3,805
      Operating income (loss)...................................    1,594       (879)     1,135        256       1,850
      Net interest income (expense).............................   (2,216)       552       (972)      (420)     (2,636)
      Total assets..............................................  113,398     88,472     90,885    179,357     292,755
      Capital expenditures......................................    2,771     12,218        631     12,849      15,620
                                                                  -------    -------    -------    -------    --------

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                                                                     WESTERN EUROPE
                                                                             ------------------------------
                                                                                                   WESTERN
                                                                                         UNITED     EUROPE
      NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)              U.S.      SPAIN     KINGDOM     TOTAL      TOTAL
      ----------------------------------------------------------  --------   --------   --------   --------   --------
      Net patient service revenue...............................  $69,817    $51,479    $28,817    $80,296    $150,113
      Other revenue.............................................   23,055      1,347         --      1,347      24,402
                                                                  -------    -------    -------    -------    --------
      Total revenues............................................  $92,872    $52,826    $28,817    $81,643    $174,515
                                                                  =======    =======    =======    =======    ========
      Depreciation and amortization.............................  $10,536    $ 6,046    $ 2,608    $ 8,654    $ 19,190
      Operating income..........................................   17,962        651      4,883      5,534      23,496
      Net interest expense......................................   (8,441)    (2,191)    (2,406)    (4,597)    (13,038)
      Total assets..............................................  319,732    117,142     59,657    176,799     496,531
      Capital expenditures......................................    8,353      2,015      5,900      7,915      16,268
                                                                  -------    -------    -------    -------    --------
      NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)
      ----------------------------------------------------------
      Net patient service revenue...............................  $36,364    $40,998    $17,213    $58,211    $ 94,575
      Other revenue.............................................    2,326      1,031         --      1,031       3,357
                                                                  -------    -------    -------    -------    --------
      Total revenues............................................  $38,690    $42,029    $17,213    $59,242    $ 97,932
                                                                  =======    =======    =======    =======    ========
      Depreciation and amortization.............................  $ 3,872    $ 4,333    $ 1,661    $ 5,994    $  9,866
      Operating income..........................................    3,568        412      2,597      3,009       6,577
      Net interest expense......................................   (5,320)      (719)    (1,926)    (2,645)     (7,965)
      Total assets..............................................  113,398     88,472     90,885    179,357     292,755
      Capital expenditures......................................    5,340     23,813      1,216     25,029      30,369

(8) NEW ACCOUNTING PRONOUNCEMENTS

    On July 20, 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS (SFAS 141), and No. 142, ACCOUNTING FOR GOODWILL AND OTHER INTANGIBLE ASSETS (SFAS 142). Under SFAS 141, all business combinations initiated after June 30, 2001 will be accounted for using the purchase method of accounting; the use of the pooling-of-interests method of accounting will be prohibited. We adopted this standard on January 1, 2002, and it did not have a material effect on the Company's financial position or results of operations.

    SFAS 142 eliminates the amortization of goodwill. Under SFAS 142, the carrying amount of goodwill should be tested for impairment at least annually at the reporting unit level, as defined, and will be reduced only if it is found to be impaired or is associated with assets sold or otherwise disposed of. SFAS 142 is effective for fiscal years beginning after December 15, 2001 except that SFAS 142 requires the cessation of goodwill amortization resulting from acquisitions consummated subsequent to June 30, 2001. We adopted this standard on January 1, 2002 and are assessing its impact including the determination of reporting units and the methodology for testing intangible assets for impairment. The table below shows the Company's net income (loss) for the quarters ended September 30, 2001 and 2000 on a pro forma basis as if the cessation of goodwill

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

    amortization required by the new standard had occurred July 1, 2000 (in thousands, except per share amounts):

                                                                THREE MONTHS
                                                                    ENDED           NINE MONTHS ENDED
                                                                SEPTEMBER 30,         SEPTEMBER 30,
                                                             -------------------   -------------------
                                                               2001       2000       2001       2000
                                                             --------   --------   --------   --------
      Net income (loss) attributable to common
        shareholders, as reported..........................   $1,221    $(2,543)   $ 1,745    $(8,917)
      Goodwill amortization, net of applicable income tax
        benefits...........................................    1,309        926      3,763      2,562
                                                              ------    -------    -------    -------
      Pro forma net income (loss) attributable to common
        shareholders.......................................   $2,530    $(1,617)   $ 5,508    $(6,355)
                                                              ======    =======    =======    =======
      Diluted earnings (loss) per share, as reported.......   $ 0.05    $ (0.32)   $  0.10    $ (1.16)
      Goodwill amortization, net of applicable income tax
        benefits...........................................     0.05       0.12       0.22       0.33
                                                              ------    -------    -------    -------
      Pro forma diluted earnings (loss) per share..........   $ 0.10    $ (0.20)   $  0.32    $ (0.83)
                                                              ======    =======    =======    =======

    In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (SFAS 143). SFAS 143 applies to legal obligations associated with the retirement of tangible, long-lived assets. SFAS 143 requires that all entities recognized the estimated fair value of an asset retirement obligation as a liability in the period in which it is incurred, if a reasonable estimate of fair value can be made. SFAS 143 also requires that all entities capitalized the associated asset retirement costs as part of the carrying amount of the long-lived asset. The Company must adopt
    SFAS 143 as of January 1, 2003. The Company does not believe that this standard will have a material effect on the Company's future financial position or results of operations.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144). SFAS 144 replaces SFAS
    No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and amends the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL, AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS. The following highlights the major changes:

    - ASSETS TO BE HELD AND USED--no longer required to allocate goodwill to the assets.

    - ASSETS TO BE DISPOSED OF BY ABANDONMENT--requires the revision of the depreciable life of the assets.

    - ASSETS TO BE DISPOSED OF EITHER BY EXCHANGE FOR SIMILAR PRODUCTIVE ASSETS OR DISTRIBUTION TO OWNERS IN A SPINOFF--requires the recognition of an impairment loss if the carrying amounts of the assets exceed their fair value.

    - ASSETS TO BE DISPOSED OF BY SALE--requires the remeasurement of the assets at either the carrying amount or the fair value, whichever is lower, with no further depreciation or amortization of the assets.

    - DISCONTINUED OPERATIONS--excludes future operating losses until realized; now includes discontinued "components of an entity," which has a broader definition than a segment.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

    The Company adopted SFAS 144 as of January 1, 2002 which did not have a material effect on the Company's financial position or results of operations.

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

    The following information is presented as required by regulations of the Securities and Exchange Commission in connection with the Company's offering of debt that would be publicly traded. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the consolidated financial statements are fully interdependent and integrated. Accordingly, the operating results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis. Revenues and operating expenses of the separate legal entities include intercompany charges for management and other services.

    The $150 million 10% Senior Subordinated Notes due 2011, to be issued by USPI's wholly-owned subsidiary, United Surgical Partners Holdings, Inc., are guaranteed by USPI and USPI's wholly-owned subsidiaries domiciled in the United States. USPI's investees in Spain and the United Kingdom are not guarantors of the obligation. USPI's investees in the United States in which USPI owns less than 100% are not guarantors of the obligation. The financial positions and results of operations (below, in thousands) of the respective guarantors are based upon the guarantor relationship as of the end of the year and respective interim periods.

CONDENSED CONSOLIDATING BALANCE SHEETS:

                                       USPI AND
                                     WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
                                   U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
                                   -----------------   -----------------   -------------   ------------
AS OF SEPTEMBER 30, 2001
ASSETS:
Current assets:
Cash and cash equivalents........      $  7,621            $  7,951          $      --       $ 15,572
Patient receivables, net.........           596              25,227               (710)        25,113
Other receivables................        57,239             (13,637)            (5,612)        37,990
Inventories of supplies..........           229               5,452                 --          5,681
Prepaids and other current
  assets.........................         4,314               2,675                 --          6,989
                                       --------            --------          ---------       --------
    Total current assets.........        69,999              27,668             (6,322)        91,345
Property and equipment, net......        40,785             166,842               (621)       207,006
Investments in affiliates........       164,827                 131           (151,339)        13,619
Intangible assets, net...........        78,871              98,616                (43)       177,444
Other assets.....................        52,072               6,261            (51,216)         7,117
                                       --------            --------          ---------       --------
    Total assets.................      $406,554            $299,518          $(209,541)      $496,531
                                       ========            ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                       USPI AND
                                     WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
                                   U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
                                   -----------------   -----------------   -------------   ------------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
Accounts payable.................      $  1,229            $ 15,471          $     (11)      $ 16,689
Accrued expenses.................        23,501              19,483                (29)        42,955
Current portion of long-term
  debt...........................         2,437              10,037               (523)        11,951
                                       --------            --------          ---------       --------
    Total current liabilities....        27,167              44,991               (563)        71,595
Long-term debt...................        53,913             146,065            (52,590)       147,388
Other liabilities................           441               9,894               (181)        10,154
Minority interests...............            --               6,134              9,200         15,334
Redeemable preferred stock.......        20,597                  --                 --         20,597
Stockholders' equity.............       304,536              92,434           (165,407)       231,463
                                       --------            --------          ---------       --------
    Total liabilities and
      stockholders' equity.......      $406,554            $299,518          $(209,541)      $496,531
                                       ========            ========          =========       ========
AS OF DECEMBER 31, 2000
ASSETS:
Current assets:
Cash and cash equivalents........      $    765            $  2,686          $      --       $  3,451
Restricted cash..................         1,731                  --                 --          1,731
Patient receivables, net.........            --              20,955               (160)        20,795
Other receivables................        14,710               1,087            (12,623)         3,174
Inventories of supplies..........           209               4,459                 --          4,668
Prepaids and other current
  assets.........................           713               2,368                 --          3,081
                                       --------            --------          ---------       --------
    Total current assets.........        18,128              31,555            (12,783)        36,900
Property and equipment, net......         7,609             158,225               (639)       165,195
Investments in affiliates........        86,880                  29            (79,631)         7,278
Intangible assets, net...........        36,306              79,302             (1,184)       114,424
Other assets.....................        48,099               6,364            (47,864)         6,599
                                       --------            --------          ---------       --------
    Total assets.................      $197,022            $275,475          $(142,101)      $330,396
                                       ========            ========          =========       ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
Accounts payable.................      $    402            $ 25,454          $  (9,505)      $ 16,351
Accrued expenses.................         8,728              15,878                141         24,847
Current portion of long-term
  debt...........................            53              11,797             42,065         53,915
                                       --------            --------          ---------       --------
    Total current liabilities....         9,183              53,229             32,701         95,113
Long-term debt...................        79,369             147,739            (93,256)       133,852
Other liabilities................           457              10,766               (182)        11,041
Minority interests...............            --               4,947              3,827          8,774
Redeemable preferred stock.......        32,819                  --                 --         32,819
Stockholders' equity.............        75,194              58,794            (85,191)        48,797
                                       --------            --------          ---------       --------
    Total liabilities and
      stockholders' equity.......      $197,022            $275,475          $(142,101)      $330,396
                                       ========            ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:

                                                 USPI AND
                                               WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
                                             U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
                                             -----------------   -----------------   -------------   ------------
NINE MONTHS ENDED SEPTEMBER 30, 2001
Revenues...................................      $ 37,325            $141,658          $  (4,468)      $174,515
Operating expenses, excluding depreciation
  and amortization.........................        27,657             108,587             (4,415)       131,829
Depreciation and amortization..............         7,146              12,283               (239)        19,190
                                                 --------            --------          ---------       --------
Operating income (loss)....................         2,522              20,788                186         23,496
Interest expense, net......................        (5,048)             (7,988)                (2)       (13,038)
Other income (expense).....................           195                 (64)              (180)           (49)
                                                 --------            --------          ---------       --------
Income (loss) before minority interests....        (2,331)             12,736                  4         10,409
Minority interests in income of
  consolidated subsidiaries................            --              (2,617)            (2,558)        (5,175)
Income (loss) before income taxes..........        (2,331)             10,119             (2,554)         5,234
Income tax (expense) benefit...............          (386)               (852)                --         (1,238)
                                                 --------            --------          ---------       --------
Net income (loss)..........................      $ (2,717)           $  9,267          $  (2,554)      $  3,996
                                                 ========            ========          =========       ========
NINE MONTHS ENDED SEPTEMBER 30, 2000
Revenues...................................      $  3,809            $ 97,052          $  (2,929)      $ 97,932
Operating expenses, excluding depreciation
  and amortization.........................         7,965              76,494             (2,970)        81,489
Depreciation and amortization..............         1,481               8,391                 (6)         9,866
                                                 --------            --------          ---------       --------
Operating income (loss)....................        (5,637)             12,167                 47          6,577
Interest expense, net......................        (2,121)             (5,813)               (31)        (7,965)
Other income (expense).....................           188              (4,816)             3,917           (711)
                                                 --------            --------          ---------       --------
Income (loss) before minority interests....        (7,570)              1,538              3,933         (2,099)
Minority interests in income of
  consolidated subsidiaries................            --                (657)              (522)        (1,179)
Income (loss) before income taxes..........        (7,570)                881              3,411         (3,278)
Income tax (expense) benefit...............           (91)               (530)                --           (621)
                                                 --------            --------          ---------       --------
Net income (loss)..........................      $ (7,661)           $    351          $   3,411       $ (3,899)
                                                 ========            ========          =========       ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS:

                                                 USPI AND
                                               WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
                                             U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
                                             -----------------   -----------------   -------------   ------------
NINE MONTHS ENDED SEPTEMBER 30, 2001
Cash flows from operating activities:
Net income (loss)..........................      $  2,717             $ 9,267           $(2,554)       $  3,996
Changes in operating and intercompany
  assets and liabilities and noncash items
  included in net income (loss)............         1,335              14,525             2,667          18,527
                                                 --------             -------           -------        --------
    Net cash provided by (used in)
      operating activities.................        (1,382)             23,792               113          22,523

Cash flows from investing activities:
Purchases of property and equipment, net...        (7,163)             (8,543)               --         (15,706)
Purchases of new businesses................       (26,258)                 --               126         (26,132)
Other items................................         1,664                (826)               --             838
                                                 --------             -------           -------        --------
    Net cash provided by (used in)
    investing
      activities...........................       (31,757)             (9,369)              126         (41,000)

Cash flows from financing activities:
Long-term borrowings, net..................       (57,482)             (9,411)               --         (66,893)
Proceeds from issuance of common stock.....       131,465                 239              (239)        131,465
Other items................................       (33,988)                 --                --         (33,988)
                                                 --------             -------           -------        --------
    Net cash provided by (used in)
      financing activities.................        39,995              (9,172)             (239)         30,584
Effect of exchange rate change on cash.....            --                  14                --              14

Net increase (decrease) in cash............         6,856               5,265                --          12,121
Cash at the beginning of the year..........           765               2,686                --           3,451
                                                 --------             -------           -------        --------
Cash at the end of the period..............      $  7,621             $ 7,951           $    --        $ 15,572
                                                 ========             =======           =======        ========

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                                 USPI AND
                                               WHOLLY-OWNED      NON-PARTICIPATING   CONSOLIDATION   CONSOLIDATED
                                             U.S. SUBSIDIARIES       INVESTEES        ADJUSTMENTS       TOTAL
                                             -----------------   -----------------   -------------   ------------
NINE MONTHS ENDED SEPTEMBER 30, 2000
Cash flows from operating activities:
Net income (loss)..........................      $ (7,661)            $   351           $ 3,411        $  3,899
Changes in operating and intercompany
  assets and liabilities and noncash items
  included in net income (loss)............        (6,475)             19,611            (3,411)          9,725
                                                 --------             -------           -------        --------
    Net cash provided by (used in)
      operating activities.................       (14,136)             19,962                --           5,826

Cash flows from investing activities:
Sales (purchases) of property and
  equipment, net...........................        (3,863)              9,001                --           5,138
Purchases of new businesses................       (41,952)            (55,426)           25,239         (72,139)
Other items................................        11,436              (3,704)               --           7,732
                                                 --------             -------           -------        --------
    Net cash provided by (used in)
    investing
      activities...........................       (34,379)            (50,129)           25,239         (59,269)

Cash flows from financing activities:
Long-term borrowings, net..................        28,750               7,414                --          36,164
Proceeds from issuance of common stock.....         5,747              25,239           (25,239)          5,747
Other items................................        14,574                  --                --          14,574
                                                 --------             -------           -------        --------
    Net cash provided by financing
      activities...........................        49,071              32,653           (25,239)         56,485
Effect of exchange rate changes on cash....            --                (336)               --            (336)

Net increase in cash.......................           556               2,150                --           2,706
Cash at the beginning of the year..........           470               3,246                --           3,716
                                                 --------             -------           -------        --------
Cash at the end of the period..............      $  1,026             $ 5,396           $    --        $  6,422
                                                 ========             =======           =======        ========

(10) SUBSEQUENT EVENTS

    During October, November, and December the Company acquired controlling interests in three surgery centers and a minority share in two surgery centers, one of which was already managed by the Company, for an aggregate cash purchase price of approximately $32.3 million. In addition, the Company issued warrants to purchase 25,000 shares of its common stock at a price of $16.45 per share as partial consideration in one of the acquisitions.

    On December 19, 2001 a subsidiary of the Company issued $150 million of Senior Subordinated Notes. The notes bear interest at a stated rate of 10%, have an effective rate of 10.13% as a result of being issued at a discount of $1.165 million, and mature December 15, 2011. The Company can call certain amounts of the notes on various dates prior to their maturity.

    Immediately following completion of the debt offering, the Company entered into an amended and restated domestic revolving credit facility which provides for borrowings of up to $85.0 million.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
OrthoLink Physicians Corporation:

We have audited the accompanying consolidated balance sheet of OrthoLink Physicians Corporation and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OrthoLink Physicians Corporation and subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                          KPMG LLP

March 30, 2001
Dallas, Texas

                        ORTHOLINK PHYSICIANS CORPORATION

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,085
  Accounts receivable, less allowances of $3,668............    38,208
  Deferred taxes............................................     1,729
  Other current assets......................................     3,732
                                                              --------
    Total current assets....................................    48,754
Leasehold improvements......................................     4,833
Leased equipment............................................     7,489
Furniture and equipment.....................................    17,339
Computer equipment and software.............................     7,993
                                                              --------
Total leasehold improvements and equipment..................    37,654
    Less accumulated depreciation and amortization..........    (8,454)
                                                              --------
Leasehold improvements and equipment, net...................    29,200
Service agreements, net.....................................    19,145
Goodwill, net...............................................    10,725
Investments in joint ventures...............................     5,137
Other assets................................................     1,433
Joint venture project costs.................................     6,439
                                                              --------
    Total assets............................................  $120,833
                                                              ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  3,219
  Salaries and benefits payable.............................     7,656
  Due to physician groups...................................     4,030
  Current portion of capital lease obligations..............     2,223
  Current portion of notes payable..........................    44,339
  Other accrued expenses....................................     5,905
                                                              --------
    Total current liabilities...............................    67,372
Notes payable...............................................     1,964
Capital lease obligations, less current portion.............     7,975
                                                              --------
    Total liabilities.......................................    77,311
                                                              --------
Minority interest...........................................       794

Stockholders' equity:
  Common stock, $.01 par value, 30,000 authorized; 10,221
    shares, issued and outstanding..........................       102
  Class A common stock, convertible, $.01 par value, 10,000
    shares authorized; 5,891 issued and outstanding.........        59
  Class B common stock, convertible, $.01 par value, 1,000
    shares authorized, issued and outstanding...............        10
  Additional paid-in capital................................    41,420
  Retained earnings.........................................     1,137
                                                              --------
    Total stockholders' equity..............................    42,728
                                                              --------
    Total liabilities and stockholders' equity..............  $120,833
                                                              ========

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000

                                 (IN THOUSANDS)

Net service agreement revenue...............................  $103,714
Contract revenue............................................    15,400
Other income................................................     4,195
                                                              --------
    Total income............................................   123,309

Operating expenses:
  Clinic expenses...........................................    76,184
  Contract expenses.........................................    12,566
  General and administrative................................    10,232
  Personnel costs...........................................     7,080
  Depreciation and amortization.............................     5,542
  Rent and lease expense....................................     9,615
  Interest expense..........................................     4,127
  Equity in earnings of unconsolidated entities.............    (1,392)
  Minority interest in income of consolidated
    subsidiaries............................................        41
                                                              --------
                                                               123,995
                                                              --------
Loss from continuing operations before income taxes.........      (686)
Provision for income taxes..................................      (106)
                                                              --------
    Loss from continuing operations.........................      (792)
                                                              --------
Discontinued operations:
  Income from operations of OMS, less applicable income tax
    provision of $67........................................       110
  Gain on disposal of OMS less applicable income tax
    provision of $120.......................................       195
                                                              --------
  Net loss..................................................  $   (487)
                                                              ========

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 2000

                                 (IN THOUSANDS)

                                                           CLASS A               CLASS B
                                  COMMON STOCK          COMMON STOCK          COMMON STOCK       ADDITIONAL
                               -------------------   -------------------   -------------------    PAID-IN     RETAINED
                                SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL     EARNINGS    TOTAL
                               --------   --------   --------   --------   --------   --------   ----------   --------   --------
Balance at December 31,
  1999.......................    9,907      $ 99      5,898       $59       1,000       $10       $40,780      $1,624    $42,572
Stock issued for
  acquisitions...............      122         1                                                      569                    570
Stock reacquired.............                            (7)       --                                 (36)                   (36)
Exercise of stock options....      192         2                                                      107                    109
Net loss.....................                                                                                    (487)      (487)
                                ------      ----      -----       ---       -----       ---       -------      ------    -------
Balance at December 31,
  2000.......................   10,221      $102      5,891       $59       1,000       $10       $41,420      $1,137    $42,728
                                ======      ====      =====       ===       =====       ===       =======      ======    =======

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2000

                                 (IN THOUSANDS)

Operating activities:
  Net loss..................................................  $   (487)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Equity in earnings of unconsolidated entities...........    (1,392)
    Depreciation and amortization...........................     5,542
    Deferred taxes..........................................      (411)
    Gain on disposal of discontinued operations.............      (195)
    Minority interests in income of consolidated
     subsidiaries...........................................        41
  Changes in operating assets and liabilities, net of
    effects of acquisitions:
    Accounts receivable.....................................     5,765
    Other current assets....................................    (2,208)
    Accounts payable, salaries and benefits payable and
     other accrued liabilities..............................       (80)
    Due to physician groups.................................       596
    Deferred revenue........................................    (1,954)
                                                              --------
      Net cash provided by operating activities.............     5,217
                                                              --------
Investing activities:
  Cash paid for acquisitions, net of cash acquired..........    (5,087)
  Purchases of leasehold improvements and equipment.........    (3,341)
  Distributions from joint venture partners.................     1,149
  Investments in joint ventures.............................      (379)
  Increase in joint venture project costs...................      (460)
                                                              --------
      Net cash used in investing activities.................    (8,118)
                                                              --------
Financing activities:
  Cash paid to reacquire stock..............................       (36)
  Proceeds from stock option exercises......................       109
  Proceeds from line of credit..............................    12,000
  Payments on line of credit................................    (5,500)
  Proceeds on notes payable.................................     2,880
  Payments on notes payable.................................       (77)
  Payments on capital lease obligations.....................    (1,436)
                                                              --------
      Net cash provided by financing activities.............     7,940
                                                              --------
Net change in cash and cash equivalents.....................     5,039
Cash and cash equivalents at beginning of year..............        46
                                                              --------
Cash and cash equivalents at end of year....................  $  5,085
                                                              ========
Supplemental cash flow information:
Stock issued for acquisitions...............................      (570)
                                                              --------
Income taxes paid...........................................  $  1,106
                                                              ========
Interest paid...............................................  $  3,695
                                                              ========
Assets acquired under capital lease obligations.............  $  9,854
                                                              ========

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) DESCRIPTION OF BUSINESS

       OrthoLink Physicians Corporation (the Company or OrthoLink) is a management company that develops, in selected geographic markets, comprehensive and integrated networks of musculoskeletal care systems that provide high-quality care in a cost-effective manner. As of December 31, 2000, the Company operated 14 clinics with approximately 200 physicians in six states and manages the orthopaedic services of five hospitals. In addition, the Company has minority interests in joint ventures that provide orthopaedic short-stay services.

    (B) PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

    (C) CASH AND CASH EQUIVALENTS

       Cash equivalents consist of highly-liquid investments with an original maturity of three months or less when purchased. The Company has no cash equivalents as of December 31, 2000.

    (D) ACCOUNTS RECEIVABLE

       Accounts receivable consist of advances to physician groups based on the groups' cash collections for the previous month on receivables from patients for medical services provided by the physician groups. Physician group patient receivables available as the underlying basis for repaying these advances are considered net of contractual allowances and estimated bad debts. The Company analyzes aging reports provided by the physician groups and historical cash collections in assessing the allowance for doubtful accounts. In addition, the Company had approximately $324 of receivables due from hospitals as of December 31, 2000 with which the Company has service agreements. Concentration of credit risk relating to physician group accounts receivable is limited to some extent by the diversity of the number of patients and payors and the geographic dispersion of the Company's operations.

    (E) LEASEHOLD IMPROVEMENTS AND EQUIPMENT

       Leasehold improvements and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives are generally ten years for equipment, furniture and leasehold improvements and five years for computer equipment and software.

    (F) JOINT VENTURES

       The Company has entered into joint venture agreements with certain of its affiliated physicians obtaining ownership interests ranging from 2% to 98%. Earnings from investments in joint ventures, which are accounted for under the equity method, are included in other income in the consolidated statements of operations. The joint ventures generally provide ancillary services which complement the services provided by the Company and its affiliated physicians. The Company has entered into management agreements with some of the joint

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

       ventures for the provision of non-medical related services in exchange for a fee. Such agreements are for terms consistent with the terms of the joint venture agreements and range from 5 to 25 years.

    (G) INTANGIBLE ASSETS

       - SERVICE AGREEMENTS

           The Company enters into service agreements with each acquired practicing physician group for a period of 40 years. Upon acquisition of clinic assets by OrthoLink, the physician groups maintain their separate corporate entities and enter into employment and noncompete agreements with the practicing physicians. Costs of obtaining clinic service agreements are amortized using the straight-line method over a period of 25 years. Clinic service agreements represent the exclusive right to operate the Company's clinics in affiliation with the related physician groups during the term of the agreements. Accumulated amortization of clinic service agreements amounted to $2,029 at December 31, 2000.

           As part of the service agreement, physician groups are required to maintain medical malpractice insurance which names the Company as an additional insured. The Company is also required to maintain professional liability insurance naming the physician groups as additional insureds.

       - GOODWILL

           Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill is amortized over 25 years. Accumulated amortization on goodwill was $930 at December 31, 2000.

           The Company reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired business, or from the use of the asset, over the remaining amortization period is less than the carrying amount of the asset. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

    (H) JOINT VENTURE PROJECT COSTS

       The Company capitalizes costs associated with acquiring or constructing long-lived assets and preparing them for their intended use. Joint venture project costs associated with the build out of surgery centers and physician clinics are capitalized. Upon completion, the treatment of these costs is determined by the ownership of the assets. If the joint venture purchases the assets from the Company, the capitalized costs are transferred to the joint venture and are amortized over the useful lives by the joint venture. If the Company retains ownership of the assets, the capitalized costs are transferred to the appropriate long-lived asset category and amortized over their estimated useful lives. The Company charges the joint venture a rental fee for use of the assets. Costs capitalized to fund projects in progress were $6,193 as of December 31, 2000. If a project is discontinued any deferred costs are charged to expense.

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    (I) SELF-INSURANCE

       The Company is self-insured with respect to employee health insurance and maintains commercial stop-loss insurance for individual claims in excess of $100. The Company has accrued self-insurance reserves of $1,657 at December 31, 2000.

    (J) USE OF ESTIMATES

       Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

    (K) FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, accounts payable and due to physician groups approximate fair value. The Company's debt bears interest at variable market rates and approximates fair value.

(2) REVENUES AND EXPENSES

    (A) NET SERVICE AGREEMENT REVENUE

       Net medical service revenue for orthopaedic clinics is recorded at established rates, reduced by allowances for doubtful accounts and contractual adjustments. Contractual adjustments arise due to the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Physician expenses consist primarily of salaries and benefits for physicians and other professional services.

       The allowance for doubtful accounts represents management's estimate of potential credit issues associated with amounts due from patients, commercial insurers, and other third-party payors.

       Net service agreement revenue consists of the following amounts:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              2000
                                                          -------------
Medical service revenue.................................    $ 399,724
Contractual and bad debt allowances.....................     (221,628)
                                                            ---------
    Net medical service revenue.........................      178,096
Physician expenses......................................      (74,382)
                                                            ---------
    Net service agreement revenue.......................    $ 103,714
                                                            =========

       The Company's affiliated physician groups derived approximately 19.7% of their net medical service revenue from services provided under the Medicare program for the year ended December 31, 2000. Other than the Medicare program, the physician groups have no customers which individually represent more than 10% of net medical service revenue.

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

       The following sets forth the net service agreement revenue generated under management service agreements by clinics who accounted for more than 10% of the Company's net service agreement revenue:

                                                           YEAR ENDED
                                                          DECEMBER 31,
CLINIC                                                        2000
------                                                    -------------
Resurgens Orthopaedic, P.C..............................      27.3
Tennessee Orthopaedic Alliance, Inc.....................      22.4
New Mexico Orthopaedics Associates, P.C.................      11.5
Tennessee Orthopaedic Clinic, P.C.......................      11.1

    (B) CONTRACT REVENUE AND EXPENSES

       The Company manages the orthopaedic services of five hospitals with which it has service agreements. The service agreements are generally for terms of one year and require the respective hospital to pay the Company a fixed fee on a monthly basis. The Company is then responsible for the costs of certain overhead, supplies and personnel required by the service agreement. The excess of fees received less expenses incurred by the Company is retained by the Company up to a predetermined limit, at which point such excess is generally shared in equal proportion between the respective hospital and the Company. The Company is responsible for any expenses which exceed fees received. Upon termination of a service agreement, any amounts payable to a hospital are generally due within 30 days.

(3) ACQUISITIONS

    (A) ACQUIRED CLINICS

       The Company acquired five clinics with 10 physicians in 2000. Consideration for the clinic acquisitions, including cash, common stock and notes payable, was $2,793. The Company also entered into long-term service agreements with each of the clinic's physician groups. Intangible assets of approximately $2,563, were recorded related to the underlying service agreement rights. The acquisitions were accounted for as purchases, and the accompanying consolidated financial statements include the results of their operations, as defined in the service agreements, from the dates of acquisition.

    (B) ACQUIRED BUSINESSES

       Effective February 1, 2000, The Georgia Musculoskeletal Network, a wholly-owned subsidiary of OrthoLink Physicians Corporation, acquired RAO-MT, Inc and RAO-CHP, Inc. This entity performs the third party administrator function for various capitation contracts. The total purchase price included $500 in cash, future consideration of 1.5% of net captitation revenue for three years and 25% of any annual surplus dollars related to the contracts each year. The transaction was accounted for as a purchase and resulted in goodwill of $1,598.

       Effective September 1, 2000, the Company acquired a majority equity interest in the East West Surgery Center L.P. The purchase price consisted of $3,998 in cash and resulted in $1,000 in goodwill. The acquisition was accounted for as a purchase and the accompanying

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

       financial statements include the results of the surgical center's operations from the date of acquisition.

(4) DISCONTINUED OPERATIONS

    On March 14, 2000, the Company entered into a formal plan to dispose of OMS. The Company completed the disposal in June 2000. The operations of OMS are reflected in the consolidated statement of income as discontinued operations for 2000. In fiscal 1999 the Company recorded a loss on disposal of $2,432 related to the write-off of OMS assets expected to be disposed and losses expected to be incurred during the phase-out period.

(5) LEASES

    The Company has entered into operating and capital leases for office space, office equipment and computer equipment. At December 31, 2000, future minimum lease payments under noncancelable operating leases and capital lease obligations are as follows:

                                         ORTHOLINK      CLINIC
                                         OPERATING     OPERATING      CAPITAL
                                           LEASE         LEASE         LEASE
                                        OBLIGATIONS   OBLIGATIONS   OBLIGATIONS    TOTAL
                                        -----------   -----------   -----------   --------
2001..................................      $371          6,415         3,110       9,896
2002..................................       313          3,867         3,027       7,207
2003..................................        60          3,405         2,539       6,004
2004..................................        60          2,959         1,959       4,978
2005..................................        60          2,529         1,664       4,253
Thereafter............................                   10,361           316      10,677
                                            ----         ------       -------      ------
                                            $864         29,536        12,615      43,015
                                            ====         ======                    ======
Less amounts representing interest....                                 (2,417)
                                                                      -------
                                                                       10,198
Less current portion..................                                 (2,223)
                                                                      -------
                                                                      $ 7,975
                                                                      =======

    Total rental expense for operating leases (excluding amounts paid to related parties) was approximately $9,153 for the year ended December 31, 2000. The Company leases certain office space and equipment from related parties. Expense incurred related to transactions under agreements with related parties was $462 for the year ended December 31, 2000. The capital lease obligations were incurred to purchase equipment for use in clinics with which the Company has service agreements. Future payments under capital lease obligations are reimbursable under the service agreements. Accumulated amortization of equipment under capital lease obligations was $1,483 at December 31, 2000.

(6) LONG-TERM DEBT

    On December 18, 1998, the Company amended its line of credit agreement to increase the aggregate principal available thereunder to $45,000 and to extend the maturity date to December 28, 2001. The line is collateralized by the Company's assets and bears interest at the

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    bank's prime interest rate or LIBOR, plus 2.25% to 3.25% (8.25% at December 31, 2000), depending upon the borrowing capacity of the Company as defined in the line of credit agreement. At December 31, 2000, the Company had $43,500 of outstanding borrowings and $875 of letters of credit under the line of credit and had available borrowings of $625.

    Effective December 31, 1999, the Company amended its line of credit agreement changing the definitions of certain debt covenant ratio terms. Borrowings available under the Agreement are subject to certain financial and operating covenants, all of which the Company was in compliance with at December 31, 2000.

(7) STOCKHOLDERS' EQUITY

    The Company has authorized common stock, Class A common stock and Class B common stock. Holders of common stock and Class A common stock are both entitled to one vote per share. Class B common stock does not carry any voting privileges but is entitled to a liquidation preference of $5.00 per share and may be converted to common stock upon the occurrence of certain events. Class A common stock is convertible into common stock at any time at the option of the holder and is entitled to a liquidation preference of $5.00 per share.

    The Company also has authorized 150 shares of Series A redeemable preferred stock. At December 31, 2000, there were no such outstanding shares.

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities were as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
Deferred tax assets:
  Bad debts.................................................     $  785
  Accrued vacation..........................................        795
  Reserve balances..........................................      1,256
  Net operating loss carryforwards..........................      2,924
  AMT credit................................................        782
                                                                 ------
Total gross deferred tax asset..............................      6,542
Less valuation allowance....................................     (2,043)
                                                                 ------
Net deferred tax asset......................................      4,499
                                                                 ------
Deferred tax liabilities:
  Book over tax basis of partnership investments............       (233)
  Amortization..............................................       (400)
  Depreciation..............................................     (2,137)
                                                                 ------
Total gross deferred tax liability..........................     (2,770)
                                                                 ------
Net deferred tax asset......................................     $1,729
                                                                 ======

    The valuation allowance of $2,043 is equal to the amount of federal net operating losses that the Company may lose due to IRC Section 382 limitation on net operating losses. If these deferred tax assets are subsequently recognized, the related tax benefit will be allocated to reduce intangible assets acquired in the acquisition of the Company's OrthoExcel subsidiary.

    As of December 31, 2000, the Company had federal and state net operating loss carryforwards of approximately $9 million expiring from 2012 to 2019.

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    Significant components of federal income tax expense (benefit) were as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
Current:
  Federal...................................................     $  105
  State.....................................................         50
Deferred:
  Federal...................................................        (49)
  State.....................................................         --
                                                                 ------
Income tax expense..........................................     $  106
                                                                 ======

    The reconciliation of income tax expense (benefit) computed at the federal statutory tax rate to income tax expense is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
Federal income tax benefit..................................     $  (233)
State income tax, net of federal impact.....................          27
Merger costs................................................         177
Goodwill amortization.......................................         126
Other.......................................................           9
                                                                 -------
Total income tax expense....................................     $   106
                                                                 =======

(9) STOCK OPTION PLANS

    The Company has three stock option plans: (1) the 1996 Management Stock Option Plan (the Management Plan), (2) the 1996 Physician's Stock Option Plan (the Physician's Plan) and (3) the 1996 Director's Stock Option Plan (the Director's Plan).

    The Company has elected to follow Accounting Principles Board Opinion
    No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25), and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options using the fair value method under FAS 123. The fair value of options granted during 2000 was estimated at $1.09 per share on the date of grant using a Black Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.0%, dividend yields of 0%, a volatility factor of 40%, and a weighted average expected life of the options of approximately five years.

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    Option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
Net loss....................................................      $(487)
Pro forma compensation expense from stock options, net of
  taxes.....................................................        (44)
                                                                  -----
Pro forma net loss..........................................      $(531)
                                                                  =====

    Stock option activity is as follows:

                                     AVERAGE                  AVERAGE                 AVERAGE
                        MANAGEMENT   EXERCISE   PHYSICIAN'S   EXERCISE   DIRECTOR'S   EXERCISE
                           PLAN       PRICE        PLAN        PRICE        PLAN       PRICE      TOTAL
                        ----------   --------   -----------   --------   ----------   --------   --------
December 31, 1999.....    2,411        1.45          486        2.37          160        .78      3,057
  Granted.............      231        5.00          324        5.00           --         --        555
  Exercised...........      (72)        .94            0          --         (120)       .50       (192)
  Forfeited...........     (189)       1.57          (15)       5.00           --         --       (204)
                          -----       -----        -----       -----        -----      -----      -----
December 31, 2000.....    2,381       $1.81          795       $3.29           40      $1.63      3,216
                          =====       =====        =====       =====        =====      =====      =====
Available for grant...      358                      116                       90                   564
Options exercisable...    1,261         .97          254        1.46            2       5.00      1,517
Option price range....    $0.50                    $0.50                    $0.50
                           5.00                     5.00                     5.00

    At December 31, 2000, the weighted-average remaining contractual life of outstanding options was 8.1 years.

(10) EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution retirement plan (the OrthoLink Plan) which covers substantially all employees and is designed to qualify under
    Section 401(k) of the Internal Revenue Code of 1986. The OrthoLink Plan includes a Company matching contribution not to exceed 6% of eligible employee compensation and a discretionary profit sharing contribution not to exceed 6% of total compensation. Employer contributions amounted to $3,291 for the year ended December 31, 2000.

(11) COMMITMENTS AND CONTINGENCIES

    The Company is subject to various claims and legal actions which arise in the ordinary course of business. The Company has professional liability insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately

                        ORTHOLINK PHYSICIANS CORPORATION

                               DECEMBER 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    covered by insurance and will not have a material adverse effect on the Company's financial position or results of operations.

    The Company and its affiliated physician groups are insured with respect to medical malpractice risks on a claims-made basis. Management is not aware of any claims against it or its affiliated physician groups which might have a material impact on the Company's financial position.

    Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties and exclusion from the Medicare and Medicaid programs.

    The Company has acquired and will likely continue to acquire entities with prior operating histories. Acquired entities may have unknown or contingent liabilities for failure to comply with healthcare laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although the Company attempts to assure itself that no such liabilities exist and obtains indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification or, if covered, that the liability sustained will not exceed contractual limits or the financial capacity of the indemnifying party.

(12) SUBSEQUENT EVENTS

    On February 12, 2001, the Company was acquired by United Surgical Partners International, Inc. (USPI) by USPI issuing 10,172,817 shares, prior to the effect of any reverse stock split, of its common stock for all outstanding capital stock of OrthoLink. In addition, USPI assumed the options to purchase shares of OrthoLink's common stock that USPI converted into options for the right to purchase of 1,813,991 shares, prior to the effect of any reverse stock split, of USPI common stock. This acquisition was accounted for as a purchase.

    The Company entered into a newly restructured and restated credit agreement with Bank of America due to the acquisition of the Company by USPI in February 2001. The new credit facility is due on the earlier of December 28, 2001 or upon USPI's Initial Public Offering. The refinancing amended certain financial and operating debt covenants, in which the Company expects to meet in the subsequent year.

    Also, the Company has amended its clinic service agreements (CSA) by reducing the terms to 15 years; reducing the CSA's management fee percentage charged to the physician practices; placing operating agreements, assets and employees back with the physician groups; and negotiating the assumption by the physician groups of all clinical facility expenses.

    In December 2000, the Atlanta Knee & Shoulder physician group notified the Company of its intentions to terminate its CSA due to the impending USPI acquisition. Atlanta Knee & Shoulder and the Company are negotiating the terms of the termination in the year 2001.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
OrthoLink Physicians Corporation

    We have audited the accompanying consolidated balance sheets of OrthoLink Physicians Corporation as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of OrthoLink Physicians Corporation as of December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 14, 2000

                        ORTHOLINK PHYSICIANS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $     46   $ 2,704
  Accounts receivable, less allowances of $236 and $170 at
    December 31, 1999 and 1998, respectively................    42,607    32,225
  Related party receivable..................................       625       625
  Deferred taxes............................................     1,654       278
  Other current assets......................................     1,092       788
                                                              --------   -------
Total current assets........................................    46,024    36,620
Leasehold improvements......................................     2,754     2,115
Leased equipment............................................     2,588     1,783
Furniture and equipment.....................................     8,965     7,408
Computer equipment and software.............................     5,274     4,004
Construction in progress....................................        --       312
                                                              --------   -------
                                                                19,581    15,622
Less accumulated depreciation and amortization..............    (4,476)   (2,049)
                                                              --------   -------
Leasehold improvements and equipment, net...................    15,105    13,573
Service agreements, net.....................................    18,059    15,542
Goodwill, net...............................................     7,393    11,295
Investments in joint ventures...............................     4,516     3,927
Other assets................................................       839       600
Joint venture project costs.................................     8,977       701
                                                              --------   -------
  Total assets..............................................  $100,913   $82,258
                                                              ========   =======

                        ORTHOLINK PHYSICIANS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  4,427   $ 1,009
  Salaries and benefits payable.............................     4,811     3,765
  Due to physician groups...................................     3,434     4,746
  Deferred revenue..........................................     1,954     2,254
  Current portion of capital lease obligations..............       702       403
  Other accrued expenses....................................     3,817     2,254
  Net liabilities of discontinued operations................       782        --
                                                              --------   -------
Total current liabilities...................................    19,927    14,431
Line of credit..............................................    37,000    24,000
Notes payable...............................................        --        --
Deferred taxes..............................................       336       770
Capital lease obligations, less current portion.............     1,078     1,166
                                                              --------   -------
    Total liabilities.......................................    58,341    40,367
Minority interests..........................................
Series A Redeemable Preferred Stock, $.01 par value, 150
  authorized................................................        --        --
Stockholders' equity:
  Common stock, $.01 par value, 30,000 authorized; 9,907 and
    9,752 issued and outstanding at December 31, 1999 and
    1998, respectively......................................        99        98
  Class A common stock, convertible, $.01 par value, 10,000
    authorized; 5,898 issued and outstanding at December 31,
    1999 and 1998...........................................        59        59
  Class B common stock, convertible, $.01 par value; 1,000
    authorized and issued at December 31, 1999 and 1998,
    respectively............................................        10        10
  Additional paid-in capital................................    40,780    40,470
  Retained earnings.........................................     1,624     1,254
                                                              --------   -------
Total stockholders' equity..................................    42,572    41,891
                                                              --------   -------
Total liabilities and stockholders' equity..................  $100,913   $82,258
                                                              ========   =======

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31
                                                              -----------------------
                                                                1999           1998
                                                              --------       --------
Net service agreement revenue...............................  $ 80,341       $60,709
Contract revenue............................................    32,091        12,405
Other income................................................     2,134         1,497
                                                              --------       -------
Total income................................................   114,566        74,611
Operating expenses:
  Clinic expenses...........................................    58,749        43,371
  Contract expenses.........................................    29,567        11,896
  General and administrative................................     1,706         1,215
  Personnel costs...........................................     6,336         5,090
  Depreciation and amortization.............................     3,149         1,871
  Rent and lease expense....................................     7,614         6,339
  Interest expense..........................................     2,798         1,151
  Loss on disposal of software..............................     1,093         --
  Equity in earnings of joint ventures......................      (820)         (203)
                                                              --------       -------
                                                               110,192        70,730
Income from continuing operations before income taxes.......     4,374         3,881
Provision for income taxes..................................    (1,906)       (1,061)
                                                              --------       -------
Income from continuing operations...........................     2,468         2,820
Discontinued operations:
Loss from operations of OMS, less applicable income tax
  benefit of $361 and
    $333 at December 31, 1999 and 1998, respectively........       590           544
Loss on disposal of OMS, including provision of $782 for
  operating losses
    during phase-out period, less applicable income tax
  benefit of $924...........................................     1,508         --
                                                              --------       -------
Net income..................................................  $    370       $ 2,276
                                                              ========       =======

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                 (IN THOUSANDS)

                                                         CLASS A               CLASS B
                                COMMON STOCK          COMMON STOCK           COMMON STOCK       ADDITIONAL   RETAINED
                             -------------------   -------------------   --------------------    PAID-IN     EARNINGS
                              SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL     (DEFICIT)    TOTAL
                             --------   --------   --------   --------   --------   ---------   ----------   ---------   --------
Balance at
  January 1, 1998..........    8,805      $ 88      5,898       $59        --       $  --         $33,530     $(1,022)   $32,655
  Sale of stock............    --         --         --        --         1,000           10        4,990       --         5,000
  Stock issued for
    acquisitions...........      909         9       --        --          --          --           1,932       --         1,941
  Stock reacquired.........      (12)     --         --        --          --          --              (7)      --            (7)
  Exercise of stock
    options................       50         1       --        --          --          --              25       --            26
  Net income...............    --         --         --        --          --          --          --           2,276      2,276
                              ------      ----      -----       ---       -----     ---------     -------     -------    -------
Balance at
  December 31, 1998........    9,752        98      5,898        59       1,000           10       40,470       1,254     41,891
  Stock issued for
    acquisitions...........      151         1       --        --          --          --             397       --           398
  Stock reacquired.........      (22)     --         --        --          --          --            (100)      --          (100)
  Exercise of stock
    options................       26      --         --        --          --          --              13       --            13
  Net income...............    --         --         --        --          --          --          --             370        370
                              ------      ----      -----       ---       -----     ---------     -------     -------    -------
Balance at
  December 31, 1999........    9,907      $ 99      5,898       $59       1,000     $     10      $40,780     $ 1,624    $42,572
                              ======      ====      =====       ===       =====     =========     =======     =======    =======

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31
                                                              -----------------------
                                                                1999           1998
                                                              --------       --------
OPERATING ACTIVITIES
Income from continuing operations...........................  $  2,468       $  2,820
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
    Equity in earnings of joint ventures....................      (820)          (203)
    Loss on disposal of software............................     1,093          --
    Depreciation and amortization...........................     3,149          1,871
    Deferred taxes..........................................    (1,810)           492
    Changes in operating assets and liabilities, net of
     effects of acquisitions:
        Accounts receivable.................................   (10,157)       (13,636)
        Other current assets................................      (338)          (202)
        Accounts payable, salaries and benefits payable and
          other accrued liabilities.........................     8,629           (847)
        Due to physician groups.............................    (1,312)         1,690
        Deferred revenue....................................      (300)         2,254
                                                              --------       --------
  Net cash provided by (used in) operating activities.......       602         (5,761)
INVESTING ACTIVITIES
Cash paid for acquisitions..................................    (3,363)       (13,761)
Purchases of leasehold improvements and equipment...........    (3,375)        (3,261)
Related party receivable....................................     --              (625)
Distributions from joint venture partners...................       459            (78)
Investments in joint ventures...............................      (440)        (3,271)
Decrease (increase) in joint venture project costs..........    (8,276)          (701)
Distributable minority interest.............................     --             --
Other assets................................................       (72)            (5)
                                                              --------       --------
  Net cash used in investing activities.....................   (15,067)       (21,702)
FINANCING ACTIVITIES
Proceeds from issuance of stock, net of stock reacquired....     --             4,994
Cash paid to repurchase stock...............................      (100)         --
Proceeds from stock option exercises........................        13             25
Proceeds from line of credit................................    13,000         24,000
Payments on notes payable...................................     --            (3,455)
Payments on capital lease obligations.......................      (603)          (213)
Deferred financing costs....................................       (55)          (162)
                                                              --------       --------
  Net cash provided by financing activities.................    12,255         25,189
DISCONTINUED OPERATIONS
Loss from discontinued operations...........................      (448)          (544)
                                                              --------       --------
  Net cash used in discontinued operations..................      (448)          (544)
Net change in cash and cash equivalents.....................    (2,658)        (2,818)
Cash and cash equivalents at beginning of period............     2,704          5,522
                                                              --------       --------
Cash and cash equivalents at end of period..................  $     46       $  2,704
                                                              ========       ========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Effects of acquisitions:
  Fair value of assets acquired.............................  $  3,792       $ 20,876
  Fair value of liabilities assumed.........................       (31)        (5,174)
  Stock issued for acquisitions.............................      (398)        (1,941)
                                                              --------       --------
Cash paid for acquisitions..................................  $  3,363       $ 13,761
                                                              ========       ========
Income taxes paid...........................................  $    333       $    241
                                                              ========       ========
Interest paid...............................................  $  1,977       $    547
                                                              ========       ========
Assets acquired under capital lease obligations.............  $    814       $  1,783
                                                              ========       ========

          See accompanying notes to consolidated financial statements.

                        ORTHOLINK PHYSICIANS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    OrthoLink Physicians Corporation (the "Company" or "OrthoLink") is a management company that develops, in selected geographic markets, comprehensive and integrated networks of musculoskeletal care systems that provide high quality care in a cost-effective manner. As of December 31, 1999, the Company operated 16 clinics with 196 physicians in six states and manages the orthopaedic services of five hospitals. In addition, the Company has minority interests in joint ventures that provide orthopaedic short-stay services.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    Cash equivalents consist of highly-liquid investments with an original maturity of three months or less when purchased.

ACCOUNTS RECEIVABLE

    Accounts receivable consist of receivables from patients for medical services which the Company has purchased from physician groups. Such amounts are purchased net of contractual allowances and estimated bad debts. In addition, the Company had approximately $1,227 and $1,257 of receivables due from hospitals as of December 31, 1999 and 1998, respectively, with which the Company has service agreements. Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity of the number of patients and payors and the geographic dispersion of the Company's operations.

LEASEHOLD IMPROVEMENTS AND EQUIPMENT

    Leasehold improvements and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The general range of useful lives is 10 years for equipment, furniture, and leasehold improvements and 5 years for computer equipment and software.

JOINT VENTURES

    The Company has entered into joint venture agreements with certain of its affiliated physicians obtaining ownership interests ranging from 15% to 39%. Earnings from investments in joint ventures, are accounted for under the equity method. The joint ventures generally provide ancillary services which compliment the services provided by the Company and its affiliated physicians. The Company has entered into management agreements with some of the joint ventures for the provision of non-medical related services in exchange for a fee. Such agreements are for terms consistent with the term of the joint venture agreements and range from 5 to 25 years.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INTANGIBLE ASSETS

SERVICE AGREEMENTS

    The Company enters into service agreements with each acquired practicing physician group for a period of 40 years. Upon acquisition of clinic assets by OrthoLink, the physician groups maintain their separate corporate entities and enter into employment and noncompete agreements with the practicing physicians. Costs of obtaining clinic service agreements are amortized using the straight-line method over a period of 25 years. Clinic service agreements represent the exclusive right to operate the Company's clinics in affiliation with the related physician groups during the term of the agreements. Accumulated amortization of clinic service agreements amounted to $1,271 and $549 at December 31, 1999 and 1998, respectively.

    As part of the service agreement, physician groups are required to maintain medical malpractice insurance which names the Company as an additional insured. The Company is also required to maintain professional liability insurance naming the physician groups as additional insureds.

GOODWILL

    Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill is amortized over 25 years. Accumulated amortization on goodwill was $631 and $175 at December 31, 1999 and 1998, respectively.

    The Company reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired business, or from the use of the asset, over the remaining amortization period is less than the carrying amount of the asset. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. As of December 31, 1999, in the opinion of management, there has been no such impairment, other than described in Note 4.

JOINT VENTURE PROJECT COSTS

    Joint venture costs associated with the acquisition, development and construction of surgery center projects are capitalized as a cost of that project. Costs to fund these projects were $8,977 and $701 as of December 31, 1999 and 1998, respectively.

SELF-INSURANCE

    The Company is self-insured with respect to employee health insurance for claims up to $15 on an individual basis and maintains commercial stop-loss insurance for individual claims in excess of $100, up to an individual maximum of $2,000 per participant. The Company has accrued self-insurance reserves of $482 and $678 at December 31, 1999 and 1998, respectively.

DEFERRED REVENUE

    The Company receives payment for certain of its hospital contracts one month in advance. Revenue is recognized on such amounts as services are performed, which is generally within 30 days of receipt of payment.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

USE OF ESTIMATES

    Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and due to physician groups approximate fair value. The Company's debt bears interest at variable market rates and approximates fair value.

RECLASSIFICATIONS

    Certain reclassifications have been made in the 1998 financial statements to conform to the 1999 presentation. These reclassifications had no effect on the net results of operations as previously reported.

2.  REVENUES AND EXPENSES

NET SERVICE AGREEMENT REVENUE

    Net medical service revenue for orthopaedic clinics is recorded at established rates, reduced by allowances for doubtful accounts and contractual adjustments and physician expenses. Contractual adjustments arise due to the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Physician expenses consist primarily of salaries and benefits for physicians and other professional services.

    The allowance for doubtful accounts represents management's estimate of potential credit issues associated with amounts due from patients, commercial insurers, and other third-party payors.

    Net service agreement revenue consists of the following amounts:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                1999            1998
                                                              ---------       ---------
Medical service revenue.....................................  $ 314,106       $ 239,411
Contractual and bad debt allowances.........................   (162,915)       (114,176)
                                                              ---------       ---------
    Net medical service revenue.............................    151,191         125,235
Physician expenses..........................................    (70,850)        (64,526)
                                                              ---------       ---------
    Net service agreement revenue...........................  $  80,341       $  60,709
                                                              =========       =========

    The Company's affiliated physician groups derived approximately 20% and 16% of their net medical service revenue from services provided under the Medicare program for the years ended December 31, 1999 and 1998, respectively. Other than the Medicare program, the physician groups have no customers which individually represent more than 10% of net medical service revenue.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

    The following sets forth the net service agreement revenue generated under management service agreements by clinics who accounted for more than 10% of the Company's net service agreement revenue:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                              -------------------------
                           CLINIC                               1999             1998
                           ------                             --------         --------
Tennessee Orthopaedic Alliance, Inc.........................    21.8%            19.7%
Resurgens Orthopaedic, P.C..................................    18.6             16.2
New Mexico Orthopaedics Associates, P.C.....................    10.6             10.3
Tennessee Orthopaedic Clinic, P.C...........................    11.2             11.5

CONTRACT REVENUE AND EXPENSE

    The Company manages the orthopaedic services of five hospitals with which it has service agreements. The service agreements are generally for terms of one year and require the respective hospital to pay the Company a fixed fee on a monthly basis. The Company is then responsible for the costs of certain overhead, supplies and personnel required by the service agreement. The excess of fees received less expenses incurred by the Company is retained by the Company up to a predetermined limit, at which point such excess is generally shared in equal proportion between the respective hospital and the Company. The Company is responsible for any expenses which exceed fees received. Upon termination of a service agreement, any amounts payable to a hospital are generally due within 30 days.

3.  ACQUISITIONS

ACQUIRED CLINICS

    The Company acquired four clinics with 14 physicians in 1999 and seven clinics with 32 physicians in 1998. Consideration for the clinic acquisitions, including cash, common stock, and notes payable, was $3,792 in 1999 and $8,667 in 1998. The Company exchanged a total of 151 and 709 shares of Common Stock in 1999 and 1998, respectively. The Company also entered into long-term service agreements with each of the clinics physician groups. Intangible assets of approximately $3,298 and $7,850 in 1999 and 1998, respectively, were recorded related to the underlying service agreement rights. The acquisitions were accounted for as purchases and the accompanying consolidated financial statements include the results of their operations, as defined in the service agreements, from the dates of acquisition.

ACQUIRED BUSINESSES

    Effective September 1, 1998, the Company acquired the outstanding common stock of OrthoExcel, Inc. and related entities ("OrthoExcel") in exchange for 200 shares of the Company's common stock plus $5,100 in cash. OrthoExcel manages the orthopaedic services of hospitals with which it has contracts. The transaction was accounted for as a purchase and resulted in goodwill of $10,250.

    Effective January 1, 1998, the Company acquired Occupational Medicine Services, Inc. and related entities ("OMS"). OMS performs workers compensation medical case management services and was acquired by the Company for $1,102 in cash. In addition, the Company issued warrants to purchase 225 shares of Company Common Stock for $5.00 per share contingent on OMS meeting certain income levels, which were not achieved. The transaction was accounted for as a purchase and resulted in goodwill of $1,402. See Note 4.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

    The consolidated financial statements of the Company include the results of operations for OrthoExcel and OMS from their respective dates of acquisition.

4.  DISCONTINUED OPERATIONS

    On March 14, 2000, the Company entered into a formal plan to dispose of OMS. The Company expects to complete the disposal by June 2000. The operations of OMS are reflected in the consolidated statements of income as discontinued operations for both 1999 and 1998. Also, the Company recorded a loss on disposal of $2,432 related to the write-off of assets expected to be disposed and losses expected to be incurred during the phase-out period. Based on the allocated debt balance attributable to those operations, the Company allocated interest expense of $78. Income taxes have been allocated using the same overall rate incurred by the Company in each of the years presented.

5.  LEASES

    The Company has entered into operating and capital leases for office space, office equipment and computer equipment. At December 31, 1999, future minimum lease payments under noncancelable operating leases and capital lease obligations are as follows:

                                              ORTHOLINK      CLINIC
                                              OPERATING     OPERATING      CAPITAL
                                                LEASE         LEASE         LEASE
                                             OBLIGATIONS   OBLIGATIONS   OBLIGATIONS    TOTAL
                                             -----------   -----------   -----------   --------
2000.......................................      $358        $ 7,330        $  821       8,509
2001.......................................       307          4,857           633       5,797
2002.......................................       310          2,637           397       3,344
2003.......................................        --          2,148           158       2,306
2004.......................................        --          1,455            29       1,484
Thereafter.................................        --          3,423            --       3,423
                                                 ----        -------        ------     -------
                                                 $975        $21,850        $2,038     $24,863
                                                 ====        =======        ======     =======
Less amounts representing interest.........                                   (258)
                                                                            ------
                                                                             1,780
Less current portion.......................                                   (702)
                                                                            ------
                                                                            $1,078
                                                                            ======

    Total rental expense for operating leases (excluding amounts paid to related parties) was approximately $7,312 and $5,117 for the years ended December 31, 1999 and 1998, respectively. The Company leases certain office space and equipment from related parties. Expense incurred related to transactions under agreements with related parties was $303 and $270 for the years ended
December 31, 1999 and 1998, respectively. The capital lease obligations were incurred to purchase equipment for use in clinics with which the Company has service agreements. Future payments under capital lease obligations are reimbursable under the service agreements. Accumulated amortization of equipment under capital lease obligations was $731 and $172 at December 31, 1999 and 1998, respectively.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LONG-TERM DEBT

    On December 18, 1998, the Company amended its line of credit agreement to increase the aggregate principal available thereunder to $45,000 and to extend the maturity date to December 28, 2001. The line is collateralized by the Company's assets and bears interest at the bank's prime interest rate or LIBOR, plus 1%-2.25% depending upon the borrowing capacity of the Company as defined in the line of credit agreement. At December 31, 1999, the Company had $37,000 of outstanding borrowings under the line of credit, and had available borrowings of $8,000.

    Effective December 31, 1999, the Company amended its line of credit agreement that changed the definitions of certain debt covenant ratio terms. Borrowings available under the agreement are subject to certain financial and operating convenants, all of which the Company was in compliance with at December 31, 1999.

7.  STOCKHOLDERS' EQUITY

    The Company has authorized Common Stock, Class A Common Stock and Class B Common Stock. Holders of Common Stock and Class A Common Stock are both entitled to one vote per share. Class B Common Stock does not carry with it any voting privileges but is entitled to a liquidation preference of $5.00 per share and may be converted to common stock upon the occurrence of certain events. Class A Common Stock is convertible into Common Stock at any time at the option of the holder and is entitled to a liquidation preference of $5.00 per share.

    The Company also has authorized 150 shares of Series A Redeemable Preferred Stock. At December 31, 1999 and 1998 there were no such outstanding shares.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Deferred tax assets:
Amortization................................................  $ --       $   112
  Accrued vacation..........................................      713        411
  AMT credit................................................      439        259
  Disposal of OMS...........................................      924      --
  Net operating loss carryforward...........................    3,952      1,397
  Other.....................................................       17         17
                                                              -------    -------
Total gross deferred tax asset..............................    6,045      2,196
Less valuation allowance....................................   (2,043)    (1,098)
                                                              -------    -------
Net deferred tax asset......................................    4,002      1,098
Deferred tax liabilities:
  Tax over book basis of partnership
  investments...............................................     (155)     --
  Amortization..............................................     (142)     --
  Depreciation..............................................   (2,387)    (1,590)
                                                              -------    -------
Total gross deferred tax liability..........................   (2,684)    (1,590)
                                                              =======    =======
Net deferred tax asset (liability)..........................  $ 1,318    $  (492)
                                                              =======    =======

    At January 1, 1998, the Company had a valuation allowance for its deferred tax assets in the amount of $398. The allowance related to these assets was removed during 1998 with a corresponding decrease in the provision for income taxes. The purchase of OrthoExcel during 1998 included deferred tax assets subject to a valuation allowance in the amount of $1,098, which remained on the Company's books at December 31, 1998. In 1999, the valuation allowance increased to $2,043, the amount of federal net operating losses that the Company may lose due to the IRC ss382 limitation on net operating losses. If these deferred tax assets are subsequently recognized, the related tax benefit will be allocated to reduce intangible assets acquired in the transaction.

    As of December 31, 1999, the Company had federal and state net operating loss carry-forwards of approximately $17.8 million expiring from 2012 to 2019.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

    Significant components of federal income tax expense were as follows:

                                                                     YEAR ENDED
                                                                     DECEMBER 31
                                                              -------------------------
                                                                1999             1998
                                                              --------         --------
Current:
  Federal...................................................   $--              $  236
  State.....................................................       59            --
Deferred
  Federal...................................................    1,555              696
  State.....................................................      292              129
                                                               ------           ------
Income tax expense..........................................   $1,906           $1,061
                                                               ======           ======

    The reconciliation of income tax expense computed at the federal statutory tax rate to income tax expense is as follows:

                                                                     YEAR ENDED
                                                                     DECEMBER 31
                                                              -------------------------
                                                                1999             1998
                                                              --------         --------
Federal income taxes........................................   $1,487           $1,320
State income tax, net of federal benefit....................      231               34
Change in valuation allowance...............................    --                (398)
Goodwill amortization.......................................      136               46
Meals and entertainment.....................................       12               13
Other.......................................................       40               46
                                                               ------           ------
Total income tax expense....................................   $1,906           $1,061
                                                               ======           ======

9.  STOCK OPTION PLANS

    The Company has three stock option plans: (1) the 1996 Management Stock Option Plan (the "Management Plan"), (2) the 1996 Physician's Stock Option Plan (the "Physician's Plan"), and (3) the 1996 Director's Stock Option Plan (the "Director's Plan").

    The Company has elected to follow Accounting Principles Board Opinion
No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of options granted during 1999 and 1998 was estimated at $0.00 and $0.49 per share, respectively, on the date of grant using a minimum value option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.0%; dividend yields of 0%; and a weighted average expected life of the options of approximately five years.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

    Option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options vesting period. The Company's pro forma information follows:

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                              -----------------------
                                                                1999           1998
                                                              --------       --------
Net income..................................................   $ 370          $2,276
Pro forma compensation expense from stock options, net of
  taxes.....................................................    (522)           (100)
                                                               -----          ------
Pro forma net (loss) income.................................   $(152)         $2,176
                                                               =====          ======

    Stock option activity is as follows:

                                     AVERAGE                  AVERAGE                 AVERAGE
                        MANAGEMENT   EXERCISE   PHYSICIAN'S   EXERCISE   DIRECTOR'S   EXERCISE
                           PLAN       PRICE        PLAN        PRICE        PLAN       PRICE      TOTAL
                        ----------   --------   -----------   --------   ----------   --------   --------
January 1, 1998.......    1,738       $ .51         329        $ .81         150       $ .50      2,217
  Granted.............      528        1.81          56         2.51       --           --          584
  Exercised...........      (51)        .50       --            --         --           --          (51)
  Forfeited...........     (133)        .51         (21)         .50       --           --         (154)
                          -----       -----        ----        -----         ---       -----      -----
December 31, 1998.....    2,082         .83         364         1.09         150         .50      2,596
  Granted.............      355        5.00         202         4.76          10        5.00        567
  Exercised...........      (26)        .51       --            --         --           --          (26)
  Forfeited...........    --           --            (6)        --         --           --           (6)
                          -----       -----        ----        -----         ---       -----      -----
December 31, 1999.....    2,411        1.45         560         2.37         160         .78      3,131
Available for grant...      589        --           440         --            90        --        1,119
Options exercisable...      859         .67         148          .95          90         .50      1,097
Option price range at
  December 31, 1999...  $0.50-$5.00             $0.50-$5.00              $0.50-$5.00             $0.50-$5.00

    At December 31, 1999, the weighted-average remaining contractual life of outstanding options was 8.6 years.

10.  EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution retirement plan (the "OrthoLink Plan") which covers substantially all employees and is designed to qualify under
Section 401(k) of the Internal Revenue Code of 1986. The OrthoLink Plan includes a Company matching contribution not to exceed 6% of eligible employee compensation and a discretionary profit sharing contribution not to exceed 6% of total compensation. Employer contributions amounted to $1,445 and $1,963 for the years ended December 31, 1999 and 1998, respectively.

                        ORTHOLINK PHYSICIANS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  COMMITMENTS AND CONTINGENCIES

    The Company is subject to various claims and legal actions which arise in the ordinary course of business. The Company has professional liability insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately covered by insurance and will not have a material adverse effect on the Company's financial position or results of operations.

    The Company and its affiliated physician groups are insured with respect to medical malpractice risks on a claims-made basis. Management is not aware of any claims against it or its affiliated physician groups which might have a material impact on the Company's financial position.

    Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

    The Company has acquired and will likely continue to acquire entities with prior operating histories. Acquired entities may have unknown or contingent liabilities for failure to comply with healthcare laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although the Company attempts to assure itself that no such liabilities exist and obtains indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification or, if covered, that the liability sustained will not exceed contractual limits or the financial capacity of the indemnifying party.

12.  IMPACT OF YEAR 2000

    In late 1999, the Company completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

INDEPENDENT AUDITORS' REPORT

The Board of Directors of Aspen Healthcare Holdings Limited

We have audited the accompanying consolidated balance sheet of Aspen Healthcare Holdings Limited and subsidiaries as of 31 March 2000, and the related consolidated profit and loss account, cash flow statement and the statement of total recognised gains and losses for the three month period then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aspen Healthcare Holdings Limited and subsidiaries as of 31 March 2000, and the results of their operations and their cash flows for the three month period then ended in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected net income for the three month period ended
31 March 2000 and stockholders' equity at 31 March 2000 to the extent summarised in Note 24 to the consolidated financial statements.

KPMG
Chartered accountants
London, England                                                    30 March 2001

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE 3 MONTH PERIOD ENDED 31 MARCH 2000

                                                                                     2000
                                                                  NOTE                  L
TURNOVER....................................................      2             6,273,442
Operating expenses..........................................                   (4,833,791)
                                                                               ----------

OPERATING PROFIT............................................                    1,439,651
Investment income...........................................      3                 6,525
Interest payable and similar charges........................      4              (601,044)
                                                                               ----------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............      5               845,132
Tax on profit on ordinary activities........................      8              (318,250)
                                                                               ----------

PROFIT FOR THE FINANCIAL PERIOD TRANSFERRED TO RESERVES.....     17               526,882
                                                                               ==========

The accompanying notes are an integral part of this consolidated profit and loss account.

All activities are continuing.

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

FOR THE 3 MONTH PERIOD ENDED 31 MARCH 2000

                                                                  2000
                                                                     L
Profit for the financial period and total recognised gains
and losses relating to the period...........................   526,882

Prior year adjustment (see note 10 and 17)..................  (133,844)
                                                              --------

Total gains and losses recognised since last annual
report......................................................   393,038
                                                              ========

CONSOLIDATED BALANCE SHEET

AT 31 MARCH 2000

                                                                                        2000
                                                                    NOTE                   L
FIXED ASSETS
Intangible assets...........................................           9          12,833,194
Tangible assets.............................................          10          25,493,948
                                                                                 -----------
                                                                                  38,327,142
                                                                                 -----------

CURRENT ASSETS
Stocks......................................................          11             444,975
Debtors.....................................................          12           2,258,808
Cash at bank and in hand....................................                           2,049
                                                                                 -----------
                                                                                   2,705,832

CREDITORS: amounts falling due within one year..............          13          (8,701,168)
                                                                                 -----------

NET CURRENT LIABILITIES.....................................                      (5,995,336)
                                                                                 -----------

TOTAL ASSETS LESS CURRENT LIABILITIES.......................                      32,331,806

CREDITORS: amounts falling due after more than one year.....          14         (28,390,472)

PROVISIONS FOR LIABILITIES AND CHARGES......................          15            (524,250)
                                                                                 -----------

NET ASSETS..................................................                       3,417,084
                                                                                 ===========

CAPITAL AND RESERVES
Called-up equity share capital..............................          16              40,500
Share premium account.......................................          17             364,500
Profit and loss account.....................................          17           3,012,084
                                                                                 -----------

TOTAL EQUITY SHAREHOLDERS' FUNDS............................          18           3,417,084
                                                                                 ===========

The accompanying notes are an integral part of this balance sheet.

These financial statements were approved by the board of directors on March 30, 2001 and were signed on its behalf by:

JOHN WOTHERSPOON

DIRECTOR

CONSOLIDATED CASH FLOW STATEMENT

FOR THE 3 MONTH PERIOD ENDED 31 MARCH 2000

                                                                                      2000
                                                                  NOTE                   L
NET CASH INFLOW FROM OPERATING ACTIVITIES...................     19              2,114,677

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.............     20               (784,162)
TAXATION....................................................     20                (92,000)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................     20               (240,137)
                                                                               -----------

CASH INFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND
FINANCING...................................................                       998,378
Financing...................................................     20               (848,513)
                                                                               -----------

INCREASE IN CASH IN THE PERIOD..............................     21                149,865
                                                                               ===========

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

Increase in cash in the period..............................     21                149,865
Cash outflow on bank loans..................................     21                750,000
Cash outflow on finance leases..............................     21                 98,513
Non cash movements..........................................     21                 (4,192)
                                                                               -----------
Change in net debt..........................................                       994,186
Net debt at beginning of period.............................                   (34,187,646)
                                                                               -----------
NET DEBT AT END OF PERIOD...................................     21            (33,193,460)
                                                                               ===========

NOTES (FORMING PART OF THE FINANCIAL STATEMENTS)

1  ACCOUNTING POLICIES

A summary of the principal accounting policies, all of which (with the exception of the changes pursuant to the adoption of Financial Reporting Standard 15 referred to below) have been applied consistently throughout the period are set out below.

BASIS OF ACCOUNTING

The directors have prepared these financial statements for the purpose of the initial public offering of common stock of United Surgical Partners Inc., the ultimate parent undertaking.

The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

The consolidated financial statements have not been prepared for the purposes of section 226 of the Companies Act 1985 (the "Act"), and therefore do not constitute statutory accounts within the context of the Act. However, the consolidated financial statements include all disclosures required under the Companies Act for the 3 month period ended 31 March 2000, with the exception of comparative amounts. Accordingly, the consolidated financial statements comply with accounting principles generally accepted in the United Kingdom (UK GAAP).

UK GAAP and accounting principles adopted by the group differ in certain respects from accounting principles generally accepted in the United States (US
GAAP). See note 24 for a discussion of the principal differences that would affect the company's consolidated net income and shareholders' equity if US GAAP had been applied in the preparation of the consolidated financial statements instead of UK GAAP.

The financial statements have been prepared on a going concern basis on the grounds that the ultimate parent company has confirmed that it will provide the group with sufficient funds as are necessary to allow it to continue to meet its liabilities for the foreseeable future.

PRIOR PERIOD ADJUSTMENT

Following the adoption of Financial Reporting Standard 15, "Tangible fixed assets", adjustments have been made to previously capitalised fixed assets. These adjustments have been accounted for as prior year adjustments. Full details of the adjustments are included in note 10 and the impact on opening reserves is disclosed in note 17.

BASIS OF CONSOLIDATION

The group financial statements consolidate the financial statements of the company and all its subsidiary undertakings drawn up to 31 March 2000.

The principles of acquisition accounting have been adopted in respect of the acquisitions of subsidiaries. Under this method, the results of the subsidiary undertakings are included in the consolidated profit and loss account from the date of acquisition. Goodwill arising on consolidation (representing the excess of the consideration given over the fair value of the separable net assets acquired) is capitalised in the group's balance sheet and amortised over its estimated useful economic life of 20 years.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost, net of depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset on a straight-line basis over its expected useful life, as follows:

Freehold buildings             --      50 years
Short leasehold properties     --      Over the life of the lease
Plant and machinery            --      5 - 10 years
Fixtures and fittings          --      5 - 10 years
Computers                      --      4 years
Motor vehicles                 --      5 years

Freehold land and assets in the course of construction are not depreciated.

INVESTMENTS

Fixed asset investments are shown at cost less provisions for any impairment in value.

TAXATION

Corporation tax payable is provided on taxable profits at the current rate.

Deferred taxation is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced, except that the deferred tax effects of timing differences arising from pensions and other post-retirement benefits are always recognised in full.

STOCKS

Stocks of drugs and medical consumables have been valued at the lower of cost and net realisable value.

PENSIONS COSTS AND OTHER POST-RETIREMENT BENEFITS

For defined benefit schemes, the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the estimated regular cost of providing the benefits accrued in the period, adjusted to reflect variations from that cost. The regular cost is calculated so that it represents a substantially level percentage of current and future payroll. Variations from regular cost are charged or credited to the profit and loss account over the estimated average remaining working life of scheme members. Defined benefit schemes are externally funded, with the assets of the scheme held separately from those of the group in separate trustee administered funds. Differences between amounts charged to the profit and loss account and amounts funded or paid directly to members of unfunded schemes are shown as either provisions or prepayments in the balance sheet.

For defined contributions schemes, the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the total contributions payable in the period. Differences between total contributions payable in the period and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

DEBT

Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting period and reduced by payments made in the period.

FINANCE COSTS

Finance costs (principally interest and arrangement fees) of debt are recognised in the profit and loss account over the respective term of the related liabilities at a constant rate on the carrying amount.

LEASES

Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their estimated useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the term of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their estimated useful lives.

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

2  TURNOVER

Turnover represents the invoiced value of medical and ancillary services rendered to patients in the United Kingdom, exclusive of VAT and net of trade discounts.

3  INVESTMENT INCOME

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
Other interest receivable and similar income................          6,525
                                                               ============

4  INTEREST PAYABLE AND SIMILAR CHARGES

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
Bank loans and overdrafts...................................        518,715
Finance leases..............................................         12,032
Other interest payable......................................         70,297
                                                               ------------
                                                                    601,044
                                                               ============

5  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED
AFTER CHARGING

Depreciation and other amounts written off tangible fixed
assets:
  Owned.....................................................        221,872
  Held under hire purchase agreements.......................         79,416
Amortisation of goodwill....................................        179,068
Operating lease rentals:
  Plant and machinery.......................................         13,460
  Land and buildings........................................          9,928
                                                               ============

6  STAFF COSTS

The average monthly number of employees (including executive directors) was:

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                      NUMBER
Medical.....................................................            220
Other.......................................................            149
                                                               ------------
                                                                        369
                                                               ============

Their aggregate remuneration comprised:

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
Wages and salaries..........................................      1,679,151
Social security costs.......................................        122,020
Other pension costs.........................................         73,456
                                                               ------------
                                                                  1,874,627
                                                               ============

7  DIRECTORS' REMUNERATION AND TRANSACTIONS

                                                            SALARY                   3 MONTHS ENDED
                                                        (INCLUDING                         31 MARCH
                                                       BENEFITS IN         PENSION             2000
                                                             KIND)   CONTRIBUTIONS            TOTAL
                                                                 L               L                L
John Wotherspoon....................................        41,351          6,865           48,216
Michael Broke (Chairman)............................         6,250             --            6,250
                                                      ------------   ------------     ------------
                                                            47,601          6,865           54,466
                                                      ============   ============     ============

During the period, L4,548 was paid to Electra Fleming Limited in respect of services provided to the group by David Symondson.

Further transactions with directors are in note 23 'Post balance sheet events'.

8  TAX ON PROFIT ON ORDINARY ACTIVITIES

The tax charge is based on the profit for the period and comprises:

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
Corporation tax charge at 30%...............................        326,000
Deferred taxation (see note 15).............................         (7,750)
                                                               ------------
                                                                    318,250
                                                               ============

9  INTANGIBLE FIXED ASSETS -- GOODWILL

                                                              AT 31 MARCH
                                                                     2000
                                                                        L
COST
At 31 December 1999 and at 31 March 2000....................  14,325,426
                                                              ----------
AMORTISATION
At 31 December 1999.........................................   1,313,164
Charge for the period.......................................     179,068
                                                              ----------

At 31 March 2000............................................   1,492,232
                                                              ----------

NET BOOK VALUE
AT 31 MARCH 2000............................................  12,833,194
                                                              ==========

10  TANGIBLE FIXED ASSETS

                                            ASSETS IN
                                                  THE
                              LAND AND      COURSE OF   PLANT AND   FIXTURES AND                  MOTOR
                             BUILDINGS   CONSTRUCTION   MACHINERY       FITTINGS   COMPUTERS   VEHICLES        TOTAL
                                     L              L           L              L           L          L            L
COST
At 31 December 1999 as
previously reported.......  23,203,492           --     3,534,822      350,710      195,597    130,338    27,414,959
Prior period adjustment...  (4,097,647)   3,032,429            --    1,013,811           --         --       (51,407)
                            ----------    ---------     ---------    ---------      -------    -------    ----------

REVISED 1 JANUARY 2000....  19,105,845    3,032,429     3,534,822    1,364,521      195,597    130,338    27,363,552
Additions.................      57,857       53,639       117,316        3,164        8,161         --       240,137
                            ----------    ---------     ---------    ---------      -------    -------    ----------
At 31 March 2000..........  19,163,702    3,086,068     3,652,138    1,367,685      203,758    130,338    27,603,689
                            ----------    ---------     ---------    ---------      -------    -------    ----------

DEPRECIATION
At 31 December 1999, as
previously reported.......     640,711           --       857,782       92,446      105,007     30,070     1,726,016
Prior period adjustment...     (14,935)          --            --       97,372           --         --        82,437
                            ----------    ---------     ---------    ---------      -------    -------    ----------

REVISED 1 JANUARY 2000....     625,776           --       857,782      189,818      105,007     30,070     1,808,453
Charge for the period.....      95,173           --       140,966       47,424       11,357      6,368       301,288
                            ----------    ---------     ---------    ---------      -------    -------    ----------
At 31 March 2000..........     720,949           --       998,748      237,242      116,364     36,438     2,109,741
                            ----------    ---------     ---------    ---------      -------    -------    ----------

NET BOOK VALUE AT 31 MARCH
2000......................  18,442,753    3,086,068     2,653,390    1,130,443       87,394     93,900    25,493,948
                            ==========    =========     =========    =========      =======    =======    ==========

PRIOR PERIOD ADJUSTMENT

Financial Reporting Standard 15 "Tangible fixed assets" became mandatory for accounting periods ending on or after 23 March 2000. Upon adoption of this standard, the group has reclassified certain expenditure from land and buildings to fixtures and fittings and assets in the course of construction, and has expensed to the profit and loss account certain items previously capitalised. Also, the group has re-evaluated the useful economic life of such expenditure to reflect a medium to long term programme of planned refurbishment works to the hospitals' premises. The effect of this adjustment and reclassification on the accumulated depreciation has been accounted for as a prior period adjustment. The resulting effect upon the profit and loss account is shown in note 17.

The net book value of fixed assets for the group includes the following amounts in respect of obligations under hire purchase agreements:

                                                                             COMPUTERS,
                                                              FIXTURES AND    PLANT AND      MOTOR
                                                                  FITTINGS    EQUIPMENT   VEHICLES
                                                                         L            L          L
Net book value..............................................        52,841   1,398,889     20,672
Depreciation charged in the period..........................         2,358      79,921        627

The net book value of land and buildings and assets in the course of construction comprises freehold property of L21,492,615 and short leasehold property of L36,206.

Freehold land amounting to L6,900,000 has not been depreciated.

11  STOCKS

                                                               AT 31 MARCH
                                                                      2000
                                                                         L
Drugs.......................................................       184,982
Medical consumables.........................................       259,993
                                                              ------------
                                                                   444,975
                                                              ============

In the addition to the above stock, the cost of consignment stock at 31 March 2000 was L140,155.

12  DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              AT 31 MARCH
                                                                     2000
                                                                        L
Trade debtors...............................................   1,943,176
Other debtors...............................................     109,239
Prepayments and accrued income..............................     206,393
                                                               ---------
                                                               2,258,808
                                                               =========

13  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              AT 31 MARCH
                                                                     2000
                                                                        L
Bank loans and overdrafts...................................   4,484,808
Obligations under hire purchase contracts...................     320,229
Trade creditors.............................................   1,738,160
Corporation tax.............................................   1,142,177
Other taxation and social security..........................     160,699
Other creditors.............................................      69,984
Accruals and deferred income................................     785,111
                                                               ---------
                                                               8,701,168
                                                               =========

14  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              AT 31 MARCH
                                                                     2000
                                                                        L
Obligations under hire purchase contracts...................      69,073
Bank loans..................................................  23,321,399
Loan notes..................................................   5,000,000
                                                              ----------
                                                              28,390,472
                                                              ==========

Bank loans are repayable half yearly in equal instalments with a final balloon payment of L4 million falling due in March 2011. Interest is accrued on these loans at LIBOR + 1.5%.

Bank loans are secured on the property and assets of the group.

Loan notes comprise the stepped coupon Subordinated Loan Notes 2008 and are fully repayable in 2008 although they can be repaid earlier at the discretion of the directors with no financial penalty to the group. Interest accrues on the Loan Notes as follows:

5% per annum until March 2000

7% per annum until March 2001

10% per annum until the earlier of the redemption in March 2008 or repurchase of the Loan Notes by the group.

At 31 March 2000 unamortised loan issue costs amounted to L178,601.

The maturity profile of the group's borrowings at 31 March 2000 was as follows:

                                                              AT 31 MARCH
                                                                     2000
                                                                        L
LOAN NOTES
After five years............................................   5,000,000
                                                              ==========

BANK LOANS AND OVERDRAFTS
Between one and two years...................................   1,500,000
Between two and five years..................................   6,000,000
After five years............................................  15,821,399
                                                              ----------
                                                              23,321,399
Due within one year.........................................   4,484,808
                                                              ----------
                                                              27,806,207
                                                              ==========

HIRE PURCHASE AGREEMENTS
Between one and two years...................................      69,073
Due within one year.........................................     320,229
                                                              ----------
                                                                 389,302
                                                              ==========

TOTAL BORROWINGS INCLUDING HIRE PURCHASE AGREEMENTS
Between one and two years...................................   1,569,073
Between two and five years..................................   6,000,000
After five years............................................  20,821,399
                                                              ----------
                                                              28,390,472
Due within one year.........................................   4,805,037
                                                              ----------
                                                              33,195,509
                                                              ==========

15  PROVISIONS FOR LIABILITIES AND CHARGES

Deferred taxation -- accelerated capital allowances

                                                               AT 31 MARCH
                                                                      2000
                                                                         L
At beginning of period......................................       532,000
Released to profit and loss account.........................        (7,750)
                                                              ------------
At end of period............................................       524,250
                                                              ============

Deferred taxation of L734,064 has not been provided on the freehold properties as the directors currently have no intention of disposing of these properties in the foreseeable future.

16  CALLED UP EQUITY SHARE CAPITAL

                                                               AT 31 MARCH
                                                                      2000
                                                                         L
AUTHORISED
450,000 ordinary shares of 10p each.........................        45,000
                                                              ============

ALLOTTED, CALLED UP AND FULLY PAID
405,000 ordinary shares of 10p each.........................        40,500
                                                              ============

17  RESERVES

                                                                 SHARE   PROFIT AND   AT 31 MARCH
                                                               PREMIUM         LOSS          2000
                                                               ACCOUNT      ACCOUNT         TOTAL
                                                                     L            L             L
At beginning of period as previously stated.................  364,500    2,619,046     2,983,546
Prior period adjustment.....................................       --     (133,844)     (133,844)
                                                              -------    ---------     ---------

Revised opening balance at beginning of period..............  364,500    2,485,202     2,849,702
Retained profit for the period..............................       --      526,882       526,882
                                                              -------    ---------     ---------

At end of period............................................  364,500    3,012,084     3,376,584
                                                              =======    =========     =========

18  RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
Profit for the financial period.............................        526,882
                                                               ------------

NET INCREASE IN SHAREHOLDERS' FUNDS.........................        526,882

Opening shareholders' funds as previously stated............      3,024,046
Prior period adjustment (see note 10).......................       (133,844)
                                                               ------------

CLOSING EQUITY SHAREHOLDERS' FUNDS..........................      3,417,084
                                                               ============

19  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
ACTIVITIES

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
Operating profit............................................      1,439,651
Depreciation charges........................................        301,288
Amortisation charges........................................        179,068
Decrease in stocks..........................................         17,920
Decrease in debtors.........................................        179,877
(Decrease) in creditors.....................................         (3,127)
                                                               ------------
NET CASH INFLOW FROM OPERATING ACTIVITIES...................      2,114,677
                                                               ============

20  ANALYSIS OF CASH FLOWS

                                                              3 MONTHS ENDED
                                                                    31 MARCH
                                                                        2000
                                                                           L
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

Interest received...........................................          6,525
Interest paid on bank loans.................................       (708,358)
Interest paid on loan notes.................................        (70,297)
Interest paid on hire purchase contracts....................        (12,032)
                                                               ------------
NET CASH OUTFLOW............................................       (784,162)
                                                               ============

TAXATION
Tax paid....................................................        (92,000)
                                                               ------------
NET CASH OUTFLOW............................................        (92,000)
                                                               ============

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................       (240,137)
                                                               ------------
NET CASH OUTFLOW............................................       (240,137)
                                                               ============

FINANCING
Repaid capital element of hire purchase contracts...........        (98,513)
Repayment of bank loan......................................       (750,000)
                                                               ------------
NET CASH OUTFLOW............................................       (848,513)
                                                               ============

21  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                            31               NON CASH      31 MARCH
                                                 DECEMBER 1999   CASHFLOW   MOVEMENTS          2000
                                                             L          L           L             L
Cash at bank and in hand.......................         1,869        180          --          2,049
Overdraft......................................      (221,953)   149,685          --        (72,268)
                                                  -----------    -------    --------    -----------
                                                     (220,084)   149,865          --        (70,219)
Debt due within one year.......................    (4,769,819)   848,513    (811,463)    (4,732,769)
Debt due after more than one year..............   (29,197,743)        --     807,271    (28,390,472)
                                                  -----------    -------    --------    -----------
Net debt.......................................   (34,187,646)   998,378      (4,192)   (33,193,460)
                                                  ===========    =======    ========    ===========

22  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

LEASE COMMITMENTS

The minimum annual commitment under operating leases is as follows:

                                                                   AT 31 MARCH 2000
                                                                   LAND       OTHER
                                                                    AND   OPERATING
                                                              BUILDINGS      LEASES
                                                                      L           L
OPERATING LEASES EXPIRING:
-- within one year..........................................    39,712      45,810
-- between one and five years...............................   119,136      60,336
                                                               -------     -------
                                                               158,848     106,146
                                                               =======     =======

PENSION ARRANGEMENTS

The group operates a defined benefit pension scheme for all employees, although this scheme has been closed to new entrants since 1 January 1999. The assets of the scheme are held separately from those of the group in an independently administered fund. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives with the group. The contributions to the scheme are determined with the advice of independent qualified actuaries on the basis of triennial valuations.

The most recent full actuarial valuation was conducted as at 1 June 1999 using both the Minimum Funding Requirement and Projected Unit methods.

The valuation using the Minimum Funding Requirement showed that the market value of the scheme's assets was L2,787,000, representing 97% of the benefits due to members (a deficit of L89,000). The assumptions used in performing the Minimum Funding Requirement valuation are governed by the Pensions Act 1995 and guidance issued by the Institute and Faculty of Actuaries.

The valuation using the Projected Unit method showed that the actuarial value of the scheme's assets was L2,011,000 representing 82% of the benefits due to members (a deficit of L432,000). The principal long-term actuarial assumptions used under the Projected Unit method were that investment returns would be 8.5% per annum and that the increase in pensionable earnings would be 7% per annum.

The trustees and the directors have considered the deficits arising under both valuations, and they consider that the Minimum Funding Requirement valuation is the most appropriate basis for determining the level of future contributions that will be required. Accordingly, the employer's contribution rates have remained unchanged as follows:

Staff              12.2% per annum
Management         13.0% per annum
Senior management  17.7% per annum

The group is amortising the deficit arising over the service lives of the employees. The defined benefit pension scheme charge for the period was L62,000.

CAPITAL COMMITMENTS

At 31 March 2000 the capital commitments of the group were:

                                                                  2000
                                                                     L
Amounts contracted for but not provided for.................   60,863
                                                               ======

23  POST BALANCE SHEET EVENTS

The authorised share capital of the company was increased on 6 April 2000 by the creation of 55,810 ordinary shares of 10p each. These were allotted to John Wotherspoon, a director, as bonus shares on 6 April 2000.

Subsequently on 6 April 2000, Global Healthcare Partners Limited, a UK registered company, acquired the entire issued share capital of the company for cash consideration of L15.9 million and the issue of new loan notes of L6.8 million, which includes amounts paid to directors for their share holdings, as explained below, and acquired the existing loan notes for cash consideration of L5.1 million.

On this date, John Wotherspoon, a director, sold his holding of 160,180 10p ordinary shares for L376,610 cash and L6,710,970 loan note consideration (including total consideration of L2,459,784 in respect of the 55,810 bonus shares issued on 6 April 2000) and Michael Broke, a director, sold his holding of 4,500 10p ordinary shares for L98,335 cash and L100,000 loan note consideration.

On 6 April 2000, following the acquisition of the company by Global Healthcare Partners Limited, L2,367,559 was paid to employees and L285,442 of related social security costs were incurred by the group in return for the cancellation of options they held to purchase ordinary shares in the company.

As part of the acquisition, the company's loans have been repaid in full with new loan financing being made available and drawn down by Global Healthcare Partners Limited. The company has guaranteed certain borrowings of Global Healthcare Partners Limited under the terms of these new loan agreements.

Global Healthcare Partners Limited is ultimately owned by United Surgical Partners International Inc, a US based company.

24 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the UK (UK GAAP) which differ in certain significant respects from those generally accepted in the United States (US GAAP). Set forth below is a summary of certain significant differences between US and UK GAAP which management believe are relevant to the group.

DEFERRED INCOME TAX

Under UK GAAP, deferred taxation is calculated under the liability method, under which taxes on temporary differences are recognised to the extent it is probable that the liabilities will crystallise in the foreseeable future. Under US GAAP, deferred taxation is provided for all temporary differences using the asset and liability method. Deferred tax assets and liabilities are measured using the enacted rate expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Valuation allowances are provided for to the extent that the realisation of deferred tax assets is not deemed more likely than not. An adjustment to record a deferred tax liability of L1,200,000 in respect of differences in book depreciation and tax indexation of properties has been made in the opening balance sheet of the group at 4 March 1998. Accordingly under US GAAP this resulted in a corresponding increase in goodwill arising on acquisition of L1,200,000.

PENSION COSTS

Under UK GAAP, pension costs are accounted for in accordance with Statement of Standard Accounting Practice 24. As a result, such costs are charged against profit over employees' working lives. Under US GAAP, pension costs are based upon prescribed actuarial methods in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 87. Differences between the UK and US GAAP figures arise from the respective requirements to use different actuarial methods and assumptions and different methods of accounting for surpluses or deficits.

CAPITALISATION OF INTEREST

As permitted under UK GAAP, interest on external financing of assets in the course of construction is charged to income as incurred. US GAAP, SFAS No. 34 "Capitalization of Interest Cost", requires interest incurred as part of the cost of constructing certain fixed assets to be capitalised and amortised over the life of the asset. This would apply to the acquisition and development of a new cancer centre by the group during the year ended 31 December 1999 and the three months ended 31 March 2000.

DEBT

Under UK GAAP, debt is initially stated at the amount of the net proceeds after deduction of issue costs. These unamortised issue costs amount to L178,601 at 31 March 2000. Under US GAAP debt issue costs are recorded separately on the balance sheet and amortized over the life of the debt by the interest method.

CASH FLOW STATEMENTS

Under UK GAAP, the consolidated cash flow statements are presented in accordance with UK Financial Reporting Standard No. 1 (FRS 1). The statements prepared under FRS 1 present substantially the same information as that required under SFAS No. 95. Under US GAAP, however,

24 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash.

Under FRS 1, cash flows are presented separately for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment, acquisitions and disposals; dividends paid to the company's shareholders; management of liquid resources and financing. SFAS
No. 95 requires only three categories of activities, which are operating, investing and financing activities.

Under SFAS No. 95 cash and cash equivalents include cash and short-term investments with original maturity of three months or less and bank overdrafts are classified as borrowings and the movements thereon are included in financing activities. Under FRS 1 cash comprises cash in hand and at bank and overnight deposits, net of bank overdrafts. The presentation of cash flows provided by (used in) operating, investing and financing activities in accordance with US GAAP would be as follows:

                                                              3 MONTHS ENDED 31
                                                                     MARCH 2000
                                                                              L
Net cash provided by operating activities...................        1,238,515
Net cash used in investing activities.......................         (240,137)
Net cash used in financing activities.......................         (998,198)
                                                               --------------
Net increase in cash and cash equivalents...................              180
Cash and cash equivalents under US GAAP at beginning of
period......................................................            1,869
                                                               --------------
Cash and cash equivalents under US GAAP at end of period....            2,049
                                                               ==============

24 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
RECONCILIATION TO US ACCOUNTING PRINCIPLES

The following is a summary of the significant adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied in preparing the group's consolidated financial statements instead of UK GAAP:

                                                              3 MONTHS ENDED
                                                               31 MARCH 2000
                                                                           L
Profit for the financial period as reported in the
consolidated profit and loss account -- UK GAAP.............        526,882

Adjustments
  -- additional goodwill amortisation resulting from
    additional deferred tax liability.......................        (15,000)
  -- pension costs..........................................        (40,000)
  -- capitalisation of interest.............................         50,612
  -- tax effect of the above adjustments....................         (3,184)
  -- release of deferred tax liability related to book
    depreciation and tax indexation of properties...........         71,445
                                                               ------------
Net income under US GAAP....................................        590,755
                                                               ============

                                                                      AS AT
                                                              31 MARCH 2000
                                                                          L
Equity shareholders' funds as reported in the consolidated
balance sheet--UK GAAP......................................     3,417,084

Adjustments
  -- additional goodwill amortisation resulting from
    additional deferred tax liability.......................      (125,000)
  -- pension costs..........................................      (845,104)
  -- capitalisation of interest.............................        72,465
  -- tax effect of the above adjustments....................       235,708
  -- release of deferred tax liability related to book
    depreciation and tax indexation of properties...........       468,126
                                                               -----------
Shareholders' equity under US GAAP..........................     3,223,279
                                                               ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF
ASPEN HEALTHCARE HOLDINGS LIMITED:

We have audited the consolidated financial statements of Aspen Healthcare Holdings Limited and subsidiaries (the "company") on pages 2 to 21 which have been prepared under the historical cost convention and the accounting policies set out on pages 5 to 6. As explained in the accounting policies, the financial statements have not been prepared for the purposes of Section 226 of the Companies Act 1985.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by the Auditing Practices Board and by our profession's ethical guidance. It is our responsibility to report our opinion to you as to whether the financial statements give a true and fair view.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board and with generally accepted auditing standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the company, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregulatory or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the company as at 31 December 1999 and 31 December 1998 and of the company's income and cash flows for the year ended 31 December 1999 and the ten-month period ended 31 December 1998 in conformity with generally accepted accounting principles in the United Kingdom.

RECONCILIATION TO US GAAP

Accounting practices used by the company in preparing the accompanying financial statements confirm with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a complete reconciliation of consolidated net income and shareholders' equity to generally accepted accounting principles in the United States is set forth in note 23.

ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS
London, England

3 April 2000 (except with respect to
the matters discussed in note 23, as
to which the date is 16 March 2001).

CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                                          TEN-MONTH
                                                                       YEAR ENDED        PERIOD ENDED
                                                                    31 DECEMBER 1999   31 DECEMBER 1998
                                                          NOTES            L                  L
                                                         --------   ----------------   ----------------
TURNOVER...............................................      1         23,312,597         18,739,552
Operating expenses.....................................               (18,945,502)       (14,697,766)
                                                                      -----------        -----------
OPERATING PROFIT.......................................                 4,367,095          4,041,786
Investment income......................................      2             25,433             67,591
Interest payable and similar charges...................      3         (2,277,128)        (1,837,731)
                                                                      -----------        -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..........      4          2,115,400          2,271,646
Tax on profit on ordinary activities...................      7         (1,065,000)          (703,000)
                                                                      -----------        -----------
PROFIT FOR THE FINANCIAL PERIOD TRANSFERRED TO
  RESERVES.............................................     17          1,050,400          1,568,646
                                                                      ===========        ===========

    There were no recognised gains or losses in the year and the prior period other than those disclosed.

    The accompanying notes are an integral part of this consolidated profit and loss account.

CONSOLIDATED BALANCE SHEETS

                                                                           AT                 AT
                                                                    31 DECEMBER 1999   31 DECEMBER 1998
                                                          NOTES            L                  L
                                                         --------   ----------------   ----------------
FIXED ASSETS
Intangible assets......................................      8         13,012,262         13,728,533
Tangible assets........................................      9         25,688,943         22,227,323
                                                            --        -----------        -----------
                                                                       38,701,205         35,955,856

Current assets
Stocks.................................................     10            462,895            389,941
Debtors................................................     11          2,438,685          2,182,201
Cash at bank and in hand...............................                     1,869            889,349
                                                                      -----------        -----------
                                                                        2,903,449          3,461,491
CREDITORS: Amounts falling due within one year.........     12         (8,850,865)        (5,888,712)
                                                            --        -----------        -----------
NET CURRENT LIABILITIES................................                (5,947,416)        (2,427,221)
                                                            --        -----------        -----------
TOTAL ASSETS LESS CURRENT LIABILITIES..................                32,753,789         33,528,635
CREDITORS: Amounts falling due after more than one
  year.................................................     13        (29,197,743)       (31,127,989)
PROVISIONS FOR LIABILITIES AND CHARGES.................     14           (532,000)          (427,000)
                                                            --        -----------        -----------
NET ASSETS.............................................                 3,024,046          1,973,646
                                                                      -----------        -----------
CAPITAL AND RESERVES
Called-up equity share capital.........................     15             40,500             40,500
Share premium account..................................     16            364,500            364,500
Profit and loss account................................     16          2,619,046          1,568,646
                                                            --        -----------        -----------
TOTAL EQUITY SHAREHOLDERS' FUNDS.......................     17          3,024,046          1,973,646
                                                                      ===========        ===========

The accompanying notes are an integral part of these balance sheets.

CONSOLIDATED CASH FLOW STATEMENT

                                                                                          TEN-MONTH
                                                                       YEAR ENDED        PERIOD ENDED
                                                                    31 DECEMBER 1999   31 DECEMBER 1998
                                                          NOTES            L                  L
                                                         --------   ----------------   ----------------
NET CASH INFLOW FROM OPERATING ACTIVITIES..............     18          5,964,511          5,773,310
Returns on investments and servicing of finance........     19         (1,975,866)        (1,403,337)
Taxation...............................................     19         (1,072,954)        (1,289,730)
Capital expenditure and financial investment...........     19         (4,521,950)          (778,518)
Acquisition............................................     19           --              (24,423,425)
CASH OUTFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND
  FINANCING
Financing..............................................     19            496,826         23,011,049
                                                                      -----------        -----------
(Decrease) increase in cash in the period..............     20         (1,109,433)           889,349
                                                                      -----------        -----------

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
                                                                        1999               1998
                                                                          L                  L
                                                                      -----------        -----------
(Decrease) Increase in cash in the period..............     20         (1,109,433)           889,349
Cash inflow from loan financing........................     20        (12,535,070)       (24,056,336)
Cash outflow on bank loans.............................     20          1,500,000            750,000
Cash outflow on finance leases.........................     20            591,310            827,522
Repayment of loan notes................................     20         10,000,000
Net borrowings acquired with acquisition...............     20           --              (11,006,393)
Non cash movements.....................................     20            (24,375)           (14,220)
                                                                      -----------        -----------
Change in net debt.....................................                (1,577,568)       (32,610,078)
Net debt at beginning of year..........................               (32,610,078)          --
                                                                      -----------        -----------
Net debt at end of year................................     20        (34,187,646)       (32,610,078)
                                                                      ===========        ===========

                        STATEMENT OF ACCOUNTING POLICIES

BASIS OF PREPARATION

    The consolidated financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

    The consolidated financial statements have not been prepared for the purposes of section 226 of the Companies Act 1985 (the "Act"), and therefore do not constitute statutory accounts within the context of the Act. However, the consolidated financial statements include all disclosures required under the Companies Act with the exception of a directors' report, which is not required in order for the financial statements to give a true and fair view of the state of affairs at any point in time. Accordingly, the consolidated financial statements comply with accounting principles generally accepted in the United Kingdom (UK GAAP).

    UK GAAP and accounting principles adopted by the Company differ in certain respects from accounting principles generally accepted in the United States (US
GAAP). See Note 23 for a discussion of the principal differences that would affect the company's consolidated net income and shareholders' equity if US GAAP had been applied instead of UK GAAP in the preparation of the consolidated financial statements.

BASIS OF CONSOLIDATION

    The group financial statements consolidate the financial statements of the company and all its subsidiary undertakings drawn up to 31 December 1999 and the ten month period ended 31 December 1998.

    The principles of acquisition accounting have been adopted in respect of the acquisitions of subsidiaries. Under this method, the results of the subsidiary undertakings are included in the consolidated profit and loss account from the date of acquisition. Goodwill arising on consolidation (representing the excess of the consideration given over the fair value of the separable net assets acquired) is capitalised in the Group's balance sheet and amortised over its estimated economic life of 20 years.

TANGIBLE FIXED ASSETS

    Tangible fixed assets are stated at cost, net of depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset on a straight-line basis over its expected useful life, as follows:

Freehold buildings...................................  50 years
Short leasehold properties...........................  Over the shorter life of the lease or useful life
Plant and machinery..................................  5-10 years
Fixtures and fittings................................  8-10 years
Computers............................................  4 years

    Freehold land is not depreciated.

    Residual value is calculated on prices prevailing at the date of acquisition or revaluation.

TAXATION

    Corporation tax payable is provided on taxable profits at the current rate.

    Deferred taxation is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced, except that the deferred tax effects of timing differences arising from pensions and other post-retirement benefits are always recognised in full.

STOCKS

    Stocks of drugs and medical consumables have been valued at the lower of cost and net realisable value.

PENSIONS COSTS AND OTHER POST-RETIREMENT BENEFITS

    For defined benefit schemes the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. The regular cost is calculated so that it represents a substantially level percentage of current and future payroll. Variations from regular cost are charged or credited to the profit and loss account as a constant percentage of payroll over the estimated average remaining working life of scheme members. Defined benefit schemes are either externally funded, with the assets of the scheme held separately from those of the group in separate trustee administered funds. Differences between amounts charged to the profit and loss account and amounts funded or paid directly to members of unfunded schemes are shown as either provisions or prepayments in the balance sheet.

    For defined contributions schemes the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

DEBT

    Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting period and reduced by payments made in the period.

FINANCE COSTS

    Finance costs (principally interest and arrangement fees) of debt are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount.

LEASES

    Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms or their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

    Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

                         NOTES TO FINANCIAL STATEMENTS

1.  TURNOVER

    Turnover represents the invoiced value of medical and ancillary services rendered to patients in the United Kingdom exclusive of VAT and net of trade discounts.

2.  INVESTMENT INCOME

                                                                             TEN-MONTH
                                                              YEAR ENDED    PERIOD ENDED
                                                              31 DECEMBER   31 DECEMBER
                                                                 1999           1998
                                                                   L             L
                                                              -----------   ------------
Other interest receivable and similar income................    25,433         67,591
                                                                ======         ======

3.  INTEREST PAYABLE AND SIMILAR CHARGES

                                                                             TEN-MONTH
                                                              YEAR ENDED    PERIOD ENDED
                                                              31 DECEMBER   31 DECEMBER
                                                                 1999           1998
                                                                   L             L
                                                              -----------   ------------
Bank loans and overdrafts...................................   1,820,981      1,122,456
Finance Leases..............................................      53,066         93,671
Other interest payable......................................     403,081        621,604
                                                               ---------      ---------
                                                               2,277,128      1,837,731
                                                               =========      =========

4.  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    Profit on ordinary activities before taxation is stated after charging:

                                                                             TEN-MONTH
                                                              YEAR ENDED    PERIOD ENDED
                                                              31 DECEMBER   31 DECEMBER
                                                                 1999           1998
                                                                   L             L
                                                              -----------   ------------
Depreciation and amounts written off tangible fixed assets
    -- owned................................................    693,216        556,446
    -- held under hire purchase agreements..................    350,136        327,988
Amortisation of goodwill....................................    716,271        596,893
Operating lease rentals
    -- plant and machinery..................................     44,752         79,298
    -- land and buildings...................................     40,465         47,637
Auditors' remuneration for audit services...................     38,911         34,687
                                                                =======        =======

    Amounts payable to Arthur Andersen and their associates in respect of non audit services were L22,446 (ten-month period ended December 31, 1998 -- L706,417). Of this amount, Lnil (ten-month period ended December 31, 1998 -- L685,786) relates to the acquisition of the group and has been included as part of the cost of that acquisition.

5.  STAFF COSTS

    The average monthly number of employees (including executive directors) was:

                                                                             TEN-MONTH
                                                              YEAR ENDED    PERIOD ENDED
                                                              31 DECEMBER   31 DECEMBER
                                                                 1999           1998
                                                                   L             L
                                                              -----------   ------------
Medical.....................................................      215            201
Other.......................................................      153            156
                                                                  ---            ---
                                                                  368            357
                                                                  ===            ===

    Their aggregate remuneration comprised:

                                                                             TEN-MONTH
                                                              YEAR ENDED    PERIOD ENDED
                                                              31 DECEMBER   31 DECEMBER
                                                                 1999           1998
                                                                   L             L
                                                              -----------   ------------
Wages and salaries..........................................   6,460,215      5,356,228
Social security costs.......................................     493,772        389,109
Other pension costs.........................................     310,896        207,008
                                                               ---------      ---------
                                                               7,264,883      5,952,345
                                                               =========      =========

6.  DIRECTOR'S REMUNERATION AND TRANSACTIONS

DIRECTORS' REMUNERATION

                                   SALARY                                     SALARY                      TEN-MONTH
                                 (INCLUDING                   YEAR ENDED    (INCLUDING                   PERIOD ENDED
                                  BENEFITS       PENSION      31 DECEMBER    BENEFITS       PENSION      31 DECEMBER
                                  IN KIND)    CONTRIBUTIONS      1999        IN KIND)    CONTRIBUTIONS       1998
       NAME OF DIRECTOR              L              L              L            L              L              L
       ----------------          ----------   -------------   -----------   ----------   -------------   ------------
John Wotherspoon..............     165,404       27,459         192,863       150,096       27,973          178,069
Michael Broke (Chairman)......      25,000       --              25,000        16,667       --               16,667
                                   -------       ------         -------       -------       ------          -------
                                   190,404       27,459         217,863       166,763       27,973          194,736
                                   =======       ======         =======       =======       ======          =======

    During the year, L17,907 (ten-month period ended December 31, 1998 -- L14,494) was paid to Electra Fleming Limited in respect of services provided to the group by David Symondson.

7.  TAX ON PROFIT ON ORDINARY ACTIVITIES

    The tax charge is based on the profit for the year/period and comprises:

                                                                             TEN-MONTH
                                                              YEAR ENDED    PERIOD ENDED
                                                              31 DECEMBER   31 DECEMBER
                                                                 1999           1998
                                                                   L             L
                                                              -----------   ------------
Corporation tax charge at 30.5% (1998 -- 31%)...............     960,000       811,000
Deferred taxation (see note 14).............................     105,000      (108,000)
                                                               ---------      --------
                                                               1,065,000       703,000
                                                               =========      ========

8.  INTANGIBLE FIXED ASSETS -- GOODWILL

                                                              31 DECEMBER   31 DECEMBER
                                                                 1999          1998
                                                                   L             L
                                                              -----------   -----------
COSTS
At 31 December 1998.........................................  14,325,426        --
Additions...................................................      --        14,325,426
                                                              ----------    ----------
At 31 December 1999.........................................  14,325,426    14,325,426
                                                              ==========    ==========
AMORTISATION
At 31 December 1998.........................................     596,893        --
Charge for the year/period..................................     716,271       596,893
                                                              ----------    ----------
At 31 December 1999.........................................   1,313,164       596,893
                                                              ==========    ==========
NET BOOK VALUE
At 31 December 1998.........................................  13,728,533        --
                                                              ----------    ----------
At 31 December 1999.........................................  13,012,262    13,728,533
                                                              ==========    ==========

9.  TANGIBLE FIXED ASSETS

                               LAND AND    PLANT AND   FIXTURES AND                MOTOR
                              BUILDINGS    MACHINERY     FITTINGS     COMPUTERS   VEHICLES     TOTAL
                                  L            L            L             L          L           L
                              ----------   ---------   ------------   ---------   --------   ----------
COST
At 31 December 1998.........  19,426,977   3,058,193     267,406       186,471    125,515    23,064,562
Additions...................   3,916,129     560,562      83,304        44,168     17,673     4,621,836
Disposals...................    (139,614)    (83,933)     --           (35,042)   (12,850)     (271,439)
                              ----------   ---------     -------       -------    -------    ----------
At 31 December 1999.........  23,203,492   3,534,822     350,710       195,597    130,338    27,414,959
                              ==========   =========     =======       =======    =======    ==========
DEPRECIATION
At 31 December 1998.........     306,979     415,727      42,099        60,907     11,527       837,239
Charge for the year.........     373,157     515,198      50,347        76,038     28,609     1,043,349
Disposals...................     (39,425)    (73,143)     --           (31,938)   (10,066)     (154,572)
                              ----------   ---------     -------       -------    -------    ----------
At 31 December 1999.........     640,711     857,782      92,446       105,007     30,070     1,726,016
                              ==========   =========     =======       =======    =======    ==========
NET BOOK VALUE
At 31 December 1998.........  19,119,998   2,642,466     225,307       125,564    113,988    22,227,323
                              ----------   ---------     -------       -------    -------    ----------
At 31 December 1999.........  22,562,781   2,677,040     258,264        90,590    100,268    25,688,943
                              ==========   =========     =======       =======    =======    ==========

    The net book value of fixed assets for the group includes the following amounts in respect of obligations under hire purchase agreements:

                                                                             COMPUTERS,
                                                              FIXTURES AND   PLANT AND     MOTOR
                                                                FITTINGS     EQUIPMENT    VEHICLES
                                                                   L             L           L
                                                              ------------   ----------   --------
NET BOOK VALUE..............................................     55,199      1,464,254     22,980
                                                                 ------      ---------     ------
Depreciation charged in the year............................     11,206        329,798      9,132
                                                                 ======      =========     ======

    The net book value of land and buildings comprises freehold property of L22,496,194 (1998 -- L18,890,000) and short leasehold property of L43,256
(1998 -- L152,000).

    Freehold land amounting to L6,900,000 (1998 -- L6,900,000) has not been depreciated.

10.  STOCKS

                                                                1999       1998
                                                              --------   --------
                                                                 L          L
Drugs.......................................................  184,206    138,586
Medical consumables.........................................  278,689    251,355
                                                              -------    -------
                                                              462,895    389,941
                                                              =======    =======

    There is no material difference between the balance sheet value of stocks and their replacement cost.

11.  DEBTORS

                                                                1999        1998
                                                              ---------   ---------
                                                                  L           L
Amounts falling due within one year:
Trade debtors...............................................  1,774,938   1,826,581
Other debtors...............................................    426,135     130,458
Prepayments and accrued income..............................    237,612     225,162
                                                              ---------   ---------
                                                              2,438,685   2,182,201
                                                              =========   =========

12.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                1999        1998
                                                              ---------   ---------
                                                                  L           L
Bank loans and overdrafts...................................  4,634,493   1,866,180
Obligations under hire purchase contracts...................    357,279     505,258
Trade creditors.............................................  1,627,513   1,523,778
Amounts owed to other group undertakings....................     --          --
Corporation tax.............................................    908,177     811,000
Other taxation and social security..........................    168,851     146,902
Other creditors.............................................     87,325      70,868
Accruals and deferred income................................  1,067,227     964,726
                                                              ---------   ---------
                                                              8,850,865   5,888,712
                                                              =========   =========

13.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                 1999         1998
                                                              ----------   ----------
                                                                  L            L
Obligations under hire purchase contracts...................     130,536      496,358
Bank loans..................................................  24,067,207   15,631,631
Loan notes..................................................   5,000,000   15,000,000
                                                              ----------   ----------
                                                              29,197,743   31,127,989
                                                              ==========   ==========

    Bank loans are repayable half yearly in equal instalments with a final balloon payment of L2 million falling due in March 2011. Interest is accrued on these loans at LIBOR + 1.5%.

    Additionally, at 31 December 1999, the group had an undrawn guarantee facility for L1 million which expires in March 2000.

    Bank loans are secured on the property and assets of the group.

    The stepped coupon subordinated Loan Notes 2008 are fully repayable in 2008 although they can be repaid earlier at the discretion of the directors with no financial penalty to the group. Interest accrues on the Loan Notes as follows:

    -- 5% per annum until March 2000

    -- 7% per annum until March 2001

    -- 10% per annum until the earlier of the redemption in March 2008 or repurchase of the Loan Notes by the group

    At 31 December 1999 unamortised loan issue costs amounted to L182,793 (1998--L105,224).

    The maturity profile of the groups borrowings at 31 December 1999 were as follows:

                                                                 1999         1998
                                                              ----------   ----------
                                                                  L            L
LOAN NOTES
After five years............................................   5,000,000   15,000,000
                                                              ----------   ----------
BANK LOANS
Between one and two years...................................   1,500,000    1,500,000
Between two and five years..................................   5,750,000    7,250,000
After five years............................................  16,817,207    6,881,631
                                                              ----------   ----------
                                                              24,067,207   15,631,631
Due within one year.........................................   4,412,540    1,866,180
                                                              ----------   ----------
                                                              28,479,747   17,497,811
                                                              ----------   ----------
HIRE PURCHASE AGREEMENTS
Between one and two years...................................     130,536      496,358
                                                              ----------   ----------
Due within one year.........................................     357,279      505,258
                                                              ----------   ----------
                                                                 487,815    1,001,616
                                                              ----------   ----------
TOTAL BORROWINGS INCLUDING FINANCE LEASES
Between one and two years...................................   1,630,536    1,996,358
Between two and five years..................................   5,750,000    7,250,000
After five years............................................  21,817,207   21,881,631
                                                              ----------   ----------
                                                              29,197,743   31,127,989
Due within one year.........................................   4,769,819    2,371,438
                                                              ----------   ----------
                                                              33,967,562   33,499,427
                                                              ==========   ==========

14.  PROVISIONS FOR LIABILITIES AND CHARGES

    Deferred taxation -- accelerated capital allowances

                                                                         TEN-MONTH PERIOD
                                                                1999        ENDED 1998
                                                              DEFERRED       DEFERRED
                                                              TAXATION       TAXATION
                                                              --------   ----------------
                                                                 L              L
GROUP
At beginning of year/ten-month period.......................  427,000         --
Acquisition of businesses...................................    --            535,000
Released to profit and loss account.........................    --           (108,000)
Charged to profit and loss account..........................  105,000         --
                                                              -------        --------
At end of year/period.......................................  532,000         427,000
                                                              =======        ========

    Deferred taxation of L1,200,000 has not been provided on the freehold properties as the directors currently have no intention of disposing of these properties in the foreseeable future.

15.  CALLED-UP EQUITY SHARE CAPITAL

                                                                1999       1998
                                                              --------   --------
                                                                 L          L
AUTHORISED
450,000 ordinary shares of 10 pence each....................   45,000     45,000
                                                               ------     ------
ALLOTTED, CALLED-UP AND FULLY PAID
405,000 ordinary shares of 10 pence each....................   40,500     40,500
                                                               ------     ------

16.  RESERVES

                                                               SHARE      PROFIT
                                                              PREMIUM    AND LOSS
                                                              ACCOUNT     ACCOUNT      TOTAL
                                                              --------   ---------   ---------
                                                                 L           L           L
At beginning of year........................................  364,500    1,568,646   1,933,146
Retained profit for the year................................       --    1,050,400   1,050,400
                                                              -------    ---------   ---------
At end of year..............................................  364,500    2,619,046   2,983,546
                                                              =======    =========   =========

    Of the above reserves, only the profit and loss account is regarded as distributable.

17.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                           TEN-MONTH
                                                                          PERIOD ENDED
                                                                1999          1998
                                                                  L            L
                                                              ---------   ------------
Profit for the financial year/ten-month period..............  1,050,400     1,568,646
New shares issued...........................................     --           405,000
                                                              ---------     ---------
Net increase in shareholders' funds.........................  1,050,400     1,973,646
Opening shareholders' funds.................................  1,973,646       --
                                                              ---------     ---------
Closing shareholders' funds.................................  3,024,046     1,973,646
                                                              =========     =========

18. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                          TEN-MONTH PERIOD
                                                                1999         ENDED 1998
                                                                  L              L
                                                              ---------   ----------------
Operating profit............................................  4,367,095      4,041,786

Depreciation charges........................................  1,043,349        884,434

Amortisation charges........................................    716,271        596,893

Increase in stocks..........................................    (72,955)           (40)

Increase in debtors.........................................   (256,483)      (114,355)

Increase in creditors.......................................    167,234        364,592
                                                              ---------      ---------

NET CASH INFLOW FROM OPERATING ACTIVITIES...................  5,964,511      5,773,310
                                                              ---------      ---------

19.  ANALYSIS OF CASH FLOWS

                                                                               TEN-MONTH
                                                                 1999      PERIOD ENDED 1998
                                                                  L                L
                                                              ----------   -----------------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................      25,433           67,591
Interest paid on bank loans.................................  (1,364,261)        (996,304)
Interest paid on Loan Notes.................................    (583,972)        (347,389)
Interest paid on hire purchase contracts....................     (53,066)        (127,235)
                                                              ----------       ----------
NET CASH OUTFLOW............................................  (1,975,866)      (1,403,337)
TAXATION
Tax paid....................................................  (1,072,954)      (1,289,730)
                                                              ----------       ----------
NET CASH OUTFLOW............................................  (1,072,954)      (1,289,730)
                                                              ----------       ----------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................  (4,621,836)        (799,818)
Sale of tangible fixed assets...............................      99,886           21,300
                                                              ----------       ----------
NET CASH OUTFLOW............................................  (4,521,950)        (778,518)
                                                              ==========       ==========

                                                                                TEN-MONTH
                                                                 1999       PERIOD ENDED 1998
                                                                   L                L
                                                              -----------   -----------------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings.........................      --           (24,855,445)
Net cash acquired with subsidiary undertakings..............      --               432,020
                                                              -----------      -----------
NET CASH OUTFLOW............................................      --           (24,423,425)
                                                              -----------      -----------
FINANCING
Issue of ordinary share capital.............................      --               405,000
Repayment of secured loan...................................   (1,500,000)        (750,000)
New secured bank loans (net of issue costs).................   12,535,070        9,056,336
New unsecured and secured loans other than from banks.......      --            15,000,000
Repaid capital element of hire purchase contracts...........     (538,244)        (700,287)
Repayment of loan notes.....................................  (10,000,000)        --
                                                              -----------      -----------
NET CASH INFLOW.............................................      496,826       23,011,049
                                                              ===========      ===========

20.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                31 DECEMBER                NON CASH    31 DECEMBER
                                                   1998        CASHFLOW    MOVEMENTS      1999
                                                     L            L            L            L
                                                -----------   ----------   ---------   -----------
Cash at bank and in hand......................      889,349     (887,480)     --             1,869
Overdraft.....................................      --          (221,953)     --          (221,953)
                                                -----------   ----------    -------    -----------
                                                    889,349   (1,109,433)     --          (220,084)
Debt due within one year......................   (2,371,438)  (2,398,381)     --        (4,769,819)
Debt due after more than one year.............  (31,127,989)   1,954,621    (24,375)   (29,197,743)
                                                -----------   ----------    -------    -----------
Net debt......................................  (32,610,078)  (1,553,193)   (24,375)   (34,187,646)
                                                ===========   ==========    =======    ===========

21.  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

A)  LEASE COMMITMENTS

    The minimum annual commitment under operating leases is as follows:

                                                LAND        OTHER                         OTHER
                                                 AND      OPERATING     LAND AND        OPERATING
                                              BUILDINGS    LEASES       BUILDINGS        LEASES
                                                1999        1999          1998            1998
                                                  L           L             L               L
                                              ---------   ---------   -------------   -------------
Operating leases expiring:
  -- within 1 year..........................    39,710      52,189        43,243          35,342
  -- between 1-5 years......................   129,058      96,215       168,768          85,690
                                               -------     -------       -------         -------
                                               168,768     148,404       212,011         121,032
                                               =======     =======       =======         =======

B)  PENSION ARRANGEMENTS

    The group operates a defined benefit pension scheme for all employees, although this scheme has been closed to new entrants since 1 January 1999. The assets of the scheme are held separately from those of the group in an independently administered fund. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives with the group. The contributions to the scheme are determined with the advice of independent qualified actuaries on the basis of triennial valuations.

    The most recent valuation was conducted as at 1 June 1999 using both the Minimum Funding Requirement and Projected Unit methods.

    The valuation using the Minimum Funding Requirement showed that the market value of the scheme's assets were L2,787,000, representing 97% of the benefits due to members (a deficit of L89,000). The assumptions used in performing the Minimum Funding Requirement valuation are governed by the Pensions Act 1995 and guidance issued by the Institute and Faculty of Actuaries.

    The valuation using the Projected Unit method showed that the actuarial value of the scheme's assets were L2,011,000, representing 82% of the benefits due to members (a deficit of L432,000). The principal long-term actuarial assumptions used under the Projected Unit method were that investment returns would be 8.5% per annum and that the increase in pensionable earnings would be 7% per annum.

    The Trustees and the Directors have considered the deficits arising under both valuations, and they consider that the Minimum Funding Requirement valuation is the most appropriate basis for determining the level of future contributions that will be required. Accordingly, the employer's contribution rates have remained unchanged as follows:

Staff                    12.2% per annum
Management               13.0% per annum
Senior Management        17.7% per annum

    The Group is amortising the deficit arising under the Projected Unit basis over the estimated service lives of the employees. Consequently, the pension charge for the year was L310,896 (1998 - L260,198) which included a regular charge of L284,896 (1998 - L260,198)

C)  CAPITAL COMMITMENTS

    At 31 December 1999 the capital commitments of the group were:

                                                                1999       1998
                                                                 L          L
                                                              --------   --------
Amounts contracted for but not provided for.................  111,016    107,000
                                                              =======    =======

22.  ACQUISITION OF SUBSIDIARY UNDERTAKING

    On 4 March 1998, the Group acquired Aspen Healthcare Limited (formerly Paracelsus UK Limited) for a total cash consideration of L24,855,445, including costs of L1,483,425, together with L11,006,393 of net borrowings assumed. L405,000 of the consideration arose from the issue of new ordinary shares in Aspen Healthcare Holdings Limited to John Wotherspoon and Electra Fleming.

    The directors have performed an exercise to establish the fair value of the assets and liabilities of the group at the date of acquisition. The goodwill arising on this acquisition was L14,325,426.

                                                             BOOK                         FAIR
                                                             VALUE      REVALUATIONS      VALUE
                                                               L             L              L
                                                          -----------   ------------   -----------
Intangible fixed assets.................................      882,763     (882,763)             --
Tangible fixed assets...................................   22,095,196       66,578      22,161,774
Stocks..................................................      389,901           --         389,901
Debtors.................................................    2,906,301           --       2,906,301
Creditors...............................................   (3,386,564)          --      (3,386,564)
Net borrowings..........................................  (11,006,393)          --     (11,006,393)
Provisions for liabilities and charges..................     (535,000)          --        (535,000)
                                                          -----------     --------     -----------
                                                           11,346,204     (816,185)     10,530,019
                                                          -----------     --------     -----------
Goodwill................................................                                14,325,426
                                                                                       -----------
Consideration...........................................                                24,855,445
                                                                                       -----------

23. SUMMARY OF RELEVANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the UK (UK GAAP) which differ in certain significant respects from those generally accepted in the United States (US GAAP). Set forth below is a summary of certain significant differences between US and UK GAAP which management believe are relevant to the group.

DEFERRED INCOME TAX

    Under UK GAAP, deferred taxation is calculated under the liability method to the extent that it is probable that the liabilities will crystallise in the foreseeable future. Under US GAAP, deferred taxation is provided for all temporary differences using the asset and liability method. Valuation allowances are provided for to the extent that the realisation of deferred tax assets is not more likely than not. An adjustment to record a deferred tax liability of L1,200,000 in respect of future capital gains taxation has been made in the opening balance sheet of the Group at 1 March 1998. Accordingly under US GAAP this resulted in a corresponding increase in goodwill arising on acquisition of L1,200,000.

PENSION COSTS

    Under UK GAAP, pension costs are accounted for in accordance with Statement of Standard Accounting Practice 24. As a result, such costs are charged against profit over employees' working lives. Under US GAAP, pension costs are determined in accordance with the requirements of Statement of Financial Accounting Standards No. 87. Differences between the UK and US GAAP figures arise from the requirement to use different actuarial methods and assumptions and a different method of amortising surpluses or deficits.

CAPITALISATION OF INTEREST

    Under UK GAAP, interest on external financing of assets in the course of construction is charged to income as incurred. US GAAP requires the capitalisation of interest assets if certain conditions are met in respect of assets in the course of construction. This relates to the acquisition and development of a new cancer centre at 49 Parkside during the year.

DEBT

    Under UK GAAP, debt is initially stated at the amount of the net proceeds after deduction of issue costs. These unamortised issue costs amount to L182,793 at 31 December 1999. US GAAP requires debt issue costs to be separately classified within current assets.

CASH FLOW STATEMENT

    Under UK GAAP, the consolidated cash flow statements are presented in accordance with UK Financial Reporting Standard No. 1 (FRS 1). The statements prepared under FRS 1 present substantially the same information as that required under SFAS No. 95. Under US GAAP, however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash.

    Under FRS 1, cash flows are presented separately for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investments; acquisitions and

23. SUMMARY OF RELEVANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
disposals; dividends paid to the company's shareholders; management of liquid resources and financing. SFAS No. 95 cash flows are reported as resulting from operating, investing and financing activities.

    Under SFAS No. 95 cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1 cash comprises cash in hand and at bank and overnight deposits, net of bank overdrafts. The presentation of cash flows provided by (used in) operating, investing and financing activities in accordance with US GAAP would be as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                                   L
                                                              ------------
Net cash provided by operating activities...................    2,915,691
Net cash used in investing activities.......................   (4,521,950)
Net cash provided by financing activities...................      718,779
Net decrease in cash and cash equivalents...................     (887,480)
Cash and cash equivalents under US GAAP at beginning of
  year......................................................      889,349
                                                               ----------
Cash and cash equivalents under US GAAP at end of year......        1,869
                                                               ==========

RECONCILIATION TO US ACCOUNTING PRINCIPLES

    The following is a summary of the adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP.

PROFIT ATTRIBUTABLE TO SHAREHOLDERS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                                   L
                                                              ------------
Profit attributable to shareholders as reported in the
  consolidated profit and loss account......................    1,050,400
Adjustments
    -- deferred income tax..................................      134,093
    -- pension costs........................................     (106,104)
    -- capitalisation of interest...........................       21,853
    -- tax effect of the above adjustments..................       25,696
                                                                ---------
Net income under US GAAP....................................    1,125,938
                                                                =========

23. SUMMARY OF RELEVANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                   AT
                                                              DECEMBER 31,
                                                                  1999
                                                                   L
                                                              ------------
SHAREHOLDERS' EQUITY
Shareholders' funds as reported in the consolidated balance
  sheet.....................................................    3,024,046
Adjustments
    -- deferred income tax..................................      286,681
    -- pensions costs.......................................     (805,104)
    -- capitalisation of interest...........................       21,853
    -- tax effect of the above adjustments..................      238,892
                                                                ---------
Shareholders' equity under US GAAP..........................    2,766,368
                                                                =========

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